UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                    FORM SB-2


             REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

                                AXM PHARMA, INC.
             (Exact name of registrant as specified in its charter)

         NEVADA                                                 75-2853946
(State or other jurisdiction    (Commission File Number)    (IRS Employer
 of incorporation)                                           Identification No.)
                      3960 Howard Hughes Parkway, Suite 500
                               Las Vegas, NV 89109
               (Address of principal executive offices (zip code))

                                 (702) 990-3659
                              (702) 990-3501 (FAX)
              (Registrant's telephone number, including area code)

                               PETER W. CUNNINGHAM
                      PRESIDENT AND CHIEF EXECUTIVE OFFICER
                      3960 Howard Hughes Parkway, Suite 500
                               LAS VEGAS, NV 89109
                                 (702) 990-3659
            (Name, address and telephone number of agent for service)


Approximate date of proposed sale to the public: AS SOON AS PRACTICABLE AFTER THE EFFECTIVE DATE OF THIS REGISTRATION STATEMENT.

If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [_]

If this form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [_]

If this form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [_]

If delivery of the prospectus is expected to be made pursuant to Rule 434, check the following box. [_]

----------------------- --------------------- -------------------- --------------------- --------------------

TITLE OF EACH CLASS     AMOUNT TO BE          PROPOSED MAXIMUM     PROPOSED MAXIMUM      AMOUNT OF
OF SECURITIES TO BE     REGISTERED            OFFERING PRICE PER   AGGREGATE OFFERING    REGISTRATION FEE
REGISTERED                                    UNIT (1)             PRICE (1)
----------------------- --------------------- -------------------- --------------------- --------------------
Common Stock            1,675,878             $4.71                $7,893,385.38         $1,000.09
underlying the
Preferred Stock
----------------------- --------------------- -------------------- --------------------- --------------------
Common Stock            357,936               $4.71                $1,685,879            $213.60
Underlying the
Warrants
----------------------- --------------------- -------------------- --------------------- --------------------
Common Stock            1,427,587             $4.71                $6,723,934.77         $851.91
----------------------- --------------------- -------------------- --------------------- --------------------
Total                   3,461,401             $4.71                $16,303,198.71        $2,065.62
------------------------- ---------------------- ----------------------- ---------------------- ----------------------

(1) Estimated solely for the purpose of computing the registration fee in accordance with Rule 457(c) of the Securities Act of 1933 based upon the average of the bid and asked price of the Registrant's common stock as quoted on the American Stock Exchange of $4.71 on June 25, 2004.





THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(a) OF THE SECURITIES ACT OF 1933 OR UNTIL THE REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE COMMISSION, ACTING PURSUANT TO SECTION 8(a), MAY DETERMINE.


                          COPIES OF COMMUNICATIONS TO:

                             LOUIS E. TAUBMAN, ESQ.
                      LAW OFFICES OF LOUIS E. TAUBMAN, P.C.
                            225 BROADWAY, SUITE 1200
                               NEW YORK, NY 10007
                                 (212) 732-7184
                               FAX: (212) 202-6380

The information contained in this preliminary prospectus is not complete and may be changed. These securities may not be sold until the registration statement filed with the Securities and Exchange Commission is declared effective. This preliminary prospectus is not an offer to sell these securities, and it is not soliciting an offer to buy these securities, in any state where the offer or sale is not permitted. You should rely only on the information contained in this preliminary prospectus.

                             PRELIMINARY PROSPECTUS

                   SUBJECT TO COMPLETION, DATED JUNE 28, 2004


                                AXM PHARMA, INC.

                         3,461,401SHARES OF COMMON STOCK

         The 3,461,401 shares of common stock, $.001 par value, are being offered by the selling shareholders listed on page 11. The shares of our common stock covered by this prospectus include: (i) 860,000 shares of common stock issuable upon conversion of 860,000 shares of our Series B preferred stock and 1,000,000 shares issuable upon exercise of warrants to purchase shares of our common stock; (ii) 715,878 shares of common stock issuable upon conversion of
30.425 shares of our series C preferred stock and 357,936 shares issuable upon exercise of 357,936 warrants to purchase shares of our common stock, which were issued in a private placement on June 24, 2004; (iii) 86,000 shares of our common stock issuable upon conversion of an additional 86,000 shares of our preferred stock and the exercise of an additional 100,000 warrants to purchase shares of our common stock, which comprise units underlying a warrant granted to the placement agent in a private placement relating to our Series B preferred stock (iii) 71,587 shares of our common stock issuable upon conversion of an additional 3 shares of our preferred stock and the exercise of an additional 35,793 warrants to purchase shares of our common stock, which comprise units underlying a warrant granted to the placement agent in our recent private placement for Series C preferred stock, and (iv) an additional 1,427,587 shares of our common stock issued to certain parties in consideration for services provided to AXM Pharma. This offering is not being underwritten.

         The prices at which the selling shareholders may sell their shares will be determined by the prevailing market price for the shares or in privately negotiated transactions. Information regarding the selling shareholders and the times and manner in which they may offer and sell the shares under this prospectus is provided under "Selling Shareholders" and "Plan of Distribution" in this prospectus. AXM Pharma will not receive any of the proceeds from the sale of the shares under this prospectus.

         Our common stock is listed on the American Stock Exchange, also called the AMEX, under the trading symbol "AXJ." On, June 25, 2004, the closing bid for our common stock as reported on the AMEX was $4.67 per share. As of June 25, 2004 there were 15,338,530 shares of common stock outstanding, 2,225,000 shares of Series A Preferred Stock outstanding, 860,000 shares of Series B Preferred Stock outstanding and 30.425 shares of Series C Preferred Stock outstanding.


                         THIS INVESTMENT INVOLVES RISK.
                     SEE "RISK FACTORS"BEGINNING ON PAGE 3.

         Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved the securities or determined that this prospectus is complete or accurate. Any representation to the contrary is a criminal offense.
                   ------------------------------------------


                  The date of this Prospectus is June 28, 2004

                   ------------------------------------------

                                TABLE OF CONTENTS

                                TABLE OF CONTENTS




                                                                           Page

Corporate Information.......................................................  v

Prospectus Summary..........................................................  1

Risk Factors................................................................  3

Cautionary Statement Regarding Forward Looking Statements...................  9

Use Of Proceeds.............................................................  9

Selling Shareholders........................................................  10

Plan of Distribution........................................................  13

The Pharmaceutical Market In The People's Republic Of China.................  15

Business....................................................................  18

Description of Property.....................................................  28

Management..................................................................  28

Executive Compensation......................................................  31

Security Ownership of Certain Beneficial Owners and Management..............  33

Certain Relationships And Related Transactions and Recent Sales of
Unregistered Securities.....................................................  36

Description Of Securities...................................................  39

Market for Common Equity and Related Shareholder Matters....................  45

Management's Discussion and Analysis or Plan of Operations..................  46

Changes in and Disagreements with Accountants on Accounting and
Financial Disclosure........................................................  52

Legal Proceedings...........................................................  52

Experts.....................................................................  52

Legal Matters...............................................................  52

Financial Statements........................................................ F-1

                              CORPORATE INFORMATION

         Our corporate offices are located at 3960 Howard Hughes Parkway, Suite 500, Las Vegas, Nevada, 89109. Our telephone number is (702) 990-3659. The URL for our website is http://www.axmpharma.com

                               PROSPECTUS SUMMARY

The following is a summary that highlights what we believe to be the most important information regarding AXM Pharma and the securities being offered herein. Because it is a summary, however, it may not contain all of the information that is important to you. To understand our business and this offering fully, you should read this entire prospectus and our financial statements and related notes carefully. Unless the context requires otherwise, "we," "us," "our" and similar terms refer to AXM Pharma.

                                   THE COMPANY

         AXM Pharma, Inc., a Nevada corporation, is a pharmaceutical company based in The People's Republic of China. We are a publicly listed company quoted under the symbol (AMEX:AXJ). Our business is the sale of over-the-counter and prescription pharmaceutical products in The People's Republic of China. Our business in The People's Republic of China is conducted by our wholly-owned subsidiary, AXM Pharma Shenyang, Inc., located in the city of Shenyang in the Northeastern portion of the People's Republic of China. Our products are currently produced by third-party manufacturers and sold through third-party distributors. AXM Shenyang currently holds 43 licenses to produce over-the-counter and prescription pharmaceutical products in The Peoples Republic of China. Of these 43 licenses, we have, to date, commercialized four of these licenses from which we produce five products. In the future we plan to expand our business by commercializing additional licenses held by AXM Shenyang; acquiring additional product licenses; and by moving the manufacturing and distribution of our products in-house.

                               RECENT DEVELOPMENTS

Business

         We have used a portion of the net proceeds from the private financings completed in 2003 to begin construction of a modern production and distribution facility, which we intend to qualify under United States Good Manufacturing Practice regulations. The new plant, construction of which began in January 2004, will be located in a special economic zone in the city of Shenyang that will provide us with various multi-year tax and development incentives. Currently our products are produced using third-party original equipment manufacturing relationships, which allows us to operate with approximately 35 employees. However, we anticipate that when our new facility is certified and becomes operational, we will have approximately 320 employees and we will cease using third-parties for the production of our products.

         In January 2004, we entered into an agreement with Sunkist Growers, Inc. whereby we have been granted a license by Sunkist to manufacture, market and sell Sunkist-trademarked products in The Peoples Republic of China, exclusive of Macao and Hong Kong. The product range included in the trademark license is vitamins and vitamin supplements (excluding vitamin fortified confections). These products will be marketed by AXM Pharma under the Sunkist brand name. This agreement is part of our plan to enter into license agreements with larger companies in order to market and sell leading products / brands in The Peoples Republic of China.

Approval of American Stock Exchange Listing

         In March 2004, our application to list and trade our common stock on the American Stock Exchange was approved by AMEX and our common stock commenced trading on AMEX on March 3, 2004 under the symbol "AXJ."

Financing

         On June 24, 2004, we completed a private equity financing of $3,042,500 with 11 accredited investors. After payment of costs and expenses, including fees of the placement agent, we received net proceeds of approximately $2,773,800. We issued 30.425 shares of our Series C Preferred Stock, $.001 par value per share, at a price per share of $100,000 and 357,936 common stock purchase warrants, each of which entitles the holder to purchase one share of our common stock, $.001 par value, for a period of three years from the date of issuance at an exercise price equal to $5.50 per share. Each share of the preferred stock is convertible into a number of fully paid and nonassessable shares of our common stock at the fixed conversion price of $4.25 per share. The warrants are redeemable by AXM Pharma under certain circumstances. For further information regarding the preferred stock and warrants see "Description of Securities - Series C Preferred Stock" and "Description of Securities -Warrants."

         In addition to its fees and expenses, the placement agent received a three-year warrant to purchase up to 3 shares of our Series C Preferred Stock at a price of $100,000 per share and up to 35,793 warrants.

         Also in connection with the issuance of the shares of preferred stock and warrants issued on June 24, 2004, we agreed to file the current registration statement with the Securities and Exchange Commission to register for resale the shares of our common stock into which the shares of our preferred stock may be converted and the shares of common stock issuable upon the exercise of the warrants. We are required to file such registration statement on or before July 15, 2004. If the registration statement is not declared effective by October 15, 2004, we will be required to pay liquidated damages equal to 1.0% of the amount invested and shall pay liquidated damages equal to 0.5% of the amount invested for each subsequent 30-day period. In no event however, shall the liquidated damages exceed 18% in the aggregate. We are required to keep this registration statement continuously effective under the Securities Act until such date as is the earlier of (x) the date when all of the securities covered by such registration statement have been sold or (y) the date on which such securities may be sold without any restriction pursuant to Rule 144 as determined by the counsel to AXM Pharma pursuant to a written opinion letter, addressed to our transfer agent to such effect. We also agreed to provide the same penalty provisions to our Series B Shareholders whose stock is also being registered as part of this prospectus.


         On December 31, 2003, we completed a private equity financing of $1,935,000 with two accredited investors. After payment of costs and expenses, including fees of the placement agent, we received net proceeds of approximately $1,740,000. We issued 860,000 shares of our preferred stock, at a price per share of $2.25 and 1,000,000 warrants. Each share of preferred stock is convertible, at the option of the holder, into one share of common stock, subject to adjustment for certain occurrences. Each warrant entitles the holder to purchase one share of our common stock for a period of five years from the date of issuance at a price of $3.00 per share. Holders of our warrants may also exercise the warrants through a cashless exercise under certain circumstances. The warrants are redeemable by AXM Pharma under certain circumstances. For further information regarding the preferred stock and warrants see "Description of Securities - Series B Preferred Stock" and "Description of Securities -Warrants."

         In addition to its fees and expenses, TN Capital Equities, Ltd., the placement agent, received a five-year warrant to purchase up to 86,000 shares of our preferred stock for $2.25 per share and up to 100,000 warrants to purchase shares of our common stock upon exercise at $3.00 per share, on a pro-rata basis to the number of shares of preferred stock purchased.

         Also in connection with the issuance of the shares of preferred stock and warrants issued on December 31, 2003, we agreed to file a registration statement with the Securities and Exchange Commission to register the shares of common stock issuable upon conversion of the preferred stock and exercise of the warrants. We are required to file such registration statement within six months of December 31, 2003. There are, however, no specific penalty provisions specified in the purchase documents if we do not file within such time period.

         On September 12, 2003, we completed a private equity financing of $5,500,000 with two accredited investors. After payment of costs and expenses, including fees of the placement agent, we received net proceeds of approximately $4,850,000. Pursuant to the terms of the purchase agreements with our investors, dated as of August 21, 2003, and September 12, 2003, we issued 2,750,000 shares of our preferred stock, $.001 par value per share, at a price per share of $2.00 and 2,750,000 warrants. Each share of preferred stock is convertible, at the option of the holder, into one share of common stock, subject to adjustment for certain occurrences. Each warrant entitles the holder to purchase one share of our common stock for a period of five years from the date of issuance at a price of $3.00 per share. Holders of our warrants may also exercise the warrants through a cashless exercise under certain circumstances. The warrants are redeemable by AXM Pharma under certain circumstances. For further information regarding the preferred stock and warrants see "Description of Securities - Series A Preferred Stock" and "Description of Securities -Warrants."

         In addition to its fees and expenses, TN Capital Equities, Ltd., the placement agent, received a five-year warrant to purchase up to 275,000 units. Each unit granted to the placement agent consists of one share of our preferred stock and one common stock purchase warrant. The placement agent's warrants are exercisable at a price of $2.00 per unit.

         Also, in connection with the issuance of the shares of our preferred stock and warrants to our investors, we agreed to file a registration statement with the Securities and Exchange Commission in order to register for resale the shares of our common stock into which the shares of our preferred stock may be converted and the shares of common stock issuable upon the exercise of the warrants. We are required to keep this registration statement effective until such time as all of the common stock underlying the shares of our preferred stock and the warrants is freely tradeable under the Securities Act of 1933, as amended.

         Pursuant to the purchase agreements with our investors, each investor agreed to certain dribble-out provisions with regard to sales of common stock issuable upon conversion of the preferred stock and exercise of the warrants. Specifically, each investor agreed not to sell, in any calendar month during the one-year period beginning on the date of the purchase agreements, more than 1/12 of the aggregate number of shares of common stock issuable to such investor. However, the number of shares that can be sold is cumulative and begins to accumulate on the day following the date of the purchase agreements. Also, the number of shares that can be sold in any calendar month increases to 1/6 of such aggregate number of shares of common stock issuable to such investor in the event the average daily trading volume in our common stock is equal to or greater than 200,000 shares per day in the previous 20 trading days.

         Our executive officers, directors and 5% or greater shareholders have also agreed to abide by lock-up provisions substantially similar to those agreed to by the investors in the purchase agreements.

Name Change

         On October 1, 2003, we changed our name from "Axiom Pharmaceuticals, Inc." to "AXM Pharma, Inc." Our name change, which was approved by written consent of a majority of our shareholders and by unanimous resolution of our Board of Directors, was made in conjunction with the settlement of a claim of trademark infringement alleged by Axiom Pharmaceutical Corporation on September 29, 2003. See "Legal Proceedings."

         In April 2004, the Liaoning Province Bureau of Industry and Commerce and the Liaoning Province Ministry of Foreign Trade and Investment approved a name change of our wholly owned subsidiary, Shenyang Tianwei Werke Pharmaceuticals Co., Ltd., to AXM Pharma Shenyang, Inc. The name change and government approval paves the way for us to rebrand our products under the AXM banner. We are currently undertaking a full redesign and reconfiguration of our packaging by our international brand consulting firm, ZZAD and Ogilvy and Marther.



                                  RISK FACTORS

         You should carefully consider the risks described below before making an investment in AXM Pharma. All of these risks may impair our business operations. If any of the following risks actually occurs our business, financial condition or results of operations could be materially adversely affected. In such case, the trading price of our common stock could decline, and you may lose all or part of your investment.

RISKS RELATING TO OUR BUSINESS

We may not be able to adequately protect and maintain our intellectual property.

         Our success will depend in part on our ability to protect and maintain intellectual property rights and licensing arrangements for our products. No assurance can be given that licenses or rights used by AXM Pharma will not be challenged, invalidated, infringed or circumvented, or that the rights granted thereunder will provide competitive advantages to us. There can be no assurance that we will be able to obtain a license to any third-party technology that we may require to conduct our business or that such technology can be licensed at a reasonable cost. There is no certainty that we will not be challenged by our partners for non-compliance with our licensing arrangements. Furthermore, there can be no assurance that we will be able to remain in compliance with our existing or future licensing arrangements. Consequently, there may be a risk that licensing arrangements are withdrawn with no penalties to the licensor or compensation to AXM Pharma.

We may not be able to obtain regulatory approvals for our products or reimbursement from the sale of our products.

         The manufacture and sale of pharmaceutical products in The Peoples Republic of China is highly regulated by a number of state, regional and local authorities. These regulations significantly increase the difficulty and costs involved in obtaining and maintaining regulatory approval and reimbursement listings for marketing new and existing products. In addition, our future growth and profitability are, to a significant extent, dependent upon our ability to obtain timely regulatory approvals and reimbursement from the relevant authorities.

         The State Food and Drug Administration of The Peoples Republic of China recently implemented new guidelines for licensing of pharmaceutical products. All existing manufacturers with licenses, which are currently valid under the previous guidelines, are required to apply for Good Manufacturing Practices certification by June 30, 2004, and to receive approval by December 31, 2004. As a result, we plan to submit our application to the State Food and Drug Administration within the required time period. Furthermore, we believe that our new factory, which is currently underconstruction in Shenyang and which is being constructed to meet more stringent U.S. Good Manufacturing Practices requirements, will pass the certification process and that our current licenses will be renewed under the new guidelines. However, should we fail to receive certification under the new guidelines promulgated by the State Food and Drug Administration, our business would be impacted in a materially adverse manner.

Our dependence on certain local parties may impact our ability to control certain aspects of our operations.

         Our operations may become substantially dependent on local Chinese partners to provide marketing expertise and knowledge of the local regulatory environment in order to facilitate the acquisition of necessary licenses and permits. Any failure to form or maintain alliances with local partners, or the preemption or disruption of such alliances by our competitors or otherwise, could adversely affect our ability to penetrate and compete successfully in the Chinese marketplace. In addition, in the uncertain legal environments in The Peoples Republic of China, our business may be vulnerable to local government agencies or other parties who wish to renegotiate the terms and conditions of, or terminate, their agreements or other understandings with AXM Pharma.

We rely on third parties for the supply, manufacture and distribution of our products.

         Third parties manufacture and distribute all of our products. We do not currently have manufacturing facilities, personnel or access to raw materials to independently manufacture our products. Currently, our products are manufactured by Qiqihaer Pharmaceutical Factory 2 and our products are distributed by Liaoning Weikang Medicine Co. Ltd. Except for any contractual rights and remedies that we may have with our manufacturer and our distributor, we have no control over the availability of our products, their quality or cost or the actual distribution of our products. Our current distribution agreement with Liaoning Weikang Medicine Co. Ltd. expires at the end of March 2004. Although Liaoning Weikang Medicine Co. Ltd. has verbally agreed to continue as our distributor at this time, we have not yet signed a definitive written agreement for distribution of our products with either Liaoning Weikang Medicine Co. Ltd. or any other distributor. If for any reason we are unable to obtain or retain third-party manufacturers and distributors on commercially acceptable terms, we may not be able to produce and distribute our products as planned. If we encounter delays or difficulties with our contract manufacturer in producing or packaging our products or with our distributor in distributing our products, the production, distribution, marketing and subsequent sales of these products would be adversely affected, and we may have to seek alternative sources of supply or distribution or abandon or sell product lines on unsatisfactory terms. We may not be able to enter into alternative supply, production or distribution arrangements on commercially acceptable terms, if at all. There can be no assurance that the manufacturer that we have engaged will be able to provide sufficient quantities of these products or that the products supplied will meet with our specifications or that our distributor will be able to distribute our products in accordance with our requirements. In addition, production of our products may require raw materials for which the sources and quantities are limited. An inability to obtain adequate supplies of raw materials could significantly delay development, regulatory approval and marketing of our products.


During the fiscal years ended December 31, 2003 and 2002, one distributor accounted for 100% of our net revenues.

         During the fiscal years ended December 31, 2003 and 2002, one distributor, Liaoning Weikang Medicine Co., Ltd., accounted for 100% of our net revenues during the past two fiscal years. Any dispute with Liaoning Medicine Co. could have a material adverse effect on our ability to distribute our products. Additionally, should Liaoning Weikang Medicine Co.'s business suffer for any reason or if they encounter problems with their customers our business would be adversely affected.

         Additionally, our distributor, Liaoning Weikang Medicine Co. is required to comply with new Good Sales Practices guidelines promulgated by the State Food and Drug Administration by December 31, 2004. We have been informed by Liaoning Weikang Medicine Co. that they are in the process of preparing for this certification requirement and that they expect to meet the new requirements. If, however, Liaoning Weikang Medicine Co. does not meet the new certification requirements, we would be forced to find a new distributor for our products that is in compliance with the new guidelines. Any delay in our distribution caused by such an event could have a material adverse effect on our business. Furthermore, we may not be able to obtain terms as favorable to us from a new distributor as the terms we have currently negotiated with Liaoning Weikang Medicine Co., which could also have an adverse effect on our business.



We may have difficulty competing with larger and better financed companies in our sector.

         The ethical and over-the-counter drug markets in The Peoples Republic of China are very competitive and competition may increase. Products compete on the basis of efficacy, safety, side effect profiles, price and brand differentiation. Some of our competitors may have greater technical and financial resources than AXM Pharma and may use these resources to pursue a competitive position that threatens our products. Our products could be rendered obsolete, or uneconomical by the development of new pharmaceuticals to treat conditions addressed by our products, as a result of technological advances affecting the cost of production, or as a result of marketing or pricing action by one or more of our competitors.

We are dependant on certain key existing and future personnel.

         Our success will depend, to a large degree, upon the efforts and abilities of our officers and key management employees such as Peter Cunningham, our Chief Executive Officer; Chet Howard, our Chief Financial Officer; and Wang Wei Shi, Chief Executive Officer of AXM Shenyang and Chairman of AXM Pharma. The loss of the services of one or more of our key employees could have a material adverse effect on our operations. We currently only have an employment agreement with Peter Cunningham. We do not currently maintain key man life insurance on any of our key employees. In addition, as our business plan is implemented, we will need to recruit and retain additional management and key employees in virtually all phases of our operations. Key employees will require not only a strong background in the pharmaceutical industry, but a familiarity with language and culture in the markets in which we compete. We cannot assure that we will be able to successfully attract and retain key personnel.

Our growth is dependent on our ability to successfully develop, acquire or license new drugs.

         We must invest substantial time, resources and capital in identifying and developing new drugs, dosage and delivery systems, either on our own or by acquiring and licensing such products from third parties. Our growth depends, in part, on our success in such process. Our planned expansion over time is founded on a simple principal of introducing two new products or line extensions each year and to expand distribution into two new territories each year. This strategy has the advantage of building brands through geographic expansion and line extensions, and establishing incremental capabilities for new product introductions. We believe that our planned expansion will require $5.0 million in total over three years, which we intend to fund out of our future revenues and, if necessary, additional financing. If we are unable to either develop new products on our own or acquire licenses for new products from third parties, our ability to grow revenues and market share will be adversely affected. In addition, we may not be able to recover our investment in the development of new drugs, given that projects may be interrupted, unsuccessful, not as profitable as initially contemplated or we may not be able to obtain necessary financing for such development if we are unable to fund such development from our future revenues. Similarly, there is no assurance that we can successfully secure such rights from third parties on an economically feasible basis.

We may be subject to product liability claims in the future.

         We face an inherent business risk of exposure to product liability claims in the event that the use of our technologies or products are alleged to have resulted in adverse side effects. Side effects or marketing or manufacturing problems pertaining to any of our products could result in product liability claims or adverse publicity. These risks will exist for those products in clinical development and with respect to those products that receive regulatory approval for commercial sale. Furthermore, although we have not historically experienced any problems associated with claims by users of our products, we do not currently maintain product liability insurance. We plan to have a product liability insurance plan in place by the second quarter of fiscal 2004 however there can be no assurance that we will be able to acquire product liability insurance with terms that are commercially feasible.


RISKS RELATING TO THE PHARMACEUTICAL INDUSTRY IN THE PEOPLE'S REPUBLIC OF CHINA

Changes in the laws and regulations in The Peoples Republic of China may adversely affect our ability to conduct our business.

         The pharmaceutical industry is relatively new in the emerging markets of The Peoples Republic of China that we are targeting, and the manner and extent to which it is regulated in these geographical areas is evolving. As a Chinese corporation, AXM Pharma is subject to the Company Law of The Peoples Republic of China and more specifically to the Foreign Company provisions of the Company Law and the Law on Foreign Capital Enterprises of the People's Republic of China. Additionally, as a pharmaceutical company, we are subject to the Pharmaceutical Administrative Law. Changes in existing laws or new interpretations of such laws may have a significant impact on our methods and costs of doing business. For example, new legislative proposals for pharmaceutical product pricing, reimbursement levels, approval criteria and manufacturing requirements may be proposed and adopted. Such new legislation or regulatory requirements may have a material adverse effect on our financial condition, results of operations or cash flows. In addition, we will be subject to varying degrees of regulation and licensing by governmental agencies in The Peoples Republic of China. There can be no assurance that the future regulatory, judicial and legislative changes will not have a material adverse effect on AXM Pharma, that regulators or third parties will not raise material issues with regard to AXM Pharma or our compliance or non-compliance with applicable laws or regulations or that any changes in applicable laws or regulations will not have a material adverse effect on AXM Pharma or our operations.

We may experience barriers to conducting business due to governmental policy.

         The State Food and Drug Administration of The Peoples Republic of China set up a classification administrative system in 1999 for prescription and over-the-counter drugs. Since then, the State Food and Drug Administration has issued a series of guidelines for interpretation of the new classification system for labeling, usage instructions and packaging of over-the-counter products. The State Food and Drug Administration currently requires that pharmaceutical manufacturers clearly label drugs for over-the-counter sales and distinguish them from those to be sold in hospitals as ethical drugs. We have instituted this policy as required by the State Food and Drug Administration. To date, we have never experienced any problems with compliance with the regulations of the State Food and Drug Administration. We have never been investigated for noncompliance by this agency nor have we violated any regulations of the State Food and Drug Administration.

Our business may be adversely affected by government plans to consolidate state owned pharmaceutical companies in the Peoples Republic of China.

         The Ministry of Commerce announced plans to consolidate nearly 5,000 state owned pharmaceutical companies into approximately 12 to 15 companies. The Ministry of Commerce has stated that it targets the size of these remaining firms to be at least U.S.$ 10.0 billion revenue per annum in the future (U.S.$
5.0 billion by the year 2010). Their primary business will be to make generic pharmaceutical products for sale to state owned hospitals. The planned consolidation has already commenced and is anticipated to continue until the goals of the Ministry of Commerce have been realized. The Ministry of Commerce has set a near term goal of having 10 large companies with annual sales of over RMB 5 billion by 2005. We are not aware, however, at this time of how many companies have been consolidated or when the planned consolidation will be completed. A recent example of the consolidation amongst state owned pharmaceutical companies is the acquisition by the conglomerate Huayuan Group of a 40% stake in Shanghai Pharmaceutical Group. This new company will be involved in manufacture, distribution and research and development. An objective of the consolidation is to establish a manufacturing standard consistent with U.S. Good Manufacturing Practices. It is planned that all products manufactured in The

Peoples Republic of China will meet U.S. Good Manufacturing Practices standard in the future.

         AXM Pharma has initiated several programs to mitigate any potential negative impact that this consolidation may have. These steps include commencing construction of a U.S. Good Manufacturing Practices qualified facility that will comply with both Chinese and U.S. requirements; seeking to license original molecules from multi national pharmaceutical firms and specialist drug discovery firms to participate in the patented prescription product segment of the market which provides certain protections and pricing multiples not available in other segments;; and pursuing expansion into the distribution segment of the pharmaceutical business which is being opened for foreign companies at this time. This access is supported by new government regulation. Despite these steps, however, should The Ministry of Commerce follow through with its plans to consolidate the many fragmented Chinese pharmaceutical companies into a smaller number of large firms, we will face increased competition from large, well funded, government supported companies. Our business could be adversely affected by this increased competition.

RISKS RELATING TO THE PEOPLE'S REPUBLIC OF CHINA

Capital outflow policies in The Peoples Republic of China may hamper our ability to remit income to the United States.

         The Peoples Republic of China has adopted currency and capital transfer regulations. These regulations may require that we comply with complex regulations for the movement of capital. In order to comply with these regulations we may have to revise or change the banking structure of our company or its subsidiaries Although we believe that we are currently in compliance with these regulations, should these regulations or the interpretation of them by courts or regulatory agencies change we may not be able to remit all income earned and proceeds received in connection with our operations to the U.S.

Fluctuation of the Renminbi could materially affect our financial condition and results of operations.

         The value of the Renminbi fluctuates and is subject to changes in The Peoples Republic of China's political and economic conditions. Since 1994, the conversion of Renminbi into foreign currencies, including United States dollars, has been based on rates set by the People's Bank of China, which are set daily based upon the previous day's interbank foreign exchange market rates and current exchange rates on the world financial markets. Since 1994, the official exchange rate for the conversion of Renminbi to United States dollars has generally been stable. As of November 15, 2003, the exhange rate between the Renminbi and the United States dollar was 8.26 Renminbi to every one United States dollar.

We may face obstacles from the communist system in The Peoples Republic of China.

         Foreign companies conducting operations in The Peoples Republic of China face significant political, economic and legal risks. The Communist regime in The Peoples Republic of China, including a stifling bureaucracy, may hinder Western investment. Another obstacle to foreign investment is corruption. There is no assurance that we will be able to obtain recourse, if desired, through The Peoples Republic of China's poorly developed and often corrupt judicial systems.

We may have difficulty establishing adequate management, legal and financial controls in The Peoples Republic of China.

         The Peoples Republic of China historically has been deficient in Western style management and financial reporting concepts and practices, as well as in modern banking, computer and other control systems. We may have difficulty in hiring and retaining a sufficient number of qualified employees to work in The Peoples Republic of China. As a result of these factors, we may experience difficulty in establishing management, legal and financial controls, collecting financial data and preparing financial statements, books of account and corporate records and instituting business practices that meet Western standards.

Trade barriers and taxes may have an adverse effect on our business and operations.

         We may experience barriers to conducting business and trade in our targeted emerging markets in the form of delayed customs clearances, customs duties and tariffs. In addition, we may be subject to repatriation taxes levied upon the exchange of income from local currency into foreign currency, substantial taxes of profits, revenues, assets and payroll, as well as value-added tax . The markets in which we plan to operate may impose onerous and unpredictable duties, tariffs and taxes on our business and products, and there can be no assurance that this will not have an adverse effect on our finances and operations.

It will be extremely difficult to acquire jurisdiction and enforce liabilities against our officers, directors and assets based in The Peoples Republic of China.

         Because several of our directors, including Wei Shi Wang, the chairman of our Board of Directors, are Chinese citizens it may be difficult, if not impossible, to acquire jurisdiction over these persons in the event a lawsuit is initiated against AXM Pharma and/or its officers and directors by a shareholder or group of shareholders in the U.S. Also, although our executive officers are U.S. citizens, because they may be residing in The Peoples Republic of China at the time such a suit is initiated achieving service of process against such persons would be extremely difficult. Furthermore, because the majority of our assets are located in The Peoples Republic of China it would also be extremely difficult to access those assets to satisfy an award entered against us in U.S. court.

There can be no guarantee that The Peoples Republic of China will comply with the membership requirements of the World Trade Organization.

         Due in part to the relaxation of trade barriers following World Trade Organization accession in January 2002, we believe The Peoples Republic of China will become one of the world's largest pharmaceutical markets by the middle of the twenty-first century. As a result, we believe the Chinese market presents a significant opportunity for both domestic and foreign drug manufacturers. With the Chinese accession to the World Trade Organization, the Chinese pharmaceutical industry is gearing up to face the new patent regime that is required by World Trade Organization regulation. The Chinese government has begun to reduce its average tariff on pharmaceuticals. The Peoples Republic of China has also agreed that foreign companies will be allowed to import most products, including pharmaceuticals, into any part of The Peoples Republic of China. Current trading rights and distribution restrictions are to be phased out over a three-year period. In the sensitive area of intellectual property rights, The Peoples Republic of China has agreed to implement the trade-related intellectual property agreement of the Uruguay Round. There can be no assurances that The Peoples Republic of China will implement any or all of the requirements of its membership in the World Trade Organization in a timely manner, if at all.

The recent outbreak of Severe Acute Respiratory Syndrome (SARS) may adversely impact our operations and the operations of our contract manufacturers and distributors.

            The SARS outbreak has been most notable in Asia, in particular The Peoples Republic of China, Singapore and Vietnam. Our principal administrative, sales, marketing and production development facilities are located in the Northern portion of The Peoples Republic of China and the operations of all of our contract manufacturers and distributors are located in The Peoples Republic of China, as well. The development, manufacture, marketing and distribution of our pharmaceutical products could suffer if a significant number of our employees or the employees of our contract manufacturers or distributors contract SARS or otherwise are unable to fulfill their responsibilities. In addition, while we possess technology that would allow us to develop and market products with minimal travel to or from Asia, our business could also be harmed if travel to or from Asia and the United States is restricted or inadvisable. Because of our relatively small size, many of our competitors may be better able to withstand the adverse impact to their businesses resulting from the SARS outbreak.

RISKS RELATING TO THE OFFERING

There may not be sufficient liquidity in the market for our securities in order for investors to sell their securities.

         There is currently only a limited public market for our common stock, which is listed on the American Stock Exchange, and there can be no assurance that a trading market will develop further or be maintained in the future. During the month of May 2004, our common stock traded an average of approximately 55,000 shares per day. As of June 25, 2004, the closing bid price of our common stock on the American Stock Exchange was $4.67 per share. As of June _25, 2004, we had approximately 115 shareholders of record not including shares held in street name. In addition, during the past two years our common stock has had a trading range with a low price of $.09 per share and a high price of $7.30 per share.



The fact that our directors and officers own approximately 45.78% of our capital stock may decrease your influence on shareholder decisions.

         Our executive officers and directors, in the aggregate, beneficially own approximately 45.78% of our capital stock. As a result, our officers and directors, will have the ability to influence our management and affairs and the outcome of matters submitted to shareholders for approval, including the election and removal of directors, amendments to our bylaws and any merger, consolidation or sale of all or substantially all of our assets.

The outstanding warrants may adversely affect AXM Pharma in the future and cause dilution to existing Shareholders.

         The holders of the warrants  have until August 21, 2008,  September 12,
2008,  December  31, 2008,  and June 24, 2007  respectively,  to exercise  their
warrants.  There  are  currently   3,683,689warrants   outstanding,   which  are
exercisable at a price of $3.00 per share,  with the exception of those warrants which expire on June 28,  2007,  which are  exercisable  at a price of $5.50 per share, subject to adjustment in certain circumstances.  Exercise of the warrants may cause  dilution in the  interests of other  shareholders  as a result of the additional common stock that would be issued upon exercise.  In addition,  sales of the shares of our common stock  issuable upon exercise of the warrants  could have a depressive effect on the price of our stock, particularly if there is not a coinciding increase in demand by purchasers of our common stock.  Further, the terms on which we may obtain  additional  financing during the period any of the warrants remain  outstanding may be adversely affected by the existence of these warrants as well.


                         CAUTIONARY STATEMENT REGARDING
                           FORWARD-LOOKING INFORMATION

         Under the Private Securities Litigation Reform Act of 1995, companies are provided with a "safe harbor" for making forward-looking statements about the potential risks and rewards of their strategies. Forward-looking statements often include the words "believe," "expect," "anticipate," "intend," "plan,"
"estimate" or similar expressions.

         Our ability to achieve our goals depends on many known and unknown risks and uncertainties, including changes in general economic and business conditions. These factors could cause our actual performance and results to differ materially from those described or implied in forward-looking statements.

         In addition, these forward-looking statements speak only as of the date of this prospectus. We believe it is in the best interest of our investors to use forward-looking statements in discussing future events. However, we are not required to, and you should not rely on us to, revise or update these statements or any factors that may affect actual results, whether as a result of new information, future events or otherwise.


                                 USE OF PROCEEDS

         We have registered these shares because of registration rights granted to the investors in our recent private equity financing and the other selling shareholders. We will not receive any proceeds upon the conversion of the Preferred Stock into shares of our common stock, however, we received proceeds of approximately $4,977,100 from the initial sale of the Preferred Stock and we could receive up to $9,765,776, net of fees and expenses, from the exercise of the warrants when and if exercised. The net proceeds from the sale of the Preferred Stock and any proceeds received form the exercise of the warrants have been and will be used as set forth in the table below.

         The following table represents estimates only. The actual amounts may vary from these estimates.

Use of Funds                                              Funds Received from Sale of        Funds Received from Sale of
                                                                 Preferred Stock           Preferred Stock and Exercise of
                                                                                                     the Warrants

Partial Costs Associated with the Construction of                   $939,600                         $3,423,700
   Administrative Offices, Laboratory, and Production
   Facilities




                                       9

Equipment and Systems for New Production Facilities                  950,000                          1,376,987

Working Capital(1)                                                 2,624,200                          4,321,789
Offering Expenses                                                     26,800                             26,800
Placement Agent Fee                                                  436,500                            616,500

   Total(2)                                                       $4,977,100                         $9,765,776

---------------
(1) These funds will be used for the Company's general corporate purposes, including, without limitation, general and administrative expenses, salaries, product development, construction administration, engineering and current Good Manufacturing Practices validation process with U.S. Food and Drug Administration certification..
 (2) The total proceeds assume the exercise of all outstanding warrants, except those contained in the agent warrants held by our placement agent and its assigns.



                              SELLING SHAREHOLDERS

         The following table sets forth certain information concerning the resale of the shares of common stock by the Selling Shareholders. Unless otherwise described below, to our knowledge, no selling shareholder nor any of their affiliates has held any position or office with, been employed by or otherwise has had any material relationship with us or our affiliates during the three years prior to the date of this prospectus. Unless otherwise described below, the Selling Shareholders have confirmed to us that they are not broker-dealers or affiliates of a broker-dealer within the meaning of Rule 405 of the Securities Act, as amended.

         The Selling Shareholders may offer all or some portion of the shares of the common stock or the shares of common stock issuable upon conversion of the Preferred Stock and/or exercise of the warrants. Accordingly, no estimate can be given as to the amount or percentage of our common stock that will be held by the Selling Shareholders upon termination of sales pursuant to this prospectus. In addition, the Selling Shareholder identified below may have sold, transferred or disposed of all or a portion of their shares since the date on which they provided the information regarding their holdings in transactions exempt from the registration requirements of the Securities Act. The number of shares owned and offered hereby by the Selling Shareholders are calculated assuming a one to one conversion price of the Series B preferred stock and a fixed conversion price of $4.25 per share, which conversion prices are subject to adjustment under certain circumstances. See "Description of Securities - Series B Preferred Stock " "Description of Securities - Series C Preferred Stock "Individual beneficial ownership of the Selling Shareholders also includes shares of common stock that a person has the right to acquire within 60 days from June 28, 2004. See "Description of Securities -Warrants."

         As of June 25, 2004, there were 15,338,530 shares of our common stock outstanding and 3,085,030.425shares of our preferred stock outstanding, which are treated on as converted basis for the purposes of computing the percentage of outstanding securities owned by the Selling Shareholders. Unless otherwise indicated, the Selling Shareholders have the sole power to direct the voting and investment over the shares owned by them. We will not receive any proceeds from the resale of the common stock by the Selling Shareholders. We estimate that our costs and expenses of registering the shares listed herein for resale will be approximately $10,000.

            The Selling Shareholders and any other persons participating in the sale or distribution of the shares offered under this prospectus will be subject to applicable provisions of the Securities Exchange Act of 1934 and the rules and regulations under that act, including Regulation M. These provisions may restrict activities of, and limit the timing of purchases and sales of any of the shares by, the Selling Shareholders or any other such persons. Furthermore, pursuant to Regulation M, persons engaged in a distribution of securities are prohibited from simultaneously engaging in market making and other activities with respect to those securities for a specified period of time prior to the commencement of such distributions, subject to specified exceptions or exemptions. All of these limitations may affect the marketability of the shares offered hereby.




                             OWNERSHIP OF COMMON STOCK BY SELLING SHAREHOLDERS
                             -------------------------------------------------

                                                   PERCENTAGE OF         NUMBER OF SHARES    PERCENTAGE OF
    NAME OF SELLING          NUMBER OF SHARES      OWNERSHIP PRIOR TO    OFFERED HEREBY      OWNERSHIP AFTER THE
    STOCKHOLDER                                    THE OFFERING(1)                           OFFERING (2)
    -------------------------------------------------------------------------------------------------------------


    SF Capital Partners Ltd. 955,056               4.99%                 100,000              4.99%
    (3) (4)
    c/o Staro Asset
    Management, LLC
    3600 South Lake Drive
    St. Francis, Wisconsin
    53235

    Gryphon Master Fund,     1,894,801             9.99%                 100,000              9.99%
    L.P. (3) (5)
    500 Crescent Court
    Suite 270
    Dallas, Texas  75201

    TerraNova Capital        186,000               0.97%                 186,000                 0%
    Partners (6)
    14 East 60th Street #701
    New York, NY 10022

    Aston Organization (7)   300,000               1.57%                 300,000                 0%
    417 Orchid Ave.
    Corona Del Mar, CA  92625

    XCL Partners (8)         320,000               0.63%                 320,000                 0%
    40 West Chesapeake
    Suite 300
    Towson, MD 21204

    Madden Consulting, Inc.  593,500               3.10%                 300,000                 1.53%
    (9)
    37323 17th Ave S Federal
    Way, WA 98003
    Banyan Asia Limited      422,400               2.20%                 422,400                 0%
    (10)
    780 Third Avenue
    44th Floor
    New York, NY 10017

    Banyan Mac 24, Ltd. (10) 633,600               3.31%                 633,600                 0%
    780 Third Avenue
    44th Floor
    New York, NY 10017

    Great Eastern            150,000               0.78%                 150,000                 0%
    Securities, Inc.
    2 Seaview Blvd.
    Port Washington, NY 11050

    HC Wainwright             26,846               0.14%                 26,846                  0%
    245 Park Avenue
    44th Floor
    New York, NY 10167

    John R. Clarke(11)        12,081               0.06%                 12,081                  0%
    Scott F. Koch(11)         12,080               0.06%                 12,080                  0%
    Ari J. Fuchs(11)           1,342               0.01%                  1,342                  0%
    J. Rory Rohan(11)          1,342               0.01%                  1,342                  0%


                                       11

    Excalibur Limited        105,882                0.55%               105,882                  0%
    Partnership
    33 Prince Arthur Avenue
    Toronto, ON M5R 1B2

    SRG Capital, LLC         105,882               0.55%                105,882                  0%
    120 Broadway
    40th Floor
    New York, NY 10271

    Greenwich Growth Fund    35,293                0.18%                 35,293                  0%
    Limited
    14 Par-La-Wille Road
    PO Box HM
    2257, Hamilton Bermuda
    HM08

    Whalehaven Fund Limited  35,293                0.18%                 35,293                  0%
    14 Par-La-Wille Road
    PO Box HM
    2257, Hamilton Bermuda
    HM08

    Cranshire Capital LP     176,470               0.92%                176,470                  0%
    666 Dundee Road,
    Suite 1901
    Northbrook, Il 60062

    Iroquois Capital, LP     141,175               0.74%                141,175                  0%
    641 Lexington Avenue
    26th Floor
    New York, NY 10022

    Omicron Master Trust     176,470               0.92%                176,470                  0%
    c/o Winchester Global
    Trust Company,
    Williams House
    20 Reid Street
    Hamilton HM 11, Bermuda


    Stonestreet LP           141,175               0.74%                 141,175                 0%
    1300-320 Bay Street
    Toronto, ON
    M5H-4A6 CANADA

    Enable Growth Partners    70,587               0.37%                  70,587                 0%
    One Sansome, Ste 2900
    San Francisco, CA 94105

    Crescent International    70,587               0.37%                  70,587                 0%
    LTD
    C/o Greenlight
    (Switzerland) SA
    84 Av. Louis-Casai, CH
    1216 Cointrin
    Geneva, Switzerland

    Richard Mollinsky        15,000                0.08%                 15,000                  0%
    51 Lords Highway East
    Weston, CT 06883


---------------
(1) All Percentages have been rounded up to the nearest one hundredth of one percent.

(2) Since we do not have the ability to control how many, if any, of their shares each of the selling shareholders listed above will sell, we have assumed that all of the selling shareholders will sell all of the shares offered herein for purposes of determining their percentage of ownership following the offering.

(3) The number of shares offered by this prospectus will vary from time to time based upon several factors including the total number of shares of preferred ptock the holders intend to convert and the amount of warrants that may be exercised. See "Prospectus Summary - Recent Developments - Financing." Based upon the terms of the both the preferred stock and the warrants, holders may not convert the Preferred Stock and/or exercise the warrants, if on any date, such holder would be deemed the beneficial owner of more than 9.99% of the then outstanding shares of our common stock, and in the case of all of the holders of preferred stock and warrants other than Gryphon Master Fund, an additional 4.99% cap on exercise of the warrants, which limit may be waived by the holder on 61 days written notice to AXM Pharma with regard to Banyan Mac 24 and Banyan Asia Limited and 65 days written notice with respect to other holders. Additionally, the shares of Preferred Stock are subject to certain anti-dilution provisions, which would be which would be triggered if we were to sell securities at a price below the price at which we sold the Preferred Stock.

(4) SF Capital Partners is an affiliate of Reliant Trading and Shepherd Trading Limited, broker-dealers registered with the National Association of Securities Dealers. The persons having voting, dispositive or investment powers over SF Capital Partners Ltd. are Michael A. Roth and Brian J. Stark.

(5) The person having voting, dispositive or investment powers over Gryphon Master Fund, L.P. is Warren W. Garden, Authorized Agent.

(6) John Steinmetz is the principal of and registered person employed by TN Capital Equities, Ltd., a broker-dealer registered with the National Association of Securities Dealers. John Steinmetz is the person who has voting, dispositive or investment powers with regard to TN Capital Equities, Ltd. and TerraNova Explores Fund 1, LLC.

(7) The person having voting, dispositive or investment powers over Aston Organization is Tom Ronk.

(8) The person having voting, dispositive or investment powers over XCL Partners is Jim Price.

(9) The person who has voting, dispositive or investment powers over Madden Consulting, Inc. is Thomas Madden.

(10) The person who has voting, dispositive or investment powers over Banyan Asia Limited and Banyan Mac 24 is Stephen J. Lemanski.

(11) John R. Clarke, Scott F. Koch, Ari J. Fuchs, and J. Rory Rohan are affiliates of HC Wainwright & Co. broker-dealers registered with the National Association of Securities Dealers.

                              PLAN OF DISTRIBUTION

         We are registering the shares of common stock on behalf of the selling shareholders. The shares of common stock may be sold in one or more transactions at fixed prices, at prevailing market prices at the time of sale, at prices related to the prevailing market prices, at varying prices determined at the time of sale, or at negotiated prices. These sales may be affected at various times in one or more of the following transactions, or in other kinds of transactions:

     o transactions on any national securities exchange or U.S. inter-dealer system of a registered national securities association on which the common stock may be listed or quoted at the time of sale;

     o    in the over-the-counter market;

     o in private transactions and transactions otherwise than on these exchanges or systems or in the over-the-counter market;

     o    in connection with short sales of the shares;

     o    by pledge to secure or in payment of debt and other obligations;

     o through the writing of options, whether the options are listed on an options exchange or otherwise;

     o in connection with the writing of non-traded and exchange-traded call options, in hedge transactions and in settlement of other transactions in standardized or over-the-counter options; or

     o    through a combination of any of the above transactions.

         Each selling shareholder and its successors, including its transferees, pledgees or donees or their successors, may sell the common stock directly to the purchaser or through underwriters, broker-dealers or agents, who may receive compensation in the form of discounts, concessions or commissions from the selling stockholder or the purchaser. These discounts, concessions or commissions as to any particular underwriter, broker-dealer or agent may be in excess of those customary in the types of transactions involved.

        The selling security holders and any broker-dealers or agents that are involved in selling the shares may be deemed to be "underwriters" within the meaning of the Securities Act in connection with these sales. In that event, any commissions received by these broker-dealers or agents and any profit on the resale of the shares purchased by them may be deemed to be underwriting commissions or discounts under the Securities Act.

         In addition, any securities covered by this prospectus which qualify for sale pursuant to Rule 144 of the Securities Act may be sold under Rule 144 rather than pursuant to this prospectus.

         We have entered into registration rights agreements for the benefit of the selling shareholders to register the common stock under applicable federal and state securities laws. The registration rights agreements provide for cross-indemnification of the selling shareholders and us and our respective directors, officers and controlling persons against specific liabilities in connection with the offer and sale of the common stock, including liabilities under the Securities Act. We will pay substantially all of the expenses incurred by the selling shareholders incident to the registration of the offering and sale of the common stock.

                            THE PHARMACEUTICAL MARKET
                        IN THE PEOPLE'S REPUBLIC OF CHINA

         The Peoples Republic of China is one of the world's major producers of pharmaceuticals. According to IMS Market Research Consulting (Shanghai) currently there are approximately 6,000 pharmaceutical manufacturers operating in The Peoples Republic of China, with the capacity to produce 1,350 ethical drugs and more than 8,000 traditional Chinese medicines. In 2000, the The Peoples Republic of China's pharmaceutical industry had aggregate sales of US$28.2 billion, which represented a 22% increase over aggregate sales in 1999.(1)

         Impact of Accession to World Trade Organization. Due in part to the relaxation of trade barriers following The Peoples Republic of China's accession to the World Trade Organization in January 2002, we believe The Peoples Republic of China will become one of the world's largest pharmaceutical markets by the middle of the twenty-first century. As a result, we believe the Chinese market presents a significant opportunity for both domestic and foreign drug manufacturers. With the Chinese accession to the World Trade Organization, the Chinese pharmaceutical industry is gearing up to face the new patent regime that is required by World Trade Organization regulation, and the Chinese government has begun to reduce its average tariff on pharmaceuticals. The Peoples Republic of China has also agreed that foreign companies will be allowed to import most products, including pharmaceuticals, into any part of The Peoples Republic of China. Current trading rights and distribution restrictions are to be phased out over a three-year period. In the sensitive area of intellectual property rights, The Peoples Republic of China has agreed to implement the trade-related intellectual property agreement of the Uruguay Round. There can be no assurances that The Peoples Republic of China will implement any or all of the requirements of its membership in the World Trade Organization in a timely manner, if at all.

         The Peoples Republic of China's pharmaceutical industry was opened to outside markets earlier than other industrial sectors. With the reduction of tariffs, The Peoples Republic of China will not only be able to import advanced drugs, but many small and medium-sized foreign companies with independent patents will also be able to enter the market. Since The Peoples Republic of China's entry into the World Trade Organization, international pharmaceutical companies are now able to acquire a large share of the Chinese pharmaceutical market. These companies may be able to gain total control over their distribution networks and not have to rely on the complex and costly Chinese supply network. An open market will give international companies a better opportunity of having their products included on The Peoples Republic of China's provincial and municipal lists of drugs that are subject to state reimbursement. In addition, the intellectual property rights of foreign manufacturers may be better protected.

         Traditional Chinese medicines are likely to be less affected by The Peoples Republic of China's World Trade Organization accession. However, it is expected that The Peoples Republic of China will have to develop and utilize modern laboratory methods to demonstrate the efficacy of Traditional Chinese medicines. In addition, The Peoples Republic of China is requiring manufacturers of Western prescription and over-the-counter medicines that conform to new international standards of quality and efficacy. The Chinese government is determined to nurture its own large pharmaceutical companies, while reducing the number of small companies. It is anticipated that this government determination will boost the quality of Chinese medicine and enhance The Peoples Republic of China's ability to compete in world markets.


         Foreign drug companies are expected to benefit from The Peoples Republic of China's World Trade Organization accession in three significant areas: First, they will be able to acquire a larger share of the Chinese market; open competition will give foreign drug companies a better chance of having their products included on The Peoples Republic of China's provincial and municipal lists of drugs that are subject to state reimbursement. Second, they may be able to gain increased control over their distribution networks and may not have to rely on the complex and costly Chinese supply network. Finally, the intellectual property rights of foreign drug companies will be accorded enhanced protection. However, given The Peoples Republic of China's past performance in adhering to international agreements, there can be no assurance that any or all of these benefits will be achieved.

                  Regional Industry Development. The eastern coastal areas of The Peoples Republic of China are still the source of the greatest sales growth of The Peoples Republic of China's pharmaceutical industry. The value added of


-----------------------
(1) The statistics and market data regarding the Pharmaceutical Market in the Peoples Republic of China was based upon the report titled "IMS Market Research Consulting (Shanghai), Market Prognosis Asia, 2003-2007, China Report," prepared by IMS Market Research Consulting (Shanghai) is a subsidiary IMS Health (NYSE:
RX) ("IMS"), a global pharmaceutical market research company, operating in China.

the 12 coastal economically-developed provinces and municipalities, including Jiangsu, Zhejiang, Shandong, Guangdong, Liaoning, Shanghai and Beijing, comprised approximately 64% of the total sales growth over the period from 2000 to 2002. Seven of the 16 Chinese provinces, municipalities and autonomous regions reported a 20% or more growth rate from 2000 to 2002.

THE PEOPLES REPUBLIC OF CHINA'S OVER-THE-COUNTER MARKET DRIVERS

         We believe the following factors are the key market-driving forces in the projected growth of The Peoples Republic of China's over-the-counter pharmaceutical industry:

         Government Policy. The State Food and Drug Administration of The Peoples Republic of China set up an administrative system in 1999 for the classification of pharmaceutical products into the categories of prescription and over-the-counter drugs. Since then, the State Food and Drug Administration has issued a series of guidelines on the interpretation of the new classification system on labeling, usage instructions and packaging of over-the-counter products. . At present, there are approximately 700 over-the-counter drugs classified by the State Food and Drug Administration. A second group of over-the-counter drugs is under consideration by the State Food and Drug Administration in consultation with the Chinese pharmaceutical industry. According to the State Food and Drug Administration's plan, it is estimated that approximately 70% of registered drugs will be classified as over-the-counter.

         Economic and Social Development. In The Peoples Republic of China, awareness is increasing about health care and the importance of self-medication. The rapid rise in living standards and disposable income has made possible self-medication on a continued basis for a large number of people. We believe achievement of satisfactory results through such easy self-health management is winning over an increasingly large number of people across age groups. The domestic over-the-counter market is also expanding as a result of rapid growth in target urban consumer populations. Currently, the total number of non-state-owned-enterprise workers (workers who are not covered by state health insurance) has overtaken that of state-owned-enterprise employees. Increased levels of international exchange and commercial activity have greatly added to the number of tourists and mobile populations, which, compared with other populations, tend to have higher incomes. The ongoing and proposed future reforms to the healthcare insurance system should divert more of the population to self-medication and over-the-counter consumption. Rural areas likely will become large potential markets for over-the-counter drugs. We believe the relative safety, low toxicity, efficacy, ease of use, and reasonable pricing of most over-the-counter drugs will make many over-the-counter drugs a preferred choice for the rural healthcare market in which medical services are scarce and virtually non-existent in remote locations.

         Technical Development. Adjustment in drug usage patterns should also push the over-the-counter market forward. In recent years, the conversion from prescription to over-the-counter drugs has become more frequent, which has resulted in a widening range of diseases and symptoms for which over-the-counter drugs are available. Consumption of nutritional supplements and medicated cosmetics in the over-the-counter sector is increasing, which should further enlarge the scope of over-the-counter application.

         The Peoples Republic of China's Drugstore Development. The development of the retail drugstore sector in The Peoples Republic of China since the most recent round of healthcare reforms began in 1998 has been rapid. Chain drugstores soon followed; since the promulgation of Chain Drugstores Regulations in 1998, more than 260 companies have been approved by the State Food and Drug Administration as chain drugstores. Of the roughly 120,000 Chinese retail pharmacies as of December 2002, 260 were chain drugstore enterprises that managed in the aggregate 5,096 retail outlets. According to recent industry figures, there are an average of 26 retail drugstores for each chain; and the largest chain had a total of 231 interregional retail outlets. As of December 2002, the largest retail sales of a chain drugstore in The Peoples Republic of China amounted to RMB300.0 million, or US$36.59 million.

         Chinese Consumers Trends. Recent consumer studies indicate that 86% of drug stores in Beijing carry promotional advertising inside the retail outlet, while another 59% use advertisements for external window displays. Seventy-one of the 100 drug stores surveyed also hosted on-site promotional events conducted by drug manufacturers. Television and radio commercials, pamphlets, journal and newsletter advertising, billboards and medical information hotlines are also used by manufacturers to promote their drug products to the public. Although more than half of the average urban consumers in The Peoples Republic of China know the brand names of commonly advertised over-the-counter products, only 16% are influenced by advertising to buy these products. The caution of Chinese consumers may stem from years of exposure to aggressive but medically unsubstantiated claims of efficacy advertised by some Chinese manufacturers, especially those dealing with herbal medicines. Although the State Food and Drug Administration's "truth in advertising" regulations have sought to curtail the advertising of cure-all products, the tendency of medically unsubstantiated claims persists among some Chinese manufacturers and the State Food and Drug Administration is unable to police all violations. In addition, recent studies show that the drug store sales clerks play a major role in influencing the consumer in his or her drug purchases. Sales clerk input and on-site educational promotion of products accounted for 58% of consumer selection, while counter displays attracted another 25.8%. We believe retail drug store outlets should play a powerful role in the development of The Peoples Republic of China's pharmaceutical market for prescription and non-prescription pharmaceutical products. Barring radical changes in The Peoples Republic of China's medical reform policies, the average consumer will increasingly be buying medication at retail drug stores.


THE PEOPLES REPUBLIC OF CHINA'S OVER-THE-COUNTER MARKET CHARACTERISTICS

         The following are the three key market characteristics of the Chinese over-the-counter pharmaceutical marketplace.

         Production and Price. Relatively simple off-patent technology makes entry barriers low. Brand sensitivity is much stronger than price sensitivity due to low price elasticity. It is very important to build branding and consumer awareness because of the fragmentation of production and low price elasticity.

         Promotion and Advertising. Typically, promotion and advertising expenditure account for approximately 20-25% of the total sales turnover of over-the-counter drugs. Advertising expenditure on television dominates. Other promotional tools include point-of-purchase displays and medical magazines.

         Distribution Channels. Distribution channels for over-the-counter drugs include chain pharmacies, hospitals, direct sales, department stores and supermarkets. For decades, the government has controlled The Peoples Republic of China's drug distribution industry, and chain pharmacies have appeared only in the past five years. The increase in over-the-counter sales has led to the rapid development of chain pharmacies in Chinese cities. In 2000, there were over 200 intra-province chain pharmacies, with approximately 5,000 stores nation-wide.

GENERAL CHINESE MARKET STATISTICS

         The Peoples Republic of China is one of the largest markets in the world and we believe the growth potential is significant. The country has a massive population of approximately 1.4 billion people. According to the Chinese Statistics Bureau, at December 31, 2000, the Chinese market had the following growth factors:

                a.     Gross Domestic Product ("GDP") growth rate:  9.6%;
                b.     Urban growth rate:  10% - 30%;
                c.     Urban per capital income:  RMB 8,596 (US$1,036);
                d.     Retail sales:  RMB 2,098 billion (US$253 billion);
                e.     Population: 1.4 billion;
                f.     Area:  9.6 million square km;
                g.     Key cities:  1,000; and
                h.     Urban dwellers:  27% (329 million).


FOREIGN INVESTMENT IN THE PEOPLES REPUBLIC OF CHINA'S PHARMACEUTICAL INDUSTRY

         Pharmaceuticals produced by Sino-foreign joint ventures in The Peoples Republic of China and imported drugs account for one third of the Chinese market. As of December 2000, approximately 1,700 pharmaceutical joint ventures had been established in The Peoples Republic of China, with investment totaling approximately US$2 billion and 40% of all Chinese pharmaceutical enterprises having utilized overseas capital. Of the 25 largest multinational pharmaceutical companies, 20 had established a presence in The Peoples Republic of China, with 40 of the 50 most popular branded drugs in The Peoples Republic of China produced by Sino-foreign joint ventures. In terms of sales volume, the leading joint venture is Xi'an-Janssen Pharmaceutical, a collaboration between Johnson & Johnson and the Shanxi Provincial Corporation of Pharmaceutical Industries. Tanjin Smith Kline & French Laboratories, which is owned 55% by SmithKline Beecham, leads the over-the-counter market, and Shanghai Squibb Pharmaceuticals Products, which is partly owned by Bristol-Myers Squibb, has been successful in both urban hospitals and the over-the-counter market. A recent joint venture includes Shanghai Sankyo Pharmaceutical, a joint venture between Sankyo Seiyaku, a Japanese company that is the 95% owner, and Shanghai Zhangjiang Science and Technology Park Development, which markets six of Sankyo's products.

         The rate at which foreign companies are establishing joint ventures with Chinese enterprises and increasing their financial investment has significantly increased in the last two years. In 2000, Celera Genomics, a U.S. company, acquired a 47.5% stake in Shanghai GeneCore BioTechnologies, with a view to expanding globally and gaining access to new sources of genetic information. Nutricia, a Dutch company, has invested US$20 million to form a wholly-owned subsidiary, Nutricia Pharmaceutical (Wuxi), to produce proprietary nutritional products.

         The Chinese market is highly fragmented with a large number of manufacturers and distributors. There are over 6,000 pharmaceutical firms in The Peoples Republic of China, many of which are small local enterprises. In a move to improve the competitive edge of The Peoples Republic of China's pharmaceutical industry in the international market, in 2000, the Ministry of Commerce announced plans to consolidate nearly 5,000 state owned firms into 12 large pharmaceutical firms to compete with the world's leading drug producers. During the next five years, the Ministry of Commerce expects these 12 large pharmaceutical firms to play a significant role in the domestic and international arena, and they will be granted priority for technical renovation and research and development. The Peoples Republic of China has set up over 200 research institutes for biotechnology and more than 140 enterprises are engaged in related development and production. The Ministry of Commerce also supports foreign pharmaceutical companies in expanding their businesses and in setting up research centers to develop new products. Foreign-funded research centers would be exempt from import tariff and custom taxes; business taxes would also be exempt if foreign companies transfer technology to Chinese-based entities.

         Difficulties faced by foreign firms entering the Chinese market include the lack of protection of intellectual property rights, drug counterfeiting, price controls, limited social security, medical insurance and prescription coverage. See "Risk Factors - Risks Relating to the Pharmaceutical Industry in The People's Republic of China."


                                    BUSINESS

OVERVIEW

         We are a China-based pharmaceutical company that, through our wholly-owned subsidiary, Werke Pharmaceuticals, Inc. owns 100% of AXM Shenyang, a Wholly Foreign Owned Enterprise organized under the laws of The Peoples Republic of China.

         Werke Pharmaceuticals was organized on November 29, 2000, in order to enter the Chinese Pharmaeutical Industry. Werke had the capability to organize and expand an existing China-based Pharmaceutical company, as the Chinese industry accelerated the process of privatization of State Owned Pharmaceutical Companies. Toward that end, on January 26, 2001, Werke Pharmaceuticals entered into an equity joint venture with Shenyang Tianwei Pharmaceutical Factory, Ltd., a Chinese company that manufactured and marketed pharmaceuticals in The Peoples Republic of China, which contributed its assets and operations to the joint venture. The equity joint venture was organized under the name Shenyang Tianwei Werke Pharmaceuticals Co., Ltd., which was changed to AXM Pharma Shenyang, Inc. in April 2004. The shareholders of Shenyang Tianwei Pharmaceutical Factory later converted their interest in the equity joint venture into shares of Werke Pharmaceuticals in anticipation of Werke Pharmaceuticals' reverse acquisition of Wickliffe International Corporation. Upon the conversion of the interest of the shareholders of Shenyang Tianwei Pharmaceutical Factory into shares of Werke Pharmaceuticals, the joint venture was granted permission and rights to become a Wholly Foreign Owned Enterprise. As a result of the change of status of Shenyang Tiawei Werke Pharmaceutical Factory from an equity joint venture to a Wholly Foreign Owned Enterprise, AXM Shenyang became the wholly owned operating subsidiary of Werke. Immediately prior to its reverse acquisition of Wickliffe International, Werke's sole business was conducted through its wholly owned subsidiary Shenyang Tianwei Werke Pharmaceuticals. Wickliffe International had no operations immediately prior to its business combination with Werke. Following the reverse acquisition of Wickliffe International, Wickliffe International became the parent of Werke Pharmaceuticals and AXM Shenyang. Also following the reverse acquisition Wickliffe International Corporation changed its name to Axiom Pharmaceuticals, Inc., and subsequently to AXM Pharma, Inc.

      Our subsidiary, AXM Shenyang, is classified under Chinese Company Law as a

Wholly Foreign Owned Enterprise. Wholly Foreign Owned Enterprises have recently become the investment vehicle of choice for foreign investors who wish to manufacture, process, or assemble products in China. Wholly Foreign Owned Enterprises are limited liability companies established under Chinese Company Law, which are owned exclusively by one or more foreign investors and thus offer controls over the company's management, technology, and finances that the typical foreign investor requires. From a foreign investors' point of view, the advantages of establishing a Wholly Foreign Owned Enterprise include:

     o Independence and freedom to implement the worldwide strategies of its parent company without having to consider the involvement of a Chinese partner;

     o Ability to carry on business rather than just a representative office function;

     o Ability to issue invoices to their customers in Renminbi (Chinese Currency) and receive Renminbi revenues;

     o Ability to convert Renminbi profits to US dollars for remittance to their parent company outside China;

     o    Ability to employ staff directly within China;

     o    Protection of intellectual know-how technology;

     o    Greater   efficiency  in  its   operations,   management   and  future
          development; and

     o    No requirement to share profits with another party.

         In summary, the key differences between a Wholly Foreign Owned Enterprise and an equity or cooperative joint venture are that the joint venture business structure requires profit sharing between the stake holders, significant involvement in operational and business matters by the Chinese stake holders, indirect representation in business matters and much less effective and efficient cooperation between the stake holders. Typically, the foreign party to a Chinese joint venture experiences significantly less control over the business structure than if the foreign party forms a Wholly Foreign Owned Enterprise or converts an existing joint venture into a Wholly Foreign Owned Enterprise.

         There may of course be disadvantages to operating as a Wholly Foreign Owned Enterprise. For example, should we become subject to liabilities that arise from our operations in The Peoples Republic of China, we would be wholly responsible for such liabilities. In a joint venture, the foreign investor would only be liable for that portion of the liability, which corresponds to its ownership in the joint venture. Also, as a result of our wholly foreign ownership, we may receive less favorable treatment from governmental agencies in The Peoples Republic of China and other Chinese companies than we would receive if we had a Chinese Partner. To date we have not experienced any such disadvantages in operating our business as a Wholly Foreign Owned Enterprise.

         Despite the possible disadvantages to operating as a Wholly Foreign Owned Enterprise, we feel that the advantages outweigh the disadvantages. With regard to AXM Pharma, the advantage of being able to own 100% of our Chinese operating subsidiary is particularly important because of our status as a U.S. public company. We believe that newly formed businesses will also see the advantages to operating as a Wholly Foreign Owned Enterprise and that most such businesses will, if permitted by the Chinese government, choose the use of the Wholly Foreign Owned Enterprise structure over the joint venture structure. It is also anticipated that many existing joint ventures are likely to migrate their corporate structures to Wholly Foreign Owned Enterprises over the next five years.

         AXM  Shenyang  is  located  in the  City of  Shenyang,  which is in the
Province of Liaoning in the Northeastern section of The Peoples Republic of China. AXM Shenyang and its predecessor company, Shenyang Tianwei Pharmaceutical Factory, Ltd. have an operating history of approximately 10 years. AXM Shenyang historically has been a manufacturer and distributor of proprietary and generic pharmaceutical products, which include injectables, capsules, tablets, liquids and medicated skin products for export and domestic Chinese sales. The products produced by AXM Shenyang in the past three years have focused on relief of selective symptoms of upper respiratory infection, skin irritation and rash, infectious disease. We currently own 43 product permits, of which only four permits are currently commercialized. AXM Shenyang's Shenyang plant was decommissioned in 2002 due to the significant growth of the population of Shenyang that caused the surrounding area to change from a city-edge industrial area to a city-center, non-industrial urban residential neighborhood. As part of a broad-based corporate development strategy, the Shenyang plant is anticipated to be contributed to a city sponsored commercial/residential real estate development. However, since we did not own the land upon which the old factory was located, we do not anticipate receiving any material reimbursement for our contribution of the plant. Furthermore, the compensation we may receive, if any, is not expected to have a material affect on our results of operations or financial condition. AXM Shenyang currently utilizes a third-party original equipment manufacturing pharmaceutical plant to produce all of its products and distributes its products only through third-party distributors. AXM Pharma has a marketing field force of 22 persons.

         We are utilizing a portion of the net proceeds from our sale of the Preferred Stock to build a modern production and distribution facility, which we plan to qualify under United States Good Manufacturing Practice regulations. The site of our new plant is located in a special economic zone located several kilometers from the old plant. We have engaged Liaoning Pharmaceutical Design & Engineering Company as our design company. Liaoning Pharmaceutical Design & Engineering Company has provided us with the following estimates in its report to us titled the " Basis for Design":

     o    Construction and installation of equipment: December 2003-July 2004
     o    Trial batch production: August 2004-September 2004
     o    Chinese Good Manufacturing Practices licensing:  October 2004-November
          2004
     o US Food and Drug and Administration inspection and certification: to be scheduled

         Prior to closing the old plant, we had approximately 320 employees. By utilizing third-party original equipment manufacturing manufacturing relationships, our head count has dropped to approximately 35 employees. We anticipate that when the new facility is certified and becomes operational our total headcount will likely approach the former number of employees and selected third-party original equipment manufacturing production will be discontinued.

         AXM Shenyang has chosen to locate its new production facility in the Shenyang Hunnan National New & High-Tech Industrial Development District. This special economic district is located at the southern part of the city of Shenyang with a total area of approximately 120 square kilometers. The development and construction of the High-Tech Industrial Development District is a major step for Shenyang's economic and social development. We expect to complete the construction and governmental approval process for the new facility by the fourth quarter of fiscal 2004. We believe construction of the new facility will provide us with the ability to meet current demand within The Peoples Republic of China and with the flexibility to add production capacity to meet future product requirements both within The Peoples Republic of China and for potential export markets. We believe construction of the new facility will provide significant operational and financial benefits as a result of our ability to implement operational effectiveness as well as offer greater control over quality assurance and production scheduling and capacity.

         The new Shenyang facility is designed to meet stringent U.S. Good Manufacturing Practice protocols. By meeting such protocols, we believe we will be in a position to expand our marketing and sales activities to include exports to neighboring Asia-Pacific countries, as well as North America, Europe and Africa. In addition, we believe we will be better positioned to actively seek and engage foreign ethical and over-the-counter drug manufacturers that are searching for high-quality, low-cost manufacturing capabilities for their high demand medications.

         The High-Tech Industrial Development District was established in May of 1988 order to accelerate the development and industrialization of high-tech industries in the North-Eastern portion of the Peoples Republic of China. After thirteen years of development, it has successfully attracted various high-tech industries, including: biotechnology, pharmaceuticals, software, digital technology, robots, nano-materials and a distribution center for IT products. Currently, over 480 foreign enterprises including General Motors, Toshiba and LG that have set up offices or manufacturing facilities in the High-Tech Industrial Development District.

         In order to create unique incentives for companies to locate in the High-Tech Industrial Development District, favorable corporate income rates have been established. The income tax rate for those companies that have chosen to locate in the High-Tech Industrial Development District will be levied at 15 percent annually. Newly founded high-tech enterprises, including AXM Shenyang, will enjoy exemption from income tax for 2 years from the first year of operation.

GROWTH STRATEGY

         We believe we have a low risk corporate development strategy in that we intend to organically grow our operational revenue using currently profitable products commercializing products for which permits are issued. Our strategy includes a focus on branding and marketing. We plan to attract unique molecules from large pharmaceutical and drug discovery companies through license agreements. We will continue to sell in the Peoples Republic of China. The addition of revenues through international sales of our products and/or acquisitions will only be considered if they are deemed to enhance our revenue and profitability. Utilizing our low risk growth strategy, however, we believe that we can become a leading China-based, current Good Manufacturing Practice-qualified pharmaceutical manufacturer and distributor, with certification from the U.S. Food and Drug Administration and the Chinese State Food and Drug Administration. To reach our goals, we intend to implement the following strategy:

         Construction of US Good Manufacturing Practice-qualified Manufacturing Facility. We began construction in January 2004 of a new U.S. Good Manufacturing Practice-qualified pharmaceutical manufacturing facility in the special economic zone in Shenyang. The Good Manufacturing Practice Regulations are promulgated by the United States Food and Drug Administration under the authority of the Federal Food, Drug and Cosmetic Act. These regulations, which have the force of law, require that manufacturers, processors and packagers of drugs, medical devices, some foods, and blood take proactive steps to ensure their products are safe, pure and effective. Good Manufacturing Practices regulations require a quality approach to manufacturing, enabling companies to minimize or eliminate instances of contamination, mix-ups and errors. Failure of firms to comply with Good Manufacturing Practices regulations can result in serious penalties, including recall, seizure, fine and imprisonment. We expect to complete the construction and governmental approval process by the fourth quarter of fiscal 2004. We believe construction of the new plant will provide us with the ability to meet current demand within The Peoples Republic of China and with the flexibility to add production capacity to meet future product requirements both within The Peoples Republic of China and for potential export markets. We believe construction of the new plant will provide significant operational and financial benefits as a result of our ability to implement operational effectiveness as well as offer greater control over quality assurance and production scheduling and capacity.

         The new Shenyang facility has been designed to meet stringent U.S. Good Manufacturing Practice protocols. By meeting such protocols, we believe we will be in a position to expand our marketing and sales activities to include exports to neighboring Asia-Pacific countries, as well as North America, Europe and Africa. In addition, we believe we will be better positioned to actively seek and engage foreign ethical and over-the-counter drug manufacturers that are searching for high-quality, low-cost manufacturing capabilities for their high demand medications.

         Product Range Expansion. Anticipating completion of our new manufacturing facility, we are undertaking to expand our existing product line by exploiting our existing base of licensed products, internal research and development of new formulas, as well as acquiring new ethical and over-the-counter pharmaceutical products licensed from drug manufacturers based in North America, Europe and Japan. Initially, selection of new products will be determined by criteria such as: (a) molecules that can achieve a unique or competitive positioning in the market relative to the competition in selected therapeutic categories, (b) the size of the market, (c) the price premium available based on the government's pricing mechanism in force at the time and the projected profit margins, and (d) The opportunity available at the time to market the products and have the product purchased through channels other than government hospital tender purchasing. Our objective will be to maximize return on investment and still benefit from proposed collaborative partners. We believe cancer, respiratory disease, diabetes, cardiovascular and infectious diseases represent significant therapeutic opportunities. In addition, we intend to focus on products developed from original molecules that work in unique ways compared to the competition, that have large potential markets and can be further differentiated through effective branding strategies. This strategy should greatly limit the number of potential competitors and help us maintain higher profit margins. We anticipate attempting to develop a portfolio of molecules and brands in selected therapeutic categories and introduce new products each year, that have significant intellectual property protection. Toward this end, in January 2004, we entered into a licensing agreement to manufacture, market and sell certain vitamin and vitamin supplements in The Peoples Republic of China under the Sunkist brand name and trademark. The agreement grants AXM Pharma exclusive rights in The Peoples Republic of China, excluding Macao and Hong Kong, for use of the Sunkist brand name for AXM Pharma's range of vitamin and vitamin supplements (excluding vitamin-fortified confections). The agreement also grants AXM Pharma a right of first refusal for any territory in the rest of Asia where Sunkist does not currently license the product categories covered by their agreement with AXM Pharma. Under the terms of the agreement, we are required to achieve certain sales targets each year, for each category of product licensed under the agreement. If we fail to achieve the agreed upon sales targets for any two consecutive years, the agreement may be terminated with regard to such product category by Sunkist in its discretion. Supporting the license, we are entering into agreements to secure the transfer of new manufacturing methods for traditional product forms and for product forms that will be new in China. Additionally, advances in manufacturing methods will be deployed in the manufacture of the product Qiyao, an adjunctive therapy for the treatment of type II diabetes, the rights to which we recently acquired.

         Expand Marketing and Sales. As we build and commission a factory achieving current Good Manufacturing Practice standards, we intend to expand our marketing and sales capabilities, first in The Peoples Republic of China, then internationally. We anticipate that initially we will seek to expand our current domestic distribution capabilities beyond the regions in which we currently sell. To achieve this goal, we expect to expand the current successful in-house marketing and sales capacity, as well as to engage additional domestic third-party distributors to penetrate new markets. We are also developing more extensive educational programs for hospitals, doctors, clinics and distributors with respect to our product lines. We expect these educational programs to significantly improve the sell through and promotion of our products.


PRODUCTS

Licensing and Intellectual Property

         The State Food and Drug Administration of the Government of The Peoples
Republic of China issues the licenses and permits for  permission  to market and manufacture pharmaceutical products in The Peoples Republic of China. Generally, licenses  and  permits  issued by the  State  Food and Drug  Administration  are revocable by the State Food and Drug Administration at any time, with or without cause. AXM Shenyang has been granted 43 product  licenses and permits,  of which only four  licenses  currently  are  commercialized.  AXM  Shenyang  will likely undertake a selection process to decide which of its remaining licenses, if any,
will   be   commercialized,   and  to   determine   the   timeframe   for   such
commercialization  over the next 10 years.  AXM  Shenyang  operates  in both the over-the-counter  and the prescription  pharmaceutical  product market segments.
None of our  registered  products  are  currently  patented  nor do we have  any patents  pending before the  government of The Peoples  Republic of China or any other government.

Current Product Line

         The five compounds we currently manufacture are listed below. Note of the five compounds listed, four are commercialized, Lifupeng is available upon request from government hospitals only, as a service item.

         Asarone, which is manufactured in tablet form, is indicated for bronchial infection and bronchial constriction (symptoms of upper respiratory infection).

         Weifukang is an antiseptic cream for cleansing acne and for relieving the symptoms of eczema, psoriasis and other skin irritations, such as contact dermatitis.

         Cefalexine,  Cefalexine  is a  broad-spectrum  antibiotic.  It has high
sensitivity  to   staphylococcus,   streptococcus,   pneumococcus,   gonococcus,
diplococcus  meningitis  and others.  Cephalexine is approved for and registered for the treatment of respiratory  infections;  genitourinary  tract  infections;
skin  and soft  tissue  infections;  abdominal  (gastric)  infections;  and oral infections.

         Norfloxacin  is  a  medium   spectrum   antibiotic  that  is  primarily
positioned for gastric and urinary infection.

         Lifupeng, Rifampicin is used for treatment of tuberculosis.

         We currently manufacture five products, which include:

                                            REGISTRATION STATUS                   DISTRIBUTION CHANNEL SALES (%RX,
     PRODUCT                                (RX OR OTC)                           % OTC)
     -------                                -------------------                   --------------------------------

     Cafalexine, an antibiotic              Rx                                    100%Rx



                                       22


     Weifukang skin cream                   OTC                                   100% OTC

     Norfloxacin, an antibiotic             Rx                                    100% Rx

     Lifupeng (Rifampacin) for              Rx                                    100% Rx
     Tuberculosis

     Asarone alpha (tablets)                OTC/Rx                                33% OTC/67%Rx

         We recently made a strategic decision to cease sales of our Cefalexin and Norflexin antibiotic products due to their significantly decreasing gross profit margins. Antibiotic pricing is under significant pressure from government hospital purchasers who are reducing the price they are willing to pay for antibiotics by up to 20% per year.



Total Permitted and Licensed Products

         The following table lists all of the compounds for which AXM Shenyang has permits to manufacture and market. We currently only produce and market the five products listed above. To date we have not commercialized any of the other compounds listed below because our strategy is to focus on branding and brand development prior to introducing new product lines. At present our focus is on establishing and expanding sales of the brands which we have already launched. However, we plan to introduce two new products in 2004 and two additional products in each subsequent year. We have not yet determined which products we will introduce in 2004. The State Food and Drug Administration has recently ordered pharmaceutical companies in The Peoples Republic of China to stop producing two of the 43 products listed below, Meleumcyin Tablets and Arsoer Tabellae for Common Cold. As a result, the State Food and Drug Administration will not renew these licenses in the future. However, we do not feel that this will have an adverse effect on our business since we are not currently commercializing these two products.

  --------------------------------------------
                     NAME
                     ----
  --------------------------------------------
  Tabellae Asarone
  --------------------------------------------
  Compoint Sulfamethoxazole
  --------------------------------------------
  Tabellae Amidopyririni Et Caffeini
  --------------------------------------------
  Pharacetamol
  --------------------------------------------
  Amidopyrini Et Paracetamoli Compositae
  --------------------------------------------
  Metamizole Sodium
  --------------------------------------------
  Tabellae Acidi Acetysalicylici Compositae
  --------------------------------------------
  Erythromycin
  --------------------------------------------
  Erthromycin Ethylsuccinate
  --------------------------------------------
  Acetylspiramycini
  --------------------------------------------
  Inosini
  --------------------------------------------
  Chloramphenicol
  --------------------------------------------
  Berberine Hydrochloride
  --------------------------------------------
  Fenofibrate
  --------------------------------------------
  Meleumycin
  --------------------------------------------
  Tabellae Natril Bicarbonatis Cum Rheo Et
  Gentiana
  --------------------------------------------
  Tabellae Acetamidopyrrolidoni
  --------------------------------------------
  Vitamin C
  --------------------------------------------
  Cyproheptadine Hydrochloride
  --------------------------------------------
  Arsoer Tabellae for Common Cold
  --------------------------------------------
  Atenolol
  --------------------------------------------

  --------------------------------------------
                     NAME
                     ----
  --------------------------------------------
  Lid Tabellae for Stomach-Regulating
  --------------------------------------------
  Glucosum Pro Orale
  --------------------------------------------
  Norfloxacin
  --------------------------------------------
  Norflaxacin
  --------------------------------------------
  Ke Kuai Hao for treating Cough
  --------------------------------------------
  Fu Pai Shuan
  --------------------------------------------
  Nifedipine
  --------------------------------------------
  Tolperisoni Hydrochloridi
  --------------------------------------------
  Cefalexini Compositum
  --------------------------------------------
  Rifampicin
  --------------------------------------------
  Indometacin
  --------------------------------------------
  Acetamidopyrrolidoni
  --------------------------------------------
  Pipemidic Acid
  --------------------------------------------
  Paracetamoli Compositae
  --------------------------------------------
  Capsules for Removing Erethism
  --------------------------------------------
  Albendazol
  --------------------------------------------
  Xiaoling for Common Cold
  --------------------------------------------
  Weifukang Cream
  --------------------------------------------
  Weifukang Cream
  --------------------------------------------
  Anti-Chap Skin Cream
  --------------------------------------------
  Unguentum Griseofulrini Compositum
  --------------------------------------------
  Unguentum Methylis Salicylatis Compositum
  --------------------------------------------
  Compound Zinc Undecylenate, Ointment
  --------------------------------------------
  Cremor Crotamitoni
  --------------------------------------------
  Clycerol
  --------------------------------------------



In addition to the licenses for the products listed above, we acquired the rights to Qiyao, an adjunctive therapy for Type II diabetes, Sunkist Vitamin Range and Whisper Feminine Hygiene Wash. We intend to manufacture, market and sell these products.

CURRENT THIRD PARTY ORIGINAL EQUIPMENT MANUFACTURING

         Qiqihaer Pharmaceutical Factory 2 of Heilong Group, which is located in the City of Qiqihaer, Heilonjiang Province, manufactures the following products pursuant to an original equipment manufacturing agreement. These products constitute all of the products sold by AXM Pharma at this time.

     o    Asarone Tablets
     o    Cefalexine Capsules
     o    Norfloxacin Capsules
     o    Weifukang Antiseptic Cream
     o    Lifupeng Granules.

         Our agreement with Qiqihaer Pharmaceutical Factory 2, which we entered into in September 2002, requires Qiqihaer Pharmaceutical Factory 2 to manufacture those products that we designate. Under the agreement, Qiqihaer Pharmaceutical Factory 2 must manufacture our products based on quality control variables and timetables supplied by us. We are obligated to pay Qiqihaer Pharmaceutical Factory 2 for product at the time of the completion of the manufacturing process. Qiqihaer Pharmaceutical Factory 2 is prohibited from selling any of our products. Qiqihaer Pharmaceutical Factory 2 is a medium-sized pharmaceutical factory with approximately 600 employees and over 34 years of operating history. It manufactures injectables, tablets, capsules and other pharmaceutical products for itself and unaffiliated third parties. In 2000 Qiqihaer Pharmaceutical Factory 2 received a Certificate of Good Manufacturing Practices for Human Drugs from the State Food and Drug Administration. The certification remains valid until 2008. Our agreement with Qiqihaer
Pharmaceutical Factory 2 expires in September 2004. We anticipate that most of the products that are currently manufactured for us by Qiqihaer Pharmaceutical Factory 2 will be manufactured in our new factory in Shenyang, which is currently under construction. We have, however, begun discussions with other third-party manufacturers whom we may employ if our new facility is not complete prior to the expiration of our agreement with Qiqihaer Pharmaceutical Factory 2 or in the event that it is more cost-effective to continue third-party production of certain products. Until the opening of our new manufacturing facility, we willsupport the launch of the new product ranges by entering into a repackaging agreement to increase manufacturing capacity.

CURRENT SALES AND MARKETING

         Our products are currently sold and distributed through only one third-party pharmaceutical distributor, Liaoning Weikang Medicine Co. Pursuant to an agreement between our predecessor company, Shenyang Tianwei Pharmaceutical Factory and Liaoning Weikang Medicine Co., we have granted Liaoning Weikang Medicine Co. exclusive rights to distribute our products in Shenyang. Under terms of our agreement with Liaoning Weikang Medicine Co., our prices must be competitive with other suppliers. Due to the exclusive nature of our agreement with Liaoning Weikang Medicine Co., we are not permitted to sell our products to other customers in Shenyang. Liaoning Weikang Medicine Co. is required to pay for our products in cash at the time of sale. Also, pursuant to an oral agreement, we permit Liaoning Weikang Medicine. Co. to sell our products through sub-distributors in seven territories, including Guangdong, Heilongjiang, Jilin, Fujian, Liaoning and Inner Mongolia and the city of Shanghai. Its sub-distributors include Shanghai Shenwei Drug Co., Guangzhou Kangning Drug Co., and Guangzhou Mingsheng Drug Co. We believe other distributor relationships will be available on comparable terms should any of our existing sales and marketing relationships be terminated. Our agreement with Liaoning Weikang Medicine. Co. expires in March 2004. Liaoning Weikang Medicine. Co. has verbally agreed to continue its distribution relationship with us and we anticipate renewing our relationship with Liaoning Weikang Medicine. Co. for distribution in Liaoning Province. Additionally, we are currently negotiating with several other distributors for distribution of our products in additional provinces in the Peoples Republic of China.

COMPETITION

         At present, we do not have a single main competitor. Rather, we compete with different companies in different therapeutic categories. For example, with regard to Asarone Tablets, the product from which we derive the most revenue, we compete with Liuzhou Pharmaceutical Factory, located in Liuzhou City, Guang Xi Autonomous Region. AXM and Liuzhou are the only two companies approved by the State Food and Drug Administration to manufacture Asarone Tablets. However because Liuzhou distributes its Asarone tablets mainly in Southern China and AXM distributes its products mainly in Northern China, the two companies do not really compete head to head in their respective markets. We compete with two companies for distribution of our product Weifukang herbal antiseptic skin cream, Zhejiang Wenzhou Pharmaceutical Factory and Ying Kou Biochemical Pharmaceutical Factory. However, one of these competitors, Zhejiang Wenzhou, targets its product to pubic bath houses, and does not compete in the pharmaeutical  distribution  segments  in which  AXM sells  Weifukang.  Ying Kou
Biochemical Pharmaceutical Factory's main business focus is its bulk bioprocessing business. Their herbal antiseptic product is a minor line. Our largest competitor for both Cefaxlin Capsules and Norfloxacin Capsules is Yanfeng Pharmaceutical in Shenyang. As a company in the same city, they are considered to be a direct competitor. Yanfeng Pharmaceutical Company is a recently privatized State Owned Enterprise They employ approximately 400 persons. Their sales territory focus is in Shenyang city and although market share information is not available we consider Yanfeng Pharmaceutical Company to be a major competitor.

INDUSTRY TAXES AND COSTS

          The Chinese government currently imposes a sales tariff of approximately 9.6% on imported pharmaceuticals, plus a 17% value-added tax charge, customs clearing charges and drug inspection costs. The prices of imported pharmaceuticals are further inflated by high distribution costs and hospital mark-ups. The retail prices paid by hospitals can be as much as 10 times higher than the manufacturer's price. In addition, only those drugs that appear on the provincial and municipal reimbursement lists are covered by the national medical insurance system, which naturally favors locally-manufactured products. Since according to IMS Market Research Consulting (Shanghai) in its report titled "IMS Market Research Consulting (Shanghai), Market Prognosis Asia, 2003-2007, China Report" approximately 80% of all drugs sold in The Peoples Republic of China are sold through hospital pharmacies, exclusion from these lists may result in huge losses in sales. We believe Chinese industry regulators are concerned about the surging drug costs for the national health care system, which accounts for about 70% of the total healthcare expenditure. Consequently, the government has initiated new plans to separate medical consulting from medical prescription. The State Development Planning Commission of The Peoples Republic of China has announced its intention to re-examine the pricing of drugs in The Peoples Republic of China, as well as to decrease the cost of "over-supplied drugs," according to the IMS Market Prognosis Asia 2003-2004, China Report.

RESEARCH AND DEVELOPMENT

         Our research and development activities have focused on quality and laboratory testing of compounds developed by others, and administration of the testing process and the negotiations for rights to the compounds. In this effort, we have developed working relationships with Shenyang Medical University and the Liaoning Research Institute for Traditional Chinese Medicine and Beijing Shiehe Medical University. As a result of our cooperative work with our research partners, we have expended only a nominal amount (relating only to analytical testing, travel and meeting expenses) on research and development during the year ended December 31, 2002.

EMPLOYEES

         At June 25, 2004, we had two employees in our U.S.-based headquarters and 35 full-time employees at our facilities located in The Peoples Republic of China. Until our new factory is completed we intend to hire additional employees on a part-time or independent contractor basis in connection with certain projects in The Peoples Republic of China. We also intend to hire up to two additional employees to serve in administrative positions at our U.S.-based headquarters in the near future.

         Once our new factory is completed, our forecast for staffing includes:

     o approximately 200 full time employees in manufacturing, management administration and marketing/sales
     o approximately 10 independent contractors assigned to market research and market analysis
     o approximately 90 sales persons assigned to in-store promotion at the retail pharmacy level
     o approximately 10 medical doctors employed part time to write technical briefs for products and diseases of interest

         None of our current employees is represented by a labor union and we consider our relationships with our employees to be good.

REGULATORY ENVIRONMENT

Effect of Government Regulation

         The modernization of regulations for the pharmaceutical industry is relatively new in the The Peoples Republic of China and the manner and extent to which it is regulated will continue to evolve. As a pharmaceutical company, we are subject to the Pharmaceutical Administrative Law, which governs the licensing, manufacture, marketing and distribution of pharmaceutical products in the Peoples Republic China for the and sets penalty provisions for violations of provisions of the Pharmaceutical Administrative Law. In addition as a Wholly Foreign Owned Enterprise we are subject to the Foreign Company provisions of the Company Law of the Peoples Republic of China, which governs the conduct of our wholly owned subsidiary, AXM Shenyang and its officers and directors. Changes in these laws or new interpretations of existing laws may have a significant impact on our methods and our costs of doing business.

         Additionally, we will be subject to varying degrees of regulation and permitting by governmental agencies in The Peoples Republic of China. For example, in 1999, the State Food and Drug Administration of The Peoples Republic of China set up an administrative system for the classification of prescription and over-the-counter drugs. Since then, the State Food and Drug Administration has issued a series of guidelines on interpretation of the new classification system in such areas as labeling, usage instructions and packaging of over-the-counter products.

         Recently, the State Food and Drug Administration implemented new Good Manufacturing Practices guidelines for licensing of pharmaceutical products. We will be required to comply with these new guidelines by December 31, 2004, in order for our current licenses to be renewed. Since we are constructing our new factory in Shenyang to meet more stringent U.S. Good Manufacturing Practices requirements, we believe that we will satisfy the new guidelines and that our current licenses will be renewed. Failure to satisfy these new guidelines would have a material adverse effect our business.

         In 2003, the government implemented a new regulatory regime for registration of prescription and over the counter pharmaceutical products. The legislation requires a change in registration status from provincial government approval to national government approval. We do not anticipate difficulties with this transition, however any delays in government review as a result of the recent changes, could impact our ability to gain approval for new or existing products.

         There can be no assurance that future regulatory, judicial and legislative changes will not have a material adverse effect on our business, that regulators or third parties will not raise material issues with regard to our business and operations or our compliance or non-compliance with applicable regulations or that any changes in applicable laws or regulations will not have a material adverse effect on AXM Pharma.



Compliance With Environmental Laws

         We are subject to the environmental laws of The Peoples Republic of China and its local governments. However, because we currently outsource manufacturing of our proprietary licensed products, we do not incur significant expense related to compliance with such laws nor do we expect to be affected significantly by compliance with such laws.

Compliance with Registered Capital Requirements

         Pursuant to the Company Law of The Peoples Republic of China, we are required to contribute a certain amount of "registered capital" to our wholly owned subsidiary, AXM Shenyang. AXM Shenyang's current registered capital requirement is US $10,000,000, of which we have contributed $8,579,181. Since AXM Shenyang is classified as a Wholly Foreign Owned Enterprise, pursuant to the Law on Foreign Capital Enterprises of The Peoples Republic of China, as well as its implementation rules (also known of the "Wholly Foreign Owned Enterprise Law"), we were not required to contribute all of our registered capital at the time AXM Shenyang was issued its business license. We are, however, expected to fully satisfy this registered capital requirement within a reasonable time period. We plan to satisfy this requirement through the completion of our new factory in Shenyang, the value of which will exceed the current shortfall in registered capital. Since we have been informed by our legal counsel in The Peoples Republic of China that they are not aware of any instance where the business license of a Wholly Foreign Owned Enterprise has been revoked due to failure to satisfy the registered capital requirement within a stipulated time period when most of its registered capital has been contributed, we do not believe that the current shortfall presents material risk to our business in The Peoples Republic of China. Moreover, we currently have sufficient funds available to satisfy the registered capital requirement if necessary. However, our management has determined that we will only contribute the funds to AXM Shenyang as they are needed to accomplish construction of the new factory or for other valid corporate purposes in The Peoples Republic of China. In February and March 2004, we transferred an additional $1,500,000 to AXM Shenyang, which, once the appropriate regulatory authorities accept it, will fully satisfy AXM Shenyang's registered capital requirement.

CORPORATE HISTORY

         We were incorporated under the laws of the State of Nevada on June 30, 1999, with the name Wholesale on the Net, Inc. Our original business purpose was to develop and sell business products over the Internet. In April 2001, we entered into a stock purchase agreement to acquire certain trademarks and control of a hotel and changed our named to Wickliffe International Corporation. We planned to operate hotels and resorts under the mark "Wickliffe." We never completed the planned stock purchase agreement.

         In April 2001, we began searching for hospitality properties to acquire. However, because of the deteriorating market, in January 2002, we determined that we would search for an ongoing business that we could purchase solely for stock rather than having to raise capital to offer cash for an existing business enterprise. On December 12, 2002, we entered into a share exchange agreement to acquire Werke Pharmaceuticals, Inc., together with its wholly-owned subsidiary AXM Shenyang. The transaction contemplated by our share exchange agreement with the shareholders of Werke Pharmaceuticals, Inc. closed on March 14, 2003, at which time Werke Pharmaceuticals, Inc. became our wholly-owned subsidiary and the shareholders of Werke Pharmaceuticals, Inc.

acquired approximately 88.89% of our voting stock. In connection with such acquisition , we commenced operations in our current line of business and changed our name to AXM Pharma

                             DESCRIPTION OF PROPERTY

         Our corporate and United States offices are located at 3960 Howard Hughes Parkway, Suite 500, Las Vegas, Nevada. The current rent for these premises is $200.00 per month. Our lease expires on February 28, 2005. Our United States marketing office is located at 4695 McArthur Court, 11th Floor, Newport Beach, California 92660. The current rent for these premises is $2,647.94 per month. Our lease expires in September 30, 2004.

         Our principal administrative, sales and marketing facilities are located at No. F.3004 Sankei Torch Bldg, 262A Shifu Road, Shenyang City, Liaoning Province, The People's Republic of The Peoples Republic of China. The current rent for these facilities is US$2,916.66 per month and our lease expires in October 2007.


                                   MANAGEMENT

DIRECTORS AND EXECUTIVE OFFICERS

         The following table and text set forth the names and ages of all directors and executive officers of AXM Pharma as of December 31, 2003. The Board of Directors is comprised of only one class. All of the directors will serve until the next annual meeting of shareholders, which is anticipated to be held in April of 2004, and until their successors are elected and qualified, or until their earlier death, retirement, resignation or removal. To date we have not had an annual meeting. There are no family relationships among directors and executive officers. Also provided herein are brief descriptions of the business experience of each director and executive officer during the past five years and an indication of directorships held by each director in other companies subject to the reporting requirements under the Federal securities laws.


NAME                           AGE           POSITION
----                           ---           --------
Wang Wei Shi                    45           Chairman
Douglas C. MacLellan            47           Vice Chairman
Peter W. Cunningham             47           Chief Executive Officer, President
Mark H. Elenowitz               34           Director
Chet Howard                     61           Chief Financial Officer
Montgomery F. Simus             36           Director
Mark Bluer                      41           Director
Chaoying (Charles) Li           33           Director


          MS. WANG WEI SHI, CHAIRMAN. Ms. Wang became Chairman of AXM Pharma when we acquired Werke Pharmaceuticals, Inc. in March 2003 and has been Chairman of AXM Shenyang and Vice-Chairman of Werke Pharmaceuticals, Inc. since December 2000. From 1999 until December 2000, Ms. Wang was Chairman and General Manager of Shenyang Tianwei Pharmaceutical Factory, Ltd., a predecessor to AXM Shenyang. Since May 1996, she has also been Chairman of Liaoning Shenda Import and Export Company, a Chinese import/export company. From 1984 through 1988, Ms. Wang was the Manager of the Finance Department of the Shenyang Five Mineral Import and Export Company, a Chinese import/export company. Ms. Wang attended Beijing University and Shenyang University and studied financial management, accounting and economics.

         MR. DOUGLAS C. MACLELLAN, VICE-CHAIRMAN Mr. MacLellan became Vice-Chairman of AXM Pharma in connection with our acquisition of Werke
Pharmaceuticals,  Inc.  in  March  2003  and has  been  Vice-Chairman  of  Werke
Pharmaceuticals, Inc. since October 2000 and Vice Charman of the Board of Directors of AXM Shenyang since December 2000. Mr. MacLellan is a venture capitalist and business incubation executive. He holds significant expertise in developing and financing Chinese-based businesses, particularly in the telecommunications, software and Internet industries. Since May 1992, Mr. MacLellan has been President and Chief Executive Officer of the MacLellan Group, Inc., a privately-held business incubator and financial advisory firm. From March 1998 through October 2000, Mr. MacLellan was the co-founder and a significant shareholder of Wireless Electronique, Ltd., a China-based telecommunications company having joint venture operations with China Unicom

(NASDAQ: CHU) in Yunnan, Inner Mongolia and Ningxia provinces. He is also a co-founder and, since May 1997, has been a director of Datalex Corporation, a Canadian-based legacy software solution provider. Mr. MacLellan is also a member of the board of directors of AMDL, Inc. (AMEX: ADL), a publicly-held biotechnology firm. From November 1996 to March 1998, Mr. MacLellan was co-Chairman and an Investment Committee member of the Strategic East European Fund. From November 1995 to March 1998, Mr. MacLellan was President, Chief Executive Officer and a Director of PortaCom Wireless, Inc., a company engaged as a developer and operator of cellular and wireless telecommunications ventures in selected developing world markets. Mr. MacLellan is a former member of the board of directors and co-founder of FirstCom Corporation (NASDAQ: FCLX), an international telecommunications company that operates a competitive access fiber and satellite network in Latin America, which became AT&T Latin America (NASDAQ: ATTL) in August 2000. During 1996, he was also the Vice-Chairman of Asia American Telecommunications (now Metromedia China Corporation), a majority-owned subsidiary of Metromedia International Group, Inc. (AMEX: MMG). Mr. MacLellan was educated at the University of Southern California in economics and finance, with advanced training in classical economic theory.


         MR. PETER W. CUNNINGHAM, CHIEF EXECUTIVE OFFICER, PRESIDENT. Mr. Cunningham was appointed as our Chief Operating Officer in August 2003 and promoted to the positions of Chief Executive Officer and President in September 2003. He is a known pharmaceutical industry advisor with extensive experience in creating increased market share for new and existing ethical drug and over-the-counter pharmaceutical products. He has more than 15 years of experience working in the healthcare industries in the Asia Pacific region. Since 1997 Mr. Cunningham has been an independent consultant to the pharmaceutical industry. From 1994 to 1997, he was the Principal Consultant in the firms Marc J Consultants & Coopers & Lybrand / Marc J Consultants Healthcare Industry Practice. He is the former General Manager of Sterling Drug Singapore from 1983 to 1985, where he was the youngest General Manager in the company's history. He has held regional management positions with Rhone Poulenc Rorer from 1987 to 1990, and Becton Dickinson 1990 to 1994. While at Becton Dickinson, he held additional responsibility as a member of an internal strategy advisory team comprising headquarters staff and visionary management from various operations worldwide. Mr. Cunningham received his MBA from The George Washington University and a B.A from the State University of New York and is a Research Fellow at the American Red Cross National Headquarters.

         MR. MARK H. ELENOWITZ, DIRECTOR. Mr. Elenowitz became a Director of AXM Pharma in connection with our acquisition of Werke Pharmaceuticals, Inc. in March 2003. Mr. Elenowitz was co-founder and since July 2001 has been a managing director of TriPoint Capital Advisors, LLC, a consulting firm, where he is responsible for the overall corporate development of TriPoint and assisting its clients with corporate and general business development. From September 2001 to March 2002, Mr. Elenowitz was a Director and President of Image World Media, Inc. (Pink sheet: IMWI), an international media company specializing in the production and distribution of various media content for worldwide distribution across multiple media platforms, such as traditional television, film and the Internet. From February 1998 to October 2001, Mr. Elenowitz was Co-Chairman and Managing Director of GroupNow!, Inc., a financial consulting firm. He was also a founder and since 1996 has been the senior managing director of Investor Communications Company, LLC, a national investor relations firm. Mr. Elenowitz has held Series 7 and 63 licenses as a broker, and has held a Series 24 license at a regional brokerage firm. Mr. Elenowitz is a graduate of the University of Maryland School of Business and Management, with a Bachelor of Science in Finance.

         MR. MARK BLUER, DIRECTOR. Mr. Bluer is the most recent addition to AXM Pharma's Board of Directors; he joined the AXM Pharma team on February 25, 2004. Mr. Bluer is a founder and managing partner of Bluer and Bluer, LLP,which was founded in 2000 and is a San Francisco bay area based law firm primarily focused on business and employment litigation. Mr. Bluer personally represents clients through all stages of litigation and many cases involve parties from China or disputes involving transactions between China and the United States. Prior to founding Bluer and Bluer, Mr. Bluer served as Deputy Chief Representative for the Beijing Representative office of the law firm CHA & PAN from 1997 to 1999. Mr. Bluer represented various American clients of the firm with business interests in China. Mr. Bluer's first attorney position was with Kern, Noda, Devine & Segal from 1992 to 1995. Mr. Bluer was enrolled in the Taipei Language Institute where he took tutorial classes in Mandarin Chinese from 1985 to 1986 and now has over 14 years experience speaking and reading Mandarin Chinese. Mr. Bluer also has a BA in Business Economics and History, from the University of California, Santa Barbara. In 1990, Mr. Bluer received his JD from Santa Clara University School of Law and has been an active member of the California State Bar since 1991.

         MR. CHET HOWARD, CFO, Mr. Chet Howard has over 30 years of financial management experience working with a variety of early stage and growth companies. Since January 2000, Mr. Howard has maintained a consulting practice that specializes in SEC reporting and Sarbanes-Oxley compliance. His clients have included Amerimmune Pharmaceuticals, Inc., Mandalay Resorts, Inc. and Smart Chip Technologies, Inc. From January 2001 to December 2002, Mr. Howard was Executive Vice President and CFO of AirCard Cellular, Inc., where he organized the finance department, implemented the accounting system and helped develop the business plan. Prior to AirCard, he was Senior Vice President and CFO of Big
Hub.com, Inc., where he was responsible for all aspects of taking the company public and instrumental in raising $7.5 million. Before joining Big Hub.com, he was Executive Vice President and CFO of USA Service Systems, Inc., a marketing and merchandising company with clients such as Sam's Club, Wal-Mart, Walgreen's and Sears. Mr. Howard was also Executive Vice President and CFO of InterAmericas Communication Corp (now AT&T Latin American) and Executive Vice President and CFO of HQ Office Supplies Warehouse, Inc, where he managed the sale of the company to Staples, Inc. Previously, he helped develop the business plan and manage venture capital investment as Senior Vice President, CFO and a co-founder of the Sports Authority, Inc. In addition to these corporate positions, Mr. Howard has eight years of experience as a consultant where he has prepared IPO's, several secondary offering documents and assisted company executives with SEC filings on a regular basis. Mr. Howard holds both an MBA and BS degree (Accounting Major) from California State Poly University and has attended numerous seminars to maintain current expertise in SEC reporting and other corporate goverence matters.

         MR. MONTGOMERY FRANK SIMUS, DIRECTOR. Mr. Simus has more than nine years of experience working in Central and Southeast Asia, including a unique combination of information and communications technology expertise and international development and team-building experience. Since August 2002, he has been President, CEO and founder of Golden Asia Ventures, a management consultancy that focuses on strategic business and technology investments partnerships between Asian and North American organizations. From 2001 to 2002, Mr. Simus was a Vice President at CEM Investments, where he focused on early-stage commercial and residential real estate and mezzanine financing opportunities. Prior to CEM Investments, he worked as an Alliance Manager in the Institutional Business Development Group at Financial Engines, Inc. from September 1999 to January 2001. Before joining Financial Engines, Inc., Mr. Simus held a variety of technology and finance related positions with various international firms, including AES Corporation, Lehman Brothers Asia Limited (Hong Kong), Hong Kong and Shanghai Banking Corporation Limited (Hong Kong), Oracle Corporation and EDS Limited. Mr. Simus also previously managed the implementation of a multi-million dollar international aid project portfolio focused on telecommunications, aviation, and parastatal reform for the United Nations Development Program in Kenya. He graduated from Harvard University's John F. Kennedy School of Government with a Masters Degree in Public Policy focused on International Development. He has a BA in History from Yale University and is functional in French, Mandarin Chinese and Russian.


         MR. CHAOYING (CHARLES) LI, DIRECTOR. Mr. Li is a registered lawyer and trademark attorney in the People's Republic of China where he specializes in foreign investments in China, mergers and acquisitions, joint venture structure and formations and intellectual property and technology law. Since August 2001, he has been a partner at T&C Law Offices in Beijing. Prior to joining T&C, Mr. Li was a founder and general counsel of Bookoo, Inc., a pioneer in the e-book marketplace and one of the first Internet companies in Greater China that extensively emphasized the management of intellectual property rights from January 2000 to August 2001. Before the founding of Bookoo, Inc., Mr Li spent over 4 years from August 1995 to December 1999 working for Cha & Cha, an international law firm specializing in Telecom, Internet and joint venture law. He recived a Master of Laws in August 2003 from the University of Ottawa and both a Master of Laws in July 1999 and Bachelor of Laws in July 1996 from Peking University, majoring in Intellectual Property Law. He also received a BS in Mathematics in July 1995 from Peking University. Charles has written numerous academic and professional articles that are widely published internationally and in Mainland China, Hong Kong and Taiwan. Mr. Li is fluent in English and Mandarin. He also completed an internship at Gowling Lafleur Henderson LLP in Ottawa, Canada in 2003.



COMMITTEES OF THE BOARD OF DIRECTORS

Our Board of Directors currently has five committees. The committees and committee members are listed below:



     o    Audit  Committee:   Douglas  MacLellan  (chairman),  Mark  Bluer,  and
          Montgomery Simus.

     o    Nominating  Committee:  Montgomery Simus  (chairman),  Mark Bluer, and
          Douglas MacLellan.

     o    Compensation Committee: Mark Bluer (chairman),  Douglas MacLellan, and
          Montgomery Simus.

     o    Disclosure Committee:  Douglas MacLellan (chairman),  Chet Howard, and
          Peter Cunningham.

     o Executive Committee: Douglas MacLellan (chairman), Peter Cunningham, and Madam Wei Shi Wang.



                            EXECUTIVE COMPENSATION



                           Summary Compensation Table



                                                                   Long Term Compensation
                                                                 ----------------------------- -----------
ANNUAL COMPENSATION                                              AWARDS                        Payouts
                                                                 ----------------------------- -----------
---------------------------------------------------------------- ----------------------------- -----------
 (a)                 (b)         (c)         (d)       (e)       (f)         (g)               (h)         (i)


                                                        Other                 Securities                    All
 Name                                                   Annual    Restricted  Under-                        Other
 And                                                    Compen-   Stock       lying            LTIP         Compen-
 Principal                                              sation    Award(s)    Options/         Payouts      sation
                                                                    ($)       SARs (#)         ($)            ($)

Position             Year        Salary($)   Bonus($)     ($)
---------------------------------------------------------------- ----------------------------- ----------- -----------
Peter W. Cunningham, 2003        $50,000        0          0      $208,335     41,667              0           0
President, CEO,      2002         0             0          0
                     2001         0             0          0
Lan Hao              2003         40,000        0          0      $500,000    100,000              0           0
CFO, Director,       2002         0             0          0
                     2001         0             0          0



Option/SAR in Last Fiscal Year(1)
                               (Individual Grants)

--------------------------------------------------------------------------------------------------------------
Name                                Number of        Percent of total          Exercise or     Expiration
                                    Securities       options/SARs              base price      date
                                    Underlying       granted to                 ($/Sh)
                                    Options/SARs     employees in
                                    Granted (#)      fiscal year
--------------------------------------------------------------------------------------------------------------
(a)                                 (b)              (c)                       (d)             (e)

Peter W. Cunningham(1),              0                0                         0               N/A
President, CEO





                                       31

Lan S. Hao                           0                0                         0               N/A
CFO, Director




(1) Does not include the following options, which were ratified at our Shareholders' Annual Meeting on April 29, 2004: 40,000 options to Montgomery F. Simus; 300,000 options to Ms. Wang Wei Shi; 400,000 options to Douglas MacLellan; 160,000 options to Mark Elenowitz; and 100,000 options to Chaoying (Charles) Li; 400,000 options to Peter Cunningham; 25,000 to Lan Hao, our former CFO; and 40,000 options to Mark Bluer. All of the foregoing options have an exercise price of $3.90 per share, except for the options granted to to Mark Bluer, which have an exercise price of $7.50 per share.


BOARD OF DIRECTORS

         Our directors who are employees do not receive any compensation from AXM Pharma for services rendered as directors. The Board has created three classes of fees for outside directors: (1) outside directors who are "independent," as defined in the Exchange Act will be paid $4,500.00 per month;
(2) outside directors who are not "independent" will receive $3,000.00 per month; and, (3) the Vice Chairman will receive a flat fee of $18,000.00 per month, inclusive of committee fees and the Chairwoman will receive a flat fee of $20,000.00 per month. All board members are entitled to participate in AXM Pharma's health insurance plan. In January 2004, our Board of Directors authorized the issuance of 910,000 stock options exercisable at $3.90 per share to members of our Board of Directors and an additional 40,000 stock options exercisable at 5.70 per share. Our shareholders ratified the foregoing options and the Company's 2004 Incentive and NonStatutory Stock Option Plan at our Annual Meeting, which was held in April 2004. Also in April 2004, our Board authorized an additional 40,000 options exercisable at $4.14 per share to Montgomery Simus, a member of our Board of Directors.

EMPLOYMENT AGREEMENTS

         In August 2003, we entered into an employment agreement with Peter Cunningham, our President and Chief Executive Officer. Although he was originally hired to serve as our Chief Operating Officer, in September 2003, Mr. Cunningham was promoted to the positions of President and Chief Executive
Officer. At the time of his promotion, other than the change in his responsibilities, the terms of Mr. Cunningham's employment agreement remained the same. Pursuant to the terms of his agreement with AXM Pharma, Mr. Cunningham shall be paid not less than $120,000 per year for his services. In January 2004, our Board of Directors increased Mr. Cunningham's salary from $120,000 per year to $240,000 per year. In addition, Mr. Cunningham is entitled to receive a stock grant of 250,000 shares of our common stock, which shall be issued and vest in equal installments every six months (41,667 per six month period) beginning in August 2003. Mr. Cunningham is also entitled to health insurance and such other bonus and incentives as the Board of Directors, in its discretion, shall authorize. Mr. Cunningham's salary, bonus and incentives shall be reviewed yearly by our Board of Directors and compensation committee with the goal of bringing Mr. Cunningham's salary in line with industry standards. The term of Mr. Cunningham's agreement with AXM Pharma is one year but the agreement shall automatically renew on the first and second anniversary dates of the agreement unless either AXM Pharma or Mr. Cunningham provides written notice to the other not less than 60 days prior to the anniversary date that they do not wish to renew the agreement, in which case the agreement shall expire on the day prior to the anniversary date. The employment agreement may be terminated for good cause by either party in the event of a material breach of the employment agreement by either party or in the case of Mr. Cunningham of a change in control of AXM Pharma. In the event of termination with good cause by Mr. Cunningham or without good cause by AXM Pharma, Mr. Cunningham is entitled to three months severance plus bonus and incentives earned to that date and relocation to Los Angeles, California. In the event that Mr. Cunningham is terminated for good cause by the Company or terminates the agreement without good cause he will only be entitled to payment of his salary, bonus and incentives earned to the date of termination and relocation to Los Angeles, California. Mr. Cunningham's agreement requires that he keep confidential any proprietary information acquired while employed and upon termination of his employment. He is also prohibited from soliciting any employees of AXM Pharma for a period of one year following his termination for any reason.

         In September 2003, we entered into employment agreement with Lan Hao, our former Chief Financial Officer. Pursuant to the terms of his agreement with AXM Pharma, Mr. Hao is entitled to be paid $120,000 per year for his services. In addition, Mr. Hao received a stock grant of 100,000 shares of our common stock, health insurance and such other bonus and incentives as the Board of Directors, in its discretion, shall authorize. The term of Mr. Hao's employment agreement is one year but the agreement may be terminated by either party with or without cause on 30 days written notice. In the event of termination with good cause by Mr. Hao or without good cause by AXM Pharma, Mr. Hao is entitled to three months severance plus bonus and incentives earned to that date. In the event that Mr. Hao is terminated for good cause by the Company or terminates the agreement without good cause he will only be entitled to payment of his salary, bonus and incentives earned to the date of termination. Mr. Hao is not subject to any restrictive covenants in his employment agreement. In March 2003 Mr. Hao voluntarily resigned from his position as our Chief Financial Officer. He is not entitled to any severance pay as a result of his voluntary resignation.


STOCK OPTION PLANS

In January of 2004,  our Board of  Directors  approved the "2004  Qualified  and
Nonstatutory  Stock  Option  Plan." The Board of  Directors  reserved  3,000,000 shares of the  Company's  common  stock to be  issued  in the form of  incentive and/or  non-qualified stock options for employees,  directors and consultants to
AXM. As of May 1, 2004,  our Board of Directors has  authorized  the issuance of
2,080,000  options  to  employees,  directors  and  consultants.  The  Company's
Shareholders   ratified  the  stock  option  plan  and  the  options  authorized thereunder at our Annual Meeting in April 2004.

                          SECURITY OWNERSHIP OF CERTAIN
                        BENEFICIAL OWNERS AND MANAGEMENT

         As used in this section, the term beneficial ownership with respect to a security is defined by Rule 13d-3 under the Securities Exchange Act of 1934, as amended, as consisting of sole or shared voting power (including the power to vote or direct the vote) and/or sole or shared investment power (including the power to dispose of or direct the disposition of) with respect to the security through any contract, arrangement, understanding, relationship or otherwise, subject to community property laws where applicable.

         As of June 25, 2004, we had a total of 15,338,530 shares of common stock and 3,085,030.425 shares of preferred stock issued and outstanding, which are the only issued and outstanding voting equity securities of AXM Pharma.
Shares of Preferred Stock vote on as converted basis with the common stock. At the date of this Prospectus, each share of Preferred Stock is convertible into one share of common stock.

         The following table sets forth, as of June 25, 2004: (a) the names and addresses of each beneficial owner of more than five percent (5%) of our common stock and Preferred Stock (taken together as one class) known to us, the number of shares of common stock and Preferred Stock beneficially owned by each such person, and the percent of our common stock and Preferred Stock so owned; and
(b) the names and addresses of each director and executive officer, the number of shares our common stock and Preferred Stock beneficially owned, and the percentage of our common stock and Preferred Stock so owned, by each such person, and by all of our directors and executive officers as a group. Each person has sole voting and investment power with respect to the shares of our common stock and Preferred Stock, except as otherwise indicated. Beneficial ownership consists of a direct interest in the shares of common stock and Preferred Stock, except as otherwise indicated.


                                                 Amount and Nature of Beneficial Ownership        Percentage
               Name and Address                                                                  Of Voting of
                                                                                                Securities (1)


Ms. Wang Wei Shi                                 6,327,000 (2)                                      33.057%
46 Wen An Road
Building 4, 5th Floor
Shenyang, Liaoning, The Peoples Republic of
China 110003

Douglas C. MacLellan                               933,672(3)                                        4.88%
8324 Delgany Avenue
Playa Del Rey, California 90293


Byrle Lerner                                       950,000                                           4.96%
2904 Via Campesina
Palo Verdes Estates, CA 90274



                                       33


Peter W. Cunningham                                513,334(4)                                        2.68%
755 Promontory Point Drive West
Newport Beach, California 92660

Mark Elenowitz                                     385,160 (5)                                       2.01%
400 Professional Drive, Suite 310
Gaithersburg, MD 20879

Gryphon Master Fund, L.P.                        1,894,801                                           9.99%
500 Crescent Court
Suite 270
Dallas, Texas  75201


SF Capital Partners Ltd.                           955,056                                          4.99%
c/o Staro Asset Management, LLC
3600 South Lake Drive
St. Francis, Wisconsin 53235

Mark J. Bluer                                       65,000(6)                                       0.34%
945 Magnolia Avenue, #77
Larkspur, CA 94939

Mr. Chet Howard                                          0                                          0%
11792 Lily Rubin Ave.
Las Vegas, NV 89138

Montgomery Simus                                    40,000(7)                                       0.21%
33 Haight Street, #8
San Francisco, CA 94102


Chaoying (Charles) Li                              210,000(8)                                       1.10%
14/F, Building A, Huixium Plaza, No.8
Beisihuan Zhong Road
Chaoyang District, Beijing 100101,
P.R. China

All directors and officers as a group             8,474,166                                        44.28%
   (8persons)(6)

----------------
(1) All Percentages have been rounded up to the nearest one hundredth of one percent.

(2) Includes 3,117,000 shares owned by Ms. Wang directly and 2,910,000 shares owned by members of her immediate family. Also includes 300,000 stock options granted to Ms. Wang on April 29, 2004, under the 2004 Qualified and Nonstatutory Stock Option Plan.

(3) Includes 475,000 shares owned by Mr. MacLellan directly, 48,500 shares owned by The MacLellan Group, Inc., which is owned by Mr. MacLellan, and 16,953 shares owned by Broadband Access Market Space, Ltd., a company in which Mr. MacLellan owns 60% of the outstanding shares. Also includes 400,000 stock options granted to Mr. MacLellan on April 29, 2004, under the 2004 Qualified and Nonstatutory Stock Option Plan.

(4) Includes 83,334 shares owned by Mr. Cunningham directly and 30,000 shares owned by Rabelaisian Resources, Plc., a company owned by Mr. Cunningham. In addition to the shares listed herein Mr. Cunningham is entitled to receive an additional 208,333 shares of our common stock over the next three years pursuant to his employment agreement with AXM Pharma which provides that Mr. Cunningham is entitled to receive a stock grant of 250,000 shares of our common stock, which shall be issued and vest in equal installments every six months (41,667 per six month period) beginning in August 2003. Also includes 400,000 stock options granted to Mr. Cunningham on April 29, 2004, under the 2004 Qualified and Nonstatutory Stock Option Plan.

(5) Includes (i) 201,160 shares indirectly owned by MHE, Inc. (a company owned 100% by Mark Elenowitz) as a result of its 40% ownership interest of TriPoint Capital Holdings, LLC, which owns 502,900 shares of common stock, and (ii) 24,000 shares owned by Investor Communications Company, LLC, a company which is owned by MHE, Inc. Also includes 160,000 stock options granted to Mr. Elenowitz on April 29, 2004, under the 2004 Qualified and Nonstatutory Stock Option Plan.

(6) Includes the 40,000 stock options, at an exercise price of $5.70 per share, granted to Mr. Bluer on April 29, 2004, under the 2004 Qualified and Nonstatutory Stock Option Plan .

(7) Includes the 100,000 stock options granted to Mr. Li on April 29, 2004, under the 2004 Qualified and Nonstatutory Stock Option Plan.

(8) Includes the 40,000 stock options granted to Mr. Simus on April 29, 2004, under the 2004 Qualified and Nonstatutory Stock Option Plan.

                 CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS
                   AND RECENT SALES OF UNREGISTERED SECURITIES

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

         We are party to a consulting agreement with TriPoint Capital Advisors, LLC, a company in which Mark Elenowitz, a director and significant shareholder of AXM Pharma, indirectly owns a 40% interest. Pursuant to the terms of the consulting agreement, we are required to pay TriPoint a monthly fee of $10,000. The current agreement between Tripoint Capital Advisors and AXM Pharma has a one-year term and is terminable by either party, with or without cause, upon 30 days written notice. Additionally, on May 1, 2002, pursuant to the terms of a previous consulting agreement with TriPoint, Werke Pharmaceuticals, Inc., our wholly owned subsidiary issued TriPoint 500,000 shares of its common stock, which shares were exchanged pursuant to the terms of our share exchange agreement with the shareholders of Werke Pharmaceuticals, Inc. into shares of AXM Pharma common stock. On April 29, 2004, the Board authorized Peter Cunningham to sign a new agreement with Tripoint Capital Advisors for their consulting services. In addition, Werke Pharmaceuticals, Inc. is party to a consulting agreement with Investor Communications Company, LLC , a company in which Mark Elenowitz directly benefits from 20% of the stock compensation received from the Company. Pursuant to the terms of the consulting agreement, Werke Pharmaceuticals, Inc. is required to pay Investor Communications Company, LLC a monthly fee of $5,000 and issued to Investor Communications Company, LLC 120,000 shares of its common stock which were subsequently converted into shares of AXM Pharma common stock as a result of the Share Exchange.

         On September 12, 2002, Byrle Lerner, a significant shareholder of AXM Pharma, made a capital contribution of $100,000 to Werke Pharmaceuticals, Inc. to provide working capital for Werke Pharmaceuticals, Inc.'s United States administrative offices, including expenses for travel to The Peoples Republic of China by Werke Pharmaceuticals, Inc.'s U.S. employees and consultants. Mr. Lerner received shares of Werke Pharmaceuticals, which were later exchanged for shares of AXM Pharma pursuant to our share exchange with Werke Pharmaceuticals, in consideration for his capital contribution.

         In September 2003, we engaged Amaroq Capital, LLC, to provide advice regarding business development and to identify and review potential merger and acquisition candidates in Asia. Amaroq Capital will be paid $5,000 per month for its services and is entitled to receive additional compensation in connection with mergers or acquisitions that it identifies or for which it provides substantive assistance to AXM Pharma. The current agreement with Amaroq Capital is for a six month term and is terminable only upon the mutual written consent of AXM Pharma and Amaroq Capital. Amaroq Capital is owned by Joseph Cunningham, brother of Peter Cunningham, our President and Chief Executive Officer.

         In April 2003, we engaged Rabelaisian Resources, Plc., to provide consulting services for AXM Pharma. Rabelaisian Resources' agreement expired in August 2003. Rabelaisian Resources is owned by Peter Cunningham, who is currently our President and Chief Executive Officer. In August 2003, Mr. Cunningham was hired as our Chief Operating Officer and was promoted to the positions of President and Chief Executive Officer following the resignation of That Ngo from such positions in September 2003.


RECENT SALES OF UNREGISTERED SECURITIES

         In order to accomplish the March 2003 share exchange with Werke Pharmaceuticals, Inc., we issued an aggregate of 11,420,000 shares of common stock in exchange for all of the issued and outstanding capital stock of Werke Pharmaceuticals, Inc. The shares issued to the former shareholders of Werke
Pharmaceuticals, Inc. were issued to 25 accredited investors pursuant to an exemption from registration under Section 4(2) of the Securities Act and to 33 non-U.S. persons pursuant to an exemption from registration under Regulation S promulgated under the Securities Act.


         On April 30, 2003, we issued 30,000 shares of restricted common stock to Rabelaisian Resources, Plc. pursuant to a consulting agreement. Rabelasian Resources' services were business and product development. The shares were issued pursuant to the exemption from registration provided by Section 4(2) of the Securities Act for issuances not involving a public offering. The shares were valued at $1.80 per share, the market price for shares of our common stock at the time of issuance. Therefore, the total aggregate value of the consideration paid to Rabelasian Resources was $54,000.

         On April 30, 2003, we issued 150,000 shares of restricted common stock to Madden Consulting, Inc. pursuant to a consulting agreement. The services to be provided under the consulting agreement were investor and public relations. On September 18, 2003, we issued an additional 400,000 shares to Madden Consulting, in connection with renewal of its consulting agreement. The shares were issued pursuant to the exemption from registration provided by Section 4(2) of the Securities Act for issuances not involving a public offering. The shares issued on April 30, 2003, were valued at $1.80 per share and the shares issued on September 18, 2003, were valued at $5.00 per share, the market price for shares of our common stock at the respective times of issuance. Therefore, the total aggregate value of the consideration paid to Madden Consulting was $270,000 on April 30, 2003, and $2,000,000 on September 18, 2003.

         On May 1, 2003, we issued 25,000 shares of restricted common stock to Robert Alexander pursuant to a consulting agreement. The services to be provided under the consulting agreement were the identification and evaluation of pharmaceutical companies, products and licenses in Canada. The shares were issued pursuant to the exemption from registration provided by Section 4(2) of the Securities Act for issuances not involving a public offering. The shares were valued at $1.50 per share, the market price for shares of our common stock at the time of issuance. Therefore, the total aggregate value of the consideration paid to Robert Alexander was $37,500.

         On May 21, 2003, we issued 40,000 shares of restricted common stock to Amaroq Capital, LLC pursuant to a consulting agreement. The services to be provided under the consulting agreement were business development and financial consulting. The shares were issued pursuant to the exemption from registration provided by Section 4(2) of the Securities Act for issuances not involving a public offering. The shares were valued at $1.75 per share, the market price for shares of our common stock at the time of issuance. Therefore, the total aggregate value of the consideration paid to Amaroq Capital was $70,000.

         On May 21, 2003, we issued 15,000 shares of restricted common stock to McCartney Multimedia, Inc. in consideration for the creation of our website and corporate logo. The shares were issued pursuant to the exemption from registration provided by Section 4(2) of the Securities Act for issuances not involving a public offering. The shares were valued at $1.75 per share, the market price for shares of our common stock at the time of issuance. Therefore, the total aggregate value of the consideration paid to McCartney Multimedia was $26,250.

         On June 27, 2003, we issued 80,000 shares of restricted common stock to Woodbridge Management, Ltd. pursuant to a consulting agreement. The services to be provided under the consulting agreement were business development, corporate strategy, and assistance with joint ventures, mergers and acquisitions. The shares were issued pursuant to the exemption from registration provided by
Section 4(2) of the Securities Act for issuances not involving a public offering. The shares were valued at $4.45 per share, the market price for shares of our common stock at the time of issuance. Therefore, the total aggregate value of the consideration paid to Woodbridge Management was $356,000.

         On August 21, 2003, and September 12, 2003, we issued 2,750,000 shares of our preferred stock at a price per share of $2.00 and 2,750,000 warrants, each of which entitles the holder to purchase one share of our common stock for a period of five years from the date of issuance at a price of $3.00 per share, to two accredited investors pursuant to a private equity financing. Each share of preferred stock is convertible, at the option of the holder, into one share of common stock, subject to adjustment for certain occurrences. We also issued a five-year warrant to purchase up to 275,000 units , each Unit consisting of one share of preferred stock and one Warrant at an exercise price of $2.00 per Unit to TN Capital Equities, Ltd., our placement agent in connection with the private equity financing. The private equity financing described above was made pursuant to the exemption from the registration provisions of the Securities Act provided by Section 4(2) of the Act and Rule 506 of Regulation D promulgated thereunder.

         On August 31, 2003, we issued 41,667 shares to Peter Cunningham, our President and Chief Executive Officer, pursuant to the terms of his employment agreement with AXM Pharma. The shares were issued pursuant to the exemption from registration provided by Section 4(2) of the Securities Act for issuances not involving a public offering. The shares were valued at $5.00 per share, the market price for shares of our common stock at the time of issuance. Therefore, the total aggregate value of the consideration paid to Peter W. Cunningham was $208,335.

         On September 18, 2003, we issued 100,000 shares to Lan Hao, our Chief Financial Officer, pursuant to the terms of his employment agreement with AXM Pharma. The shares were issued pursuant to the exemption from registration provided by Section 4(2) of the Securities Act for issuances not involving a public offering. The shares were valued at $5.00 per share, the market price for shares of our common stock at the time of issuance. Therefore, the total aggregate value of the consideration paid to Lan S. Hao was $500,000.

         On December 31, 2003, we issued 860,000 shares of our preferred stock, at a price per share of $2.25 and 1,000,000 warrants. Each share of preferred stock is convertible, at the option of the holder, into one share of common stock, subject to adjustment for certain occurrences. Each warrant entitles the holder to purchase one share of our common stock for a period of five years from the date of issuance at a price of $3.00 per share. Holders of our warrants may also exercise the warrants through a cashless exercise under certain circumstances. In addition, we issued to TN Capital Equities, our placement agent, a five-year warrant to purchase up to 86,000 shares of our preferred stock for $2.25 per share and up to 100,000 warrants to purchase shares of our common stock upon exercise at $3.00 per share, on a pro-rata basis to the number of shares of preferred stock purchased. The private equity financing described above was made pursuant to the exemption from the registration provisions of the Securities Act provided by Section 4(2) of the Act and Rule 506 of Regulation D promulgated thereunder.

         On January 26, 2004, the Board authorized the issuance of 100,000 shares of restricted common shares and 50,000 warrants to Great Eastern Securities, Inc. pursuant to an investment banking agreement. The shares are to be released quarterly based upon a vesting schedule of 25,000 shares per quarter during the term of the agreement. Pursuant to an agreement that was executed on December 18, 2003, Great Eastern will provide investor relations related services and assist AXM Pharma with broker relations for our stock. The warrants are for a term of five years and have an exercise price equal to $4.74 per share. The shares were issued pursuant to the exemption from registration provided by Section 4(2) of the Securities Act for issuances not involving a public offering. The shares were valued at $5.65 per share, the market price for shares of our common stock at the time of issuance. Therefore, the total aggregate value of the consideration paid to Great Eastern Securities, Inc. was $639,828, including a $104,828 charge for black shoals valuation of the warrants issued.

         On February 2, 2004 and April 20, 2004, we issued 200,000 shares of restricted common and 100,000 shares of restricted common, respectively to the Aston Organization. We have only released 20,000 of the issued shares to the Aston Organization. The remaining 180,000 shares are to be released monthly based upon a vesting schedule of 15,000 shares per month during the term of the agreement. The services to be provided under the agreement are investor relations. The shares were issued pursuant to the exemption from registration provided by Section 4(2) of the Securities Act for issuances not involving a public offering. The shares were valued at $5.65 per share and $4.27 per share respectively, the market price for shares of our common stock at the time of issuance. Therefore, the total aggregate value of the consideration paid to the Aston Organization was $1,557,000.

         On May 7, 2004, we issued 120,000 shares of restricted common stock, and 200,000 warrants at $6.00 per warrant, to XCL Partners, Inc. 20,000 shares were released when the agreement was signed on June 24, 2004. The remaining 100,000 shares are to be released monthly based upon a vesting schedule of 10,000 shares per month for ten (1 0 ) months , beginning 30 days after effective date of the agreement The services to be provided under the agreement are investor relations. 20,000 warrants shall vest immediately. The remaining 180,000 warrants shall be released monthly based on a vesting schedule of 15,000 warrants per month for eleven (11) months. The shares were issued pursuant to the exemption from registration provided by Section 4(2) of the Securities Act for issuances not involving a public offering. The shares were valued at $4.09 per share, the market price for shares of our common stock at the time of issuance. Therefore, the total aggregate value of the consideration paid to the XCL Partners was $ 490,800.

         On May 10, 2004 we issued 300,000 shares to Madden Consulting, Inc. pursuant to a consulting agreement. The services to be provided under the consulting agreement were investor and public relations. The shares were issued pursuant to the exemption from registration provided by Section 4(2) of the Securities Act for issuances not involving a public offering. The shares were valued at $3.92 per share, the market price for shares of our common stock at the time of issuance. Therefore, the total aggregate value of the consideration paid to Madden Consulting was $1,176,000.

         On June 24, 2004, we issued 30.425 shares of our preferred stock, at a price per share of $100,000 and 357,936 common stock purchase warrants, each of which entitles the holder to purchase one share of our common stock, $.001 par value, for a period of three years from the date of issuance at a price equal to $5.50 per share to accredited investors pursuant to a private equity financing. Each share of the preferred stock shall be convertible into a number of fully paid and nonassessable shares of our common stock at a fixed conversion price of

$4.25 per share. In addition, we issued to HC Wainwright, our placement agent, a three-year warrant to purchase up to 3shares of our Series C Preferred Stock at a price of $4.25per share and up to 35,793 warrants. The private equity financing described above was made pursuant to the exemption from the registration provisions of the Securities Act provided by Section 4(2) of the Act and Rule 506 of Regulation D promulgated thereunder. The securities issued have not been registered under the Act and may not be offered or sold in the United States absent registration or an applicable exemption from registration requirements.

         On June 24, 2004, we issued 100,000 warrants to each of SF Capital Partners Ltd., Gryphon Master Fund, L.P., Banyon Asia Limited and Banyon Mac 24, Ltd. in consideration for services provided related to our recent private equity financing. The private equity financing described above was made pursuant to the exemption from the registration provisions of the Securities Act provided by
Section 4(2) of the Act and Rule 506 of Regulation D promulgated thereunder. The securities issued have not been registered under the Act and may not be offered or sold in the United States absent registration or an applicable exemption from registration requirements.





                            DESCRIPTION OF SECURITIES


         Our authorized capital consists of 50,000,000 shares of common stock, $.001 par value per share, and 10,000,000 shares of preferred stock, $.001 par value per share. As of June 25, 2004, there were outstanding 15,338,530 shares of our common stock outstanding and 3,085,030.425 shares of our preferred stock.

COMMON STOCK

         The holders of common stock are entitled to one vote for each share held of record on all matters to be voted on by stockholders. The holders of common stock are entitled to receive such dividends, if any, as may be declared from time to time by the Board of Directors, in its discretion, from funds legally available therefore. Upon liquidation or dissolution of AXM Pharma, the holders of common stock are entitled to receive, pro rata, assets remaining available for distribution to stockholders. The common stock has no cumulative voting, preemptive or subscription rights and is not subject to any future calls. There are no conversion rights or redemption or sinking fund provisions applicable to the shares of common stock. All the outstanding shares of common stock are fully paid and nonassessable. Other than the possible effects of the issuance of preferred stock described below, there are no provisions in our Articles of Organization or Bylaws that would delay, defer or prevent a change in control.

PREFERRED STOCK

         Our Board of Directors is authorized, without further action by the shareholders, to issue, from time to time, up to 10,000,000 shares of preferred stock in one or more classes or series. Similarly, our Board of Directors is authorized to fix or alter the designations, powers, preferences, and the number of shares which constitute each such class or series of preferred stock. Such designations, powers or preferences may include, without limitation, dividend rights (and whether dividends are cumulative), conversion rights, if any, voting rights (including the number of votes, if any, per share), redemption rights (including sinking fund provisions, if any), and liquidation preferences of any unissued shares or wholly unissued series of preferred stock. As of the date of this prospectus, we have issued 2,225,000 shares of our Series A Preferred Stock, 860,000 shares of our Series B Preferred Stock and 30.425 shares of our Series C Preferred Stock.

         It is not possible to state the actual effect of any authorization of preferred stock upon the rights of holders of common stock until our Board determines the specific rights of the holders of any series of preferred stock, other than the Series A Preferred Stock, Series B Preferred Stock and Series C Preferred Stock described herein. Our Board of Director's authority to issue preferred stock also provides a convenient vehicle in connection with possible acquisitions and other corporate purposes, but could have the effect of making it more difficult for a third party to acquire a majority of our outstanding voting stock. Accordingly, the issuance of preferred stock may be used as an "anti-takeover" device without further action on the part of our stockholders, and may adversely affect the holders of our common stock.

SERIES A PREFERRED STOCK

         Our  Board  of  Directors  has  designated   4,050,000  shares  of  our
authorized preferred stock as Series A Convertible Preferred Stock. The principal terms of the preferred stock are as follows:

         Voting. The holder of each share of the Series A Preferred stock shall be entitled to the number of votes equal to the number of shares of common stock into which such share of preferred stock could be converted into for purposes of determining the shares entitled to vote at any regular, annual, or special meeting of our shareholders. The Series A Preferred Stock has voting rights and powers equal to the voting rights and powers of the common stock and votes together with the common stock as a single class. Holders are entitled to notice of any shareholders' meeting in accordance with our Bylaws.

         Dividends. The holders of the Series A Preferred Stock shall be entitled to receive, when and as declared by our Board of Directors, non-cumulative dividends in such amounts as may be determined by the Board of Directors from time to time out of funds legally available therefor. No dividends (other than those payable solely in common stock) shall be paid on the common stock or the Series B Preferred Stock during any fiscal year until there shall have been paid or declared and set apart during that fiscal year for the holders of the preferred stock a dividend in an amount per share equal to (i) the number of shares of common stock issuable upon conversion of the preferred stock times (ii) the amount per share of the dividend to be paid on the common stock.

         Conversion. Each share of Series A Preferred Stock shall be convertible, at the option of the holder thereof, at any time after the date of issuance of such share, into such number of fully paid and nonassessable shares of common stock as is determined by dividing $2.00 by the Conversion Price applicable to such share in effect on the date the certificate is surrendered for conversion. The price at which shares of common stock shall be deliverable upon conversion of shares of the Series A Preferred Stock shall initially be $2.00 per share of common stock. Such initial Series A Conversion Price shall be adjusted in the event of (i) combination, subdivision or reclassification of the common stock, and (ii) the sale of common stock at a price, or the issuance of options, warrants or convertible securities with an exercise or conversion price per share, less than $2.00.

         Liquidation. In the event of any liquidation, dissolution or winding up of AXM Pharma, either voluntary and involuntary, the holders of each share of the Series A Preferred Stock shall be entitled to receive, prior and in preference to any distribution of any of the assets or surplus funds of AXM Pharma to the common stock holders or the Series B Preferred Stock holders, a preferred distribution. This distribution shall be an amount equal to (i) all declared and unpaid dividends on each such share; plus (ii) an amount per share equal to greater of (A) the original issue price ($2.00) per share of preferred stock, as adjusted for any stock splits, stock dividends, recapitalizations or similar occurrences, plus 8% per annum on such original issue price (as adjusted) accumulated, but not compounded, from the date of issuance to the date on which the liquidation preference is paid or (B) the amount that would be receivable if the preferred stock had been converted into common stock immediately prior to such liquidation distribution. In the event the assets and funds of AXM Pharma are insufficient to pay the entire liquidation preference of the preferred stock, the holders thereof will share ratably in the assets and funds of AXM Pharma in proportion to the preferential amount each such holder is otherwise entitled to receive.

SERIES B PREFERRED STOCK

         Our Board of Directors of has designated 2,000,000 shares of our authorized preferred stock as Series B Convertible Preferred Stock. The principal terms of the preferred stock are as follows:

         Voting. The holder of each share of the Series B Preferred Stock shall be entitled to the number of votes equal to the number of shares of common stock into which such share of preferred stock could be converted into for purposes of determining the shares entitled to vote at any regular, annual, or special meeting of our shareholders. The Series B Preferred Stock has voting rights and powers equal to the voting rights and powers of the common stock and votes together with the common stock as a single class. Holders are entitled to notice of any shareholders' meeting in accordance with our Bylaws.

         Dividends. The holders of the Series B Preferred Stock shall be entitled to receive, when and as declared by our Board of Directors, non-cumulative dividends in such amounts as may be determined by the Board of Directors from time to time out of funds legally available therefor. No dividends (other than those payable solely in common stock) shall be paid on the common stock during any fiscal year until there shall have been paid or declared and set apart during that fiscal year for the holders of the preferred stock a dividend in an amount per share equal to (i) the number of shares of common stock issuable upon conversion of the preferred stock times (ii) the amount per share of the dividend to be paid on the common stock. The holders of Series B Preferred Stock shall not, however, be entitled to paid any dividends (other than those payable solely in Common Stock) until such time as there shall have been paid or declared and set apart during that fiscal year for the holders of the Series A Preferred Stock a dividend in an amount per share equal to (i) the number of shares of Common Stock issuable upon conversion of the Series A Preferred Stock times (ii) the amount per share of the dividend to be paid on the Series B Preferred Stock.

         Conversion. Each share of Series B Preferred Stock shall be convertible, at the option of the holder thereof, at any time after the date of issuance of such share, into such number of fully paid and nonassessable shares of common stock as is determined by dividing $2.25 by the Conversion Price applicable to such share in effect on the date the certificate is surrendered for conversion. The price at which shares of common stock shall be deliverable upon conversion of shares of the preferred stock shall initially be $2.25 per share of common stock. Such initial Series A Conversion Price shall be adjusted in the event of (i) combination, subdivision or reclassification of the common stock, and (ii) the sale of common stock at a price, or the issuance of options, warrants or convertible securities with an exercise or conversion price per share, less than $2.25.

         Liquidation. In the event of any liquidation, dissolution or winding up of AXM Pharma, either voluntary and involuntary, the holders of each share of the preferred stock shall be entitled to receive, prior and in preference to any distribution of any of the assets or surplus funds of AXM Pharma to the common stock holders but after any distribution of the assets or surplus funds of AXM Pharma to the Series A Preferred Stock holders, a preferred distribution. This distribution shall be an amount equal to (i) all declared and unpaid dividends on each such share; plus (ii) an amount per share equal to greater of (A) the original issue price ($2.25) per share of preferred stock, as adjusted for any stock splits, stock dividends, recapitalizations or similar occurrences, plus 8% per annum on such original issue price (as adjusted) accumulated, but not compounded, from the date of issuance to the date on which the liquidation preference is paid or (B) the amount that would be receivable if the preferred stock had been converted into common stock immediately prior to such liquidation distribution. In the event the assets and funds of AXM Pharma are insufficient to pay the entire liquidation preference of the preferred stock, the holders thereof will share ratably in the assets and funds of AXM Pharma in proportion to the preferential amount each such holder is otherwise entitled to receive.

SERIES C PREFERRED STOCK

         Our Board of Directors of has designated 150 shares of our authorized preferred stock as Series C Convertible Preferred Stock. The principal terms of the preferred stock are as follows:

         Voting. The holder of each share of Series C Preferred Stock shall be entitled to the number of votes equal to the number of shares of common stock into which such share of preferred stock could be converted for purposes of determining the shares entitled to vote at any regular, annual or special meeting of our shareholders. The Series C Preferred Stock has voting rights and powers equal to the voting rights and powers of the common stock and votes together with the common stock as a single class. Holders are entitled to notice of any shareholders' meeting in accordance with our Bylaws.

         Dividends. The holders of record of shares of Series C Preferred Stock shall be entitled to receive, out of any assets at the time legally available therefor and when and as declared by the Board of Directors, dividends at the rate of six percent (6%) per annum. If we elect to pay any dividend in shares of common stock, the number of shares of common stock to be issued to the holder shall be an amount equal to the quotient of (i) the dividend payment divided by
(ii) the average of the volume weighted average prices of the common stock for the five (5) trading days prior to the date such dividend payment is due. Dividends on the Series C Preferred Stock shall be cumulative, shall accrue and be payable semi-annually. Dividends on the Series C Preferred Stock are prior and in preference to any declaration or payment of any distribution on any outstanding shares of junior stock. So long as any shares of Series C Preferred Stock are outstanding, we shall not declare, pay or set apart for payment any dividend or make any distribution on any junior stock (other than dividends or distributions payable in additional shares of junior stock), unless at the time of such dividend or distribution we shall have paid all accrued and unpaid dividends on the outstanding shares of Series C Preferred Stock.

         Conversion

         Voluntary Conversion: At any time on or after the Issuance Date, the holder of the any such shares of Series C Preferred Stock may, at the holder's option, elect to convert all or any portion of the shares of the preferred stock held by such person into a number of fully paid and nonassessable shares of common stock at the fixed conversion price of $4.25 per share.

         If within three (3) business days of our receipt of an executed copy of a conversion notice the transfer agent shall fail to issue and deliver to a holder the number of shares of common stock to which such holder is entitled upon such holder's conversion of the Series C Preferred Stock or to issue a new preferred stock certificate representing the number of shares of Series C Preferred Stock to which such holder is entitled, we shall pay additional damages to such holder on each business day after such third (3rd) business day that such conversion is not timely effected in an amount equal 0.5% of the product of (A) the sum of the number of shares of common stock not issued to the holder on a timely basis and to which such holder is entitled and, in the event hawse have failed to deliver a preferred stock certificate to the holder on a timely basis, the number of shares of common stock issuable upon conversion of the shares of Series C Preferred Stock represented by such preferred stock certificate, as of the last possible date which we could have issued such preferred stock certificate, and (B) the closing bid price of the common stock on the last possible date which we could have issued such common stock and such preferred stock certificate. If we fail to pay the additional damages within five (5) business days of the date incurred, then such payment shall bear interest at the rate of 2.0% per month (pro rated for partial months) until such payments are made.

         Mandatory Conversion: Each share of Series C Preferred Stock outstanding on the mandatory conversion date of June 24, 2007, shall, automatically and without any action on the part of the holder thereof, convert into a number of fully paid and nonassessable shares of common stock equal to the quotient of (i) the liquidation preference amount of $100,000 per share of preferred stock outstanding on the mandatory conversion date divided by (ii) the fixed conversion price of $4.25 per share. The mandatory conversion date shall be June 24, 2007; provided, that, that on the mandatory conversion date, the registration statement covering the resale of the shares of common stock underlying the preferred stock is effective and has been effective, without lapse or suspension of any kind, for a period sixty (60) consecutive calendar days, or the shares of common stock underlying the preferred stock can be converted may be offered for sale to the public pursuant to Rule 144(k) under the Securities Act.

         The fixed conversion price may be adjusted in the event of (i) combination, stock split, or reclassification of the common stock; (ii) capital reorganization; (iii) distribution of dividends; or (iv) the issuance or sale of additional shares of common stock or common stock equivalents.

         Liquidation. In the event of the liquidation, dissolution or winding up of the affairs of AXM Pharma, whether voluntary or involuntary, the holders of each share of the Series C Preferred Stock then outstanding shall be entitled to receive, out of our assets available for distribution to our stockholders, a liquidation preference amount in an amount equal to $100,000 per share of the Series C Preferred Stock plus any accrued and unpaid dividends before any payment shall be made or any assets distributed to the holders of the common stock or any other junior stock; provided, however, that the then outstanding shares of Series A and B Preferred Stock shall be deemed to be senior to the Series C Preferred Stock. In the event our assets and funds are insufficient to pay the entire liquidation preference of the preferred stock, the holders thereof then all of said assets will be distributed among the holders of the Series C Preferred Stock and the other classes of stock on a parity with the Series C Preferred Stock, if any, ratably in accordance with the respective amounts that would be payable on such shares if all amounts payable thereon were paid in full. No cash shall be paid to holders of junior stock unless each holder of the outstanding shares of Series C Preferred Stock has been paid in cash the full Liquidation Preference Amount plus any accrued and unpaid dividends to which such holder is entitled as provided herein and that no distribution shall be paid to the holders of Series C stock until such time as the holders of Series A and B Preferred Stock have been paid any liquidation preference with respect to the terms of such stock currently in effect. After payment of the full liquidation preference amount plus any accrued and unpaid dividends to which each holder is entitled, such holders of shares of Series C Preferred Stock will not be entitled to any further participation as such in any distribution of the assets of AXM Pharma.


WARRANTS

Exercisable until August, September and December 2008, respectively

         Each warrant allows its holder to purchase one share of common stock for $3.00, subject to adjustment, until five years after the date of issuance. Holders may also exercise the warrants through a cashless exercise using the following formula:

                  X =   Y(A-B)
                        ------
                          A

     where:

                  X =   the number of shares of common stock to be issued to the
                        Holder  upon  exercise  of the Warrant;
                  Y =   the number of Warrant Shares identified in the  Exercise
                        Form as being applied to the subject exercise;
                  A =   the Current Market Price on such date; and
                  B =   the Exercise Price on such date

         The warrants are redeemable, commencing 60 days from the date of their issuance, by us at a price of $.05 per warrant at any time prior to their exercise or expiration upon 30 days' prior written notice. However, we may only redeem the warrants if (i) the closing sales price for the common stock has been at least $4.00 per share for 30 consecutive calendar days; (ii) a registration statement is effective and is available for resale of such Warrant Shares during the entire 30-day notice period; and (iii) the holder would not be prevented from selling the shares issuable upon exercise of the warrants as a result of any lock-up or dribble-out provisions The warrants remain exercisable during the 30-day notice period. Any holder who does not exercise that holder's warrants prior to their expiration or redemption, as the case may be, forfeits that holder's right to purchase the shares of common stock underlying the warrants.

         The exercise price of the warrants and the number of shares of common stock purchasable upon exercise of the warrants are subject to adjustment upon the occurrence of certain events. Such events include split-ups or combinations of our common stock, dividends payable in our common stock, and the issuance of rights to purchase additional shares of our common stock or to receive other securities convertible into additional shares of common stock.

         Pursuant to the terms of the warrants, AXM Pharma shall not effect the exercise of any warrants, and no person who is a holder of any warrant shall have the right to exercise their warrants, to the extent that after giving effect to such exercise, such person would beneficially own in excess of 9.99% of the shares of our common stock outstanding immediately after giving effect to such exercise. Additionally, the warrants issued to SF Capital Partners Ltd., contain an additional cap on exercise, which prevents the holder from exercising and AXM Pharma from effecting any exercise of the warrants issued to SF Capital Partners if after giving effect to such exercise, such person would beneficially own in excess of 4.99% of the shares of our common stock outstanding immediately after giving effect to such exercise. This 4.99% is waivable by the holder on 61 days written notice to AXM Pharma. The 1,000,000 warrants issued on December 31, 2003, also contain 4.99% cap on exercise that is identical to the cap on the warrants issued to SF Capital Partners, except that it is waivable by the holder on 65 days written notice to us.

         No fractional shares will be issued upon the exercise of the warrants, but we will pay cash for the value of any fractional shares or warrants otherwise issuable.

         Each Investor Warrant will expire at the close of business on the fifth anniversary of the date of issuance.

Exercisable until June 2007

         Each warrant allows its holder to purchase one share of common stock for $5.50, subject to adjustment, until three years after the date of issuance.

         The exercise price of the warrants and the number of shares of common stock purchasable upon exercise of the warrants are subject to adjustment upon the occurrence of certain events. Such events include split-ups or combinations of our common stock, dividends payable in our common stock, and the issuance of rights to purchase additional shares of our common stock or to receive other securities convertible into additional shares of common stock.

         Pursuant to the terms of the warrants, AXM Pharma shall not effect the exercise of any warrants, and no person who is a holder of any warrant shall have the right to exercise their warrants, to the extent that after giving effect to such exercise, such person would beneficially own in excess of9.99% of the then outstanding shares of our common stock. Also, the holders of the warrants are subject to an additional 4.99% cap on exercise of the warrants, which limit may be waived by the holder on 65 days written notice to AXM Pharma.

         No fractional shares will be issued upon the exercise of the warrants, but we will pay cash for the value of any fractional shares or warrants otherwise issuable.

         Each Investor Warrant will expire at the close of business on the third anniversary of the date of issuance.


DIVIDEND POLICY

         It is the policy of our Board of Directors to retain our earnings for use in our day-to-day operations and expansion of our operations. We have not declared any dividends on our common stock, nor do we intend to declare any dividends in the foreseeable future.

         In the event that our Board of Directors determines to declare a dividend, no dividends can be paid to the holders of our common Stock until we have paid to the holders of our preferred stock a dividend in an amount per share equal to (i) the number of shares of common stock issuable upon conversion of the preferred stock times (ii) the amount per share of the dividend to be paid on the common stock. Other than the dividend preference described herein for holders of our preferred stock, there are no loans or other contractual obligations that restrict our ability to pay dividends.


REGISTRATION RIGHTS

         We granted purchasers of our Series A Preferred Stock certain rights with respect to the registration under the Securities Act of the shares of common stock issuable upon conversion of the Preferred Stock and the shares of common stock issuable upon exercise of the warrants. We agreed to file, within 45 days of date of the purchase agreements, a registration statement on Form SB-2 (or such other form as is applicable) registering the resales of such shares of common stock. We granted TN Capital Equities, Ltd, the placement agent comparable registration rights with respect to the shares of common stock underlying the Agent's Warrants.

         In addition to the registration rights granted to the purchasers of the preferred stock, we granted piggy-back registration rights to certain persons in connection with shares of our common stock issued in consideration for services performed our behalf.

         We also agreed to file a registration statement covering the resale of the shares of common stock issuable upon conversion of our Series B Preferred Stock and the exercise of the warrants we issued on December 31, 2003. We are required to file such registration statement on or before June 30, 2004. If the registration statement is not declared effective by October 15, 2004, we will pay liquidated damages equal to 1.0% of the amount invested and shall pay liquidated damages equal to 0.5% of the amount invested for each subsequent 30-day period. In no event however, shall the liquidated damages exceed 18% in the aggregate.

         In connection with the issuance of the shares of Series C Preferred Stock and warrants issued on June 24, 2004, we agreed to file the current registration statement with the Securities and Exchange Commission to register for resale the shares of our common stock into which the shares of our preferred stock may be converted and the shares of common stock issuable upon the exercise of the warrants. We are required to file such registration statement on or before July 15, 2004. If the registration statement is not declared effective by October 15, 2004, we will be required to pay liquidated damages equal to 1.0% of the amount invested and additional liquidated damages equal to 0.5% of the amount invested for each subsequent 30-day period. In no event however, shall the liquidated damages exceed 18% in the aggregate. We also agreed to provide the same penalty provisions to our Series B Shareholders whose stock is also being registered as part of this prospectus.


TRANSFER AGENT

         The transfer agent for the common stock is Signature Stock Transfer, 2301 Ohio Drive, Plano, Texas 75093, (972) 612-4120. AXM Pharma acts as its own transfer agent with regard to the Preferred Stock and warrants.


                            MARKET FOR COMMON EQUITY
                         AND RELATED SHAREHOLDER MATTERS

         The common stock is currently listed on the American Stock Exchange under the symbol "AXJ." Prior to March 14, 2003, the date on which the reverse acquisition with Werke Pharmaceuticals, Inc. occurred, the common stock was quoted under the symbol "WICK" on the over-the-counter Bulletin Board.

         The following table sets forth the quarterly high and low bid prices for the common stock since the quarter ended March 30, 2002. The prices set forth below represent inter-dealer quotations, without retail markup, markdown or commission and may not be reflective of actual transactions.

FISCAL 2003                                                    HIGH      LOW
                                                               ----      ---
Quarter ended March 31, 2002 ...............................  $ 0.55    $ 0.10
Quarter ended June 30, 2002 ................................    7.00      0.11
Quarter ended September 30, 2002 ...........................    0.51      0.10
Quarter ended December 31, 2002 ............................    0.51      0.09
January 1, 2003 to March 13, 2003 ..........................    0.51      0.14
Quarter ended March 30, 2003 (beginning on March 14) .......    1.85      0.14
Quarter Ended June 30, 2003 ................................    6.69      1.05
Quarter Ended September 30, 2003 ...........................    5.68      4.20
Quarter Ended December 31, 2003 ............................    5.10      3.30
Quarter Ended March 31, 2004 ...............................    7.30      3.80


         Starting on March 3, 2004, our common stock listed on the American Stock Exchange, also called the AMEX, under the trading symbol "AXJ." On May 13, 2004, the closing bid for our common stock as reported on the AMEX was $4.28 per share. As of June 25, 2004 there were 15,338,530 shares of common stock outstanding, 2,225,000 shares of Series A Preferred Stock outstanding 860,000 shares of Series B Preferred Stock outstanding, and 30.425shares of Series C Preferred Stock outstanding. At June 25, 2004, there were approximately 115 record holders of our common stock. This number excludes any estimate by AXM Pharma of the number of beneficial owners of shares held in street name, the accuracy of which cannot be guaranteed.

         We have not paid cash dividends on any class of common equity since formation and we do not anticipate paying any dividends on our outstanding common stock in the foreseeable future.

                     MANAGEMENT'S DISCUSSION AND ANALYSIS OF
                  FINANCIAL CONDITION AND RESULTS OF OPERATIONS

         The following discussion should be read in conjunction with our financial statements and the notes thereto which appear elsewhere in this report. The results shown herein are not necessarily indicative of the results to be expected in any future periods. This discussion contains forward-looking statements based on current expectations, which involve uncertainties. Actual results and the timing of events could differ materially from the forward-looking statements as a result of a number of factors. Readers should also carefully review factors set forth in other reports or documents that we file from time to time with the Securities and Exchange Commission.


                                    Overview

         On March 14, 2003, we completed a share exchange with Werke Pharmaceuticals, Inc., a Delaware corporation, formed to develop and finance the growth of Chinese based pharmaceutical companies. As a result of the share exchange, Werke became our wholly owned subsidiary. Werke's wholly owned operating subsidiary is Shenyang Tianwei Werke Pharmaceutical Co. Ltd., a northern China-based pharmaceutical company. The comparables discussed below relate to the operations of Werke and its wholly owned subsidiary, Shenyang Tianwei Werke Pharmaceutical Co., for the periods discussed.

         In April 2004, we received approval from the Liaoning Province Bureau of Industry and Commerce and the Liaoning Province Ministry of Foreign Trade and Investment to change the name of our wholly owned subsidiary in China from Shenyang Tianwei Werke Pharmaceuticals, Ltd. to AXM Pharma Shenyang, Inc. This approval of our name change paves the way for us to repackage our product line with the AXM Pharma brand. We are currently undertaking a full redesign and reconfiguration of our packaging by our international brand consulting firm, ZZAD and Ogilvy and Mather.

         Our products are currently primarily sold through one third party distributor, Liaoning Weikang Medicine Co., Ltd. and its selected sub-distributors, to hospital pharmacies in the key cities of Shanghai, Guangzhou and Shenyang. We anticipate expanding our sales into retail pharmacies within these regions during the next quarter and will make efforts to expand both hospital and retail pharmacy sales into other regional cities such as Beijing.

         We are currently seeking to license various branded OTC products from identifiable North American pharmaceutical and supplement companies for distribution and manufacturing in China and Asia-Pacific. As of the date of this filing we have entered into a licensing agreement to manufacture, market and sell certain vitamin and vitamin supplements in The Peoples Republic of China under the Sunkist brand name and trademark. The agreement grants AXM Pharma exclusive rights in The Peoples Republic of China, excluding Macao and Hong Kong, for use of the Sunkist brand name for AXM Pharma's range of vitamin and vitamin supplements (excluding vitamin-fortified confections). The agreement also grants AXM Pharma a right of first refusal for any territory in the rest of Asia where Sunkist does not currently license the product categories covered by their agreement with AXM Pharma. Under the terms of the agreement, we are required to achieve certain sales targets each year, for each category of product licensed under the agreement. If we fail to achieve the agreed upon sales targets for any two consecutive years, the agreement may be terminated with regard to such product category by Sunkist in its discretion.

LIQUIDITY AND CAPITAL RESOURCES

         Total assets increased from $4,596,520 at March 31, 2003 to $11,411,811 at March 31, 2004. The increase is primarily attributable to the increase in cash of approximately $5.0 million and an increase in inventories of approximately $1.9 million.

         During the first quarter, we completed a private equity financing of $1,950,000 with two accredited investors. After payment of costs and expenses, including fees of the placement agent, we received net proceeds of approximately $1,734,833. Pursuant to the terms of the purchase agreement with our investors, dated as of December 31, 2003, we issued 1,00,000 shares of our preferred stock, $.001 par value per share, at a price per share of $2.25 and 860,000 warrants. Each share of preferred stock is convertible, at the option of the holder, into one share of common stock, subject to adjustment for certain occurrences. Each warrant entitles the holder to purchase one share of our common stock, $.001 par value, for a period of five years from the date of issuance at a price of $3.00 per share.

         Our total outstanding current liabilities increased to approximately $1,596,196 at March 31, 2004, as compared to approximately $1,644,062 at March 31, 2003. The current liabilities decrease was the result of additional accrued expenses in the current period.

         From March 31, 2003, to March 31, 2004, our cash and cash equivalents increased by approximately $5.0 million as a result of receipt of net proceeds in the private placement offering of $3,674,833. Approximately $1,769,828 of non-cash general, administrative and selling expenses were incurred in the period ended March 31, 2004. The non-cash expense is where we pay for services (e.g. financial consulting and investor relations services) using shares of our common stock. In the past the Company took advantage of these opportunities to conserve cash.

         We currently have sufficient cash to maintain operations at their present level through the end of the current year. However, to fulfill our planned expansion in sales territory, complete the factory, implement the required systems and fund our working capital needs, we will need to raise approximately $12 million in additional funds. We are currently seeking to raise this additional capital, but there cannot be any guarantees that we will be able to raise this additional capital on terms acceptable to management or at all. We are currently in a position to call a significant number of outstanding warrants, in the event that all warrants were called and converted we would receive gross proceeds of approximately $9 million. If we are not be able to raise this additional capital through warrant conversions or additional fund raising activities we could be forced to curtail some of the currently anticipated expenditures in the above mentioned areas. Should we be forced to do this it could have an impact on our the anticipated future sales and earnings.

         If the warrants are not exercised and we are unable to provide necessary capital for construction of the Shenyang plant from future revenues or financing activities, this may cause delays in the construction of the Shenyang plant. More likely, however, is that in the absence of the funds from the exercise of the warrants, we will still be able to complete the Shenyang plant but we will be forced to acquire manufacturing equipment that operates at lower capacity and speed. We intend to use the additional funds from exercise of the warrants, if any, for engineering support to increase speed of production through improving work flow and using higher speed equipment; for higher speed equipment for tableting and encapsulation production; and for higher volume equipment and higher speed equipment for cream mixing and filling production.

CRITICAL ACCOUNTING POLICIES

         We believe the following critical accounting policies, among others, affect our more significant judgments and estimates used in the preparation of our financial statements:

ALLOWANCE FOR DOUBTFUL ACCOUNTS

         We maintain allowances for doubtful accounts for estimated losses resulting from the inability of our customers to make required payments. The allowance for doubtful accounts is based on specific identification of customer accounts and our best estimate of the likelihood of potential loss, taking into account such factors as the financial condition and payment history of major customers. We evaluate the collectibility of our receivables at least quarterly. If the financial condition of our customers were to deteriorate, resulting in an impairment of their ability to make payments, additional allowances may be required. The differences could be material and could significantly impact cash flows from operating activities.

INVENTORY

         We write down our inventory for estimated obsolescence or unmarketable inventory equal to the difference between the cost of inventory and the estimated market value based upon assumptions about future demand, future pricing and market conditions. If actual future demand, future pricing or market conditions are less favorable than those projected by management, additional inventory write-downs may be required and the differences could be material. Such differences might significantly impact cash flows from operating activities.

ACCOUNTING FOR STOCK-BASED COMPENSATION

         We account for stock-based compensation based on the provisions of Accounting Principles Board Opinion No. 25, "Accounting for Stock Issued to Employees," as amended by the Financial Accounting Standards Board Interpretation No. 44, "Accounting for Certain Transactions Involving Stock Compensation." Accounting Principles Board Opinion No. 25 and Financial Accounting Standards Board Interpretation No. 44 state that no compensation expense is recorded for stock options or other stock-based awards to employees that are granted with an exercise price equal to or above the estimated fair value per share of the company's common stock on the grant date. We adopted the disclosure requirements of Statement of Financial Accounting Standards No. 123, "Accounting for Stock-Based Compensation," which requires compensation expense to be disclosed based on the fair value of the options granted at the date of the grant.

         In December 2002, the Financial Accounting Standards Board issued its Statement No. 148, "Accounting for Stock-Based Compensation -- Transition and Disclosure--an amendment of Financial Accounting Standards Board Statement No. 123." This Statement amends Statement of Financial Accounting Standards No. 123, to provide alternative methods of transition for an entity that voluntarily changes to the fair value based method of accounting for stock-based employee compensation. It also amends the disclosure provisions of Statement of Financial Accounting Standards No. 123 to require prominent disclosure about the effects on reported net income of an entity's accounting policy decisions with respect to stock-based employee compensation. The transition and annual disclosure provisions of Statement of Financial Accounting Standards No. 148 are effective for fiscal years ending after December 15, 2002, and the interim disclosure provisions were effective for the first interim period beginning after December 15, 2002. We did not voluntarily change to the fair value based method of accounting for stock-based employee compensation, therefore, the adoption of Statement of Financial Accounting Standards No. 148 did not have a material impact on our operations and/or financial position.

         We did not issue any stock options to employees during the period ended March 31, 2004, therefore pro forma disclosures are not required for the three months ended March 31, 2004.

CONVERTIBLE PREFERRED STOCK

         Convertible Preferred Sock issued by AXM Pharma is initially offset by a discount representing the relative fair value of the beneficial conversion feature and warrants. This beneficial conversion for the preferred stock is recorded as a dividend over the period the preferred stock is convertible and accelerated pro-rata as the preferred stock are converted. The beneficial conversion feature allocated to warrants is recognized over the life of the warrants and accelerated as warrants are exercised. The fair value of the warrants and beneficial conversion discount are calculated based on available market data using appropriate valuation models. The beneficial conversion feature is limited to the total proceeds received.

SALES ALLOWANCES

         A portion of our  business  is to sell  products  to  distributors  who
resell  the  products  to  the  end  customers.  In  certain  instances,   these
distributors obtain discounts based on the contractual terms of these arrangements. Sales discounts are usually based upon the volume of purchases or by reference to a specific price in the related distribution agreement. We recognize the amount of these discounts at the time the sale is recognized. Additionally, sales returns allowances are estimated based on historical return data, and recorded at the time of sale. If the quality or efficacy of our products deteriorates or market conditions otherwise change, actual discounts and returns could be significantly higher than estimated, resulting in potentially material differences in cash flows from operating activities.

VALUATION OF INTANGIBLES

         From time to time, we acquire intangible assets that are beneficial to our product development processes. We periodically evaluate the carrying value of intangibles, including the related amortization periods. In evaluating acquired intangible assets, we determine whether there has been an impairment by comparing the anticipated undiscounted cash flows from the operation and eventual disposition of the product line with its carrying value. If the undiscounted cash flows are less than the carrying value, the amount of the impairment, if any, will be determined by comparing the carrying value of each intangible asset with its fair value. Fair value is generally based on either a discounted cash flows analysis or market analysis. Future operating income is based on various assumptions, including regulatory approvals, patents being granted, and the type and nature of competing products. If regulatory approvals or patents are not obtained or are substantially delayed, or other competing technologies are developed and obtain general market acceptance, or market conditions otherwise change, our intangibles may have a substantially reduced value, which could be material.

DEFERRED TAXES

         We record a valuation allowance to reduce the deferred tax assets to the amount that is more likely than not to be realized. We have considered estimated future taxable income and ongoing tax planning strategies in assessing the amount needed for the valuation allowance. Based on these estimates, all of our deferred tax assets have been reserved. If actual results differ favorably from those estimates used, we may be able to realize all or part of our net deferred tax assets. Such realization could positively impact our operating results and cash flows from operating activities.

VALUE ADDED TAX

         Value added tax payable is reported as a significant liability. The accounting policies adopted by management include full disclosure of the Value Added Tax liability calculated at 17% of the difference between ex factory price and the cost of raw materials, less the cost of the fees paid to the third-party original equipment manufacturing company.

LITIGATION

         We account for litigation losses in accordance with Statement of Financial Accounting Standards (SFAS) No. 5, "Accounting for Contingencies." Under SFAS No. 5, loss contingency provisions are recorded for probable losses at management's best estimate of a loss, or when a best estimate cannot be made, a minimum loss contingency amount is recorded. These estimates are often initially developed substantially earlier than the ultimate loss is known, and the estimates are refined each accounting period, as additional information is known. Accordingly, we are often initially unable to develop a best estimate of loss; therefore, the minimum amount, which could be zero, is recorded. As information becomes known, either the minimum loss amount is increased or a best estimate can be made, resulting in additional loss provisions. Occasionally, a best estimate amount is changed to a lower amount when events result in an expectation of a more favorable outcome than previously expected. Due to the nature of current litigation matters, the factors that could lead to changes in loss reserves might change quickly and the range of actual losses could be significant, which could materially impact our results of operations and cash flows from operating activities.

RESULTS OF OPERATIONS

COMPARISON OF RESULTS FOR THE FISCAL YEAR ENDED DECEMBER 31, 2003, TO THE FISCAL
--------------------------------------------------------------------------------
YEAR ENDED DECEMBER 31, 2002.
-----------------------------

         REVENUE. During the fiscal year ended December 31, 2003, we generated $10,025,605 from product sales compared to revenues from product sales for the fiscal year ended December 31, 2002, of $3,103,656. This is an increase of $6,921,949 or approximately 223%. The increase is primarily due to more robust sales of our product line, particularly the sales of Asarone tablets and Weifukang cream. Domestic Chinese customers accounted for 100% of total sales. We estimate that 45% of these sales were from the sale of Asarone Tablets and 27% were from the sale of Weifukang cream.

         Management anticipates growing total revenues by as much as 100% in 2004, through broader distribution within China and the addition of one or more new products. Despite the views of management, the statement concerning future gross revenues is a forward-looking statement that involves certain risks and uncertainties, which could result in a fluctuation of gross sales below those achieved for the year ended December 31, 2003. Pricing of our products and gross profit on product sales could change due to competitive forces, which could negatively impact future sales and or operating profits.

         GROSS PROFIT. Gross profit on product sales for the fiscal year ended December 31, 2003, was $3,497,325 compared to $621,579 for the fiscal year ended December 31, 2002, an increase of $2,875,746 or approximately 462%. The increase in gross profits during 2003 was due primarily to the $6.9 million increase in sales. More efficient third party product manufacturing accounted for the remainder of the increase in our gross profits. Assuming the product sales mix remains the same, management anticipates future gross profit margins to increase by as much as another 5% in 2004. This gross profit margin increase is due to higher pricing of our products and slightly lower production and distribution costs. We plan to achieve higher average unit prices through the introduction of new high value products and the revision of marketing and pricing programs to reflect the Wholly Foreign Owned Entity status of the Company. The State Food and Drug Administration allows for higher prices to be charged in the hospital tendering process by foreign owned enterprises as compared to locally owned companies. We believe that lower production and distribution costs will result from the opening of the new manufacturing facility, which will enable us to reduce processing costs through the use of high speed equipment. Further, with our own factory operating, we eliminate the need to pay the processing fees to the third-party original equipment manufacturer. We also believe that the increased unit production and sales volume being achieved will enable us to negotiate improved raw material supply prices. Despite the views of management, the statement concerning future gross profit margins is a forward-looking statement that involves certain risks and uncertainties, which could result in a fluctuation of gross margins below those achieved for the three months ended September 30, 2003. Pricing of our products and gross profit on product sales could change due to competitive forces that could negatively impact future sales and or operating profits.


         SALES, GENERAL AND ADMINISTRATIVE EXPENSES. We incurred Sales, General and Administrative expenses of $7,205,392 for fiscal year ended December 31, 2003, compared to $673,936 for the fiscal year ended December 31, 2002, an increase of $6,531,456. There were $3,522,085 in non-cash expenses in recognition of stock issued to cover administrative services provided by consultants in lieu of cash. The cash Selling, General and Administrative expense was $3,683,307 for the same period, or an increase of $3,009,371 and was the result of the increased personnel and outside services required to prepare the Company for the increase in sales, marketing of our products, expenses associated with our public reporting status and increased activities associated with the proposed construction of a new plant in Shenyang.

         NON-CASH CONSULTING ACTIVITIES. During the year ended December 31, 2003, our Board of Directors authorized the issuance of shares of our restricted common stock to various consultants in lieu of cash payments. Based upon the common stock trading price at the times of issuance, and FASB rules, we were required to incur non-cash consulting expenses of $3,522,085 for the issuance of these shares during the year ended December 31, 2003.

         NET LOSS. We recorded a Net Loss applicable to common shareholders for the fiscal year ended December 31, 2003, of $6,771,556 compared to a Net Loss of $52,357 for the fiscal year ended December 31, 2002. The increase is the result of the aforementioned increase in Selling, General and Administrative expenses and approximately $3.1 million charged to the deemed dividend from beneficial conversion feature embedded in the preferred stock. The net loss per share for the year ended December 31, 2003 was $0.52 per share calculated on weighted average shares outstanding of 12,927,956. This was compared to a net loss per share for the year ended December 31, 2002 of $0.01 for weighted average shares outstanding of 10,000,000.

COMPARISON  OF RESULTS FOR THE THREE MONTHS ENDED MARCH 31, 2004 TO THREE MONTHS
--------------------------------------------------------------------------------
ENDED MARCH 31, 2003
--------------------

         REVENUE. During the three-month period ended March 31, 2004 we generated $1,119,394 from product sales compared to revenues from product sales for the three-month period ended March 31, 2003 of $1,367,159. This represents a sales decrease of $247,765 from the three-month period ended March 31, 2003.

         The lower sales were due to management's strategic decision to eliminate the sales of the Cefalexin and Norflexin antibiotic products due to their significantly decreasing gross profit margins. Antibiotic pricing is under significant pressure from government hospital purchasers who are reducing the price they are willing to pay for antibiotics by up to 20% per year. Other product categories are not under such pressures. First quarter, sales of Asarone, Weifukang and Lifupeng were on target rising approximately 100% over the first quarter of 2003. Despite this lower sales figure for the period ended March 31, 2004, we still anticipate meeting our internal projections of approximately $33 million in sales for FY2004.

         In March 2004, we announced that we had acquired the rights to manufacture and distribute a new adjunctive therapy for Type II diabetes. In March 2004, we also announced the signing of an exclusive agreement with Sunkist

Growers to manufacture and distribute various vitamin and supplement products. In March 2004, we also announced that we had hired a former executive of
Viagra's (Pfizer) Marketing Service provider in China as Vice President of Marketing. Following the close of the first quarter, in April 2004, we announced that we had gained the rights to manufacture and distribute a new Feminine Hygeine Product, Xin Shu and had appointed ZZAD and Ogilvy & Mather to provide marketing and branding service support for the various new products. These events, coupled with anticipated expanded distribution and marketing relationships, have provided us with the key products and internal management and external advisors necessary for us to increase total revenues by as much as 300% in 2004. We anticipate completing new marketing and distribution relationships during the remainer of 2004. We are currently in negotiation with various new distribution and marketing partners, to date no additional distribution or marketing agreements have been executed. We will continue to seek additional manufacturing and marketing rights to new over-the-counter formulas and products.

         Despite the views of management, the statement concerning future gross revenues is a forward-looking statement that involves certain risks and uncertainties, which could result in a fluctuation of total sales below those anticipated to be achieved. Pricing of our products and gross profit on product sales could change due to competitive forces, which could negatively impact future sales and or operating profits.

         GROSS PROFIT. Gross profit on product sales for the three-month period ended March 31, 2004, was $539,064 compared to $439,750 for the three-month period ended March 31, 2003, an increase of $99,314. These figures represent a 22% increase of our gross margin to approximately 48%.

         This increase in gross profits was achieved through a planned elimination of the sales of our ultra-low margin antibiotic products. During the remainder of 2004, we anticipate continuing to increase our gross profit margin in order to achieve further gains, which we anticipate will represent an increase of more than 20% over our 2003 fiscal year. We anticipate this significant increase in gross profit margin through the introduction of our various new products, which are anticipated to have an average gross margin of 75%, the re-branding of our products under the AXM Pharma Shenyang and Sunkist brands, signing new distribution contract that provide margins which are equivalent or better than the agreements that were in force in 2003, and the opening of our new state of the art manufacturing plan in Shenyang scheduled for the second half of 2004.

         Despite the views of management, the statement concerning future gross profit margins is a forward-looking statement that involves certain risks and uncertainties, which could result in a fluctuation of gross margins below those anticipated to be achieived. Pricing of our products and gross profit on product sales could change due to competitive forces that could negatively impact future sales and or operating profits.

         SALES, GENERAL AND ADMINISTRATIVE EXPENSES. The cash portion of this expense category was $1,264,229 compared to $367,460 for the same period last year. This increase in cash expenditures on general, administrative and selling expense for this quarter compared to the same quarter last year is due primarily to the expansion of administrative staff in the US office to provide for financial reporting, capital raising efforts and maintaining our public relations at a level consistent with a public company. We also added staff in setting up the information technology function for reviewing possible software and hardware solutions. The expenditures in the information technology area are necessity in order to precede with the actual implementation and role our of our new manufacturing, marketing and accounting software modules in step with the completion of our new manufacturing facility in Shenyang and meeting US GMP and China GMP standards.

         In addition to the aforementioned cash expenses in the general, administrative and selling expense category there were $1,769,828 in non-cash expenses relating to stock issued for professional services rendered in the public relations area.

         NON-CASH CONSULTING ACTIVITIES. During the three-month period ended March 31, 2004, our Board of Directors authorized the issuance of shares of restricted common stock to various consultants in lieu of cash payments. Based upon the common stock trading price at the times of issuance, and FASB rules, we were required to incur non-cash consulting expenses of $1,769,828 for the issuance of these shares during the three-month period ended March 31, 2004.

         NET LOSS. As a result of the above, in the three months ended March 31, 2004, our net loss was $2,494,993 including $1,769,828 in non-cash stock issuance related losses. The net loss in the period applicable to common shareholders was $3,580,010 or $(0.25) per share compared to $72,290 profit the same period during 2003. The Net Loss for the three months ended March 31, 2004 was a result of increased expenses related to our public reporting status and increased activities associated with the construction of our new plant in Shenyang.

         The net loss and loss per share results for the three months ended March 31, 2004 were inline with internal management estimates. We have forecasted earnings per share for FY2004 at $0.42 cents per share, excluding non-cash expenses, on a fully diluted basis of approximately 21 million shares outstanding at year end.

         Despite the views of management, the statement concerning future earnings per share is a forward-looking statement that involves certain risks and uncertainties, which could result in a fluctuation of earnings below those anticipated to be achieved. Pricing of our products and gross profit on product sales could change due to competitive forces which could negatively impacted future earnings.

         ASSETS AND LIABILITIES. At March 31, 2004, we had total assets of $11,411,811 compared to total assets of $11,024,738 at December 31, 2003. Cash was $5,225,323 as of March 31, 2004, an increase of $2,274,541 from the $2,950,782 cash on hand as of December 31, 2003. Cash used in operations was $368,750 and cash provided by financing activities from the sale of common stock was $2,958,032.

         Accounts receivable was $854,384 at March 31, 2004, a decrease of $1,760,595 from the $2,614,979 at December 31, 2003. Inventories increased $681,791 to $2,925,545 from the $2,243,754 at December 31, 2003. The increase in inventories is attributable to preparing to meet the anticipated higher sales figures.

         Total liabilities at March 31, 2004 were $1,596,196, a decrease of $1,845,794 from the $3,441,990 at December 31, 2003. Accounts payable and accrued liabilities were $248,002 at March 31, 2004, a decrease of $98,670 from the $346,672 at December 31, 2003.



         CHANGES IN AND DISAGREEMENTS WITH ACCOUNTANTS ON ACCOUNTING AND
                              FINANCIAL DISCLOSURE

         We have had no disagreements with our certified public accountants with respect to accounting practices or procedures or financial disclosure.

                                LEGAL PROCEEDINGS

         On June 3, 2003, we received correspondence from counsel to an entity purportedly known as Axiom Pharmaceutical Corporation, which alleged that we were infringing upon its use of the trademark "Axiom Pharmaceutical Corporation." On September 29, 2003, we entered into a settlement agreement with Axiom Pharmaceutical Corporation, whereby we agreed to cease using the name "Axiom Pharmaceuticals, Inc." and in consideration Axiom Pharmaceutical Corporation agreed to release us from any claims of infringement regarding use of the trademark "Axiom Pharmaceutical Corporation" and to pay us $5,000.

         Other than as disclosed herein, we are not a party to any material legal proceeding and no such proceeding is known to be contemplated.

                                     EXPERTS

         The financial statements included in the Prospectus have been audited by Malone & Bailey, PLLC, independent certified public accountants to the extent and for the periods set forth in their report appearing elsewhere herein and are included in reliance upon such report given upon the authority of said firm as experts in auditing and accounting.


                                  LEGAL MATTERS

         Law Offices of Louis E. Taubman, P.C., has passed upon the validity of the securities being offered hereby.

                              FINANCIAL STATEMENTS



                          INDEPENDENT AUDITORS' REPORT

To the Board of Directors
  AXM Pharma, Inc.
  Playa del Rey, California

We have audited the accompanying consolidated balance sheet of AXM Pharma, Inc. as of December 31, 2003 and the related statements of operations, stockholders' equity, and cash flows for each of the two years then ended. These financial statements are the responsibility of AXM Pharma's management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of AXM Pharma, Inc. as of December 31, 2003 and the results of its operations and its cash flows for each of the two years then ended, in conformity with accounting principles generally accepted in the United States of America.


Malone & Bailey, PLLC
Houston, Texas
www.malone-bailey.com

March 11, 2004, except for Note 11,
  which is as of March 24, 2004




                                AXM PHARMA, INC.
                           CONSOLIDATED BALANCE SHEET
                                DECEMBER 31, 2003

                                     ASSETS

Current assets
  Cash                                                                     $  2,950,782
  Accounts receivable, net of allowance of $0                                 2,614,979
  Inventories                                                                 2,243,754
  Advances - supplier                                                         1,465,699
                                                                           ------------
    Total current assets                                                      9,275,214

Property and equipment, net                                                     299,776
Licenses                                                                      1,449,748
                                                                           ------------

    TOTAL ASSETS                                                           $ 11,024,738
                                                                           ============

                      LIABILITIES AND STOCKHOLDERS' EQUITY

Current liabilities
  Value added tax payable                                                  $  2,917,826
  Accounts payable and accrued expenses                                         524,164
                                                                           ------------
    Total current liabilities                                                 3,441,990
                                                                           ------------

Commitments

STOCKHOLDERS' EQUITY:
  Preferred stock, $.001 par value, 10,000,000 shares authorized,
    2,750,000 shares issued and outstanding                                       2,750
  Common stock, $.001 par value, 50,000,000 shares authorized,
    13,728,347 shares issued and outstanding                                     13,728
  Additional paid-in capital                                                 12,844,354
  Accumulated deficit                                                        (5,278,084)
                                                                           ------------
    Total Stockholders' Equity                                                7,582,748
                                                                           ------------

TOTAL LIABILITIES AND STOCKHOLDERS' EQUITY                                 $ 11,024,738
                                                                           ============






                See accompanying summary of accounting policies
                       and notes to financial statements.



                                AXM PHARMA, INC.
                      CONSOLIDATED STATEMENTS OF OPERATIONS
                     YEARS ENDED DECEMBER 31, 2003 AND 2002

                                                                      December 31,
                                                               2003              2002
                                                            --------------    --------------

  Revenues                                                  $   10,025,605    $    3,103,656

  Cost of revenues                                               6,528,280         2,482,077
                                                            --------------    --------------

  Gross profit                                                   3,497,325           621,579
                                                            --------------    --------------

  General, administrative and selling:
    Cash                                                         3,683,307           673,936
    Non-cash                                                     3,522,085                 -
                                                            --------------    --------------

                                                                 7,205,392           673,936
                                                            --------------    --------------

  Net loss                                                  $   (3,708,067)   $      (52,357)
                                                            ==============    ==============

  Net loss applicable to common shareholders:
    Net loss                                                $   (3,708,067)   $      (52,357)
    Beneficial conversion of preferred stock                    (2,933,137)                -
    Deemed dividend from beneficial conversion
     feature of warrants                                          (130,362)                -
                                                            --------------    --------------
  Net loss applicable to common shareholders                $   (6,771,556)   $      (52,357)
                                                            ==============    ==============

  Net loss per share:
                                                            $        (0.52)   $        (0.01)
    Basic and diluted                                                =====             =====


  Weighted averaged shares outstanding:
    Basic and diluted                                           12,927,956        10,000,000
                                                            ==============    ==============



                See accompanying summary of accounting policies
                       and notes to financial statements.



                                AXM PHARMA, INC.
                 CONSOLIDATED STATEMENTS OF STOCKHOLDERS' EQUITY
                     YEARS ENDED DECEMBER 31, 2003 AND 2002




                            Common Stock              Preferred Stock        Additional
                            ------------              ---------------        Paid-In        Accumulated
                          Shares        Amount       Shares       Amount     Capital          Deficit         Total
                       ------------   -----------  -----------   ---------   ------------   -------------   -------------
Balance,
  December 31, 2001      10,000,000   $    10,000            -   $       -   $  4,362,877   $  (1,517,660)  $   2,855,217

Contributed capital               -             -            -           -        100,000               -         100,000

Net loss                          -             -            -           -              -         (52,357)        (52,357)
                       ------------   -----------  -----------   ---------   ------------   -------------   -------------

Balance,
  December 31, 2002      10,000,000        10,000            -           -      4,462,877      (1,570,017)      2,902,860

Issuance of common
  stock in connection
  with recapitalization   2,846,680         2,847            -           -        (25,539)              -         (22,692)

Issuance of common
  stock for services        881,667           881            -           -      3,521,204               -       3,522,085

Issuance of preferred
  stock and warrants,
  net of expenses                 -             -    2,750,000       2,750      4,885,812               -       4,888,562

Beneficial conversion
  feature embedded in
  preferred stock and
  warrants                        -             -            -           -      3,063,499               -       3,063,499

Deemed dividend on
  preferred stock                 -             -            -           -     (2,933,137)              -      (2,933,137)

Deemed dividends
  on warrants                     -             -            -           -       (130,362)              -        (130,362)

Net loss                          -             -            -           -              -      (3,708,067)     (3,708,067)
                       ------------   -----------  -----------   ---------   ------------   -------------   -------------

Balance,
  December 31, 2003      13,728,347   $    13,728    2,750,000   $   2,750   $ 12,844,354   $  (5,278,084)  $   7,582,748
                       ============   ===========  ===========   =========   ============   =============   =============




                See accompanying summary of accounting policies
                       and notes to financial statements.



                                AXM PHARMA, INC.
                      CONSOLIDATED STATEMENTS OF CASH FLOWS
                     YEARS ENDED DECEMBER 31, 2003 AND 2002

                                                                        2003              2002
                                                                  --------------     -------------

CASH FLOWS FROM OPERATING ACTIVITIES
  Net loss                                                        $   (3,708,067)    $     (52,357)
  Adjustments to reconcile net loss to cash used in
    operating activities:
      Common stock issued for services                                 3,522,085                 -
      Depreciation and amortization                                       51,573            21,664
        Changes in assets and liabilities:
          Cash held in trust                                             149,203           738,360
          Accounts receivable                                         (1,681,978)         (387,622)
          Advances                                                    (1,166,101)         (291,597)
          Inventories                                                   (918,829)         (650,009)
          Accounts payable                                               457,317                 -
          Value added tax payable                                      1,705,755           538,901
          Accrued expenses                                              (161,111)           88,687
                                                                  --------------     -------------

CASH FLOWS PROVIDED BY (USED IN)
  OPERATING ACTIVITIES                                                (1,750,153)            6,027
                                                                  --------------     -------------

CASH FLOWS FROM INVESTING ACTIVITIES
  Capital expenditures                                                  (293,654)                -
                                                                  --------------     -------------

CASH FLOWS FROM FINANCING ACTIVITIES
  Capital contributions                                                        -           100,000
  Proceeds from the sale of preferred stock                            4,888,562                 -
                                                                  --------------     -------------

CASH FROM FINANCING ACTIVITIES                                         4,888,562           100,000
                                                                  --------------     -------------

NET INCREASE IN CASH                                                   2,844,755           106,027

Cash, beginning of period                                                106,027                 -
                                                                  --------------     -------------

Cash, end of period                                               $    2,950,782     $     106,027
                                                                  ==============     =============

SUPPLEMENTAL NON-CASH TRANSACTIONS:
  Net liabilities assumed in reverse merger                       $       22,692     $           -
                                                                  ==============     =============


                See accompanying summary of accounting policies
                       and notes to financial statements.

                                AXM PHARMA, INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
------------------------------------------


NOTE 1 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

BUSINESS AND BASIS OF PRESENTATION

Nature of our Business

AXM Pharma, Inc. ("AXM Pharma"), a Nevada corporation, is a pharmaceutical company based in The People's Republic of China. We are a publicly listed company quoted under the symbol (OTCBB: AXMA). Our business is the sale of over-the-counter and prescription pharmaceutical products in The People's Republic of China. Our business in The People's Republic of China is conducted by our wholly-owned subsidiary, Shenyang Tianwei Werke Pharmaceuticals Co., Ltd., located in the city of Shenyang in the Northeastern Portion of the People's Republic of China. Our products are currently produced by third-party manufacturers and sold through a third-party distributor. Shenyang Tianwei Werke Pharmaceuticals currently holds 43 licenses to produce over-the-counter and prescription pharmaceutical products in The Peoples Republic of China. Of these 43 licenses, we have, to date, commercialized four of these licenses from which we produce five products. In the future we plan to expand our business by commercializing additional licenses held by Shenyang Tianwei Werke Pharmaceuticals; acquiring additional product licenses; and by moving the manufacturing and distribution of our products in-house.

Our subsidiary, Shenyang Tainwei Werke Pharmaceutical Co., Ltd., is classified under Chinese Company Law as a Wholly Foreign Owned Enterprise. Wholly Foreign Owned Enterprises have recently become the investment vehicle of choice for foreign investors who wish to manufacture, process, or assemble products in
China. Wholly Foreign Owned Enterprises are limited liability companies established under Chinese Company Law, which are owned exclusively by one or more foreign investors and thus offer controls over AXM Pharma's management, technology, and finances that the typical foreign investor requires. From a foreign investors' point of view, the advantages of establishing a Wholly Foreign Owned Enterprise include:

     o Independence and freedom to implement the worldwide strategies of its parent company without having to consider the involvement of a Chinese partner;
     o Ability to carry on business rather than just a representative office function;
     o Ability to issue invoices to their customers in Renminbi (Chinese Currency) and receive Renminbi revenues;
     o Ability to convert Renminbi profits to US dollars for remittance to their parent company outside China;
     o    Ability to employ staff directly within China;
     o    Protection of intellectual know-how technology;
     o Greater efficiency in its operations, management and future development; and
     o    No requirement to share profits with another party; and

In summary, the key differences between a Wholly Foreign Owned Enterprise and an equity or cooperative joint venture are that the joint venture business structure requires profit sharing between the stake holders, significant involvement in operational and business matters by the Chinese stake holders, indirect representation in business matters and much less effective and efficient cooperation between the stake holders. Typically, the foreign party to a Chinese joint venture experiences significantly less control over the business structure than if the foreign party forms a Wholly Foreign Owned Enterprise or converts an existing joint venture into a Wholly Foreign Owned Enterprise. Because the Wholly Foreign Owned Enterprise business structure is relatively new compared to the joint venture structure, fewer than 5% of foreign firms currently operate as Wholly Foreign Owned Enterprises. It is anticipated that newly formed businesses will likely choose the use of the Wholly Foreign Owned Enterprise structure over the joint venture structure. It is also anticipated that existing joint ventures are likely to migrate their corporate structures to Wholly Foreign Owned Enterprises over the next five years.

Shenyang Tianwei Werke Pharmaceuticals is located in the City of Shenyang, which is in the Province of Liaoning in the Northeastern section of The Peoples Republic of China. Shenyang Tianwei Werke Pharmaceuticals and its predecessor company, Shenyang Tianwei Pharmaceutical Factory, Ltd. have an operating history of approximately 10 years. Shenyang Tianwei Werke Pharmaceuticals historically has been a manufacturer and distributor of proprietary and generic pharmaceutical products, which include injectables, capsules, tablets, liquids and medicated skin products for export and domestic Chinese sales. We currently own 43 product licenses and permits, of which only four licenses are currently commercialized. Shenyang Tianwei Werke Pharmaceuticals's Shenyang plant was decommissioned in December 2001 due to the significant growth of the population of Shenyang that caused the surrounding area to change from a city-edge industrial area to a city-center, non-industrial urban residential neighborhood. As part of a broad-based corporate development strategy, the Shenyang plant is anticipated to be contributed to a city sponsored commercial/residential real estate development. Shenyang Tianwei Werke Pharmaceuticals currently utilizes a third-party original equipment manufacturing pharmaceutical plant to produce all of its products and sells its products only through third-party distributors.

Use of Estimates

The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities at the date of the balance sheet. Actual results could differ from those estimates.

Cash and Cash Equivalents

Cash equivalents include highly liquid, temporary cash investments having original maturity dates of three months or less. For reporting purposes, cash equivalents are stated at cost plus accrued interest, which approximates fair value.

Inventories

Inventories are valued at the lower of cost or market. Cost is determined by using the average cost method. Inventories consist primarily of raw materials for its three products which are for the treatment of bronchial infections, skin infections and gastric and urinary infections. AXM Pharma uses third party manufacturers and generally has no work in process or finished goods inventory.

Long-Lived Assets

Property and equipment are stated at cost less accumulated depreciation. Major renewals and improvements are capitalized; minor replacements, maintenance and repairs are charged to current operations. Depreciation is computed by applying the straight-line method over the estimated useful lives of machinery and equipment (three to seven years). The majority of AXM Pharma's long-lived assets are located in The People's Republic of China. Axiom performs reviews for the impairment of long-lived assets whenever events or changes in circumstances indicate that the carrying amount of an asset may not be recoverable.

Licenses

Licenses consist of permits to produce pharmaceutical products which were acquired in a business combination. The licenses were valued at their historical cost. The cost of the licenses is not amortized since they have an indefinite life. The licenses are reviewed for impairment whenever events or changes in circumstances indicate that the carrying amount of an asset may not be recoverable. The permits are in the Peoples Republic of China.

Value Added Tax Payable

AXM Pharma is subject to a value added tax rate of 17% on product sales by the Peoples Republic of China. Value added tax payable is computed net of value added tax paid on purchases for all sales in the Peoples Republic of China.

Convertible Preferred Stock

Convertible Preferred Sock issued by AXM Pharma is initially offset by a discount representing the relative fair value of the beneficial conversion feature and warrants. This beneficial conversion for the preferred stock is recorded as a dividend over the period the preferred stock is convertible and accelerated pro-rata as the preferred stock are converted. The beneficial conversion feature allocated to warrants is recognized over the life of the warrants and accelerated as warrants are exercised. The fair value of the warrants and beneficial conversion discount are calculated based on available market data using appropriate valuation models. The beneficial conversion feature is limited to the total proceeds received.

Revenue Recognition

AXM Pharma recognizes revenue when persuasive evidence of an arrangement exists,
delivery  has  occurred,   the  sales  price  is  fixed  or   determinable   and
collectibility is probable.

Product sales are recognized by AXM Pharma generally at the time product is shipped. Shipping and handling costs are included in cost of goods sold.

Income Taxes

Income taxes are computed using the asset and liability method. Under the asset and liability method, deferred income tax assets and liabilities are determined based on the differences between the financial reporting and tax bases of assets and liabilities and are measured using the currently enacted tax rates and laws. A valuation allowance is provided for the amount of deferred tax assets that, based on available evidence, are not expected to be realized.

Foreign Currency Translation

The Renminbi ("RMB") is the functional currency of AXM Pharma. Transactions in foreign currency are translated at rates of exchange rates ruling at the transaction date. Monetary assets and liabilities denominated in foreign currencies are retranslated at rates ruling at the balance sheet date. Exchange differences are recognize in the in the statement of operations.

Stock-Based Compensation

AXM Pharma accounts for stock-based compensation for employees and non-employee members of our board of directors in accordance with Accounting Principles Board, or APB, Opinion No. 25, "Accounting for Stock Issued to Employees." Under APB Opinion No. 25, compensation expense is based on the intrinsic value on the measurement date, calculated as the difference between the fair value of our common stock and the relevant exercise price. We account for stock-based compensation for non-employees, who are not members of our board of directors, at fair value using a Black-Scholes option-pricing model in accordance with the provisions of SFAS No. 123, "Accounting for Stock-Based Compensation" and other applicable accounting principles. We recorded stock-based compensation expense of approximately $3,522,000 million during 2003. There were no options granted to employees during 2003 and 2002.

Basic and Diluted Net Loss per Share

Basic net loss per share is computed using the weighted average number of common shares outstanding during the period. Diluted net loss per share is computed using the weighted average number of common and, if dilutive, potential common shares outstanding during the period. Potential common shares consist of the incremental common shares issuable upon the exercise of stock options and warrants (using the treasury stock method). For 2003 and 2002, there were no potential common shares outstanding that were related to shares issuable upon the exercise of stock options or warrants.

Recent Accounting Pronouncements

In May 2003, the Financial Accounting Standards Board ("FASB") issued Statement of Financial Accounting Standard No. 150 "Accounting for Certain Financial Instruments with Characteristics of both Liabilities and Equity" (the "Statement"). The Statement establishes standards for how an issuer classifies and measures certain financial instruments with characteristics of both liabilities and equity. The Statement is generally effective for financial instruments entered into or modified after May 31, 2003, and otherwise is effective at the beginning of the first interim period beginning after June 15, 2003. The adoption of this Statement had no effect on our consolidated financial statements.

In January 2003, the FASB issued Interpretation No. 46 ("FIN 46") Consolidation of Variable Interest Entities, which addresses the consolidation of variable interest entities ("VIEs") by business enterprises that are the primary beneficiaries. A VIE is an entity that does not have sufficient equity investment at risk to permit it to finance its activities without additional subordinated financial support, or whose equity investors lack the characteristics of a controlling financial interest. The primary beneficiary of a VIE is the enterprise that has the majority of the risks or rewards associated with the VIE. In December 2003, the FASB issued a revision to FIN 46, Interpretation No. 46R ("FIN 46R"), to clarify some of the provisions of FIN 46, and to defer certain entities from adopting until the end of the first interim or annual reporting period ending after March 15, 2004. Application of FIN 46R is required in financial statements of public entities that have interests in structures that are commonly referred to as special-purpose entities for periods ending after December 15, 2003. Application for all other types of VIEs is required in financial statements for periods ending after March 15, 2004. We believe we have no arrangements that would require the application of FIN 46R. We have no material off-balance sheet arrangements.

Reclassifications

Certain items in 2002 have been reclassified to conform to the 2003 financial statement presentation.


NOTE 2 - ACCOUNTS RECEIVABLE

AXM Pharma's trade accounts receivable are shown net of allowance for doubtful accounts of $0.

AXM Pharma maintains allowances for doubtful accounts for estimated losses resulting from the inability of its customer to make required payments. If the financial condition of AXM Pharma's customer were to deteriorate, resulting in an impairment of their ability to make payments, additional allowances may be required.


NOTE 3 - PROPERTY AND EQUIPMENT:

Components of property, plant, and equipment, at December 31, 2003 are as follows:

    Vehicles                                         $   77,473
    Equipment                                           126,704
    Construction in progress                            190,496
                                                     ----------
                                                        394,673
    Less: accumulated depreciation                      (94,897)
                                                     ----------
                                                     $  299,776

Depreciation expense totaled $51,573 and $21,664 in 2003 and 2002, respectively.


NOTE 4 - STOCKHOLDERS' EQUITY

Common Stock

We periodically issue common stock for services rendered. Common stock issued is valued at fair market value, which is the quoted market price. During the year ended December 31, 2003, AXM Pharma issued 881,667 shares of common stock for services valued at $3,522,085.

On September 18, 2003, we issued 400,000 shares of restricted Common Stock to Madden Consulting, Inc. pursuant to a consulting agreement. The shares were issued pursuant to the exemption from registration provided by Section 4(2) of the Securities Act for issuances not involving a public offering. The services provided are public relations consulting.

On September 18, 2003, we issued 100,000 shares to Lan Hao, our Chief Financial Officer, pursuant to the terms of his employment agreement with AXM Pharma. The shares were issued pursuant to an exemption from registration under Section 4(2) of the Securities Act for issuances not involving a public offering.

On August 31, 2003, we issued 41,667 shares to Peter Cunningham, our President and Chief Executive Officer, pursuant to the terms of his employment agreement with AXM Pharma. The shares were issued pursuant to an exemption from registration under Section 4(2) of the Securities Act for issuances not involving a public offering.

On June 27, 2003, we issued 80,000 shares of restricted Common Stock to Woodbridge Management, Ltd. pursuant to a consulting agreement. The shares were issued pursuant to the exemption from registration provided by Section 4(2) of the Securities Act for issuances not involving a public offering. The services provided are financial consulting.

On May 1, 2003, we issued 25,000 shares of restricted Common Stock to Robert Alexander pursuant to a consulting agreement. The shares were issued pursuant to the exemption from registration provided by Section 4(2) of the Securities Act for issuances not involving a public offering. The services provided are identification and consulting for acquisition of pharmaceutical companies in Canada.

On May 21, 2003, we issued 40,000 shares of restricted Common Stock to Amaroq Capital, LLC pursuant to a consulting agreement. The shares were issued pursuant to the exemption from registration provided by Section 4(2) of the Securities Act for issuances not involving a public offering. The services provided are business development and financial consulting.

On May 21, 2003, we issued 15,000 shares of restricted Common Stock to McCartney Multimedia, Inc. pursuant to a consulting agreement. The shares were issued pursuant to the exemption from registration provided by Section 4(2) of the Securities Act for issuances not involving a public offering. The services provided are the creation of company's web site and logo.

On April 30, 2003, we issued 30,000 shares of restricted Common Stock to Rabelaisian Resources, Plc. pursuant to a consulting agreement. The shares were issued pursuant to the exemption from registration provided by Section 4(2) of the Securities Act of 1933 for issuances not involving a public offering. The services are to include business and product development.

On April 30, 2003, we issued 150,000 shares of restricted Common Stock to Madden Consulting, Inc. pursuant to a consulting agreement. The shares were issued pursuant to the exemption from registration provided by Section 4(2) of the Securities Act for issuances not involving a public offering. The services provided are public relations consulting.

Convertible Preferred Stock

On September 12, 2003, AXM Pharma completed a private equity financing of $5,500,000 with two accredited investors. After payment of costs and expenses, including fees of the placement agent, we received net proceeds of approximately $4,889,000. Pursuant to the terms of the Securities Purchase Agreements, dated as of August 21, 2003, and September 12, 2003, we issued 2,750,000 shares of our preferred stock, $.001 par value per share, at a price per share of $2.00 and 2,750,000 warrants. Each share of preferred stock is convertible, at the option of the holder, into one share of common stock, subject to adjustment for certain occurrences. Each warrant entitles the holder to purchase one share of our common stock, $.001 par value, for a period of five years from the date of issuance at a price of $3.00 per share. Holders of our warrants may also exercise the warrants through a cashless exercise under certain circumstances. The warrants are redeemable by AXM Pharma under certain circumstances. In addition to its fees and expenses, TN Capital Equities, Ltd., the placement agent, received a five-year warrant to purchase up to 275,000 units. Each unit granted to the placement agent consists of one share of our preferred stock and one common stock purchase warrant. The placement agent's warrants are exercisable at a price of $2.00 per unit.

The warrants are redeemable at AXM Pharma's option, commencing 60 days from the date of the final Closing, by AXM Pharma at a price of $.05 per warrant upon 30 days written notice; provided (i) closing sales price for the common stock for at least 30 days has been at $4.00 per share; (ii) a registration statement relating to the common stock underlying the warrants has been declared effective by the Securities and Exchange Commission; and (iii) the holder would not be prevented from selling the common shares issuable upon exercise of the warrants subject to the notice of redemption as a result of the lock-up/dribble-out provisions

In connection with the transaction, AXM Pharma recorded a deemed dividend of $2,933,137 for the beneficial conversion feature embedded in the preferred stock and a deemed dividend of $130,362 for the beneficial conversion feature embedded in the warrants.

AXM Pharma is authorized to issue up to 4,095,000 shares of Series A preferred stock par value $.001 per share.

Voting. The holder of each share of the Series A Preferred Stock shall be entitled to the number of votes equal to the number of shares of Common Stock into which such share of Series A Preferred Stock could be converted for purposes of determining the shares entitled to vote at any regular, annual or special meeting of shareholders of AXM Pharma, and shall have voting rights and powers equal to the voting rights and powers of the Common Stock.

Dividend Provisions. The holders of the Series A Preferred Stock shall be entitled to receive, when and as declared by the Board of Directors, dividends in such amounts as may be determined by the Board of Directors from time to time out of funds legally available. No dividends (other than those payable solely in Common Stock) shall be paid on the Common Stock during any fiscal year of AXM Pharma until there shall have been paid or declared and set apart during that fiscal year for the holders of the Series A Preferred Stock a dividend in an amount per share equal to (i) the number of shares of Common Stock issuable upon conversion of the Series A Preferred Stock times (ii) the amount per share of the dividend to be paid on the Common Stock.


NOTE 4 - INCOME TAXES

AXM Pharma is incorporated in the PRC which is governed by the Income Tax Law of the PRC concerning Foreign Investment Enterprises and Foreign Enterprises and various local income tax laws (the "Income Tax Laws"). Under the Income Tax Laws, foreign investment enterprises ("FIE") generally are subject to an income tax at an effective rate of 33% (30% state income taxes plus 3% local income taxes) on income as reported in their statutory financial statements after appropriate tax adjustments unless the enterprise is located in specially designated regions or cities for which more favorable effective rates apply. Upon approval by the PRC tax authorities, FIEs scheduled to operate for a period of 10 years or more and engaged in manufacturing and production may be exempt from income taxes for two years, commencing with their first profitable year of operations, and thereafter with a 50% exemption for the next three years. As of December 31, 2003, AXM Pharma had not attained profitable operations for tax purposes.

For the years ended December 31, 2003 and 2002, AXM Pharma incurred net losses and, therefore, has no tax liability. The net deferred tax asset generated by the loss carry-forward has been fully reserved. The cumulative net operating loss carry-forward is approximately $3,000,000 at December 31, 2003, and will expire in the years 2007 through 2023.

Deferred income taxes consist of the following at December 31, 2003:

    Long-term:
      Net operating loss                       $  1,020,000
      Valuation allowance                        (1,020,000)
                                               ------------
                                               $          -
                                               ============


NOTE 5 - MAJOR DISTRIBUTOR

AXM Pharma has one distributor that accounted for 100% of net revenues for the years ended December 31, 2003 and 2002, respectively. The distribution agreement expires in March 2004.

AXM Pharma will maintain allowances for estimated potential bad debt losses and will revise its estimates of collectibility on a periodic basis. There is no history of bad debt experience with the distributor and collection of the receivable is reasonably assured.

AXM Pharma products are sold by a third party distributor to hospitals and hospital distributors. The slow down of the pharmaceutical industry globally will have a material adverse effect on AXM Pharma's business. AXM Pharma's has one primary distributor and the loss of this distributor could cause AXM Pharma's business to suffer while they are finding new distributors.


NOTE 6 - RELATED PARTY TRANSACTIONS

AXM Pharma has a consulting agreement with TriPoint Capital Advisors, LLC, a company in which Mark Elenowitz, a director and significant shareholder of AXM Pharma, indirectly owns a 40% interest. AXM Pharma is required to pay TriPoint a monthly fee of $10,000. The current agreement between Tripoint Capital Advisors and AXM Pharma is for a one-year term and is terminable by either party with 30 days notice. The one-year term expires on August 24, 2004.

Additionally, on May 1, 2002, pursuant to the terms of a previous consulting agreement with TriPoint, Werke Pharmaceuticals, Inc., our wholly owned subsidiary issued TriPoint 500,000 shares of its common stock, which shares were exchanged pursuant to the terms of our share exchange agreement with the shareholders of Werke Pharmaceuticals, Inc. into shares of AXM Pharma common stock. In addition, Werke Pharmaceuticals, Inc. is party to a consulting agreement with Investor Communications Company, LLC, a company in which Mark Elenowitz directly benefits from 20% of the stock compensation received from AXM Pharma. Pursuant to the terms of the consulting agreement, Werke Pharmaceuticals, Inc. is required to pay Investor Communications Company, LLC a monthly fee of $5,000 and issued to Investor Communications Company, LLC 120,000 shares of its common stock which were subsequently converted into shares of AXM Pharma common stock as a result of the Share Exchange.

In September 2003, we engaged Amaroq Capital, LLC, to provide advice regarding business development and to identify and review potential merger and acquisition candidates in Asia. Amaroq Capital will be paid $5,000 per month for its services and is entitled to receive additional compensation in connection with mergers or acquisitions that it identifies or for which it provides substantive assistance to AXM Pharma. The current agreement with Amaroq Capital is for a six- month term and is terminable only upon the mutual written consent of AXM Pharma and Amaroq Capital. Amaroq Capital is owned by Joseph Cunningham, brother of Peter Cunningham, our President and Chief Executive Officer.

In April 2003, we engaged Rabelaisian Resources, Plc., to provide consulting services for AXM Pharma. Rabelaisian Resources' agreement expired in August 2003. Rabelaisian Resources is owned by Peter Cunningham, who is currently our President and Chief Executive Officer. In August 2003, Mr. Cunningham was hired as our Chief Operating Officer and was promoted to the positions of President and Chief Executive Officer following the resignation of That Ngo from such positions in September 2003.


NOTE 7 - VALUE ADDED TAX PAYABLE

AXM Pharma is subject to Chinese value added tax at a rate of 17% on product sales. Value added tax payable on sales is computed net of value added tax paid on purchases for all domestic sales.


NOTE 8 - DISTRIBUTION OF PROFITS

As stipulated by the relevant laws and regulations applicable to China's foreign investment enterprises, AXM Pharma is required to make appropriations from net income as determined under accounting principles generally accepted in the PRC ("PRC GAAP") to non-distributable reserves which include a general reserve, an enterprises expansion reserve and employee welfare and bonus reserves.

The general reserve is used to offset future extraordinary losses as defined under PRC GAAP. AXM Pharma may, upon a resolution passed by the owners, convert the general reserve into capital. The employee welfare and bonus reserve is used for the collective welfare of the employees of AXM Pharma. The enterprise expansion reserve is used for the expansion of AXM Pharma and can be converted to capital subject to approval by the relevant authorities. AXM Pharma did not record any reserves in 2003 and 2002. AXM Pharma incurred losses under accounting principles generally accepted under the PRC. Therefore, AXM Pharma was not required to record such reserves. No such adjustments are required under accounting principles generally accepted in the United States of America in 2003 and 2002.


NOTE 9 - EMPLOYEE RETIREMENT BENEFITS AND POST RETIREMENT BENEFITS

AXM Pharma's employees in the PRC are entitled to retirement benefits calculated with reference to their basic salaries on retirement and their length of service in accordance with a government managed benefits plan. The PRC government is responsible for the benefit liability to these retired employees. AXM Pharma is required to make contributions to the state retirement plan based on 19% of the employees' monthly basic salaries. Because AXM Pharma only has temporary staff for the years ended 2003 and 2002, AXM Pharma is not obligated under any contributions to the state retirement. AXM Pharma does not have any other post retirement benefit plans and does not provide any post-employment benefits.

NOTE 10 - COMMITMENTS

In August 2003, we entered into an employment agreement with Peter Cunningham, our President and Chief Executive Officer. Although he was originally hired to serve as our Chief Operating Officer, in September 2003, Mr. Cunningham was promoted to the positions of President and Chief Executive Officer. At the time of his promotion, other than the change in his responsibilities, the terms of Mr. Cunningham's employment agreement remained the same. Pursuant to the terms of his agreement with AXM Pharma, Mr. Cunningham shall be paid not less than $120,000 per year for his services. In January 2004, our Board of Directors increased Mr. Cunningham's salary from $120,000 per year to $240,000 per year. In addition, Mr. Cunningham is entitled to receive a stock grant of 250,000 shares of our common stock, which shall be issued and vest in equal installments every six months (41,667 per six month period) beginning in August 2003. The term of Mr. Cunningham's agreement with AXM Pharma is one year, but the agreement shall automatically renew on the first and second anniversary dates of the agreement unless either AXM Pharma or Mr. Cunningham provides written notice to the other not less than 60 days prior to the anniversary date that they do not wish to renew the agreement, in which case the agreement shall expire on the day prior to the anniversary date. The employment agreement may be terminated for good cause by either party in the event of a material breach of the employment agreement by either party or in the case of a change in control of AXM Pharma. In the event of termination with good cause by Mr. Cunningham or without good cause by AXM Pharma, Mr. Cunningham is entitled to three months severance plus bonus and incentives earned to that date and relocation to Los Angeles, California. In the event that Mr. Cunningham is terminated for good cause by AXM Pharma or terminates the agreement without good cause he will only be entitled to payment of his salary, bonus and incentives earned to the date of termination and relocation to Los Angeles, California. Mr. Cunningham's agreement requires that he keep confidential any proprietary information acquired while employed and upon termination of his employment. He is also prohibited from soliciting any employees of AXM Pharma for a period of one year following his termination for any reason.

In September 2003, we entered into employment agreement with Lan Hao, our Chief Financial Officer. Pursuant to the terms of his agreement with AXM Pharma, Mr. Hao is entitled to be paid $120,000 per year for his services. In addition, Mr. Hao received a stock grant of 100,000, issued in December 2003, shares of our common stock, health insurance and such other bonus and incentives as the Board of Directors, in its discretion, shall authorize. The term of Mr. Hao's employment agreement is one year but the agreement may be terminated by either party with or without cause on 30 days written notice. In the event of termination with good cause by Mr. Hao or without good cause by AXM Pharma, Mr. Hao is entitled to three months severance plus bonus and incentives earned to that date. In the event that Mr. Hao is terminated for good cause by AXM Pharma or terminates the agreement without good cause he will only be entitled to payment of his salary, bonus and incentives earned to the date of termination. Mr. Hao is not subject to any restrictive covenants in his employment agreement. Mr. Hao's employment agreement may be extended by mutual written consent of AXM Pharma and Mr. Hao.

NOTE 11 - SUBSEQUENT EVENTS

Stock Option Plans

In January of 2004, our Board of Directors approved the "2004 Qualified and Nonstatutory Stock Option Plan." The Board of Directors reserved 3,000,000 shares of AXM Pharma's common stock to be issued in the form of incentive and/or non-qualified stock options for employees, directors and consultants to AXM Pharma. As of January 2004, our Board of Directors, authorized the issuance of 2,040,000 options to employees, directors and consultants. The stock option plan and the options authorized there under are subject to ratification of the stock option plan by our Shareholders at our next annual meeting.

Private Equity Financing

AXM Pharma, Inc. completed a private equity financing of $1,935,000 In January 2004, with two accredited investors. Net proceeds from the offering after estimated costs and expenses, including fees of the placement agent, are approximately $1,740,000. We issued 860,000 shares of our Series B Preferred Stock, $.001 par value per share, at a price per share of $2.25 and 1,000,000 Common Stock Purchase Warrants (the "Warrants"), each of which entitles the holder to purchase one share of our common stock, $.001 par value, for a period of five years from the date of issuance at a price of $3.00 per share. Each share of Series B Preferred Stock is convertible, at the option of the holder, into one share of common stock, subject to adjustment for certain occurrences. In addition to its fees and expenses, the placement agent, or its assigns, received a five-year warrant to purchase up to 86,000 shares of AXM Pharma's Series B Preferred Stock at a price of $2.25 per share and up to 100,000 Warrants on a pro-rata basis to the number of shares of Preferred Stock purchased upon exercise. AXM Pharma is obligated to file a registration statement within six months the closing covering the shares of common stock issuable upon conversion of the Series B Preferred Stock and exercise of the Warrants.

Common Stock for Services

On March 12, 2004, we issued 100,000 shares of restricted common 50,000 warrants to Great Eastern Securities, Inc. pursuant to an investment banking agreement. The shares are to be released quarterly based upon a vesting schedule of 25,000 shares per quarter during the term of the agreement. Investor relation services are to be provided under the agreement, which was executed on December 18, 2003. The warrants are for a term of five years and have an exercise price equal to $4.74 per share. The services to be provided under the agreement are to assist AXM Pharma with broker relations for our stock. The shares were issued pursuant to the exemption from registration provided by Section 4(2) of the Securities Act for issuances not involving a public offering. The shares were valued at $5.65 per share, the market price for shares of our common stock at the time of issuance. Therefore, the total aggregate value of the consideration paid to Great Eastern Securities, Inc. was $565,000.




                          INTERIM FINANCIAL STATEMENTS
                          ----------------------------

                                AXM PHARMA, INC.
                           CONSOLIDATED BALANCE SHEET
                                 MARCH 31, 2004
                                   (UNAUDITED)

ASSETS

Current assets
  Cash                                                                      $  5,225,323
  Accounts receivable, net of allowance of 0                                     854,384
  Inventories                                                                  2,925,545
  Advances, Suppliers                                                            351,933
                                                                            ------------
    Total current assets                                                       9,357,185

Property and equipment, net                                                      604,878
Licenses                                                                       1,449,748
                                                                            ------------

    TOTAL ASSETS                                                            $ 11,411,811
                                                                            ============

LIABILITIES AND STOCKHOLDERS' EQUITY

Current liabilities
  Value added tax payable                                                   $  1,348,194
  Accounts payable and accrued expenses                                          248,002
                                                                            ------------
    Total current liabilities                                                  1,596,196
                                                                            ------------

STOCKHOLDERS' EQUITY:
  Series A Preferred stock, $.001 par value, 4,050,000 shares authorized,
    2,455,000 shares issued and outstanding                                        2,455
  Series B Preferred stock, $.001 par value, 2,000,000 shares authorized,
    860,000 shares issued and outstanding                                            860
  Common stock, $.001 par value, 50,000,000 shares authorized,
    14,850,280 shares issued and outstanding                                      14,850
  Additional paid-in capital                                                  17,570,527
  Accumulated deficit                                                         (7,773,077)
                                                                            ------------
    Total Stockholders' Equity                                                 9,815,615
                                                                            ------------

TOTAL LIABILITIES AND STOCKHOLDERS' EQUITY                                  $ 11,411,811
                                                                            ============



                                AXM PHARMA, INC.
                      CONSOLIDATED STATEMENTS OF OPERATIONS
                   THREE MONTHS ENDED MARCH 31, 2004 AND 2003
                                   (UNAUDITED)

                                                              Three Months Ended
                                                                   March 31,
                                                         ----------------------------
                                                             2004            2003
                                                         ------------    ------------

Revenues                                                 $  1,119,394    $  1,367,159

Cost of revenues                                              580,330         927,409
                                                         ------------    ------------

Gross profit                                                  539,064         439,750
                                                         ------------    ------------

General, administrative
 and selling:
  Cash                                                      1,264,229         367,460
  Non-cash                                                  1,769,828            --
                                                         ------------    ------------


Net loss                                                 $ (2,494,993)   $     72,290
                                                         ============    ============

Net loss applicable to
common shareholders:
 Net loss                                                $ (2,494,993)   $     72,290
 Beneficial conversion feature of preferred stock            (947,628)           --
 Deemed dividend from beneficial conversion feature of
 warrants                                                    (137,389)           --
                                                         ------------    ------------
Net loss applicable to common shareholders               $ (3,580,010)   $     72,290
                                                         ============    ============

Net loss per share:
 Basic and diluted                                       $      (0.25)   $       0.01
                                                         ------------    ------------

Weighted averaged shares
 outstanding:
 Basic and diluted                                         14,195,531      10,000,000
                                                         ============    ============



                                AXM PHARMA, INC.
                      CONSOLIDATED STATEMENTS OF CASH FLOWS
                   THREE MONTHS ENDED MARCH 31, 2004 AND 2003
                                   (UNAUDITED)

                                                          2004           2003
                                                      -----------    -----------

CASH FLOWS FROM OPERATING ACTIVITIES
  Net loss                                            $(2,494,993)   $    72,290
  Adjustments to reconcile net loss to cash used in
    operating activities:
      Common stock issued for services                  1,769,828           --
      Depreciation and amortization                         9,639          5,414
        Changes in assets and liabilities:
          Cash held in trust                                 --          149,203
          Accounts receivable                           1,760,595       (494,106)
          Advances                                      1,105,766       (157,162)
          Inventories                                    (681,791)       316,687
          Accounts payable and accrued expenses          (268,162)          --
          Value added tax payable                      (1,569,632)       211,865
                                                      -----------    -----------


CASH FLOWS USED IN OPERATING ACTIVITIES                  (368,750)       104,491
                                                      -----------    -----------

CASH FLOWS FROM INVESTING ACTIVITIES
  Capital expenditures                                   (314,741)          --
   Cash received in reverse merger                           --              169
                                                      -----------    -----------
CASH FLOWS FROM INVESTING ACTIVITIES                     (314,741)           169
                                                      -----------    -----------

CASH FLOWS FROM FINANCING ACTIVITIES
  Capital contributions                                      --             --
  Proceeds from the sale of stock                       2,958,032           --
                                                      -----------    -----------

CASH FROM FINANCING ACTIVITIES                          2,958,032           --
                                                      -----------    -----------

NET INCREASE IN CASH                                    2,274,541        104,660

Cash, beginning of period                               2,950,782        106,027
                                                      -----------    -----------

Cash, end of period                                   $ 5,225,323    $   210,687
                                                      ===========    ===========

SUPPLEMENTAL NON-CASH TRANSACTIONS:
  Net liabilities assumed in reverse merger           $      --      $    22,692


                                AXM PHARMA, INC.
                     (FORMERLY AXIOM PHARMACEUTICALS, INC.)

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

NOTE 1: MANAGEMENT REPRESENTATION AND PRESENTATION

Operating results for the three months ended March 31, 2004 are not necessarily indicative of the results that may be expected for the year ending December 31, 2004. It is suggested that the financial statements be read in conjunction with the audited financial statements and notes for the fiscal year ended December 31, 2003 included in our Annual Report on Form 10-KSB.

The balance sheet of AXM Pharma, Inc. as of March 31, 2004, the related consolidated statement of operations for the three months ended March 31, 2004, and the consolidated statement of cash flows for the three months ended March 31, 2004 included in the consolidated financial statements have been prepared by us without audit. In the opinion of management, the accompanying consolidated financial statements include all adjustments (consisting of normal, recurring adjustments) necessary to summarize fairly our consolidated financial position and results of operations. The consolidated results of operations for the three months ended March 31, 2004, are not necessarily indicative of the results of operations for the full year or any other interim period. Notes to the financial statements which would substantially duplicate the disclosure contained in the audited financial statements for the most recent fiscal year ended December 31, 2003 and reported in our most recent Form 10-KSB, have been omitted.


NOTE 2 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

NATURE OF OUR BUSINESS

AXM Pharma, Inc., a Nevada corporation, is a pharmaceutical company based in The People's Republic of China. We are a publicly listed company trading under the symbol (AMEX: AXJ). Our business is the sale of over-the-counter and prescription pharmaceutical products in the People's Republic of China. Our business in the People's Republic of China is conducted by our wholly-owned subsidiary, AXM Pharma Shenyang, Inc., located in the city of Shenyang in the Northeastern Portion of the People's Republic of China. AXM Shenyang and its predecessor company, Shenyang Tiawei Pharmaceutical Factory, Ltd., have an operating history of approximately 10 years. AXM Shenyang has historically been a manufacturer and distributor of proprietary and generic pharmaceutical products, which include injectibles, capsules, tablets, liquids and medicated skin products for export and domestic Chinese sales. AXM Shenyang's plant was decommissioned in 2002 due to significant growth of the population of Shenyang that caused the surrounding area to change from a city-edge industrial area to a city-center, non-industrial, residential neighborhood. Our products are currently produced by third-party manufacturers and sold through third-party distributors. AXM Shenyang currently holds 43 licenses to produce over-the-counter and prescription pharmaceutical products in The Peoples Republic of China. Of these 43 licenses, we have, to date, commercialized four of these licenses from which we produce five products. In the future we plan to expand our business by commercializing additional licenses held by AXM Shenyang; acquiring additional product licenses; and by moving the manufacturing and distribution of our products in-house. In October 2003, we commenced construction of a new plant to be built to U.S. and Chinese Good Manufacturing Practices requirements.

Our subsidiary, AXM Shenyang, is classified under Chinese Company Law as a Wholly Foreign Owned Enterprise. Wholly Foreign Owned Enterprises have recently become the investment vehicle of choice for foreign investors who wish to manufacture, process, or assemble products in China. Wholly Foreign Owned Enterprises are limited liability companies established under Chinese Company Law, which are owned exclusively by one or more foreign investors and thus offer controls over the company's management, technology, and finances that the typical foreign investor requires. From a foreign investors' point of view, the advantages of establishing a WFOE include:

     o Independence and freedom to implement the worldwide strategies of its parent company without having to consider the involvement of a Chinese partner;
     o Ability to carry on business rather than just a representative office function;
     o Ability to issue invoices to their customers in Renminbi (Chinese Currency) and receive Renminbi revenues;
     o Ability to convert Renminbi profits to US dollars for remittance to their parent company outside China;
     o    Ability to employ staff directly within China;
     o    Protection of intellectual know-how technology;
     o Greater efficiency in its operations, management and future development; and
     o    No requirement to share profits with another party; and

In summary, the key differences between a WFOE and an equity or cooperative joint venture are that the joint venture business structure requires profit sharing between the stake holders, significant involvement in operational and business matters by the Chinese stake holders, indirect representation in business matters and much less effective and efficient cooperation between the stake holders. Typically, the foreign party to a Chinese joint venture experiences significantly less control over the business structure than if the foreign party forms a Wholly Foreign Owned Enterprise or converts an existing joint venture into a Wholly Foreign Owned Enterprise. Because the Wholly Foreign Owned Enterprise business structure is relatively new compared to the joint venture structure, fewer than 5% of foreign firms currently operate as Wholly Foreign Owned Enterprises. It is anticipated that newly formed businesses will likely choose the use of the Wholly Foreign Owned Enterprise structure over the joint venture structure. It is also anticipated that existing joint ventures are likely to migrate their corporate structures to Wholly Foreign Owned Enterprises over the next five years.

FINANCIAL CONDITION

During the three-month period ended March 31, 2004 we generated $1,119,394 from product sales compared to revenues from product sales for the three-month period ended March 31, 2003 of $1,367,159. This represents a sales decrease of $247,765 from the three-month period ended March 31, 2003. The lower sales were due to management's strategic decision to eliminate the sales of the Cefalexin and Norflexin antibiotic products due to their significantly decreasing gross profit margins. Antibiotic pricing is under significant pressure from government hospital purchasers who are reducing the price they are willing to pay for antibiotics by up to 20% per year. Other product categories are not under such pressures. First quarter, sales of Asarone, Weifukang and Lifupeng were on target rising approximately 100% over the first quarter 2003. Despite this lower sales figure for the period ended March 31, 2004, we still anticipate meeting our internal project of approximately $33 million in sales for FY2004.

Gross profit on product sales for the three-month period ended March 31, 2004, was $539,064 compared to $439,750 for the three-month period ended March 31, 2003, an increase of $99,314. These figures represent a 22% increase of our gross margin to approximately 48%. This increase in gross profits was achieved through a planned elimination of the sales of our ultra-low margin antibiotic products. During the remainder of FY 2004, we anticipate continuing to increase our gross profit margin to achieve further gains of more than 20 percentage points versus 2003. We anticipate this significant increase in gross profit margin through the introduction of our various new products, which are anticipated to have an average gross margin of 75%, the re-branding of our products under the AXM Pharma Shenyang and Sunkist brands, signing new distribution contracts at margins that are equivalent or better than the agreements in force in 2003, and the opening of our new state of the art manufacturing plan in Shenyang scheduled for the second half of 2004.

At March 31, 2004, we had total assets of $11,411,811 compared to total assets of $11,024,738 at December 31, 2003. Cash was $5,225,323 as of March 31, 2004,
an increase of $2,274,541 from the $2,950,782 cash on hand as of December 31, 2003. Cash used in operations was $368,750 and cash provided by financing activities from the sale of common stock was $2,958,032. Accounts receivable was $854,384 at March 31, 2004, a decrease of $1,760,595 from the $2,614,979 at
December 31, 2003. Inventories increased $681,791 to $2,925,545 from the $2,243,754 at December 31, 2003. The increase in inventories is attributable to preparing to meet the anticipated higher sales figures. Total liabilities at March 31, 2004 were $1,596,196, a decrease of $1,845,794 from the $3,441,990 at
December 31, 2003. Accounts payable and accrued liabilities were $248,002 at March 31, 2004, an increase of $98,670 from the $346,672 at December 31, 2003.

Despite the views of management, the statements concerning future gross revenues and gross profits are forward-looking statements that involve certain risks and uncertainties, which could result in a fluctuation of total sales below those anticipated to be achieved. Pricing of our products and gross profit on product sales could change due to competitive forces, which could negatively impact future sales and or operating profits.

RECENT DEVELOPMENTS

In October 2003, we began construction of a modern production and distribution facility, which we intend to qualify under United States Good Manufacturing Practice regulations. The new plant is located in a special economic zone in the city of Shenyang that will provide us with various multi-year tax and development incentives. Currently our products are produced using third-party original equipment manufacturing relationships, which allows us to operate with approximately 35 employees. However, we anticipate that when our new facility is certified and becomes operational, we will have approximately 320 employees and we will cease using third-parties for the production and distribution of our products.

AXM Shenyang has chosen to locate its new production facility in the Shenyang Hunnan National New & High-Tech Industrial Development District. This special economic district is located at the southern part of the city of Shenyang with a total area of approximately 120 square kilometers. The development and construction of the High-Tech Industrial Development District is a major step for Shenyang's economic and social development.

The High-Tech Industrial Development District was established in May of 1988 in order to accelerate the development and industrialization of high-tech industries in the North-Eastern portion of the Peoples Republic of China. After thirteen years of development, it has successfully attracted various high-tech industries, including: biotechnology, pharmaceuticals, software, digital technology, robots, nano-materials and a distribution center for IT products. Currently, over 480 foreign enterprises including General Motors, Toshiba and LG that have set up offices or manufacturing facilities in the High-Tech Industrial Development District.

In order to create unique incentives for companies to locate in the High-Tech Industrial Development District, favorable corporate income rates have been established. The income tax rate for those companies that have chosen to locate in the High-Tech Industrial Development District will be levied at 15 percent annually. Newly founded high-tech enterprises, including AXM Shenyang, will enjoy exemption from income tax for 2 years from the first year of operation.

RISKS AND UNCERTAINTIES

All of the following risks may impair our business operations. If any of the following risks actually occurs, our business, financial condition or results of operations could be materially adversely affected. In such case, the trading price of our common stock could decline, and you may lose all or part of your investment. Additional risks include: We may not be able to adequately protect and maintain our intellectual property. We may not be able to obtain regulatory approvals for our products or reimbursement from the sale of our products. Our dependence on certain local third parties may impact our ability to control certain aspects of our operations. We rely on third parties for the supply, manufacture and distribution of our products. We may have difficulty competing with larger and better financed companies in our sector. New legislative or regulatory requirements may adversely affect our business and operations. We are dependant on certain key existing and future personnel. Our growth is dependent on our ability to successfully develop, acquire or license new drugs. We may be subject to product liability claims in the future. Changes in the laws and regulations in The Peoples Republic of China may adversely affect our ability to conduct our business. We may experience barriers to conducting business due to governmental policy. Capital outflow policies in The Peoples Republic of China may hamper our ability to remit income to the United States. Fluctuation of the Renminbi could materially affect our financial condition and results of operations. We may face obstacles from the communist system in The Peoples Republic of China. We may have difficulty establishing adequate management, legal and financial controls in The Peoples Republic of China. Trade barriers and taxes may have an adverse affect on our business and operations. There can be no guarantee that The Peoples Republic of China will comply with the membership requirements of the World Trade Organization. The recent outbreak of Severe Acute Respiratory Syndrome (SARS) may adversely impact our operations and the operations of our contract manufacturers and distributors. There may not be sufficient liquidity in the market for our securities in order for investors to sell their securities. The fact that our directors and officers own over 37.3% of our capital stock may decrease the influence on shareholder decisions. The outstanding warrants may adversely affect us in the future and cause dilution to existing shareholders.

INVENTORIES

Inventories, which consist primarily of raw materials and related materials, are stated at the lower of cost or market with cost determined on a first-in, first-out (FIFO) basis. We regularly monitor inventories for excess or obsolete items and makes any valuation corrections when such adjustments are needed.

NOTE 3 - STOCK ISSUANCES

COMMON STOCK ISSUED FOR STOCK-BASED COMPENSATION

We periodically issues common stock for services rendered. Common stock issued is valued at the estimated fair market value, as determined by management and the board of directors of the Company. Management and the board of directors consider market price quotations, recent stock offering prices and other factors in determining fair market value for purposes of valuing the common stock. During the three months ending March 31, 2004, we issued 300,000 shares of common stock and 50,000 warrants for services valued at $1,769,828.

On January 26, 2004, the Board authorized the issuance of 100,000 shares of restricted common shares and 50,000 warrants to Great Eastern Securities, Inc. pursuant to an investment banking agreement. The shares are to be released quarterly based upon a vesting schedule of 25,000 shares per quarter during the term of the agreement. Pursuant to an agreement that was executed on December 18, 2003, Great Eastern will provide investor relations related services and assist AXM Pharma with broker relations for our stock. The warrants are for a term of five years and have an exercise price equal to $4.74 per share. The shares were issued pursuant to the exemption from registration provided by
Section 4(2) of the Securities Act for issuances not involving a public offering. The shares were valued at $5.65 per share, the market price for shares of our common stock at the time of issuance. Therefore, the total aggregate value of the consideration paid to Great Eastern Securities, Inc. was $639,828, including a $104,828 charge for black shoals valuation of the warrants issued.

On February 2, 2004, we issued 200,000 shares of restricted common to the Aston Organization. We have only released 20,000 of the issued shares to the Aston Organization. The remaining 180,000 shares are to be released monthly based upon a vesting schedule of 15,000 shares per month during the term of the agreement. The services to be provided under the agreement are investor relations. The shares were issued pursuant to the exemption from registration provided by
Section 4(2) of the Securities Act for issuances not involving a public offering. The shares were valued at $5.65 per share, the market price for shares of our common stock at the time of issuance. Therefore, the total aggregate value of the consideration paid to the Aston Organization was $1,130,000.

Conversions of Preferred Stock and Warrant Exercises

During the third quarter, AXM Pharma issued shares of common stock in connection with the following conversions of its Series A Preferred Stock and exercise of Common Stock purchase warrants.

AXM Pharma issued 365,000 shares of common stock for the conversion of 365,000 shares of Series A Preferred Stock.

AXM Pharma issued 448,000 shares of common stock for the exercise of warrants for proceeds of $1,344,040.

AXM Pharma issued 8,933 shares of common stock for the cashless exercise of 13,750 warrants.

ACCOUNTING FOR STOCK-BASED COMPENSATION

We account for stock-based compensation issued to employees and advisors of the Company using the intrinsic value based method as prescribed by APB Opinion No. 25 "Accounting for Stock Issued to Employees" ("APB 25"). Under the intrinsic value based method, compensation is the excess, if any, of the fair value of the stock at the grant date or other measurement date over the amount an employee must pay to acquire the stock. Compensation, if any, is recognized over the applicable service period, which is usually the vesting period.

In October 1995, the Financial Accounting Standards Board ("FASB") issued Statement of Financial Accounting Standards No. 123, "Accounting for Stock-Based Compensation" ("SFAS 123"). This standard, if fully adopted, changes the method of accounting for employee stock-based compensation plans to the fair value based method. For stock options and warrants, fair value is determined using an option pricing model that takes into account the stock price at the grant date, the exercise price, the expected life of the option or warrant and the annual rate of quarterly dividends. Compensation expense, if any, is recognized over the applicable service period, which is usually the vesting period.

In  March  2000,  the  FASB  issued  FASB  Interpretation  No.  44  ("FIN  44"),
"Accounting for Certain Transactions Involving Stock Compensation, an interpretation of APB Opinion 25." FIN 44 clarifies the application of APB 25 for (a) the definition of employee for purposes of applying APB 25, (b) the criteria for determining whether a plan qualifies as a non-compensatory plan,
(c) the accounting consequence for various modifications to the terms of a previously fixed stock option or award, and (d) the accounting for an exchange of stock compensation awards in a business combination. FIN 44 is effective July 1, 2000, but certain provisions cover specific events that occur after either December 15, 1998, or January 12, 2000. The adoption of FIN 44 did not have a material effect on the financial statements.

The adoption of the accounting methodology of SFAS 123 is optional and we have elected to continue accounting for stock-based compensation issued to employees using APB 25, as amended by FIN 44; however, pro forma disclosures, as if we adopted the cost recognition requirements under SFAS 123, are required to be presented (see below). For stock-based compensation issued to non-employees, the Company values these grants at fair value as defined in SFAS 123, FIN 44 and EITF 96-18, "Accounting for Equity Instruments That Are Issued to Other Than Employees for Acquiring, or in Conjunction with Selling Goods or Services."

CASH FINANCING ACTIVITIES

On December 31, 2003, we issued 860,000 shares of our preferred stock, at a price per share of $2.25 and 1,000,000 warrants. Each share of preferred stock is convertible, at the option of the holder, into one share of common stock, subject to adjustment for certain occurrences. Each warrant entitles the holder to purchase one share of our common stock for a period of five years from the date of issuance at a price of $3.00 per share. Holders of our warrants may also exercise the warrants through a cashless exercise under certain circumstances. In addition, we issued to TN Capital Equities, our placement agent, a five-year warrant to purchase up to 86,000 shares of our preferred stock for $2.25 per share and up to 100,000 warrants to purchase shares of our common stock upon exercise at $3.00 per share, on a pro-rata basis to the number of shares of preferred stock purchased. The private equity financing described above was made pursuant to the exemption from the registration provisions of the Securities Act provided by Section 4(2) of the Act and Rule 506 of Regulation D promulgated thereunder.

Also, in connection with the issuance of the shares of our preferred stock and warrants to our investors, we agreed to file a registration statement with the

Commission in order to register for resale the shares of our common stock into which the shares of our preferred stock may be converted and the shares of common stock issuable upon the exercise of the warrants If our registration statement is not filed with the Securities and Exchange Commission by June 30, 2004, we will begin to owe penalties to our investors. We are required to keep this registration statement effective until such time as all of the common stock underlying the shares of our preferred stock and the warrants is freely tradable under the Securities Act of 1933, as amended.

In the Securities Purchase Agreement, each purchaser agreed not to sell, in any calendar month during the one-year period beginning on the date of the Securities Purchase Agreement, more than 1/12 of the aggregate number of shares of common stock issuable upon conversion of the preferred stock and exercise of the warrants purchased by such purchaser; provided, however, that the number of shares that can be sold is cumulative and begins to accumulate on the day following the date of the Securities Purchase Agreement, and, provided that the number of shares that can be sold in any calendar month will increase to 1/6 of such aggregate number of shares of common stock issuable to such purchaser in the event the average daily trading volume in the common stock is equal to or greater than 200,000 shares per day in the previous 20 trading days.

STOCK OPTION PLANS

In April of 2004, our Shareholders approved the "2004 Qualified and Nonstatutory Stock Option Plan." The Board of Directors reserved 3,000,000 shares of our common stock to be issued in the form of incentive and/or non-qualified stock options for employees, directors and consultants to AXM. On April 29, 2004, our shareholders approved and ratified the issuance of 2,040,000 options to employees, directors and consultants.

REVENUE RECOGNITION

Product sales revenue is recognized upon passage of title to customers, typically upon shipment of product. Any provision for discounts and estimated returns are accounted for in the period the related sales are recorded.

                                AXM PHARMA, INC.





                        --------------------------------

                                   PROSPECTUS

                        --------------------------------

                                     PART II


ITEM 24.   INDEMNIFICATION OF DIRECTORS AND OFFICERS

         Our Articles of Incorporation include provisions, which limit the liability of our directors. As permitted by applicable provisions of the Nevada Law, directors will not be liable to Axiom for monetary damages arising from a breach of their fiduciary duty as directors in certain circumstances. This limitation does not affect liability for any breach of a director's duty to AXM Pharma or our shareholders (i) with respect to approval by the director of any transaction from which he or she derives an improper personal benefit, (ii) with respect to acts or omissions involving an absence of good faith, that the director believes to be contrary to the best interests of AXM Pharma or our shareholders, that involve intentional misconduct or a knowing and culpable violation of law, that constitute an unexcused pattern or inattention that amounts to an abdication of his or her duty to AXM Pharma or our shareholders, or that show a reckless disregard for duty to AXM Pharma or our shareholders in circumstances in which he or she was, or should have been aware, in the ordinary course of performing his or her duties, of a risk of serious injury to AXM Pharma or our shareholders, or (iii) based on transactions between AXM Pharma and our directors or another corporation with interrelated directors or based on improper distributions, loans or guarantees under applicable sections of Nevada Law. This limitation of directors' liability also does not affect the availability of equitable remedies, such as injunctive relief or rescission.

         We have been advised that it is the position of the Commission that insofar as the provision in AXM Pharma's Articles of Incorporation, as amended, may be invoked for liabilities arising under the Securities Act, the provision is against public policy and is therefore unenforceable.

ITEM 25.   OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION

         We are issuing a new series of Preferred Stock under this Registration Statement. All common stock registered pursuant to this Registration Statement is being registered on behalf of selling shareholders. We have agreed to pay all costs of this Registration Statement. The estimated expenses for the distribution of the common stock registered hereby, other than underwriting commissions, fees and Representative's nonaccountable expense allowance are set forth in the following table:

       ITEM                                     AMOUNT
       ----                                     ------

       SEC Registration Fee                   $ 2,065.62
       Transfer Agent Fees                        500
       Legal Fees                               3,000
       Accounting Fees                          1,000
       Printing and Engraving Costs             1,500
       Miscellaneous                            1,000
                                              -----------
       Total                                  $9065.62
                                              ===========



ITEM 26.   RECENT SALES OF UNREGISTERED SECURITIES

         During the past three years, we effected the following transactions in reliance upon exemptions from registration under the Securities Act as amended. Unless stated otherwise; (i) that each of the persons who received these unregistered securities had knowledge and experience in financial and business matters which allowed them to evaluate the merits and risk of the receipt of these securities, and that they were knowledgeable about our operations and financial condition; (ii) no underwriter participated in, nor did we pay any commissions or fees to any underwriter in connection with the transactions;
(iii) the transactions did not involve a public offerings; and (iv) each certificate issued for these unregistered securities contained a legend stating that the securities have not been registered under the Act and setting forth the restrictions on the transferability and the sale of the securities.

         In order to accomplish the March 2003 share exchange with Werke, we issued an aggregate of 11,420,000 shares of Common Stock in exchange for all of the issued and outstanding capital stock of Werke. The shares issued to the former shareholders of Werke were issued to 25 accredited investors pursuant to an exemption from registration under Section 4(2) of the Securities Act for issuances not involving a public offering and to 33 non-U.S. persons pursuant to an exemption from registration under Regulation S promulgated under the Securities Act for issuances to non-U.S. persons. The share exchange with Werke was treated as a tax free exchange.

         On April 30, 2003, we issued 30,000 shares of restricted Common Stock to Rabelaisian Resources, Plc. pursuant to a consulting agreement. The shares were issued pursuant to an exemption from registration under Section 4(2) of the Securities Act for issuances not involving a public offering. The shares were valued at $1.80 per share, the market price for shares of our common stock at the time of issuance. Therefore, the total aggregate value of the consideration paid to Rabelasian Resources was $54,000.

         On April 30, 2003, we issued 150,000 shares of restricted Common Stock to Madden Consulting, Inc. pursuant to a consulting agreement. On September 18, 2003, we issued an additional 400,000 shares to Madden Consulting, in connection with renewal of its consulting agreement. The shares were issued pursuant to an exemption from registration under Section 4(2) of the Securities Act for issuances not involving a public offering. The shares issued on April 30, 2003, were valued at $1.80 per share and the shares issued on September 18, 2003, were valued at $5.00 per share, the market price for shares of our common stock at the respective times of issuance. Therefore, the total aggregate value of the consideration paid to Madden Consulting was $270,000 on April 30, 2003, and $2,000,000 on September 18, 2003.

         On May 1, 2003, we issued 25,000 shares of restricted Common Stock to Robert Alexander pursuant to a consulting agreement. The shares were issued pursuant to an exemption from registration under Section 4(2) of the Securities Act for issuances not involving a public offering. The shares were valued at $1.50 per share, the market price for shares of our common stock at the time of issuance. Therefore, the total aggregate value of the consideration paid to Robert Alexander was $37,500.

         On May 21, 2003, we issued 40,000 shares of restricted Common Stock to Amaroq Capital, LLC pursuant to a consulting agreement. The shares were issued pursuant to an exemption from registration under Section 4(2) of the Securities Act for issuances not involving a public offering. The shares were valued at $1.75 per share, the market price for shares of our common stock at the time of issuance. Therefore, the total aggregate value of the consideration paid to Amaroq Capital was $70,000.

         On May 21, 2003, we issued 15,000 shares of restricted Common Stock to McCartney Multimedia, Inc. pursuant to a consulting agreement. The shares were issued pursuant to an exemption from registration under Section 4(2) of the Securities Act for issuances not involving a public offering. The shares were valued at $1.75 per share, the market price for shares of our common stock at the time of issuance. Therefore, the total aggregate value of the consideration paid to McCartney Multimedia was $26,250.

         On June 27, 2003, we issued 80,000 shares of restricted Common Stock to Woodbridge Management, Ltd. pursuant to a consulting agreement. The shares were issued pursuant to an exemption from registration under Section 4(2) of the Securities Act for issuances not involving a public offering. The shares were valued at $4.45 per share, the market price for shares of our common stock at the time of issuance. Therefore, the total aggregate value of the consideration paid to Woodbridge Management was $356,000.

         On August 21, 2003, and September 12, 2003, we issued 2,750,000 shares of our Preferred Stock at a price per share of $2.00 and 2,750,000 Warrants, each of which entitles the holder to purchase one share of our Common Stock for a period of five years from the date of issuance at a price of $3.00 per share, to two accredited investors pursuant to a private equity financing. Each share of Preferred Stock is convertible, at the option of the holder, into one share of Common Stock, subject to adjustment for certain occurrences. We also issued a five-year warrant to purchase up to 275,000 units (the "Units"), each Unit consisting of 1 share of Preferred Stock and 1 Warrant at an exercise price of $2.00 per Unit to TN Capital Equities, Ltd., our placement agent in connection with the private equity financing. The private equity financing described above was made pursuant to the exemption from the registration provisions of the Securities Act provided by Section 4(2) of the Act and Rule 506 of Regulation D promulgated thereunder.

         On August 31, 2003, we issued 41,667 shares to Peter W. Cunningham, our President and Chief Executive Officer, pursuant to the terms of his employment agreement with AXM Pharma. The shares were issued pursuant to an exemption from registration under Section 4(2) of the Securities Act for issuances not involving a public offering. The shares were valued at $5.00 per share, the market price for shares of our common stock at the time of issuance. Therefore, the total aggregate value of the consideration paid to Peter W. Cunningham was $208,335.

         On September 18, 2003, we issued 100,000 shares to Lan S. Hao, our Chief Financial Officer, pursuant to the terms of his employment agreement with AXM Pharma. The shares were issued pursuant to an exemption from registration under Section 4(2) of the Securities Act for issuances not involving a public offering. The shares were valued at $5.00 per share, the market price for shares of our common stock at the time of issuance. Therefore, the total aggregate value of the consideration paid to Lan S. Hao was $500,000.

         On December 31, 2003, we issued 860,000 shares of our preferred stock, at a price per share of $2.25 and 1,000,000 warrants. Each share of preferred stock is convertible, at the option of the holder, into one share of common stock, subject to adjustment for certain occurrences. Each warrant entitles the holder to purchase one share of our common stock for a period of five years from the date of issuance at a price of $3.00 per share. Holders of our warrants may also exercise the warrants through a cashless exercise under certain circumstances. In addition, we issued to TN Capital Equities, our placement agent, a five-year warrant to purchase up to 86,000 shares of our preferred stock for $2.25 per share and up to 100,000 warrants to purchase shares of our common stock upon exercise at $3.00 per share, on a pro-rata basis to the number of shares of preferred stock purchased. The private equity financing described above was made pursuant to the exemption from the registration provisions of the Securities Act provided by Section 4(2) of the Act and Rule 506 of Regulation D promulgated thereunder.

         On January 26, 2004, the Board authorized the issuance of 100,000 shares of restricted common shares and 50,000 warrants to Great Eastern Securities, Inc. pursuant to an investment banking agreement. The shares are to be released quarterly based upon a vesting schedule of 25,000 shares per quarter during the term of the agreement. Pursuant to an agreement that was executed on December 18, 2003, Great Eastern will provide investor relations related services and assist AXM Pharma with broker relations for our stock. The warrants are for a term of five years and have an exercise price equal to $4.74 per share. The shares were issued pursuant to the exemption from registration provided by Section 4(2) of the Securities Act for issuances not involving a public offering. The shares were valued at $5.65 per share, the market price for shares of our common stock at the time of issuance. Therefore, the total aggregate value of the consideration paid to Great Eastern Securities, Inc. was $639,828, including a $104,828 charge for black shoals valuation of the warrants issued.

         On February 2, 2004 and April 20, 2004, we issued 200,000 shares of restricted common and 100,000 shares of restricted common, respectively to the Aston Organization. We have only released 20,000 of the issued shares to the Aston Organization. The remaining 180,000 shares are to be released monthly based upon a vesting schedule of 15,000 shares per month during the term of the agreement. The services to be provided under the agreement are investor relations. The shares were issued pursuant to the exemption from registration provided by Section 4(2) of the Securities Act for issuances not involving a public offering. The shares were valued at $5.65 per share and $4.27 per share respectively, the market price for shares of our common stock at the time of issuance. Therefore, the total aggregate value of the consideration paid to the Aston Organization was $1,557,000.

         On May 7, 2004, we issued 120,000 shares of restricted common stock, and 200,000 warrants at $6.00 per warrant, to XCL Partners, Inc. 20,000 shares were released when the agreement was signed on June 24, 2004. The remaining 100,000 shares are to be released monthly based upon a vesting schedule of 10,000 shares per month for ten (1 0 ) months , beginning 30 days after effective date of the agreement The services to be provided under the agreement are investor relations. 20,000 warrants shall vest immediately. The remaining 180,000 warrants shall be released monthly based on a vesting schedule of 15,000 warrants per month for eleven (11) months. The shares were issued pursuant to the exemption from registration provided by Section 4(2) of the Securities Act for issuances not involving a public offering. The shares were valued at $4.09 per share, the market price for shares of our common stock at the time of issuance. Therefore, the total aggregate value of the consideration paid to the XCL Partners was $ 490,800.

         On May 10, 2004 we issued 300,000 shares to Madden Consulting, Inc. pursuant to a consulting agreement. The services to be provided under the consulting agreement were investor and public relations. The shares were issued pursuant to the exemption from registration provided by Section 4(2) of the Securities Act for issuances not involving a public offering. The shares were valued at $3.92 per share, the market price for shares of our common stock at the time of issuance. Therefore, the total aggregate value of the consideration paid to Madden Consulting was $1,176,000.

         On June 24, 2004, we issued 30.425 shares of our preferred stock, at a price per share of $100,000 and 357,936 common stock purchase warrants, each of which entitles the holder to purchase one share of our common stock, $.001 par value, for a period of three years from the date of issuance at a price equal to $5.50 per share to accredited investors pursuant to a private equity financing. Each share of the preferred stock shall be convertible into a number of fully paid and nonassessable shares of our common stock at a fixed conversion price of $4.25 per share. In addition, we issued to HC Wainwright, our placement agent, a three-year warrant to purchase up to 3shares of our Series C Preferred Stock at a price of $4.25per share and up to 35,793 warrants. The private equity financing described above was made pursuant to the exemption from the registration provisions of the Securities Act provided by Section 4(2) of the Act and Rule 506 of Regulation D promulgated thereunder. The securities issued have not been registered under the Act and may not be offered or sold in the United States absent registration or an applicable exemption from registration requirements.




ITEM 27.  EXHIBITS

         EXHIBIT NUMBER  DESCRIPTION
         --------------  -----------

              4.1*       Securities Purchase Agreement dated as of August 21,
                         2003

              4.2*       Registration Rights Agreement dated as of August 21,
                         2003

              4.3* Designation of Rights and Preferences of Series A Preferred Stock dated as of August 21, 2003

              4.4*       Form of Warrant to Purchase Common Stock issued
                         August 21, 2003

             4.5**       Securities Purchase Agreement dated as of September 12,
                         2003

             4.6**       Registration Rights Agreement dated as of September 12,
                         2003

             4.7** Form of Warrant to Purchase Common Stock issued September 12, 2003

             4.8** Form of Warrant to Purchase Common Stock issued September 12, 2003

             4.9***      Securities Purchase Agreement dated as of December 30,
                         2003

            4.10***      Registration Rights Agreement dated as of December 30,
                         2003

            4.11*** Designation of Rights and Preferences of Series A Preferred Stock dated as of December 30, 2003

            4.12*** Form of Warrant to Purchase Common Stock issued December 31, 2003

              5.1        Opinion and Consent of Law Offices of Louis E. Taubman,
                         P.C.

              10.1       Employment Agreement of Peter W. Cunningham

              10.2       Employment Agreement of Lan S. Hao

              10.3 Agreement for Processing between Shenyang Tianwei Werke Pharmaceutical Co., Ltd. and Qiqihaer No. 2 Pharmaceutical Factory

              10.4 Agreement on Agency for Sale (Distribution) between Shenyang Taiwei Pharmaceutical Factory and Liaoning Weikang Medicine Co., Ltd.

              10.5       Consulting Agreement with Tripoint Capital Advisors,
                         LLC

              10.6       Consulting Agreement with Amaroq Capital, LLC

              10.7       Consulting Services Agreement with Woodbridge
                         Management, Ltd.

              10.8       Consulting Agreement with Madden Consulting, Inc.

              10.9 Investment Banking Agreement with Great Eastern Securities, Inc.

              10.10      Investor Relations Agreement with the Aston
                         Organization

              23.1       Consent of Malone & Bailey, PLLC

              99.1 Form of lock-up agreement by officers, directors and 5% or greater shareholders

              4.13       Securities Purchase Agreement dated as of June 24, 2004

              4.14       Registration Rights Agreement dated as of June 24, 2004

              4.15 Designation of Rights and Preferences of Series C Preferred Stock dated as of June 24, 2004

         * Incorporated herein by reference to Exhibits 10.1 to 10.4 of the Company's Current Report on Form 8-K Dated August 21, 2003.

         ** Incorporated herein by reference to Exhibits 10.1 to 10.5 of the Company's Current Report on Form 8-K Dated September 12, 2003.

         *** Incorporated herein by reference to Exhibits 10.1 to 10.4 of the Company's Current Report on Form 8-K Dated December 31, 2003.



ITEM 28.  UNDERTAKINGS.

         We hereby undertake to file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

         (a) To include any prospectus required by section 10(a)(3) of the Securities Act of 1933;

         (b) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement; notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Securities and Exchange Commission pursuant to Rule 424(b) under the Securities Act of 1933 if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement;

         (c) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement; provided, however, that paragraphs (a) and (b) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Securities and Exchange
Commission by us pursuant to section 13 or section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement.

         In addition, we hereby undertake:

         (a) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof; and

         (b) To remove from registration by means of a post-effective amendment any of the securities being registered, which remain, unsold at the termination of the offering.

         We hereby undertake that, for purposes of determining any liability under the Securities Act of 1933, each filing of our annual report pursuant to section 13(a) or section 15(d) of the Securities Exchange Act of 1934 that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

         Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to our directors, officers, and controlling persons pursuant to the foregoing provisions, or otherwise, we have been advised that in the opinion of the Securities and Exchange Commission this indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by us of expenses incurred or paid by a director, officer or controlling person of ours in the successful defense of any action, suit or proceeding) is asserted by such director, officer, or controlling person in connection with the securities being registered, we will, unless in the opinion of our counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act of 1933 and will be governed by the final adjudication of such issue.


                                   SIGNATURES

         Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form SB-2 and has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized. AXM PHARMA, INC.

By:     /s/ Peter W. Cunningham
        -----------------------

Name:       Peter W. Cunningham
Title:      President & Chief Executive Officer

By:     /s/ Chet Howard
        ---------------

Name:       Chet Howard
Title:      Chief Financial Officer

Dated:   June 28, 2004

         Pursuant to the requirements of the Securities Act of 1933, as amended, this report has been signed by the following persons on behalf of the Registrant and in the capacities and on the dates indicated.

       /s/ Peter W. Cunningham                          Dated:  June 28, 2004
       -----------------------
       Peter W. Cunningham
       President and Chief Executive Officer


       /s/ Chet Howard                                  Dated:  June 28, 2004
       --------------
       Chet Howard
       Chief Financial Officer


       /s/ Wang Wei Shi                                 Dated:  June 28, 2004
       -----------------
       Wang Wei Shi
       Chairman of the Board


       /s/ Douglas C. MacLellan                         Dated:  June 28, 2004
       ------------------------
       Douglas C. MacLellan
       Vice-chairman of the Board


       /s/ Mark H. Elenowitz                            Dated:  June 28, 2004
       ---------------------
       Mark H. Elenowitz
       Director

       /s/ Montgomery F. Simus                          Dated:  June 28, 2004
       -----------------------
       Montgomery F. Simus
       Director

       /s/ Mark J. Bluer                                Dated:  June 28, 2004
       -----------------
       Mark J. Bluer
       Director

       /s/ Chaoying (Charles) Li                        Dated:  June 28, 2004
       -------------------------
       Chaoying (Charles) Li

                                                                     EXHIBIT 5.1


                      LAW OFFICES OF LOUIS E. TAUBMAN, P.C.
                            225 Broadway, Suite 1200
                            New York, New York 10007
                       (212) 732-7184 Fax: (212) 202-6380
                            E-mail: Louistlaw@aol.com




                                  June 28, 2004


         AXM Pharma, Inc.
         Board of Directors
         3960 Howard Hughes Parkway
         Suite 500
         Las Vegas, NV 89109

         Ladies and Gentlemen:

                  We have acted as counsel to AXM Pharma, Inc., a Nevada company (the "Company"), in connection with the preparation and filing with the Securities and Exchange Commission under the Securities Act of 1933, as amended (the "Act"), of a Registration Statement on Form SB-2 (the "Registration Statement"), relating to the proposed sale by the selling shareholders listed therein (the "Selling shareholders") of 7,845,000 shares of the Company's common stock (the "Common Stock").

                  In so acting, we have examined and relied upon the originals or copies, certified or otherwise identified to our satisfaction, of such Company records, documents, certificates and other instruments as in our judgment are necessary or appropriate to enable us to render the opinions expressed below. Based upon the foregoing and such examination of law as we have deemed necessary, we are of the opinion that the Common Stock to be offered by the Selling shareholders, when sold under the circumstances contemplated in the Registration Statement, will be legally issued, fully paid and non-assessable.

                  The opinions we express herein are limited to matters involving the Nevada corporate law and the federal laws of the United States and are further expressly limited to the matters set forth above and we render no opinion, whether by implication or otherwise as to any other matters relating to the Company or the Common Stock.

                  We consent to the use of this letter as an Exhibit to the Registration Statement and to the use of our name under the heading "Legal Matters" included in the Prospectus forming a part of the Registration Statement.

         Sincerely,

         Law Offices of Louis E. Taubman, P.C.

         By: /s/  Louis E. Taubman
             ----------------------
                  Louis E. Taubman,
                  President

                                                                    EXHIBIT 4.13



                               SECURITIES PURCHASE

                                    AGREEMENT




                            DATED AS OF JUNE 24, 2004




                                      AMONG




                                AXM PHARMA, INC.



                                       AND



                       THE PURCHASERS LISTED ON EXHIBIT A




                                TABLE OF CONTENTS

                                                                                                  PAGE

ARTICLE I         Purchase and Sale of Preferred Stock and Warrants..................................1

         Section 1.1       Purchase and Sale of Preferred Stock and Warrants.........................1
         Section 1.2       Purchase Price and Closing................................................1
         Section 1.3       Warrants..................................................................2
         Section 1.4       Escrow....................................................................2
         Section 1.5       Conversion Shares and Warrant Shares......................................2

ARTICLE II        Representations and Warranties.....................................................2

         Section 2.1       Representations and Warranties of the Company.............................2
         Section 2.2       Representations and Warranties of the Purchasers.........................14

ARTICLE III         Covenants.......................................................................16

         Section 3.1       Disclosure of Transactions and Other Material Information................16
         Section 3.2       Registration and Listing.................................................16
         Section 3.3       Securities Compliance....................................................17
         Section 3.4       Inspection Rights........................................................17
         Section 3.5       Complaince with Laws.....................................................17
         Section 3.6       Keeping of Records and Books of Account..................................17
         Section 3.7       Other Agreements.........................................................17
         Section 3.8       Reservation of Shares....................................................17
         Section 3.9       Non-public Information...................................................17
         Section 3.10      Disposition of Assets....................................................18
         Section 3.11      Preemptive Rights........................................................18
         Section 3.12      Pledge of Securities.....................................................20
         Section 3.13      Reporting Requirements...................................................20
         Section 3.14      Status of Dividends......................................................21
         Section 3.15      Lock-up..................................................................21
         Section 3.16      Transfer Agent Instructions..............................................22

ARTICLE IV          Conditions......................................................................22

         Section 4.1       Conditions Precedent to the Obligation of the Company to
                           Close and to Sell the Shares and Warrants................................22
         Section 4.2       Conditions Precedent to the Obligation of the Purchasers to
                           Close and to Purchase the Shares and Warrants............................23

ARTICLE V           Certificate of Legend...........................................................25

         Section 5.1       Legend...................................................................25


                                      -i-


ARTICLE VI          Termination.....................................................................27

         Section 6.1       Termination by Mutual Consent............................................27
         Section 6.2       Effect of Termination....................................................27

ARTICLE VII         Indemnification.................................................................27

         Section 7.1       General Indemnity........................................................27
         Section 7.2       Indemnification Procedure................................................27

ARTICLE VIII        Miscellaneous...................................................................24

         Section 8.1       Fees and Expenses........................................................28
         Section 8.2       Specific Enforcement; Consent to Jurisdiction............................29
         Section 8.3       Entire Agreement; Amendment..............................................29
         Section 8.4       Notices..................................................................30
         Section 8.5       Waivers..................................................................31
         Section 8.6       Headings.................................................................31
         Section 8.7       Successors and Assigns...................................................31
         Section 8.8       No Third Party Beneficiaries.............................................31
         Section 8.9       Governing Law............................................................31
         Section 8.10      Survival.................................................................31
         Section 8.11      Counterparts.............................................................31
         Section 8.12      Publicity................................................................32
         Section 8.13      Severability.............................................................32
         Section 8.14      Further Assurances.......................................................32


                          SECURITIES PURCHASE AGREEMENT

         This SECURITIES PURCHASE AGREEMENT this ("Agreement"), dated as of June 24, 2004, by and among AXM Pharma, Inc., a Nevada corporation (the "Company"), and the entities listed on Exhibit A hereto (each a "Purchaser" and collectively, the "Purchasers"), for the purchase and sale to the Purchasers of shares of the Company's Series C Convertible Preferred Stock, par value $.001 per share (the "Preferred Stock"), and warrants to purchase shares of the Company's common stock, par value $.001 per share (the "Common Stock").

         The parties hereto agree as follows:

                                   ARTICLE I
                PURCHASE AND SALE OF PREFERRED STOCK AND WARRANTS

         Section 1.1 Purchase and Sale of Preferred Stock and Warrants. Upon the following terms and conditions, the Company shall issue and sell to the Purchasers, and the Purchasers shall purchase from the Company, shares of its Preferred Stock (the "Shares") at a price per share equal to $100,000 (the "Stated Value") for an aggregate purchase price of up to $10,000,000 (the "Purchase Price"), and warrants to purchase shares of Common Stock, in substantially the form attached hereto as Exhibit B (the "Warrants"). The
Preferred Stock shall be convertible into a number of fully paid and nonassessable shares of the Company's Common Stock equal to the quotient of (i) the Stated Value of the shares of Series C Preferred Stock being converted divided by (ii) $4.25 (the "Fixed Conversion Price"). The Company and the Purchasers are executing and delivering this Agreement in accordance with and in reliance upon the exemption from securities registration afforded by Section
4(2) of the U.S. Securities Act of 1933, as amended, and the rules and regulations promulgated thereunder (the "Securities Act"), including Regulation D ("Regulation D"), and/or upon such other exemption from the registration requirements of the Securities Act as may be available with respect to any or all of the investments to be made hereunder. The Preferred Stock shall have such powers, preferences and rights, and the qualifications, limitations or restrictions thereof, as set forth in the Certificate of Designation of Rights and Preferences of Series C Preferred Stock attached hereto as Exhibit D (the "Certificate of Designation"), subject to the applicable terms and conditions of this Agreement and the Registration Rights Agreement (as defined below).

         Section 1.2 Purchase Price and Closing. The Company agrees to issue and sell to the Purchasers and, in consideration of and in express reliance upon the representations, warranties, covenants, terms and conditions of this Agreement, the Purchasers, severally but not jointly, agree to purchase the number of Shares and Warrants set forth opposite their respective names on Exhibit A. The closing of the purchase and sale of the Shares and Warrants to be acquired by the Purchasers from the Company under this Agreement shall take place at the offices of the Company located at 3960 Howard Hughes Parkway, Suite 500, Las Vegas, Nevada 89109 (the "Closing") at 10:00 a.m., Pacific Time (i) on or before June 18, 2004, provided, that all of the conditions set forth in Article IV hereof and applicable to the Closing shall have been fulfilled or waived in accordance herewith, or (ii) at such other time and place or on such date as the Purchasers and the Company may agree upon (the "Closing Date").

         Section 1.3 Warrants. At the Closing, the Company shall issue to the Purchasers Warrants to purchase an aggregate of fifty percent (50%) of the number of shares of Common Stock underlying the Preferred Stock based on the Fixed Conversion Price. The Warrants shall be exercisable for three (3) years from the date of issuance and shall have an exercise price equal to $5.50 per share.

         Section 1.4 Escrow. On or prior to the Closing Date, each Purchaser shall fund its portion of the Purchase Price into an escrow account maintained by Jenkens & Gilchrist Parker Chapin LLP as escrow agent (the "Escrow Agent"). Upon the Closing and delivery to the Escrow Agent of written instructions executed by the Company and the placement agent, the Escrow Agent shall promptly wire transfer the funds according to such written instructions to an account designated by the Company.

         Section 1.5 Conversion Shares and Warrant Shares. The Company has authorized and reserved and covenants to continue to reserve, free of preemptive rights and other similar contractual rights of stockholders, out of its authorized but unissued Common Stock or its Common Stock held in treasury, a number of shares of Common Stock equal to the aggregate number of shares of Common Stock necessary to effect the conversion of the Shares and the exercise of the Warrants. The Company shall, from time to time, in accordance with the Nevada Corporation Law, increase the authorized amount of its Common Stock if at any time the authorized amount of its Common Stock remaining unissued shall not be sufficient to permit the conversion of all Shares at the time outstanding, subject, however, to stockholder approval. If any shares of Common Stock required to be reserved for issuance upon conversion of the Shares or exercise of the Warrants hereunder require registration with or approval of any governmental authority under any federal or state law before the shares may be issued, the Company will cause the shares to be so registered and approved. All shares of Common Stock delivered upon conversion of the Shares or exercise of the Warrants shall, upon delivery, be duly authorized and validly issued, fully paid and nonassessable, free from all taxes, liens and charges with respect to the issue thereof. Any shares of Common Stock issuable upon conversion of the Shares (and such shares when issued) are herein referred to as the "Conversion Shares". Any shares of Common Stock issuable upon exercise of the Warrants (and such shares when issued) are herein referred to as the "Warrant Shares". The Shares, the Conversion Shares, the Warrants and the Warrant Shares are sometimes collectively referred to herein as the "Securities".

                                   ARTICLE II

                         REPRESENTATIONS AND WARRANTIES

         Section 2.1 Representations and Warranties of the Company. In order to induce the Purchasers to enter into this Agreement and to purchase the Shares and Warrants, the Company hereby makes the following representations and warranties to the Purchasers:

            (a) Organization, Good Standing and Power. The Company is a corporation duly incorporated, validly existing and in good standing under the laws of the State of Nevada and has the requisite corporate power to own, lease and operate its properties and assets and to conduct its business as it is now being conducted. The Company does not have any Subsidiaries (as defined in Section 2.1(g)) or own securities of any kind in any other entity, except as set forth on Schedule 2.1(g) hereto. The Company and each such Subsidiary is duly qualified as a foreign corporation to do business and is in good standing in every jurisdiction in which the nature of the business conducted or property owned by it makes such qualification necessary, except for any jurisdiction(s) (alone or in the aggregate) in which the failure to be so qualified will not have a Material Adverse Effect. For the purposes of this Agreement, "Material Adverse Effect" means any adverse effect on the business, operations, assets, prospects or financial condition of the Company or its Subsidiaries and which is material to such entity or other entities controlling or controlled by such entity or the Company or which is likely to materially hinder the performance by the Company of its obligations hereunder and under the other Transaction Documents (as defined in Section 2.1(b) hereof).

            (b) Authorization; Enforcement. The Company has the requisite corporate power and authority to enter into and perform this Agreement, the Certificate of Designation, the Registration Rights Agreement, the Warrants, the Irrevocable Transfer Agent Instructions (as defined in Section 3.16) attached hereto as Exhibit F and the other agreements and documents contemplated hereby and thereby and executed by the Company or to which the Company is party (collectively, the "Transaction Documents"), and to issue and sell the Shares and the Warrants in accordance with the terms hereof. The execution, delivery and performance of the Transaction Documents by the Company and the consummation by it of the transactions contemplated thereby have been duly and validly authorized  by all  necessary  corporate  action,  and,  except  as set forth in
Schedule 2.1(b), no further consent or authorization of the Company or its Board of Directors or stockholders is required. This Agreement has been duly executed and delivered by the Company. The other Transaction Documents will have been duly executed and delivered by the Company at the Closing. Each of the Transaction Documents constitutes, or shall constitute when executed and delivered, a valid and binding obligation of the Company enforceable against the Company in accordance with its terms, except as such enforceability may be limited by applicable bankruptcy, reorganization, moratorium, liquidation, conservatorship, receivership or similar laws relating to, or affecting generally the enforcement of, creditor's rights and remedies or by equitable principles or remedies of general application.

            (c) Capitalization. The authorized capital stock of the Company and the shares thereof currently issued and outstanding as of May 1, 2004 are set forth on Schedule 2.1(c) hereto. All of the outstanding shares of the Company's Common Stock and any other security of the Company have been duly and validly authorized. Except as set forth on Schedule 2.1(c), no shares of Common Stock or any other security of the Company are entitled to preemptive rights or registration rights and there are no outstanding options, warrants, scrip, rights to subscribe to, call or commitments of any character whatsoever relating to, or securities or rights convertible into, any shares of capital stock of the Company. Furthermore, except as set forth on Schedule 2.1(c) hereto or in any

Commission Documents (as defined in Section 2.1(f) below) and except for the Transaction Documents, there are no contracts, commitments, understandings, or arrangements by which the Company is or may become bound to issue additional shares of the capital stock of the Company or options, securities or rights convertible into shares of capital stock of the Company. Except for customary transfer restrictions contained in agreements entered into by the Company in order to sell restricted securities or as provided on Schedule 2.1(c) hereto and except as in any Commission Documents, the Company is not a party to or bound by any agreement or understanding granting registration or anti-dilution rights to any person with respect to any of its equity or debt securities. Except as set forth on Schedule 2.1(c) or disclosed in any Commission Documents, the Company is not a party to, and it has no knowledge of, any agreement or understanding restricting the voting or transfer of any shares of the capital stock of the Company. Except as set forth on Schedule 2.1(c) hereto or disclosed in any Commission Documents, the offer and sale of all capital stock, convertible securities, rights, warrants, or options of the Company issued prior to the Closing complied with all applicable federal and state securities laws, and to the best knowledge of the Company, no holder of such securities has a right of rescission or has made or threatened to make a claim for rescission or damages with respect thereto which could have a Material Adverse Effect. The Company has furnished or made available to the Purchasers true and correct copies of the Company's Articles of Incorporation as in effect on the date hereof (the
"Articles"), and the Company's Bylaws as in effect on the date hereof (the "Bylaws").

            (d) Issuance of Securities. The Shares and the Warrants to be issued at the Closing have been duly authorized by all necessary corporate action and, when paid for or issued in accordance with the terms hereof, the Shares shall be validly issued and outstanding, fully paid and nonassessable and free and clear of all liens, encumbrances and rights of first refusal of any kind and the holders shall be entitled to all rights accorded to a holder of Preferred Stock. When the Conversion Shares are issued in accordance with the terms of the Preferred Stock, such shares will be duly authorized by all necessary corporate action and validly issued and outstanding, fully paid and nonassessable, free and clear of all liens, encumbrances and rights of first refusal of any kind and the holders shall be entitled to all rights accorded to a holder of Common Stock. When the Warrant Shares are issued and paid for in accordance with the terms of this Agreement and as set forth in the Warrants, such shares will be duly authorized by all necessary corporate action and validly issued and outstanding, fully paid and nonassessable, free and clear of all liens, encumbrances and rights of first refusal of any kind and the holders shall be entitled to all rights accorded to a holder of Common Stock.

            (e) No Conflicts. The execution, delivery and performance of the Transaction Documents by the Company and the consummation by the Company of the transactions contemplated hereby and thereby do not and will not (i) violate any provision of the Articles or Bylaws or any Subsidiary's comparable charter documents, (ii) conflict with, or constitute a default (or an event which with notice or lapse of time or both would become a default) under, or give to others any rights of termination, amendment, acceleration or cancellation of, any agreement, mortgage, deed of trust, indenture, note, bond, license, lease agreement, instrument or obligation to which the Company or any of its Subsidiaries is a party or by which the Company or any of its Subsidiaries' respective properties or assets are bound, (iii) create or impose a lien, mortgage, security interest, charge or encumbrance of any nature on any property or asset of the Company or any of its Subsidiaries under any agreement or any commitment to which the Company or any of its Subsidiaries is a party or by which the Company or any of its Subsidiaries is bound or by which any of their respective properties or assets are bound, or (iv) result in a violation of any federal, state, local or foreign statute, rule, regulation, order, judgment or decree (including federal and state securities laws and regulations) applicable to the Company or any of its Subsidiaries or by which any property or asset of the Company or any of its Subsidiaries is bound or affected, except, in all cases other than violations pursuant to clauses (i) or (iv) (with respect to federal and state securities laws) above, for such conflicts, defaults, terminations, amendments, acceleration, cancellations and violations as would not, individually or in the aggregate, have a Material Adverse Effect. The business of the Company and its Subsidiaries is not being conducted in violation of any laws, ordinances or regulations of any governmental entity, except for possible violations, which singularly or in the aggregate do not and will not have a Material Adverse Effect. Neither the Company nor any of its Subsidiaries is required under federal, state, foreign or local law, rule or regulation to obtain any consent, authorization or order of, or make any filing or registration with, any court or governmental agency in order for it to execute, deliver or perform any of its obligations under the Transaction Documents or issue and sell the Shares, the Conversion Shares, the Warrants or the Warrant Shares in accordance with the terms hereof or thereof (other than any filings which may be required to be made by the Company with the Securities and Exchange Commission (the "Commission") or state securities administrators subsequent to the Closing, or any registration statement which may be filed pursuant hereto or thereto).

            (f) Commission Documents; Commission Filings; Financial Statements. The Common Stock is currently registered pursuant to Section 12(b) and 12(g) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and, except as disclosed on Schedule 2.1(f) hereto, the Company has timely filed all reports, schedules, forms, statements and other documents required to be filed by it with the Commission pursuant to the reporting requirements of the Exchange Act, including material filed pursuant to Section 13(a) or 15(d) of the Exchange Act (all of the foregoing, including filings incorporated by reference therein, being referred to herein as the "Commission Documents"). The Company has not provided to the Purchasers any material non-public information or other information which, according to applicable law, rule or regulation, should have been disclosed publicly by the Company but which has not been so disclosed, other than with respect to the transactions contemplated by this Agreement. At the time of its filing, the Company's Form 10-QSB for the fiscal year ended March 31, 2004 (the "Form 10-Q") complied in all material respects with the requirements of the Exchange Act and the rules and regulations of the Commission promulgated thereunder and other federal, state and local laws, rules and regulations applicable to such documents, and the Form 10-Q did not contain any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading. As of their respective dates, the financial statements of the Company included in the Commission Documents complied as to form in all material respects with applicable accounting requirements and the published rules and regulations of the Commission or other applicable rules and regulations with respect thereto. Such financial statements have been prepared in accordance with generally accepted accounting principles ("GAAP") applied on a consistent basis during the periods involved (except (i) as may be otherwise indicated in such financial statements or the Notes thereto, or (ii) in the case of unaudited interim statements, to the extent they may not include footnotes or may be condensed or summary statements), and fairly present in all material respects the financial position of the Company and its Subsidiaries as of the dates thereof and the results of operations and cash flows for the periods then ended (subject, in the case of unaudited statements, to normal year-end audit adjustments).

            (g) Subsidiaries. Schedule 2.1(g) hereto sets forth each Subsidiary of the Company, showing the jurisdiction of its incorporation or organization and showing the percentage of each person's ownership of the outstanding stock or other interests of such Subsidiary. For the purposes of this Agreement, "Subsidiary" shall mean any corporation or other entity of which at least a majority of the securities or other ownership interest having ordinary voting power (absolutely or contingently) for the election of directors or other persons performing similar functions are at the time owned directly or indirectly by the Company and/or any of its other Subsidiaries. All of the outstanding shares of capital stock of each Subsidiary have been duly authorized and validly issued, and are fully paid and nonassessable. There are no outstanding preemptive, conversion or other rights, options, warrants or agreements granted or issued by or binding upon any Subsidiary for the purchase or acquisition of any shares of capital stock of any Subsidiary or any other securities convertible into, exchangeable for or evidencing the rights to subscribe for any shares of such capital stock. Neither the Company nor any Subsidiary is subject to any obligation (contingent or otherwise) to repurchase or otherwise acquire or retire any shares of the capital stock of any Subsidiary or any convertible securities, rights, warrants or options of the type described in the preceding sentence except as set forth on Schedule 2.1(g) hereto. Except as set forth on Schedule 2.1(g) hereto, neither the Company nor any Subsidiary is party to, nor has any knowledge of, any agreement restricting the voting or transfer of any shares of the capital stock of any Subsidiary.

            (h) No Material Adverse Change. Since March 31, 2004, the Company has not experienced or suffered any Material Adverse Effect, except as disclosed on Schedule 2.1(h) hereto.

            (i) No Undisclosed Liabilities. Except as disclosed on Schedule 2.1(i) hereto, neither the Company nor any of its Subsidiaries has any liabilities, obligations, claims or losses (whether liquidated or unliquidated, secured or unsecured, absolute, accrued, contingent or otherwise) other than those set forth on the balance sheet included in the Form 10-Q or incurred in the ordinary course of the Company's or its Subsidiaries respective businesses since March 31, 2004, and which, individually or in the aggregate, do not or would not have a Material Adverse Effect on the Company or its Subsidiaries.

            (j) No Undisclosed Events or Circumstances. Since March 31, 2004, except as disclosed on Schedule 2.1(j) hereto, no event or circumstance has occurred or exists with respect to the Company or its Subsidiaries or their respective businesses, properties, prospects, operations or financial condition, which, under applicable law, rule or regulation, requires public disclosure or announcement by the Company but which has not been so publicly announced or disclosed.

            (k) Indebtedness. Schedule 2.1(k) hereto sets forth as of the date hereof all outstanding secured and unsecured Indebtedness of the Company or any Subsidiary, or for which the Company or any Subsidiary has commitments, which Indebtedness is not disclosed in any Commission Documents. For the purposes of this Agreement, "Indebtedness" shall mean (i) any liabilities for borrowed money in excess of $100,000 (other than trade accounts payable incurred in the ordinary course of business), (ii) all guaranties, endorsements and other contingent obligations in respect of Indebtedness of others in excess of $100,000, whether or not the same are or should be reflected in the Company's balance sheet (or the Notes thereto), except guaranties by endorsement of negotiable instruments for deposit or collection or similar transactions in the ordinary course of business, and (iii) the present value of any lease payments in excess of $100,000 due under leases required to be capitalized in accordance with GAAP. Except as disclosed on Schedule 2.1(k) or in any Commission Documents, neither the Company nor any Subsidiary is in default with respect to any Indebtedness.

            (l) Title to Assets. Each of the Company and the Subsidiaries has good and marketable title to all of its real and personal property, free and clear of any mortgages, pledges, charges, liens, security interests or other encumbrances of any nature whatsoever, except for those indicated on Schedule 2.1(l) hereto or disclosed in any Commission Documents or such that, individually or in the aggregate, do not have a Material Adverse Effect. All material leases of the Company and each of its Subsidiaries are valid and subsisting and in full force and effect.

            (m) Actions Pending. Except as set forth in the Commission Documents or Schedule 2.1(m) hereto, there is no action, suit, claim, investigation, arbitration, alternate dispute resolution proceeding or other proceeding pending or, to the knowledge of the Company, threatened against the Company or any Subsidiary which questions the validity of this Agreement or any of the other Transaction Documents or any of the transactions contemplated hereby or thereby or any action taken or to be taken pursuant hereto or thereto. Except as set forth in any Commission Document or on Schedule 2.1(m) hereto: (i) there is no action, suit, claim, investigation, arbitration, alternate dispute resolution proceeding or other proceeding pending or, to the knowledge of the Company, threatened against or involving the Company, any Subsidiary or any of their respective properties or assets, which individually or in the aggregate, would have a Material Adverse Effect, and (ii) there are no outstanding orders, judgments, injunctions, awards or decrees of any court, arbitrator or governmental or regulatory body against the Company or any Subsidiary or any officers or directors of the Company or any Subsidiary in their capacities as such, which individually, or in the aggregate, would have a Material Adverse Effect.

            (n) Compliance with Law. The business of the Company and the Subsidiaries has been and is presently being conducted in accordance with all applicable federal, state and local governmental laws, rules, regulations and ordinances, except as set forth in the Commission Documents or on Schedule 2.1(n) hereto or such that, individually or in the aggregate, the noncompliance therewith would not have a Material Adverse Effect. The Company and each of its Subsidiaries have all franchises, permits, licenses, consents and other governmental or regulatory authorizations and approvals necessary for the conduct of its business as now being conducted by it unless the failure to possess such franchises, permits, licenses, consents and other governmental or regulatory authorizations and approvals, individually or in the aggregate, could not reasonably be expected to have a Material Adverse Effect.

            (o) Taxes. Except as set forth on Schedule 2.1(o) hereto or in the Commission Documents, the Company and each of the Subsidiaries has accurately prepared and filed all federal, state and other tax returns required by law to be filed by it, has paid or made provisions for the payment of all taxes shown to be due and all additional assessments, and adequate provisions have been and are reflected in the financial statements of the Company and the Subsidiaries for all current taxes and other charges to which the Company or any Subsidiary is subject and which are not currently due and payable. Except as disclosed on
Schedule 2.1(o) hereto, none of the federal income tax returns of the Company or any Subsidiary have been audited by the Internal Revenue Service. Except as disclosed in the Commission Documents, the Company has no knowledge of any additional assessments, adjustments or contingent tax liability (whether federal or state) of any nature whatsoever, whether pending or threatened against the Company or any Subsidiary for any period, nor of any basis for any such assessment, adjustment or contingency.

            (p) Certain Fees. Except as set forth on Schedule 2.1(p) hereto, the Company has not employed any broker or finder or incurred any liability for any brokerage or investment banking fees, commissions, finders' structuring fees, financial advisory fees or other similar fees in connection with the Transaction Documents.

            (q) Disclosure. To the best of the Company's knowledge, neither this Agreement nor any other documents, certificates or instruments furnished to the Purchasers by or on behalf of the Company or any Subsidiary in connection with the transactions contemplated by this Agreement contains any untrue statement of a material fact or omits to state a material fact necessary in order to make the statements made herein or therein, in the light of the circumstances under which they were made herein or therein, not misleading.

            (r) Intellectual  Property.  Schedule 2.1(r) contains a complete and correct list of all patents, trademarks, domain names (whether or not registered) and any patentable improvements or copyrightable derivative works thereof, websites and intellectual property rights relating thereto, service marks, trade names, copyrights, licenses and authorizations, and all rights with respect to the foregoing held by the Company or any of its Subsidiaries (collectively, the "Proprietary Rights"). The Company and each of the Subsidiaries owns or possesses all the Proprietary Rights which are necessary for the conduct of its business as now conducted without any conflict with the rights of others. Except as disclosed in the Commission Documents or Schedule 2.1(r) hereto, (i) as of the date of this Agreement, neither the Company nor any of its Subsidiaries has received any written notice that any Proprietary Rights have been declared unenforceable or otherwise invalid by any court or governmental agency, and (ii) as of the date of this Agreement, there is, to the knowledge of the Company, no material existing infringement, misuse or misappropriation of any Proprietary Rights by others that could have a Material Adverse Effect. From December 31, 2003, to the date of this Agreement, neither the Company nor any of its Subsidiaries has received any written notice alleging that the operation of the business of the Company or any of its Subsidiaries infringes in any material respect upon the intellectual property rights of others.

            (s) Environmental Compliance. Except as disclosed on Schedule 2.1(s)
hereto or the Commission Documents, the Company and each of its Subsidiaries have obtained all material approvals, authorization, certificates, consents, licenses, orders and permits or other similar authorizations of all governmental authorities, or from any other person, that are required under any Environmental Laws. Schedule 2.1(s) hereto sets forth all material permits, licenses and other authorizations issued under any Environmental Laws to the Company or its Subsidiaries. "Environmental Laws" shall mean all U.S. Federal or state laws applicable to the Company or any of its Subsidiaries relating to the protection of the environment including, without limitation, all requirements pertaining to reporting, licensing, permitting, controlling, investigating or remediating emissions, discharges, releases or threatened releases of hazardous substances, chemical substances, pollutants, contaminants or toxic substances, materials or wastes, whether solid, liquid or gaseous in nature, into the air, surface water, groundwater or land, or relating to the manufacture, processing, distribution, use, treatment, storage, disposal, transport or handling of hazardous substances, chemical substances, pollutants, contaminants or toxic substances, material or wastes, whether solid, liquid or gaseous in nature. Except as set forth on Schedule 2.1(s) hereto, the Company has all necessary governmental approvals required under all Environmental Laws and used in its business or in the business of any of its Subsidiaries, except for such instances as would not individually or in the aggregate have a Material Adverse Effect. The Company and each of its Subsidiaries are also in compliance with all other limitations, restrictions, conditions, standards, requirements, schedules and timetables required or imposed under all Environmental Laws where non-compliance could have a Material Adverse Effect. Except for such instances as would not individually or in the aggregate have a Material Adverse Effect or as disclosed in the Commission Documents, there are no past or present events, conditions, circumstances, incidents, actions or omissions relating to or in any way affecting the Company or its Subsidiaries that violate or may violate any Environmental Law after the Closing or that may give rise to any Environmental Liabilities, or otherwise form the basis of any claim, action, demand, suit, proceeding, hearing, study or investigation (i) under any Environmental Law, or
(ii) based on or related to the manufacture, processing, distribution, use, treatment, storage (including, without limitation, underground storage tanks), disposal, transport or handling, or the emission, discharge, release or threatened release of any hazardous substance. "Environmental Liabilities" means all liabilities of a person (whether such liabilities are owed by such person to governmental authorities, third parties or otherwise) currently in existence or arising hereafter and which arise under or relate to any Environmental Law.

            (t) Books and Records; Internal Accounting Controls. The books, records and documents of the Company and its Subsidiaries accurately reflect in all material respects the information relating to the business of the Company and the Subsidiaries, the location and collection of their assets, and the nature of all transactions giving rise to the obligations or accounts receivable of the Company or any Subsidiary. The Company and each of its Subsidiaries maintain a system of internal accounting controls sufficient, in the judgment of the Company's board of directors, to provide reasonable assurance that (i) transactions are executed in accordance with management's general or specific authorizations, (ii) transactions are recorded as necessary to permit preparation of financial statements in conformity with GAAP and to maintain asset accountability, (iii) access to assets is permitted only in accordance with management's general or specific authorization, and (iv) the recorded accountability for assets is compared with the existing assets at reasonable intervals and appropriate actions are taken with respect to any differences.

            (u) Material Agreements. Except for the Transaction Documents or as set forth on Schedule 2.1(u) hereto, or those that are included as exhibits to the Commission Documents, neither the Company nor any Subsidiary is a party to any written or oral contract, instrument, agreement, commitment, obligation, plan or arrangement, a copy of which would be required to be filed with the Commission if the Company or any Subsidiary were registering securities under the Securities Act (collectively, "Material Agreements"). Except as set forth in the Commission Documents or on Schedule 2.1(u) hereto, the Company and each Subsidiary has in all material respects performed all the obligations required to be performed by them to date under the foregoing agreements, have received no notice of default and, to the best of the Company's knowledge, are not in default under any Material Agreement now in effect, the result of which could cause a Material Adverse Effect. No written or oral contract, instrument, agreement (other than the Certificate of Designation with respect to the
Preferred Stock, this Agreement or any other Transaction Document(s)), commitment, obligation (other than any obligation imposed by state law), plan or arrangement of the Company or of any Subsidiary limits or shall limit the payment of dividends on its Common Stock.

            (v) Transactions with Affiliates. Except as set forth on Schedule 2.1(v) hereto or disclosed in any of the Commission Documents, there are no loans, leases, agreements, contracts, royalty agreements, management contracts or arrangements or other continuing transactions between (i) the Company, any Subsidiary or any of their respective its customers or suppliers, on the one hand, and (ii) on the other hand, any officer, employee, consultant or director of the Company, or any of its Subsidiaries, or any person owning any capital stock of the Company or any Subsidiary or any member of the immediate family of such officer, employee, consultant, director or stockholder or any corporation or other entity controlled by such officer, employee, consultant, director or stockholder.

            (w) Securities Act of 1933. Assuming the accuracy and completeness of the representations, warranties and covenants of the Purchasers contained herein, the Company has complied and will comply with all applicable federal and state securities laws in connection with the offer, issuance and sale of the Shares, the Conversion Shares, the Warrants and the Warrant Shares hereunder.

Neither the Company nor anyone acting on its behalf, directly or indirectly, has or will sell, offer to sell or solicit offers to buy any of the Securities, or similar securities to, or solicit offers with respect thereto from, or enter into any preliminary conversations or negotiations relating thereto with, any person, or has taken or will take any action so as to require registration of the issuance and sale of any of the Securities under the registration provisions of the Securities Act and applicable state securities laws. Neither the Company nor any of its affiliates, nor any person acting on its or their behalf, has engaged in any form of general solicitation or general advertising (within the meaning of Regulation D under the Securities Act) in connection with the offer or sale of any of the Securities.

            (x) Governmental Approvals. Except as set forth on Schedule 2.1(x) hereto, and except for the filing of any notice prior or subsequent to the Closing that may be required under applicable state and/or federal securities laws (which if required, shall be filed on a timely basis), no authorization, consent, approval, license, exemption of, filing or registration with any court or governmental department, commission, board, bureau, agency or instrumentality, domestic or foreign, is or will be necessary for, or in connection with, the execution or delivery of the Shares and the Warrants, or, except as set forth in this Agreement or any other Transaction Document, for the performance by the Company of its obligations under the Transaction Documents.

            (y) Employees. Neither the Company nor any Subsidiary has any collective bargaining arrangements or agreements covering any of its employees. Except as set forth in the Commission Documents or on Schedule 2.1(y) hereto, neither the Company nor any Subsidiary has any employment contract, agreement regarding proprietary information, non-competition agreement, non-solicitation agreement, confidentiality agreement, or any other similar contract or restrictive covenant, relating to the right of any officer, employee or consultant to be employed or engaged by the Company or such Subsidiary. Since September 30, 2003, no officer, consultant or key employee of the Company or any Subsidiary whose termination, either individually or in the aggregate, could have a Material Adverse Effect, has terminated or, to the knowledge of the Company, has any present intention of terminating his or her employment or engagement with the Company or any Subsidiary.

            (z) Absence of Certain Developments. Except as set forth in the Commission Documents or on Schedule 2.1(z) hereto, since December 31, 2003, neither the Company nor any Subsidiary has:

                 (i) issued any stock, bonds or other corporate securities or any rights, options or warrants with respect thereto;


                 (ii) borrowed any amount or incurred or become subject to any liabilities (absolute or contingent) except current liabilities incurred in the ordinary course of business which are comparable in nature and amount to the current liabilities incurred in the ordinary course of business during the comparable portion of its prior fiscal year, as adjusted to reflect the current nature and volume of the Company's or such Subsidiary's business;

                 (iii) discharged or satisfied any material lien or encumbrance or paid a material amount of any obligation or liability (absolute or contingent), other than current liabilities paid in the ordinary course of business;

                 (iv) declared or made any payment or distribution of cash or other property to stockholders with respect to its stock, or purchased or redeemed, or made any agreements so to purchase or redeem, any shares of its capital stock;

                 (v) sold, assigned or transferred any other tangible assets, or canceled any debts or claims, except in the ordinary course of business;

                 (vi) sold, assigned or transferred any patent rights, trademarks, trade names, copyrights, trade secrets or other intangible assets or intellectual property rights, which sale, assignment or transfer has had a Material Adverse Effect, or disclosed any proprietary confidential information to any person except in the ordinary course of business or to the Purchasers or their representatives;

                 (vii) suffered any substantial losses or waived any rights of material value, whether or not in the ordinary course of business, or suffered the loss of any material amount of prospective business; (viii) made any changes in employee compensation except in the ordinary course of business and consistent with past practices;

                 (ix) made capital expenditures or commitments therefor that aggregate in excess of $25,000; (x) entered into any other transaction other than in the ordinary course of business, or entered into any other material transaction, whether or not in the ordinary course of business;

                 (xi) made charitable contributions or pledges in excess of $25,000; (xii) suffered any material damage, destruction or casualty loss, whether or not covered by insurance;

                 (xiii)   experienced  any  material   problems  with  labor  or
management in connection with the terms and conditions of their employment; or

                 (xiv) entered into an agreement, written or otherwise, to take any of the foregoing actions.

              (aa) Use of Proceeds. Except as set forth on Schedule 2.1(aa), the proceeds from the sale of the Shares and the Warrants will be used by the Company for working capital purposes and, except as set forth on Schedule 2.1(aa), shall not be used to repay any outstanding Indebtedness or any loans to any officer, director, affiliate or insider of the Company.

              (bb) Public Utility Holding Company Act and Investment Company Act Status. The Company is not a "holding company" or a "public utility company" as such terms are defined in the Public Utility Holding Company Act of 1935, as amended. The Company is not, and as a result of and immediately upon Closing will not be, an "investment company" or a company "controlled" by an "investment company", within the meaning of the Investment Company Act of 1940, as amended.

              (cc) ERISA. No liability to the Pension Benefit Guaranty Corporation has been incurred with respect to any Plan by the Company or any of its Subsidiaries which is or would cause a Material Adverse Effect. The execution and delivery of this Agreement and the issue and sale of the Shares and the Warrants will not involve any transaction which is subject to the prohibitions of Section 406 of ERISA or in connection with which a tax could be imposed pursuant to Section 4975 of the Internal Revenue Code of 1986, as amended (the "Code"); provided that, if any Purchaser, or any person or entity that owns a beneficial interest in any Purchaser, is an "employee pension benefit plan" (within the meaning of Section 3(2) of ERISA) with respect to which the Company is a "party in interest" (within the meaning of Section 3(14) of ERISA), the requirements of Sections 407(d)(5) and 408(e) of ERISA, if applicable, are met. As used in this Section 2.1(cc), the term "Plan" shall mean an "employee pension benefit plan" (as defined in Section 3 of ERISA) which is or has been established or maintained, or to which contributions are or have been made, by the Company or any Subsidiary or by any trade or business, whether or not incorporated, which, together with the Company or any Subsidiary, is under common control, as described in Section 414(b) or (c) of the Code.

              (dd) Dilutive Effect. The Company understands and acknowledges that the number of Conversion Shares issuable upon conversion of the Shares and the Warrant Shares issuable upon exercise of the Warrants will increase in certain circumstances. The Company further acknowledges that its obligation to issue Conversion Shares upon conversion of the Shares in accordance with this Agreement and the Certificate of Designation and its obligations to issue the Warrant Shares upon the exercise of the Warrants in accordance with this Agreement and the Warrants, is, in each case, absolute and unconditional regardless of the dilutive effect that such issuance may have on the ownership interest of other stockholders of the Company.

              (ee) Independent Nature of Purchasers. The Company acknowledges that the obligations of each Purchaser under the Transaction Documents are several and not joint with the obligations of any other Purchaser, and no Purchaser shall be responsible in any way for the performance of the obligations of any other Purchaser under the Transaction Documents. The Company acknowledges that the decision of each Purchaser to purchase Securities pursuant to this Agreement has been made by such Purchaser independently of any other purchase and independently of any information, materials, statements or opinions as to the business, affairs, operations, assets, properties, liabilities, results of operations, condition (financial or otherwise) or prospects of the Company or of its Subsidiaries which may have made or given by any other Purchaser or by any agent or employee of any other Purchaser, and no Purchaser or any of its agents or employees shall have any liability to any Purchaser (or any other person) relating to or arising from any such information, materials, statements or opinions. The Company acknowledges that nothing contained herein, or in any Transaction Document, and no action taken by any Purchaser pursuant hereto or thereto, shall be deemed to constitute the Purchasers as a partnership, an association, a joint venture or any other kind of entity, or create a presumption that the Purchasers are in any way acting in concert or as a group with respect to such obligations or the transactions contemplated by the
Transaction Documents. The Company acknowledges that each Purchaser shall be entitled to independently protect and enforce its rights, including without limitation, the rights arising out of this Agreement or out of the other Transaction Documents, and it shall not be necessary for any other Purchaser to be joined as an additional party in any proceeding for such purpose. The Company acknowledges that for reasons of administrative convenience only, the Transaction Documents have been prepared by counsel for one of the Purchasers and such counsel does not represent all of the Purchasers but only such Purchaser and the other Purchasers have retained their own individual counsel with respect to the transactions contemplated hereby. The Company acknowledges that it has elected to provide all Purchasers with the same terms and Transaction Documents for the convenience of the Company and not because it was required or requested to do so by the Purchasers. The Company acknowledges that such procedure with respect to the Transaction Documents in no way creates a presumption that the Purchasers are in any way acting in concert or as a group with respect to the Transaction Documents or the transactions contemplated hereby or thereby.

              (ff) No Integrated Offering. Neither the Company, nor any of its affiliates, nor any person acting on its or their behalf, has directly or indirectly made any offers or sales of any security or solicited any offers to buy any security under circumstances that would cause the offering of the Securities pursuant to this Agreement to be integrated with prior offerings by the Company for purposes of the Securities Act which would prevent the Company from selling the Shares pursuant to Rule 506 under the Securities Act, or any applicable exchange-related stockholder approval provisions, nor will the Company or any of its affiliates or subsidiaries take any action or steps that would cause the offering of the Shares to be integrated with other offerings. Other than the Company's registration statement on Form SB-2 (commission file no. 333-109117), which is currently effective but which may be amended to report material changes, the Company does not have any registration statement pending before the Commission or currently under the Commission's review.

              (gg) Sarbanes-Oxley Act. The Company is in substantial compliance with the applicable provisions of the Sarbanes-Oxley Act of 2002 (the "Sarbanes-Oxley Act"), and the rules and regulations promulgated thereunder, that are effective and intends to comply substantially with other applicable provisions of the Sarbanes-Oxley Act, and the rules and regulations promulgated thereunder, upon the effectiveness of such provisions.

         Section 2.2 Representations and Warranties of the Purchasers. Each of the Purchasers hereby makes the following representations and warranties to the Company with respect solely to itself and not with respect to any other
Purchaser:

            (a) Organization and Standing of the Purchasers. If the Purchaser is an entity, such Purchaser is a corporation, limited liability company or partnership duly incorporated or organized, validly existing and in good standing under the laws of the jurisdiction of its incorporation or organization.

            (b) Authorization and Power. Each Purchaser has the requisite power and authority to enter into and perform this Agreement, the Registration Rights Agreement, the Warrants, and the other agreements and documents contemplated hereby and thereby and executed by the Purchaser or to which the Purchaser is party (collectively, the "Purchaser Transaction Documents") and to purchase the Shares and Warrants being sold to it hereunder. The execution, delivery and performance of the Purchaser Transaction Documents by each Purchaser and the consummation by it of the transactions contemplated hereby have been duly authorized by all necessary corporate or partnership action, and no further consent or authorization of such Purchaser or its Board of Directors, stockholders, or partners, as the case may be, is required. This Agreement has been duly authorized, executed and delivered by each Purchaser. Each of the Purchaser Transaction Documents constitutes, or shall constitute when executed and delivered, valid and binding obligations of each Purchaser enforceable against such Purchaser in accordance with its terms, except as such enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium, liquidation, conservatorship, receivership or similar laws relating to, or affecting generally the enforcement of, creditor's rights and remedies or by equitable principles or remedies of general application.

            (c) Acquisition for Investment. Each Purchaser is purchasing the Shares and acquiring the Warrants solely for its own account for the purpose of investment and not with a view to or for sale in connection with any distribution thereof. Each Purchaser does not have a present intention to sell any of the Securities, nor a present arrangement (whether or not legally binding) or intention to effect any distribution of any of the Securities to or through any person or entity; provided, however, that by making the representations herein and subject to Section 2.2(e) below, each Purchaser does not agree to hold any of the Securities for any minimum or other specific term and reserves the right to dispose of any of the Securities at any time in accordance with federal and state securities laws applicable to such disposition provided that the Company receives an opinion of its counsel to the effect that such disposition complies with such laws. Each Purchaser acknowledges that it
(i) has such knowledge and experience in financial and business matters such that such Purchaser is capable of evaluating the merits and risks of its investment in the Company, (ii) is able to bear the financial risks associated with an investment in the Securities, and (iii) has been given full access to such records of the Company and the Subsidiaries and to the officers of the Company and the Subsidiaries as it has deemed necessary or appropriate to conduct its due diligence investigation.

            (d) Rule 144. Each Purchaser understands that the Securities must be held indefinitely unless such Securities are registered under the Securities Act or an exemption from registration is available. Each Purchaser acknowledges that it is familiar with Rule 144 of the rules and regulations of the Commission, as amended, promulgated pursuant to the Securities Act ("Rule 144"), and that such Purchaser has been advised that Rule 144 permits resales only under certain circumstances. Each Purchaser understands that to the extent that Rule 144 is not available, such Purchaser will be unable to sell any Securities without either registration under the Securities Act or the existence of another exemption from such registration requirement, provided that the Company receives an opinion of its counsel to the effect that such sale is exempt from such registration requirement.

            (e) General. Each Purchaser understands that the Securities are being offered and sold in reliance on a transactional exemption from the registration requirements of federal and state securities laws and the Company is relying upon the truth, accuracy and completeness of the representations, warranties, agreements, acknowledgments and understandings of such Purchaser set forth herein and in the other Purchaser Transaction Documents in order to determine the applicability of such exemptions and the suitability of such Purchaser to acquire the Securities. Each Purchaser understands that no United States federal or state agency or any government or governmental agency has passed upon or made any recommendation or endorsement with respect to any of the Securities.

            (f) Opportunities for Additional Information. Each Purchaser acknowledges that such Purchaser has had the opportunity to ask questions of and receive answers from, or obtain additional information from, the executive officers of the Company concerning the financial and other affairs of the Company, and to the extent deemed necessary by such Purchaser in light of such Purchaser's personal knowledge of the Company's affairs, such Purchaser has asked such questions and received answers to the full satisfaction of such Purchaser, and such Purchaser desires to invest in the Company.

            (g) No General Solicitation. Each Purchaser acknowledges that the Securities were not offered to such Purchaser by means of any form of general or public solicitation or general advertising, or publicly disseminated advertisements or sales literature, including (i) any advertisement, article, notice or other communication published in any newspaper, magazine, or similar media, or broadcast over television or radio, or (ii) any seminar or meeting to which such Purchaser was invited by any of the foregoing means of communications.

            (h) Accredited Investor. Each Purchaser is an accredited investor (as defined in Rule 501 of Regulation D), and such Purchaser has such experience in business and financial matters that it is capable of evaluating the merits and risks of an investment in the Securities. Each Purchaser acknowledges that an investment in the Securities is speculative and involves a high degree of risk.

            (i) Independent Investment. No Purchaser has agreed to act with any other Purchaser for the purpose of acquiring, holding, voting or disposing of the Securities purchased hereunder for purposes of Section 13(d) under the Exchange Act, and each Purchaser is acting independently with respect to its investment in the Securities.

                                  ARTICLE III

                                    COVENANTS

         The parties covenant with one another as follows, which covenants are for the benefit of each respective covenantee and its respective permitted assignees.

         Section 3.1 Disclosure of Transactions and Other Material Information. The Company shall issue a press release describing the material terms of the transactions contemplated hereby (the "Press Release") as soon as practicable after the Closing but in no event later than three (3) Trading Days after the Closing, the Company shall issue the Press Release. The Company shall also file with the Commission a Current Report on Form 8-K (the "Form 8-K") describing the material terms of the transactions contemplated hereby (and attaching as exhibits thereto this Agreement, the Certificate of Designation, the Registration Rights Agreement and the form of Warrant) as soon as practicable following the Closing Date but in no event more than three (3) Trading Days following the Closing Date, which Press Release and Form 8-K shall be subject to prior review and comment by Jenkens & Gilchrist Parker Chapin LLP. The Company shall not, and shall cause each of its Subsidiaries and its and each of their respective officers, directors, employees and agents not to, provide the Purchasers with any material, nonpublic information regarding the Company or any of its Subsidiaries from and after the filing of the Form 8-K with the Commission without the express written consent of the Purchaser. "Trading Day" means any day during which the American Stock Exchange (or other principal exchange on which the Common Stock is traded) shall be open for trading.

         Section 3.2 Registration and Listing. The Company will cause its Common Stock to continue to be registered under Section 12(b) or 12(g) of the Exchange Act, will comply in all respects with its reporting and filing obligations under the Exchange Act, will comply with all requirements related to any registration statement filed pursuant to this Agreement, and will not take any action or file any document (whether or not permitted by the Securities Act or the rules promulgated thereunder) to terminate or suspend such registration or to terminate or suspend its reporting and filing obligations under the Exchange Act or Securities Act, except as permitted herein. The Company will promptly file the "Listing Application" for, or in connection with, the issuance and delivery of the Conversion Shares and the Warrant Shares.

         Section 3.3 Securities Compliance. The Company shall notify the Commission in accordance with their rules and regulations, of the transactions contemplated by any of the Transaction Documents, including filing a Form D with respect to the Shares, Warrants, Conversion Shares and Warrant Shares as required under Regulation D, and shall take all other necessary action and proceedings as may be required and permitted by applicable law, rule and regulation, for the legal and valid issuance of the Shares, the Warrants, the Conversion Shares and the Warrant Shares to the Purchasers or subsequent holders.

         Section 3.4 Inspection Rights. The Company shall permit, during normal business hours and upon reasonable request and reasonable notice, a Purchaser or any employees, agents or representatives thereof that are parties to an effective confidentiality agreement with the Company of appropriate scope, so long as a Purchaser shall be obligated hereunder to purchase the Shares or shall beneficially own the Shares or Conversion Shares, or shall own Warrant Shares or the Warrants which, in the aggregate, represent more than two percent (2%) of the total combined voting power of all voting securities then outstanding, to examine and make reasonable copies of and extracts from the records and books of account of, and visit and inspect, during the term of the Warrants, the properties, assets, operations and business of the Company and any Subsidiary, and to discuss the affairs, finances and accounts of the Company and any Subsidiary with any of its officers, consultants, directors, and key employees.

         Section 3.5 Compliance with Laws. The Company shall comply, and cause each Subsidiary to comply, with all applicable laws, rules, regulations and orders, the noncompliance with which could have a Material Adverse Effect.

         Section 3.6 Keeping of Records and Books of Account. The Company shall keep and cause each Subsidiary to keep adequate records and books of account, in which complete entries will be made in accordance with GAAP consistently applied.

         Section 3.7 Other Agreements. The Company shall not enter into any agreement containing any provision that would violate the terms of, or cause a default under, any material term of any Transaction Document.

         Section 3.8 Reservation of Shares. So long as the Shares or Warrants remain outstanding, the Company shall take all action necessary to at all times have authorized, and reserved for the purpose of issuance, the maximum number of shares of Common Stock to effect the conversion of the Shares and the exercise of the Warrants.

         Section 3.9 Non-public Information. The Company covenants and agrees that neither it nor any other person acting on its behalf has provided or will provide any Purchaser or its agents or counsel with any information that the Company believes constitutes material non-public information, unless prior thereto such Purchaser shall have executed a written agreement regarding the confidentiality and use of such information. The Company understands and confirms that each Purchaser shall be relying on the foregoing representations in effecting transactions in securities of the Company. Neither the Purchasers nor any of their affiliates, officers or agents will solicit any material non-public information from the Company.


         Section 3.10  Preemptive Rights.

            (a) Until the first anniversary of the Closing Date and for so long as any Purchaser or its assigns shall own any Shares (any Purchaser, for such purpose, an "Eligible Purchaser"), the Company hereby grants to each Eligible

Purchaser a right (the "Preemptive Right") to purchase all or any part of such Eligible Purchaser's pro rata share of any "New Securities" (as defined in Section 3.10(b)) that the Company may, from time to time, propose to sell and issue. The pro rata share for each Eligible Purchaser, for purposes of the Preemptive Right, is the ratio of (x) the number of shares of Series C Preferred Stock then held by such Eligible Purchaser immediately prior to the issuance of the New Securities (assuming the full conversion of the Shares and the full exercise of the Warrants), to (y) the total number of shares of Series C Preferred Stock of the Company outstanding immediately prior to the issuance of the New Securities (after giving effect to the full conversion of the Shares and the full exercise of the Warrants). The Preemptive Right granted herein shall be pari pasu with the preemptive rights currently held by the Company's Series A Stockholders.

            (b) For purposes of this Section 3.10, "New Securities" shall mean fifty percent (50%) any Common Stock or Preferred Stock of the Company, whether or not authorized on the date hereof, and rights, options or warrants to purchase Common Stock or Preferred Stock and securities of any type whatsoever that are, or may become, convertible into Common Stock or Preferred Stock; provided, however, that "New Securities" does not include the following:

                 (i) shares of capital stock of the Company issuable upon conversion or exercise of any currently outstanding securities or any Shares, Warrants or New Securities issued in accordance with this Agreement (including the Warrant Shares);

                 (ii) shares or options or warrants for Common Stock granted to officers, directors and employees of, and consultants to, the Company pursuant to stock option or purchase plans or other compensatory agreements approved by the Compensation Committee of the Board of Directors;

                 (iii) shares of Common Stock or Preferred Stock issued in connection with any pro rata stock split or stock dividend in respect of any series or class of capital stock of the Company or recapitalization by the Company;

                 (iv) shares of capital stock, or options or warrants to purchase capital stock, issued to a strategic investor in connection with a strategic commercial agreement as determined by the Board of Directors;

                 (v) shares of capital stock, or options or warrants to purchase capital stock, issued pursuant to commercial borrowing, secured lending or lease financing transaction approved by the Board of Directors;

                 (vi) shares of capital stock, or options or warrants to purchase capital stock, issued pursuant to the acquisition of another corporation or entity by the Company by consolidation, merger, purchase of all or substantially all of the assets, or other reorganization in which the Company acquires, in a single transaction or series of related transactions, all or substantially all of the assets of such other corporation or entity or fifty percent (50%) or more of the voting power of such other corporation or entity or fifty percent (50%) or more of the equity ownership of such other corporation or entity;

                 (vii)   shares  of  capital   stock   issued  in  a  bona  fide
underwritten public securities offering pursuant to a registration statement filed under the Securities Act;

                 (viii) shares of capital stock, or options or warrants to purchase capital stock, issued to current or prospective customers or suppliers of the Company approved by the Board of Directors as compensation or accommodation in lieu of other payment, compensation or accommodation to such customer or supplier;

                 (ix) shares of capital stock, or warrants to purchase capital stock, issued to any person or entity that provides services to the Company as compensation therefor pursuant to an agreement approved by the Board of Directors;

                 (x) shares of capital stock, or options or warrants to purchase capital stock, offered in a transaction where purchase of such securities by any Purchaser would cause such transaction to fail to comply with applicable federal or state securities laws or would cause an applicable registration or qualification exemption to fail to be available to the Company; provided, however, that this clause (x) shall apply only to the Purchaser or Purchasers who would cause any such failure, and not to any of the other Purchasers;

                 (xi) shares of capital stock, or options or warrants to purchase capital stock, , or options or warrants to purchase capital stock, purchased or to be purchased by the holders of the Company's Series A Preferred Stock pursuant to existing preemptive rights.

                 (xii) securities issuable upon conversion or exercise of the securities set forth in paragraphs (i) - (xi) above.

In the event that the Company proposes to undertake an issuance of New Securities, it shall give each Eligible Purchaser written notice (the "Notice") of its intention, describing the type of New Securities, the price, and the general terms upon which the Company proposes to issue the same. Each Eligible Purchaser shall have twenty (20) Business Days after receipt of such notice to agree to purchase all or any portion of its pro rata share of such New Securities at the price and upon the terms specified in the notice by giving written notice to the Company and stating therein the quantity of New Securities to be purchased. In the event that any New Securities subject to the Preemptive Right are not purchased by the Eligible Purchaser within the twenty (20) Business Day period specified above, the Company shall have ninety (90) days thereafter to sell (or enter into an agreement pursuant to which the sale of New Securities that had been subject to the Preemptive Right shall be closed, if at all, within sixty (60) days from the date of said agreement) the New Securities with respect to which the rights of the Purchaser were not exercised at a price and upon terms, including manner of payment, no more favorable to the purchasers thereof than specified in the Notice. In the event the Company has not sold all offered New Securities within such ninety (90) day period (or sold and issued

New Securities in accordance with the foregoing within sixty (60) days from the date of such agreement), the Company shall not thereafter issue or sell any New Securities, without first complying again with the procedures set forth in this
Section 3.10.

         Section 3.11 Pledge of Securities. The Company acknowledges and agrees that the Securities may be pledged by a Purchaser in connection with a bona fide margin agreement or other loan or financing arrangement that is secured by the Common Stock. The pledge of Common Stock shall not be deemed to be a transfer, sale or assignment of the Common Stock hereunder, and no Purchaser effecting a pledge of Common Stock shall be required to provide the Company with any notice thereof or otherwise make any delivery to the Company pursuant to this Agreement or any other Transaction Document; provided that a Purchaser and its pledgee shall be required to comply with the provisions of Article V hereof in order to effect a sale, transfer or assignment of Common Stock to such pledgee. At the Purchasers' expense, the Company hereby agrees to execute and deliver such documentation as a pledgee of the Common Stock may reasonably request in connection with a pledge of the Common Stock to such pledgee by a Purchaser.

         Section 3.12 Reporting Requirements. If the Commission ceases making periodic reports filed under Section 13 of the Exchange Act available via EDGAR, then at a Purchaser's request the Company shall furnish the following to such Purchaser so long as such Purchaser shall be obligated hereunder to purchase the Shares or shall beneficially own any Shares, or shall own Conversion Shares which, in the aggregate, represent more than 2% of the total combined voting power of all voting securities then outstanding:

            (b) Quarterly Reports filed with the Commission on Form 10-QSB as soon as practical after the document is filed with the Commission, and in any event within fifty-five (55) days after the end of each of the first three fiscal quarters of the Company;

            (c) Annual Reports filed with the Commission on Form 10-KSB as soon as practical after the document is filed with the Commission, and in any event within one hundred five (105) days after the end of each fiscal year of the Company; and

            (d) Copies of all notices and information, including without limitation notices and proxy statements in connection with any meetings, that are provided to holders of shares of Common Stock, contemporaneously with the delivery of such notices or information to such holders of Common Stock.

         Section 3.13 Distributions. So long as any Shares or Warrants remain outstanding, the Company agrees that it shall not (i) declare or pay any dividends or make any distributions to any holder(s) of Common Stock or (ii) purchase or otherwise acquire for value, directly or indirectly, any Common Stock or other equity security of the Company.

         Section 3.14 Status of Dividends. The Company covenants and agrees that (i) no Federal income tax return or claim for refund of Federal income tax or other submission to the Internal Revenue Service will adversely affect the

Shares, any other series of its preferred stock, or the Common Stock, and any deduction shall not operate to jeopardize the availability to Purchasers of the dividends received deduction provided by Section 243(a)(1) of the Code or any successor provision, (ii) in no report to shareholders or to any governmental body having jurisdiction over the Company or otherwise will it treat the Shares other than as equity capital or the dividends paid thereon other than as dividends paid on equity capital unless required to do so by a governmental body having jurisdiction over the accounts of the Company or by a change in generally accepted accounting principles required as a result of action by an authoritative accounting standards setting body, and (iii) other than pursuant to this Agreement or the Certificate of Designation, it will take no action which would result in the dividends paid by the Company on the Shares out of the Company's current or accumulated earnings and profits being ineligible for the dividends received deduction provided by Section 243(a)(1) of the Code. The preceding sentence shall not be deemed to prevent the Company from designating the Preferred Stock as "Convertible Preferred Stock" in its annual and quarterly financial statements in accordance with its prior practice concerning other series of preferred stock of the Company. Notwithstanding the foregoing, the Company shall not be required to restate or modify its tax returns for periods prior to the Closing Date. In the event that the Purchasers have reasonable cause to believe that dividends paid by the Company on the Shares out of the Company's current or accumulated earnings and profits will not be treated as eligible for the dividends received deduction provided by Section 243(a)(1) of the Code, or any successor provision, the Company will, at the reasonable request of the Purchasers of 51% of the outstanding Shares, join with the Purchasers in the submission to the Service of a request for a ruling that dividends paid on the Shares will be so eligible for Federal income tax purposes, at the Purchasers expense. In addition, the Company will reasonably cooperate with the Purchasers (at Purchasers' expense) in any litigation, appeal or other proceeding challenging or contesting any ruling, technical advice, finding or determination that earnings and profits are not eligible for the dividends received deduction provided by Section 243(a)(1) of the Code, or any successor provision to the extent that the position to be taken in any such litigation, appeal, or other proceeding is not contrary to any provision of the Code or incurred in connection with any such submission, litigation, appeal or other proceeding. Notwithstanding the foregoing, nothing herein contained shall be deemed to preclude the Company from claiming a deduction with respect to such dividends if (i) the Code shall hereafter be amended, or final Treasury regulations thereunder are issued or modified, to provide that dividends on the Shares or Conversion Shares should not be treated as dividends for Federal income tax purposes or that a deduction with respect to all or a portion of the dividends on the Shares is allowable for Federal income tax purposes, or (ii) in the absence of such an amendment, issuance or modification and after a submission of a request for ruling or technical advice, the service shall rule or advise that dividends on the shares should not be treated as dividends for Federal income tax purposes. If the Service determines that the Shares or Conversion Shares constitute debt, the Company may file protective claims for refund.

         Section 3.15 Lock-up. Each Purchaser agrees to sell, in each calendar month during the six-month period beginning on the Closing Date, not more than 1/6 of the aggregate number of Conversion Shares and Warrant Shares issuable to such Purchaser pursuant to the Transaction Documents; provide, however, that the number of such Conversion Shares and Warrant Shares that can be sold shall be cumulative and shall begin to accumulate on the day following the date of the Closing.

         Section 3.16 Transfer Agent Instructions. The Company shall issue irrevocable instructions to its transfer agent, and any subsequent transfer agent, to issue certificates, registered in the name of each Purchaser or its respective nominee(s), for the Conversion Shares and the Warrant Shares in such amounts as specified from time to time by each Purchaser to the Company upon conversion of the Shares or exercise of the Warrants in the form of Exhibit F attached hereto (the "Irrevocable Transfer Agent Instructions"). Prior to registration of the Conversion Shares and the Warrant Shares under the Securities Act, all such certificates shall bear the restrictive legend specified in Section 5.1 of this Agreement. The Company warrants that no instruction other than the Irrevocable Transfer Agent Instructions referred to in this Section 3.16 will be given by the Company to its transfer agent and that the Shares shall otherwise be freely transferable on the books and records of the Company, except as otherwise provided in this Agreement and the Registration Rights Agreement. Nothing in this Section 3.16 shall affect in any way each Purchaser's obligations and agreements set forth in Section 5.1 to comply with all applicable prospectus delivery requirements, if any, upon resale of the Shares. If a Purchaser provides the Company with an opinion of counsel, in a generally acceptable form, to the effect that a public sale, assignment or transfer of the Shares may be made without registration under the Securities Act or the Purchaser provides the Company with reasonable assurances that the Shares can be sold pursuant to Rule 144 without any restriction as to the number of securities acquired as of a particular date that can then be immediately sold, the Company shall, except as otherwise limited by the terms of this Agreement, permit the transfer, and, in the case of the Conversion Shares and the Warrant Shares, promptly instruct its transfer agent to issue one or more certificates in such name and in such denominations as specified by such Purchaser and without any restrictive legend. The Company acknowledges that a breach by it of its obligations under this Section 3.16 will cause irreparable harm to the Purchasers by vitiating the intent and purpose of the transaction contemplated hereby. Accordingly, the Company acknowledges that the remedy at law for a breach of its obligations under this Section 3.16 will be inadequate and agrees, in the event of a breach or threatened breach by the Company of the provisions of this Section 3.16, that the Purchasers shall be entitled, in addition to all other available remedies, to an order and/or injunction restraining any breach and requiring immediate issuance and transfer, without the necessity of showing economic loss and without any bond or other security being required.

                                   ARTICLE IV

                                   CONDITIONS

         Section 4.1 Conditions Precedent to the Obligation of the Company to Close and to Sell the Shares and Warrants. The obligation hereunder of the Company to close and issue and sell the Shares and the Warrants to the Purchasers on the Closing Date is subject to the satisfaction or waiver, at or before the Closing, of the conditions set forth below. These conditions are for the Company's sole benefit and may be waived by the Company at any time in its sole discretion.

            (a) Accuracy of the Purchasers' Representations and Warranties. The representations and warranties of each Purchaser Transaction Documents shall be true and correct in all material respects as of the date when made and as of the Closing Date as though made at that time, except for representations and warranties that are expressly made as of a particular date, which shall be true and correct in all material respects as of such date.

            (b) Performance by the Purchasers. Each Purchaser shall have performed, satisfied and complied in all material respects with all covenants, agreements and conditions required by this Agreement to be performed, satisfied or complied with by the Purchasers at or prior to the Closing Date.

            (c) No Injunction. No statute, rule, regulation, executive order, decree, ruling or injunction shall have been enacted, entered, promulgated or endorsed by any court or governmental authority of competent jurisdiction which prohibits the consummation of any of the transactions contemplated by this Agreement.

            (d) Delivery of Purchase Price. The Purchase Price for the Shares and Warrants shall have been delivered to the Company at the Closing.

            (e) Delivery of Purchaser Transaction Documents. The Purchaser Transaction Documents shall have been duly executed and delivered by the Purchasers to the Company.

         Section 4.2 Conditions Precedent to the Obligation of the Purchasers to Close and to Purchase the Shares and Warrants. The obligation hereunder of the Purchasers to purchase the Shares and Warrants and consummate the transactions contemplated by this Agreement is subject to the satisfaction or waiver, at or before the Closing, of each of the conditions set forth below. These conditions are for the Purchasers' sole benefit and may be waived by the Purchasers at any time in their sole discretion.

            (a) Accuracy of the Company's Representations and Warranties. Each of the representations and warranties of the Company in this Agreement and in each of the Transaction Documents shall be true and correct in all material respects as of the Closing Date, except for representations and warranties that are expressly made as of a particular date, which shall be true and correct in all material respects as of such date.

            (b) Performance by the Company. The Company shall have performed, satisfied and complied in all respects with all covenants, agreements and conditions required by this Agreement to be performed, satisfied or complied with by the Company at or prior to the Closing Date.

            (c) No Suspension, Etc. Trading in the Company's Common Stock shall not have been suspended by the American Stock Exchange or the Commission (except for any suspension of trading of limited duration agreed to by the Company, which suspension shall be terminated prior to the Closing), and, at any time prior to the Closing Date, trading in securities generally as reported by Bloomberg Financial Markets ("Bloomberg") shall not have been suspended or limited, or minimum prices shall not have been established on securities whose trades are reported by Bloomberg, nor shall a banking moratorium have been declared either by the United States or Nevada State authorities, nor shall there have occurred any national or international calamity or crisis of such magnitude in its effect on any financial market which, in each case, in the reasonable judgment of the Purchasers, makes it impracticable or inadvisable to purchase the Shares.

            (d) No Injunction. No statute, rule, regulation, executive order, decree, ruling or injunction shall have been enacted, entered, promulgated or endorsed by any court or governmental authority of competent jurisdiction which prohibits the consummation of any of the transactions contemplated by this Agreement.

            (e) No Proceedings or Litigation. No action, suit or proceeding before any arbitrator or any governmental authority shall have been commenced, and no investigation by any governmental authority shall have been threatened, against the Company or any Subsidiary, or any of the officers, directors or affiliates of the Company or any Subsidiary, seeking to restrain, prevent or change the transactions contemplated by this Agreement, or seeking damages in connection with such transactions.

            (f) Opinion of Counsel, Etc. The Purchasers shall have received an opinion of counsel to the Company, dated the Closing Date, substantially in the form of Exhibit C hereto, and such other certificates and documents as the Purchasers or their counsel shall reasonably require incident to the Closing.

            (g) Warrants and Shares. The Company shall have delivered to the Purchasers the originally executed Warrants (in such denominations as each Purchaser may request but in no event in denominations of less than 100) and shall have delivered certificates representing the Shares (in such denominations as each Purchaser may request) being acquired by the Purchasers at the Closing.

            (h) Resolutions. The Board of Directors of the Company shall have adopted resolutions consistent with Section 2.1(b) hereof in a form reasonably acceptable to the Purchasers (the "Resolutions").

            (i) Certificate of Designation. As of the Closing Date, the Company shall have filed with the Nevada Secretary of State a Certificate of Designation authorizing the Preferred Stock in substantially the Form of Exhibit D attached hereto.

            (j) Reservation of Shares. As of the Closing Date, the Company shall have reserved out of its authorized and unissued Preferred Stock, solely for the purpose of affecting the issuance of the Shares, a number of shares of Preferred Stock equal to the aggregate number of the Shares. As of the Closing Date, the

Company shall have reserved out of its authorized and unissued Common Stock, solely for the purpose of effecting the conversion of the Shares and the exercise of the Warrants, a number of shares of Common Stock equal to the number of Conversion Shares and the number of Warrant Shares issuable upon conversion of the Preferred Stock and the exercise of the Warrants, respectively, assuming the Warrants are exercised and the Shares are converted on the Closing Date (assuming the Warrants are fully exercisable and the Shares fully convertible on such date regardless of any limitation on the timing or amount of such exercise or conversion).

            (k) Transfer Agent Instructions. The Irrevocable Transfer Agent Instructions, in the form of Exhibit F attached hereto, shall have been delivered to the Company's transfer agent.

            (l) Secretary's Certificate. The Company shall have delivered to the Purchasers a secretary's certificate, dated as of the Closing Date, as to
(i) the Resolutions, (ii) the Articles, (iii) the Bylaws, each as in effect at the Closing, and (iv) the authority and incumbency of the officers of the Company executing the Transaction Documents and any other documents required to be executed or delivered in connection therewith.

            (m) Officer's Certificate. On the Closing Date, the Company shall have delivered to the Purchasers a certificate of an executive officer of the Company, dated as of the Closing Date, confirming the accuracy of the Company's representations, warranties and covenants contained herein and in each of the other Transaction Documents as of the Closing Date and confirming the compliance by the Company with the conditions precedent set forth in this Section 4.2 as of the Closing Date.

            (n) Fees and Expenses. As of the Closing Date, all fees and expenses required to be paid by the Company in connection with the transactions contemplated by this Agreement shall have been, or authorized to be, paid by the Company.

            (o) Registration Rights Agreement. As of the Closing Date, the parties shall have entered into the Registration Rights Agreement in the Form of Exhibit E attached hereto.

            (p) Material Adverse Effect. No Material Adverse Effect shall have occurred.

                                   ARTICLE V

                               CERTIFICATE LEGEND

         Section 5.1 Legend. Each certificate representing the Shares, the Conversion Shares, the Warrants and the Warrant Shares shall be stamped or otherwise imprinted with a legend substantially in the following form (in addition to any legend required by applicable state securities or "blue sky"
laws):

         THE SECURITIES REPRESENTED BY THIS CERTIFICATE (THE "SECURITIES") HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT") OR ANY STATE SECURITIES LAWS AND MAY NOT BE SOLD, TRANSFERRED OR OTHERWISE DISPOSED OF UNLESS REGISTERED UNDER THE SECURITIES ACT AND UNDER APPLICABLE STATE SECURITIES LAWS OR AXM PHARMA, INC. SHALL HAVE RECEIVED AN OPINION OF ITS COUNSEL THAT REGISTRATION OF SUCH SECURITIES UNDER THE SECURITIES ACT AND UNDER THE PROVISIONS OF APPLICABLE STATE SECURITIES LAWS IS NOT REQUIRED.

         Each certificate representing any Shares shall also be stamped or otherwise imprinted with a legend substantially in the following form:

         AXM PHARMA, INC. WILL FURNISH TO EACH HOLDER OF ITS SERIES C CONVERTIBLE PREFERRED STOCK WHO SO REQUESTS WITHOUT CHARGE A COPY OF THE CERTIFICATE OF DESIGNATION SETTING FORTH THE POWERS, DESIGNATIONS, PREFERENCES AND RELATIVE, PARTICIPATING, OPTIONAL OR OTHER SPECIAL RIGHTS OF SUCH STOCK AND ANY OTHER CLASS OR SERIES THEREOF AND THE QUALIFICATIONS, LIMITATIONS OR RESTRICTIONS OF SUCH PREFERENCES AND/OR RIGHTS.

         The Company agrees to reissue certificates representing any of the Securities, without the legend set forth above, if at such time, prior to making any transfer of any such Securities, such holder thereof shall give written notice to the Company describing the manner and terms of such transfer and removal as the Company may reasonably request. Such proposed transfer and removal will not be effected until: (a) either (i) the Company has received an opinion of counsel reasonably satisfactory to the Company, to the effect that the registration of the Conversion Shares or the Warrant Shares under the Securities Act is not required in connection with such proposed transfer, (ii) a registration statement under the Securities Act covering such proposed disposition has been filed by the Company with the Commission and has become effective under the Securities Act, (iii) the Company has received other evidence reasonably satisfactory to the Company that such registration and qualification under the Securities Act and state securities laws are not required, or (iv) the holder provides the Company with reasonable assurances that such security can be sold pursuant to Rule 144 under the Securities Act; and (b) either (i) the Company has received an opinion of counsel, reasonably satisfactory to the Company, to the effect that registration or qualification under the securities or "blue sky" laws of any state is not required in connection with such proposed disposition, or (ii) compliance with applicable state securities or "blue sky" laws has been effected or a valid exemption exists with respect thereto. The Company will respond to any such notice from a holder within five (5) days. In the case of any proposed transfer under this
Section 5.1, the Company will use reasonable efforts to comply with any such applicable state securities or "blue sky" laws, but shall in no event be required, in connection therewith, to qualify to do business in any state where it is not then qualified or to take any action that would subject it to tax or to the general service of process in any state where it is not then subject. The restrictions on transfer contained in this Section 5.1 shall be in addition to, and not by way of limitation of, any other restrictions on transfer contained in any other section of this Agreement. Whenever a certificate representing the Conversion Shares or Warrant Shares is required to be issued to a Purchaser without a legend, in lieu of delivering physical certificates representing the Conversion Shares or Warrant Shares, provided the Company's transfer agent is participating in the Depository Trust Company ("DTC") Fast Automated Securities Transfer program, the Company shall use its reasonable best efforts to cause its transfer agent to electronically transmit the Conversion Shares or Warrant Shares to a Purchaser by crediting the account of such Purchaser's Prime Broker with DTC through its Deposit Withdrawal Agent Commission ("DWAC") system (to the extent not inconsistent with any provisions of this Agreement).

                                   ARTICLE VI

                                   TERMINATION

         Section 6.1 Termination by Mutual Consent. This Agreement may be terminated at any time prior to the Closing Date by the mutual written consent of the Company and the Purchasers.

         Section 6.2 Effect of Termination. In the event of termination by the Company or the Purchasers, written notice thereof shall forthwith be given to the other party and the transactions contemplated by this Agreement shall be terminated without further action by any party. If this Agreement is terminated as provided in Section 6.1 herein, this Agreement shall become void and of no further force and effect, except for Sections 8.1 and 8.2, and Article VII herein. Nothing in this Section 6.2 shall be deemed to release the Company or any Purchaser from any liability for any breach under this Agreement, or to impair the rights of the Company or such Purchaser to compel specific performance by the other party of its obligations under this Agreement.

                                  ARTICLE VII

                                 INDEMNIFICATION

         Section 7.1 General Indemnity. The Company agrees to indemnify and hold harmless each Purchaser (and its respective directors, officers, employees, affiliates, agents, successors and assigns) from and against any and all losses, liabilities, deficiencies, costs, damages and expenses (including, without limitation, reasonable attorneys' fees, charges and disbursements) incurred by each Purchaser or any such person as a result of any inaccuracy in or breach of the representations, warranties or covenants made by the Company herein. The Purchasers severally but not jointly agree to indemnify and hold harmless the Company and its directors, officers, employees, affiliates, agents, successors and assigns from and against any and all losses, liabilities, deficiencies, costs, damages and expenses (including, without limitation, reasonable attorneys' fees, charges and disbursements) incurred by the Company as result of any inaccuracy in or breach of the representations, warranties or covenants made by the Purchasers herein. The maximum aggregate liability of each Purchaser pursuant to its indemnification obligations under this Article VII shall not exceed the portion of the Purchase Price paid by such Purchaser hereunder.

         Section 7.2 Indemnification Procedure. Any party entitled to indemnification under this Article VII (an "indemnified party") will give written notice to the indemnifying party of any matters giving rise to a claim for indemnification; provided, that the failure of any party entitled to indemnification hereunder to give notice as provided herein shall not relieve the indemnifying party of its obligations under this Article VII except to the extent that the indemnifying party is actually prejudiced by such failure to give notice. In case any action, proceeding or claim is brought against an indemnified party in respect of which indemnification is sought hereunder, the indemnifying party shall be entitled to participate in and, unless in the reasonable judgment of the indemnified party a conflict of interest between it and the indemnifying party may exist with respect to such action, proceeding or claim, to assume the defense thereof with counsel reasonably satisfactory to the indemnified party. In the event that the indemnifying party advises an indemnified party that it will contest such a claim for indemnification hereunder, or fails, within thirty (30) days of receipt of any indemnification notice to notify such person in writing of the indemnifying party's election to defend, settle or compromise, at its sole cost and expense, any action, proceeding or claim (or discontinues its defense at any time after it commences such defense), then the indemnified party may, at its option, defend, settle or otherwise compromise or pay such action or claim. In any event, unless and until the indemnifying party elects in writing to assume and does so assume the defense of any such claim, proceeding or action, the indemnified party's costs and expenses arising out of the defense, settlement or compromise of any such action, claim or proceeding shall be losses subject to indemnification hereunder. The indemnified party shall cooperate fully with the indemnifying party in connection with any negotiation or defense of any such action or claim by the indemnifying party and shall furnish to the indemnifying party all information reasonably available to the indemnified party which relates to such action or claim. The indemnifying party shall keep the indemnified party fully apprised at all times as to the status of the defense or any settlement negotiations with respect thereto. If the indemnifying party elects to defend any such action or claim, then the indemnified party shall be entitled to participate in such defense with counsel of its choice at its sole cost and expense. The indemnifying party shall not be liable for any settlement of any action, claim or proceeding effected without its prior written consent. Notwithstanding anything in this Article VII to the contrary, the indemnifying party shall not, without the indemnified party's prior written consent, which consent may not be unreasonably withheld, settle or compromise any claim or consent to entry of any judgment in respect thereof which imposes any future obligation on the indemnified party or which does not include, as an unconditional term thereof, the giving by the claimant or the plaintiff to the indemnified party of a release from all liability in respect of such claim. If the indemnifying party fails or refuses to promptly assume the defense of any such claim, proceeding or action, then the indemnification required by this
Article VII shall be made by periodic payments of the amount thereof during the course of investigation or defense, as and when bills are received or expense, loss, damage or liability is incurred, so long as the indemnified party irrevocably agrees to refund such moneys if it is ultimately determined by a court of competent jurisdiction that such party was not entitled to indemnification. The indemnity agreements contained herein shall be in addition to (a) any cause of action or similar rights of the indemnified party against the indemnifying party or others, and (b) any liabilities the indemnifying party may be subject to pursuant to applicable law.

                                  ARTICLE VIII

                                  MISCELLANEOUS

         Section 8.1 Fees and Expenses. Each party shall pay the fees and expenses of its advisors, counsel, accountants and other experts, if any, and all other expenses, incurred by such party incident to the negotiation, preparation, execution, delivery and performance of this Agreement, providedthat the Company shall pay all actual attorneys' fees and expenses (including disbursements and out-of-pocket expenses) incurred by the Purchasers in connection with (i) the preparation, negotiation, execution and delivery of this Agreement, the Registration Rights Agreement and the transactions contemplated thereunder, which payment shall be made at Closing and shall not exceed $25,000 (exclusive of disbursements and out-of-pocket expenses), (ii) the filing and declaration of effectiveness by the Commission of the Registration Statement (as defined in the Registration Rights Agreement) and (iii) any amendments, modifications or waivers of this Agreement or any of the other Transaction Documents or in connection with the enforcement of this Agreement or any of the other Transaction Documents, including, without limitation, all reasonable attorneys' fees and expenses.

         Section 8.2    Specific Enforcement; Consent to Jurisdiction.

         (a) The Company and the Purchasers acknowledge and agree that irreparable damage would occur in the event that any of the provisions of this Agreement or the other Transaction Documents were not performed in accordance with their specific terms or were otherwise breached. It is accordingly agreed that the parties shall be entitled to an injunction or injunctions to prevent or cure breaches of the provisions of this Agreement or the other Transaction Documents and to enforce specifically the terms and provisions hereof or thereof, this being in addition to any other remedy to which any of them may be entitled by law or equity.

         (b) The Company and each Purchaser (i) hereby irrevocably submit to the exclusive jurisdiction of the United States District Court sitting in the Southern District of New York and the courts of the State of New York located in New York County for the purposes of any suit, action or proceeding arising out of or relating to this Agreement or any of the other Transaction Documents or the transactions contemplated hereby or thereby, and (ii) hereby waive, and agree not to assert in any such suit, action or proceeding, any claim that it is not personally subject to the jurisdiction of each such court, that the suit, action or proceeding is brought in an inconvenient forum or that the venue of the suit, action or proceeding is improper. The Company and each Purchaser consent to process being served in any such suit, action or proceeding by mailing a copy thereof to such party at the address in effect for notices to it under this Agreement and agrees that such service shall constitute good and sufficient service of process and notice thereof. Nothing in this Section 8.2 shall affect or limit any right to serve process in any other manner permitted by law. The Company and the Purchasers hereby agree that the prevailing party in any suit, action or proceeding arising out of or relating to the Shares, this Agreement, the Registration Rights Agreement or the Warrants, shall be entitled to reimbursement for reasonable legal fees from the non-prevailing party.

        Section 8.3  Entire Agreement; Amendment. This Agreement,
the Transaction Documents and the Purchaser Transaction Documents contain the entire understanding and agreement of the parties with respect to the matters covered hereby and, except as specifically set forth herein or in any of the Transaction Documents or Purchaser Transaction Documents, neither the Company nor any Purchaser make any representation, warranty, covenant or undertaking with respect to such matters. This Agreement, the Transaction Documents and the Purchaser Transaction Documents supersede all prior understandings and agreements with respect to said subject matter, all of which are merged herein. No provision of this Agreement may be waived or amended other than by a written instrument signed by the Company and the Purchasers and their permitted assigns owning of record at least a majority in interest of the then-outstanding Shares, and no provision hereof may be waived other than by a written instrument signed by the party against whom enforcement of any such waiver is sought. No amendment to this Agreement shall be effective to the extent that it applies to less than all of the holders of the Shares then outstanding or violates any provision of the Nevada Corporation Law. No consideration shall be offered or paid to any person to amend or consent to a waiver or modification of any provision of any of the Transaction Documents unless the same consideration is also offered to all of the parties to the Transaction Documents or holders of Shares, as the case may be.

         Section 8.4 Notices. Any notice, demand, request, waiver or other communication required or permitted to be given hereunder shall be in writing and shall be deemed given and received (a) upon hand delivery or delivery by telecopy or facsimile at the address or number designated below (if delivered on a business day during normal business hours where such notice is to be received), or the first business day following such delivery (if delivered other than on a business day during normal business hours where such notice is to be received), or (b) on the second business day following the date of mailing by express courier service, fully prepaid, addressed to such address, or upon actual receipt of such mailing, whichever shall first occur. The addresses for such communications shall be:

If to the Company:                  AXM Pharma, Inc.
                                    3960 Howard Hughes Parkway
                                    Suite 500
                                    Las Vegas, Nevada 89109
                                    Attention:  Chet Howard, CFO
                                    Telecopier:  (702) 990-3501
                                    Telephone:  (702) 990-3659
with copies (which copies
shall not constitute notice
to the Company) to:                 Law Offices of Louis E. Taubman, P.C.
                                    225 Broadway, Suite 1200
                                    New York, New York  10007
                                    Attention:  Louis E. Taubman, Esq.
                                    Telecopier:  (212) 202-6380
                                    Telephone:  (212) 732-7184

If to any Purchaser:                At the address of such Purchaser set forth
                                    on Exhibit A to this Agreement.


with copies (which copies
shall not constitute notice
to any Purchaser to:                Jenkens & Gilchrist Parker Chapin LLP
                                    The Chrysler Building
                                    405 Lexington Avenue
                                    New York, NY 10174
                                    Attention: Christopher S. Auguste, Esq.
                                    Tel No.: (212) 704-6000
                                    Fax No.: (212) 704-6288

      Any party hereto may from time to time change its address for notices by giving at least ten (10) days written notice of such changed address to the other party or parties hereto in accordance with the provisions of this Section 8.4.

         Section 8.5 Waivers. No waiver by any party of any default with respect to any provision, condition or requirement of this Agreement shall be deemed to be a continuing waiver in the future or a waiver of any other provision, condition or requirement hereof, nor shall any delay or omission of any party to exercise any right hereunder in any manner impair the exercise of any such right accruing to it thereafter.

         Section 8.6 Headings. The article, section and subsection headings in this Agreement are for convenience only and shall not constitute a part of this Agreement for any other purpose and shall not be deemed to limit or affect any of the provisions hereof.

         Section 8.7 Successors and Assigns. This Agreement shall be binding upon and inure to the benefit of the parties and their successors and permitted assigns. After the Closing, the assignment by a party to this Agreement of any rights hereunder shall not affect the obligations of such party under this Agreement.

         Section 8.8 No Third Party Beneficiaries. This Agreement is intended for the benefit of the parties hereto and their respective permitted successors and assigns and is not for the benefit of, nor may any provision hereof be enforced by, any other person (other than indemnified parties, as contemplated by Article VII).

         Section 8.9 Governing Law. This Agreement shall be governed by and construed in accordance with the internal laws of the State of New York, without giving effect to any of the conflicts of law principles which would result in the application of the substantive law of another jurisdiction. This Agreement shall not be interpreted or construed with any presumption against the party causing this Agreement to be drafted.

         Section 8.10 Survival. The representations and warranties of the Company contained in Sections 2.1(o) and 2.1(s) shall survive until the expiration of the applicable statutes of limitations, and those contained in
Article II, with the exception of Sections 2.1(o) and 2.1(s), shall survive the execution and delivery hereof and the Closing until the date two (2) years from the Closing Date, and the agreements and covenants set forth in Articles I, III, V, VII and VIII of this Agreement shall survive the execution and delivery hereof and the Closing hereunder.

         Section 8.11 Counterparts. This Agreement may be executed in any number of counterparts, all of which taken together shall constitute one and the same instrument and shall become effective when counterparts have been signed by each party and delivered to the other parties hereto, it being understood that all parties need not sign the same counterpart.

         Section 8.12. Publicity. The Company agrees that it will not disclose, and will not include in any public announcement, the names of the Purchasers without the consent of the Purchasers in accordance with Section 8.3, which consent shall not be unreasonably withheld or delayed, or unless and until such disclosure is required by law, rule or applicable regulation, and then only to the extent of such requirement.

         Section 8.13 Severability. The provisions of this Agreement are severable and, in the event that any court of competent jurisdiction shall determine that any one or more of the provisions or part of the provisions contained in this Agreement shall, for any reason, be held to be invalid, illegal or unenforceable in any respect, such invalidity, illegality or unenforceability shall not affect any other provision or part of a provision of this Agreement and this Agreement shall be reformed and construed as if such invalid or illegal or unenforceable provision, or part of such provision, had never been contained herein, so that such provisions would be valid, legal and enforceable to the maximum extent possible.

         Section 8.14 Further Assurances. From and after the date of this Agreement, upon the request of the Purchasers or the Company, the Company and each Purchaser shall execute and deliver such instruments, documents and other writings as may be reasonably necessary or desirable to confirm and carry out and to effectuate fully the intent and purposes of this Agreement, the Warrants and the Registration Rights Agreement.


                  [Remainder of page intentionally left blank.]

         IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed by their respective authorized officers as of the date first above written.


                                          AXM PHARMA, INC.



                                          By:__________________________________
                                               Name: Chet Howard
                                               Title:   Chief Financial Officer


                                          X


                                          By: _____________________________


                                          X



                                          By: _____________________________



                                    EXHIBIT A
                                    ----------
                               LIST OF PURCHASERS





NAMES AND ADDRESSES OF               NUMBER OF SHARES     NUMBER OF WARRANTS     DOLLAR AMOUNT
PURCHASERS                             PURCHASED              PURCHASED          OF INVESTMENT


Excalibaur Limited Partnership              3.000                   35,294           $300,000
33 Prince Arthur Avenue
Toronto, ON M5R 1B2

SRG Capital, LLC                            3.000                   35,294           $300,000
120 Broadway, 40th Floor
New York, New York 10271

Greenwich Growth Fund Limited               1.000                   11,764           $100,000
14 Par-La-Wille Road
PO  Box HM
2257, Hamilton, Bermuda HM08

Whalehaven Fund Limited                     1.000                   11,764           $100,000
14 Par-La-Wille Road
PO Box HM 2257
Hamilton, Bermuda HM08

Cranshire Capital LP                        5.000                   58,823           $500,000

Iroquois Capital, LP                        4.000                   47,058           $400,000

Omicron Master Trust                        5.000                   58,823           $500,000
810 Seventh Avenue 39th Floor
New York, New York 10019

Stonestreet                                 4.000                   47,058           $400,000

Enable Growth Partners                      2.000                   23,529           $200,000
One Sansome, Suite 2900
San Francisco, CA 94105

Crescent International LTD                  2.000                   23,529           $200,000
c/o Greenlight (Switzerland) SA
84 Av. Louis-Casai, CH 1216 Cointrin
Geneva, Switzerland

Richard Mollinsky                           0.425                    5,000           $42,500


                                    EXHIBIT B
                                    ---------
                                 FORM OF WARRANT

                                    EXHIBIT C
                                    ---------
                                 FORM OF OPINION

         1. The Company is a corporation duly incorporated, validly existing and in good standing under the laws of the State of Nevada and has the requisite corporate power to own, lease and operate its properties and assets, and to carry on its business as presently conducted. The Company is duly qualified as a foreign corporation to do business and is in good standing in every jurisdiction in which the failure to so qualify would have a Material Adverse Effect.

         2. The Company has the requisite corporate power and authority to enter into and perform its obligations under the Transaction Documents and to issue the Shares, the Conversion Shares, the Warrants and the Warrant Shares. The execution, delivery and performance of each of the Transaction Documents by the Company and the consummation by it of the transactions contemplated thereby have been duly and validly authorized by all necessary corporate action and no further consent or authorization of the Company or its Board of Directors is required. Each of the Transaction Documents have been duly executed and delivered, and the Shares and the Warrants have been duly executed, issued and delivered by the Company and each of the Transaction Documents constitutes a legal, valid and binding obligation of the Company enforceable against the Company in accordance with its respective terms. The Shares, the Conversion Shares and the Warrant Shares are not subject to any preemptive rights under the Articles or the Bylaws.

         3. The Shares have been duly authorized and, when delivered against payment in full as provided in the Purchase Agreement, will be validly issued, fully paid and nonassessable. The Conversion Shares, have been duly authorized and reserved for issuance, and, when delivered upon conversion of the Shares, will be validly issued, fully paid and nonassessable. The Warrant Shares, have been duly authorized and reserved for issuance, and, when delivered upon exercise or against payment in full as provided in the Warrants, will be validly issued, fully paid and nonassessable.

         4. The execution, delivery and performance of and compliance with the terms of the Transaction Documents and the issuance of the Shares, the Conversion Shares, the Warrants and the Warrant Shares do not (a) violate any provision of the Articles or Bylaws, (b) conflict with, or constitute a default (or an event which with notice or lapse of time or both would become a default) under, or give to others any rights of termination, amendment, acceleration or cancellation of, any material agreement, mortgage, deed of trust, indenture, note, bond, license, lease agreement, instrument or obligation to which the Company is a party and which is known to us, (c) create or impose a lien, charge or encumbrance on any property of the Company under any agreement or any commitment known to us to which the Company is a party or by which the Company is bound or by which any of its respective properties or assets are bound, or
(d) result in a violation of any Federal, state, local or foreign statute, rule, regulation, order, judgment, injunction or decree (including Federal and state securities laws and regulations) applicable to the Company or by which any property or asset of the Company is bound or affected, except, in all cases other than violations pursuant to clauses (a) and (d) above, for such conflicts, default, terminations, amendments, acceleration, cancellations and violations as would not, individually or in the aggregate, have a Material Adverse Effect.

         5. No consent, approval or authorization of or designation, declaration or filing with any governmental authority on the part of the Company is required under Federal, state or local law, rule or regulation in connection with the valid execution, delivery and performance of the Transaction Documents, or the offer, sale or issuance of the Shares, the Conversion Shares, the Warrants or the Warrant Shares other than filings as may be required by applicable Federal and state securities laws and regulations.

         6. To our knowledge, there is no action, suit, claim, investigation or proceeding pending or threatened against the Company which questions the validity of the Agreement or the transactions contemplated thereby or any action taken or to be taken pursuant thereto. There is no action, suit, claim, investigation or proceeding pending, or to our knowledge, threatened, against or involving the Company or any of its properties or assets and which, if adversely determined, is reasonably likely to result in a Material Adverse Effect. There are no outstanding orders, judgments, injunctions, awards or decrees of any court, arbitrator or governmental or regulatory body against the Company or any officers or directors of the Company in their capacities as such.

         7. The offer, issuance and sale of the Shares and the Warrants and the offer, issuance and sale of the Conversion Shares and the Warrant Shares pursuant to the Agreement and the Warrants, as applicable, are exempt from the registration requirements of the Securities Act of 1933, as amended.

         8. The Company is not, and as a result of and immediately upon Closing will not be, an "investment company" or a company "controlled" by an "investment company," within the meaning of the Investment Company Act of 1940, as amended.

                                    EXHIBIT D
                                    ---------
                       FORM OF CERTIFICATE OF DESIGNATION

                                    EXHIBIT E
                                    ---------
                      FORM OF REGISTRATION RIGHTS AGREEMENT

                                    EXHIBIT F
                                    ---------
                 FORM OF IRREVOCABLE TRANSFER AGENT INSTRUCTIONS

                                AXM PHARMA, INC.



                                                      as of June __, 2004


[Name and address of Transfer Agent]
Attn:  _____________


LADIES AND GENTLEMEN:

         Reference is made to that certain Securities Purchase Agreement (the "Purchase Agreement"), dated as of May __, 2004, by and among AXM Pharma, Inc., a Nevada corporation (the "COMPANY"), and the purchasers named therein (collectively, the "PURCHASERS") pursuant to which the Company is issuing to the Purchasers shares of its Series C Convertible Preferred Stock, par value $.001 per share, (the "SHARES") and warrants (the "WARRANTS") to purchase shares of the Company's common stock, par value $.001 per share (the "COMMON STOCK"). This letter shall serve as our irrevocable authorization and direction to you (provided that you are the transfer agent of the Company at such time) to issue shares of Common Stock upon conversion of the Shares (the "CONVERSION SHARES") and exercise of the Warrants (the "WARRANT SHARES") to or upon the order of a Purchaser or assignee or transferee of a Purchaser (a "HOLDER") from time to time upon (i) surrender to you of a properly completed and duly executed Conversion Notice or Exercise Notice, as the case may be, in the form attached hereto as Exhibit I and Exhibit II, respectively, (ii) in the case of the conversion of Shares, a copy of the certificates (with the original certificates delivered to the Company) representing Shares being converted or, in the case of Warrants being exercised, a copy of the Warrants (with the original Warrants delivered to the Company) being exercised (or, in each case, an indemnification undertaking with respect to such share certificates or the warrants in the case of their loss, theft or destruction), and (iii) delivery of a treasury order or other appropriate order duly executed by a duly authorized officer of the Company. So long as you have previously received (x) written confirmation from counsel to the Company that a registration statement covering resales of the Conversion Shares or Warrant Shares, as applicable, has been declared effective by the Securities and Exchange Commission (the "SEC") under the Securities Act of 1933, as amended (the "1933 ACT"), and no subsequent notice by the Company or its counsel of the suspension or termination of its effectiveness and (y) a copy of such registration statement, and if the Holder represents in writing that the Conversion Shares or the Warrant Shares, as the case may be, were sold pursuant to the Registration Statement, then certificates representing the Conversion Shares and the Warrant Shares, as the case may be, shall not bear any legend restricting transfer of the Conversion Shares and the Warrant Shares, as the case may be, thereby and should not be subject to any stop-transfer restriction. Provided, however, that if you have not previously received (i) written confirmation from counsel to the Company that a registration statement covering resales of the Conversion Shares or Warrant Shares, as applicable, has been declared effective by the SEC under the 1933 Act, and (ii) a copy of such registration statement, then the certificates for the Conversion Shares and the Warrant Shares shall bear the following legend:

                  "THE SECURITIES REPRESENTED BY THIS CERTIFICATE (THE "SECURITIES") HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT") OR ANY STATE SECURITIES LAWS AND MAY NOT BE SOLD, TRANSFERRED OR OTHERWISE

         DISPOSED OF UNLESS REGISTERED UNDER THE SECURITIES ACT AND UNDER APPLICABLE STATE SECURITIES LAWS OR AXM PHARMA, INC. SHALL HAVE RECEIVED AN OPINION OF ITS COUNSEL THAT REGISTRATION OF SUCH SECURITIES UNDER THE SECURITIES ACT AND UNDER THE PROVISIONS OF APPLICABLE STATE SECURITIES LAWS IS NOT REQUIRED."

and, provided further, that the Company may from time to time notify you to place stop-transfer restrictions on the certificates for the Conversion Shares and the Warrant Shares in the event a registration statement covering the Conversion Shares and the Warrant Shares is subject to amendment for events then current.

         A form of written confirmation from counsel to the Company that a registration statement covering resales of the Conversion Shares and the Warrant Shares has been declared effective by the SEC under the 1933 Act is attached hereto as Exhibit III.

         Please be advised that the Purchasers are relying upon this letter as an inducement to enter into the Securities Purchase Agreement and, accordingly, each Purchaser is a third party beneficiary to these instructions.

         Please execute this letter in the space indicated to acknowledge your agreement to act in accordance with these instructions. Should you have any questions concerning this matter, please contact me at ___________.

                                                 Very truly yours,

                                                 AXM PHARMA, INC.


                                                 By:
                                                      Name:
                                                      Title:

ACKNOWLEDGED AND AGREED:

[TRANSFER AGENT]

By:
Name:
Title:
Date:

                                    EXHIBIT I

                                AXM PHARMA, INC.
                                CONVERSION NOTICE

Reference is made to the Certificate of Designation of the Relative Rights and Preferences of the Series C Preferred Stock of AXM Pharma, Inc. (the "Certificate of Designation"). In accordance with and pursuant to the Certificate of Designation, the undersigned hereby elects to convert the number of shares of Series C Preferred Stock, par value $.001 per share (the "Shares"), of AXM Pharma, Inc., a Nevada corporation (the "Company"), indicated below into shares of Common Stock, par value $.001 per share (the "Common Stock"), of the Company, by tendering the stock certificate(s) representing the share(s) of Shares specified below as of the date specified below.

         Date of Conversion:

         Number of Shares to be converted:

         Stock certificate no(s). of Shares to be converted:

         The Common Stock have been sold pursuant to the Registration  Statement
(as defined in the  Registration Rights Agreement):   YES ____          NO____

Please confirm the following information:

         Conversion Price:

         Number of shares of Common Stock to be issued:

Number of shares of Common Stock beneficially owned or deemed beneficially owned by the Holder on the Date of Conversion: _________________________


Please issue the Common Stock into which the Shares are being converted and, if applicable, any check drawn on an account of the Company in the following name and to the following address:

         Issue to:


         Facsimile Number:

         Authorization:
                                                              By:
                                                              Title:

         Dated:

                                   EXHIBIT II

                             FORM OF EXERCISE NOTICE

                                  EXERCISE FORM

                                AXM PHARMA, INC.


The undersigned _______________, pursuant to the provisions of the within Warrant, hereby elects to purchase _____ shares of Common Stock of AXM Pharma, Inc. covered by the within Warrant.

Dated: _________________            Signature    ___________________________

                                    Address      ___________________________

                                                 ___________________________


Number of shares of Common Stock beneficially owned or deemed beneficially owned by the Holder on the date of Exercise: _________________________


                                   ASSIGNMENT

FOR VALUE RECEIVED, _________________ hereby sells, assigns and transfers unto __________________ the within Warrant and all rights evidenced thereby and does irrevocably constitute and appoint _____________, attorney, to transfer the said Warrant on the books of the within named corporation.

Dated: _________________            Signature    ___________________________

                                    Address      ___________________________

                                                 ___________________________


                               PARTIAL ASSIGNMENT

FOR VALUE RECEIVED, _________________ hereby sells, assigns and transfers unto __________________ the right to purchase _________ shares of Warrant Stock evidenced by the within Warrant together with all rights therein, and does irrevocably constitute and appoint ___________________, attorney, to transfer that part of the said Warrant on the books of the within named corporation.

Dated: _________________            Signature    ___________________________

                                    Address      ___________________________

                                                 ___________________________

                           FOR USE BY THE ISSUER ONLY:

This Warrant No. W-_____ canceled (or transferred or exchanged) this _____ day of ___________, _____, shares of Common Stock issued therefor in the name of _______________, Warrant No. W-_____ issued for ____ shares of Common Stock in the name of _______________.

                                   EXHIBIT III

                         FORM OF NOTICE OF EFFECTIVENESS
                            OF REGISTRATION STATEMENT


[Name and address of Transfer Agent]
Attn:  _____________

                  Re:      AXM PHARMA, INC.

Ladies and Gentlemen:

         We are counsel to AXM Pharma, Inc., a Nevada corporation (the "COMPANY"), and are aware of that certain Securities Purchase Agreement (the "PURCHASE AGREEMENT"), dated as of May __, 2004, by and among the Company and the purchasers named therein (collectively, the "PURCHASERS") pursuant to which the Company issued to the Purchasers shares of its Series C Convertible Preferred Stock, par value $.001 per share, (the "SHARES") and warrants (the "WARRANTS") to purchase shares of the Company's common stock, par value $.001 per share (the "COMMON STOCK"). Pursuant to the Purchase Agreement, the Company has also entered into a Registration Rights Agreement with the Purchasers (the "REGISTRATION RIGHTS AGREEMENT"), dated as of May __, 2004, pursuant to which the Company agreed, among other things, to register the Registrable Securities (as defined in the Registration Rights Agreement), including the shares of Common Stock issuable upon conversion of the Shares and exercise of the Warrants, under the Securities Act of 1933, as amended (the "1933 ACT"). In connection with the Company's obligations under the Registration Rights Agreement, on ________________, 2004, the Company filed a Registration Statement on Form SB-2 (File No. 333-________) (the "REGISTRATION STATEMENT") with the Securities and Exchange Commission (the "SEC") relating to the resale of the Registrable Securities which names each of the present Purchasers as a selling stockholder thereunder.

         In connection with the foregoing, we advise you that a member of the SEC's staff has advised us by telephone that the SEC has entered an order declaring the Registration Statement effective under the 1933 Act at [ENTER TIME OF EFFECTIVENESS] on [ENTER DATE OF EFFECTIVENESS] and we have no knowledge, after telephonic inquiry of a member of the SEC's staff, that any stop order suspending its effectiveness has been issued or that any proceedings for that purpose are pending before, or threatened by, the SEC and accordingly, the Registrable Securities are available for resale under the 1933 Act pursuant to the Registration Statement.

                                                     Very truly yours,

                                                     [COMPANY COUNSEL]


                                                     By:



cc:      [LIST NAMES OF PURCHASERS]

                                                                    EXHIBIT 4.14

                          REGISTRATION RIGHTS AGREEMENT

                  This Registration Rights Agreement (this "Agreement") is made and entered into as of June 24, 2004, by and among AXM Pharma, Inc., a Nevada corporation (the "Company"), and the purchasers listed on Schedule I hereto (the "Purchasers").

                  This   Agreement  is  being   entered  into  pursuant  to  the
Securities Purchase Agreement dated as of the date hereof among the Company and the Purchasers (the "Purchase Agreement").

                  The Company and the Purchasers hereby agree as follows:

          1.      Definitions.

                  Capitalized terms used and not otherwise defined herein shall have the meanings given such terms in the Purchase Agreement. As used in this Agreement, the following terms shall have the following meanings:

                  "Advice" shall have meaning set forth in Section 3(m).

                  "Affiliate" means, with respect to any Person, any other Person that directly or indirectly controls or is controlled by or under common control with such Person. For the purposes of this definition, "control," when used with respect to any Person, means the possession, direct or indirect, of the power to direct or cause the direction of the management and policies of such Person, whether through the ownership of voting securities, by contract or otherwise; and the terms of "affiliated," "controlling" and "controlled" have meanings correlative to the foregoing.

                  "Board" shall have meaning set forth in Section 3(n).

                  "Business Day" means any day except Saturday, Sunday and any day which shall be a legal holiday or a day on which banking institutions in the state of New York generally are authorized or required by law or other government actions to close.

                  "Closing Date" means the date of the final closing of the purchase and sale of the Preferred Stock and Warrants pursuant to the Purchase Agreement.

                  "Commission" means the Securities and Exchange Commission.

                  "Common Stock" means the Company's Common Stock, par value $.001 per share.

                  "Effectiveness Date" means with respect to the Registration Statement the earlier of the ninetieth (90th) day following the Filing Date or the date which is within five (5) days of the date on which the Commission informs the Company that the Commission (i) will not review the Registration Statement or (ii) that the Company may request the acceleration of the effectiveness of the Registration Statement and the Company makes such request.

                  "Effectiveness  Period"  shall have the  meaning  set forth in
Section 2.

                  "Event" shall have the meaning set forth in Section 7(e).

                  "Event Date" shall have the meaning set forth in Section 7(e).

                  "Exchange Act" means the Securities Exchange Act of 1934, as amended.

                  "Filing Date" means July 15, 2004.

                  "Holder" or "Holders" means the holder or holders, as the case may be, from time to time of Registrable Securities.

                  "Indemnified  Party"  shall  have  the  meaning  set  forth in
Section 5(c).

                  "Indemnifying  Party"  shall  have the  meaning  set  forth in
Section 5(c).

                  "Losses" shall have the meaning set forth in Section 5(a).

                  "Person" means an individual or a corporation, partnership, trust, incorporated or unincorporated association, joint venture, limited liability company, joint stock company, government (or an agency or political subdivision thereof) or other entity of any kind.

                  "Preferred Stock" means the Series C Convertible Preferred Stock, par value $.001 per share and stated value $100,000 per share, of the Company issued to the Purchasers pursuant to the Purchase Agreement.

                  "Proceeding" means an action,  claim,  suit,  investigation or
proceeding   (including,   without  limitation,   an  investigation  or  partial
proceeding, such as a deposition), whether commenced or threatened.

                  "Prospectus" means the prospectus included in the Registration Statement (including, without limitation, a prospectus that includes any information previously omitted from a prospectus filed as part of an effective registration statement in reliance upon Rule 430A promulgated under the Securities Act), as amended or supplemented by any prospectus supplement, with respect to the terms of the offering of any portion of the Registrable Securities covered by the Registration Statement, and all other amendments and supplements to the Prospectus, including post-effective amendments, and all material incorporated by reference in such Prospectus.

                  "Registrable Securities means the shares of Common Stock issuable upon conversion of the Preferred Stock and the shares of Common Stock issuable upon exercise of the Warrants.

                  "Registration Statement" means the registration statements and any additional registration statements contemplated by Section 2, including (in each case) the Prospectus, amendments and supplements to such registration statement or Prospectus, including pre- and post-effective amendments, all exhibits thereto, and all material incorporated by reference in such registration statement.

                  "Rule 144" means Rule 144 promulgated by the Commission pursuant to the Securities Act, as such Rule may be amended from time to time, or any similar rule or regulation hereafter adopted by the Commission having substantially the same effect as such Rule.

                  "Rule 158" means Rule 158 promulgated by the Commission pursuant to the Securities Act, as such Rule may be amended from time to time, or any similar rule or regulation hereafter adopted by the Commission having substantially the same effect as such Rule.

                  "Rule 415" means Rule 415 promulgated by the Commission pursuant to the Securities Act, as such Rule may be amended from time to time, or any similar rule or regulation hereafter adopted by the Commission having substantially the same effect as such Rule.

                  "Rule 424" means Rule 424 promulgated by the Commission pursuant to the Securities Act, as such Rule may be amended from time to time, or any similar rule or regulation hereafter adopted by the Commission having substantially the same effect as such Rule.

                  "Securities Act" means the Securities Act of 1933, as amended.

                  "Special Counsel" means one special counsel to the Holders, for which the Holders will be reimbursed by the Company pursuant to Section 4.

                  "Warrants" means the warrants to purchase shares of Common Stock issued to the Purchasers pursuant to the Purchase Agreement.

          2.      Resale Registration.

                  On or prior to the Filing Date the Company shall prepare and file with the Commission a "resale" Registration Statement covering all Registrable Securities for an offering to be made on a continuous basis pursuant to Rule 415. The Registration Statement shall be on Form SB-2 (except if the Company is not then eligible to register for resale the Registrable Securities on Form SB-2, in which case such registration shall be on another appropriate form in accordance herewith). The Company shall (i) not permit any securities other than the Registrable Securities and the securities listed on Schedule II hereto to be included in the Registration Statement and (ii) use its best efforts to cause the Registration Statement to be declared effective under the Securities Act as promptly as possible after the filing thereof, but in any event prior to the Effectiveness Date, and to keep such Registration Statement continuously effective under the Securities Act until such date as is the earlier of (x) the date when all Registrable Securities covered by such Registration Statement have been sold or (y) the date on which the Registrable Securities may be sold without any restriction pursuant to Rule 144 as determined by the counsel to the Company pursuant to a written opinion letter, addressed to the Company's transfer agent to such effect (the "Effectiveness Period"). If at any time and for any reason, an additional Registration
Statement is required to be filed because at such time the actual number of shares of Common Stock into which the Preferred Stock is convertible and the Warrants are exercisable exceeds the number of shares of Registrable Securities remaining under the Registration Statement, the Company shall have twenty (20)

Business Days to file such additional Registration Statement, and the Company shall use its best efforts to cause such additional Registration Statement to be declared effective by the Commission as soon as possible, but in no event later than sixty (60) days after filing.

          3.      Registration Procedures.

                  In connection with the Company's registration obligations hereunder, the Company shall:

                  (a) Prepare and file with the Commission, on or prior to the Filing Date, a Registration Statement on Form SB-2 (or if the Company is not then eligible to register for resale the Registrable Securities on Form SB-2 such registration shall be on another appropriate form in accordance herewith) in accordance with the method or methods of distribution thereof as specified by the Holders (except if otherwise directed by the Holders) and in accordance with applicable law, and cause the Registration Statement to become effective and remain effective as provided herein; provided, however, that not less than three
(3) Business Days prior to the filing of the Registration Statement or any related Prospectus or any amendment or supplement thereto, the Company shall (i) furnish to the Holders and any Special Counsel, copies of all such documents proposed to be filed, which documents will be subject to the review of such Holders and such Special Counsel, and (ii) cause its officers and directors, counsel and independent certified public accountants to respond to such inquiries as shall be necessary, in the reasonable opinion of Special Counsel, to conduct a reasonable review of such documents. The Company shall not file the Registration Statement or any such Prospectus or any amendments or supplements thereto to which the Holders of a majority of the Registrable Securities or any Special Counsel shall reasonably object in writing within three (3) Business Days of their receipt thereof.

                  (b) (i) Prepare and file with the Commission such amendments, including post-effective amendments, to the Registration Statement as may be necessary to keep the Registration Statement continuously effective as to the applicable Registrable Securities for the Effectiveness Period and prepare and file with the Commission such additional Registration Statements as necessary in order to register for resale under the Securities Act all of the Registrable Securities; (ii) cause the related Prospectus to be amended or supplemented by any required Prospectus supplement, and as so supplemented or amended to be filed pursuant to Rule 424 (or any similar provisions then in force) promulgated under the Securities Act; (iii) respond as promptly as possible, but in no event later than fifteen (15) business days, to any comments received from the Commission with respect to the Registration Statement or any amendment thereto and as promptly as possible provide the Holders true and complete copies of all correspondence from and to the Commission relating to the Registration Statement; and (iv) comply in all material respects with the provisions of the
Securities Act and the Exchange Act with respect to the disposition of all Registrable Securities covered by the Registration Statement during the applicable period in accordance with the intended methods of disposition by the Holders thereof set forth in the Registration Statement as so amended or in such Prospectus as so supplemented.

                  (c) Notify the Holders of Registrable Securities and any Special Counsel as promptly as possible (and, in the case of (i)(A) below, not less than three (3) days prior to such filing) and (if requested by any such Person) confirm such notice in writing no later than two (2) Business Days following the day (i)(A) when a Prospectus or any Prospectus supplement or post-effective amendment to the Registration Statement is filed; (B) when the Commission notifies the Company whether there will be a "review" of such Registration Statement and whenever the Commission comments in writing on such Registration Statement and (C) with respect to the Registration Statement or any post-effective amendment, when the same has become effective; (ii) of any request by the Commission or any other Federal or state governmental authority for amendments or supplements to the Registration Statement or Prospectus or for additional information; (iii) of the issuance by the Commission of any stop order suspending the effectiveness of the Registration Statement covering any or all of the Registrable Securities or the initiation or threatening of any Proceedings for that purpose; (iv) if at any time any of the representations and warranties of the Company contained in any agreement contemplated hereby ceases to be true and correct in all material respects; (v) of the receipt by the Company of any notification with respect to the suspension of the qualification or exemption from qualification of any of the Registrable Securities for sale in any jurisdiction, or the initiation of any Proceeding for such purpose; and (vi) of the occurrence of any event that makes any statement made in the Registration Statement or Prospectus or any document incorporated or deemed to be incorporated therein by reference untrue in any material respect or that requires any revisions to the Registration Statement, Prospectus or other documents so that, in the case of the Registration Statement or the Prospectus, as the case may be, it will not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading.

                  (d) Use its best efforts to avoid the issuance of, or, if issued, obtain the withdrawal of, as promptly as possible, (i) any order suspending the effectiveness of the Registration Statement or (ii) any suspension of the qualification (or exemption from qualification) of any of the Registrable Securities for sale in any jurisdiction.

                  (e) If requested by the Holders of a majority in interest of the Registrable Securities, (i) promptly incorporate in a Prospectus supplement or post-effective amendment to the Registration Statement such information as the Company reasonably agrees should be included therein and (ii) make all required filings of such Prospectus supplement or such post-effective amendment as soon as practicable after the Company has received notification of the matters to be incorporated in such Prospectus supplement or post-effective amendment.

                  (f) If requested by any Holder, furnish to such Holder and any Special Counsel, without charge, at least one conformed copy of each Registration Statement and each amendment thereto, including financial statements and schedules, all documents incorporated or deemed to be incorporated therein by reference, and all exhibits to the extent requested by such Person (including those previously furnished or incorporated by reference) promptly after the filing of such documents with the Commission.

                  (g) Promptly deliver to each Holder and any Special Counsel, without charge, as many copies of the Prospectus or Prospectuses (including each form of prospectus) and each amendment or supplement thereto as such Persons may reasonably request; and subject to the provisions of Section 3(n), the Company hereby consents to the use of such Prospectus and each amendment or supplement thereto by each of the selling Holders in connection with the offering and sale of the Registrable Securities covered by such Prospectus and any amendment or supplement thereto.

                  (h)  Prior to any  public offering  of Registrable Securities, use its best  efforts  to  register  or qualify or  cooperate  with the  selling
Holders and any Special Counsel in connection with the registration or qualification (or exemption from such registration or qualification) of such Registrable Securities for offer and sale under the securities or Blue Sky laws of such jurisdictions within the United States as any Holder requests in writing, to keep each such registration or qualification (or exemption therefrom) effective during the Effectiveness Period and to do any and all other acts or things necessary or advisable to enable the disposition in such jurisdictions of the Registrable Securities covered by a Registration Statement; provided, however, that the Company shall not be required to qualify generally to do business in any jurisdiction where it is not then so qualified or to take any action that would subject it to general service of process in any such jurisdiction where it is not then so subject or subject the Company to any material tax in any such jurisdiction where it is not then so subject.

                  (i) Cooperate with the Holders to facilitate the timely preparation and delivery of certificates representing Registrable Securities to be sold pursuant to a Registration Statement, which certificates, to the extent permitted by the Purchase Agreement and applicable federal and state securities laws, shall be free of all restrictive legends, and to enable such Registrable Securities to be in such denominations and registered in such names as any Holder may request in connection with any sale of Registrable Securities.

                  (j) Upon the occurrence of any event contemplated by Section 3(c)(vi), as promptly as possible, prepare a supplement or amendment, including a post-effective amendment, to the Registration Statement or a supplement to the related Prospectus or any document incorporated or deemed to be incorporated therein by reference, and file any other required document so that, as thereafter delivered, neither the Registration Statement nor such Prospectus will contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading.

                  (k) Use its best efforts to cause all Registrable Securities relating to the Registration Statement to be listed on the American Stock Exchange or any other securities exchange, quotation system or market, if any, on which similar securities issued by the Company are then listed as and when required pursuant to the Purchase Agreement.

                  (l) Comply in all material respects with all applicable rules and regulations of the Commission and make generally available to its security holders earning statements satisfying the provisions of Section 11(a) of the Securities Act and Rule 158 not later than 45 days after the end of any 12-month period (or 90 days after the end of any 12-month period if such period is a fiscal year) commencing on the first day of the first fiscal quarter of the Company after the effective date of the Registration Statement, which statement shall conform to the requirements of Rule 158.

                  (m) The Company may require each selling Holder to furnish to the Company information regarding such Holder and the distribution of such Registrable Securities as is required by law to be disclosed in the Registration

Statement, Prospectus, or any amendment or supplement thereto, and the Company may exclude from such registration the Registrable Securities of any such Holder who unreasonably fails to furnish such information within a reasonable time after receiving such request.

                  Each Holder covenants and agrees that (i) it will not sell any Registrable Securities under the Registration Statement until it has received copies of the Prospectus as then amended or supplemented as contemplated in
Section 3(g) and notice from the Company that such Registration Statement and any post-effective amendments thereto have become effective as contemplated by
Section 3(c) and (ii) it and its officers, directors or Affiliates, if any, will comply with the prospectus delivery requirements of the Securities Act as applicable to them in connection with sales of Registrable Securities pursuant to the Registration Statement.

                  Each Holder agrees by its acquisition of such Registrable Securities that, upon receipt of a notice from the Company of the occurrence of any event of the kind described in Section 3(c)(ii), 3(c)(iii), 3(c)(iv), 3(c)(v), 3(c)(vi) or 3(n), such Holder will forthwith discontinue disposition of such Registrable Securities under the Registration Statement until such Holder's receipt of the copies of the supplemented Prospectus and/or amended Registration Statement contemplated by Section 3(j), or until it is advised in writing (the "Advice") by the Company that the use of the applicable Prospectus may be resumed, and, in either case, has received copies of any additional or supplemental filings that are incorporated or deemed to be incorporated by reference in such Prospectus or Registration Statement.

                  (n) If (i) there is material non-public information regarding the Company which the Company's Board of Directors (the "Board") reasonably determines not to be in the Company's best interest to disclose and which the Company is not otherwise required to disclose, or (ii) there is a significant business opportunity (including, but not limited to, the acquisition or disposition of assets (other than in the ordinary course of business) or any merger, consolidation, tender offer or other similar transaction) available to the Company which the Board reasonably determines not to be in the Company's best interest to disclose, then the Company may postpone or suspend filing or effectiveness of a registration statement for a period not to exceed 20 consecutive days, provided that the Company may not postpone or suspend its obligation under this Section 3(n) for more than 45 days in the aggregate during any 360 day period; provided, however, that no such postponement or suspension shall be permitted for consecutive 20 day periods, arising out of the same set of facts, circumstances or transactions.

          4.      Registration Expenses.

                  All  fees  and  expenses  incident  to the  performance  of or compliance with this Agreement by the Company, except as and to the extent specified in Section 4, shall be borne by the Company whether or not the Registration Statement is filed or becomes effective and whether or not any Registrable Securities are sold pursuant to the Registration Statement. The fees and expenses referred to in the foregoing sentence shall include, without limitation, (i) all registration and filing fees (including, without limitation, fees and expenses (A) with respect to filings required to be made with each securities exchange or market on which Registrable Securities are required hereunder to be listed, (B) with respect to filing fees required to be paid to the National Association of Securities Dealers, Inc. and the NASD Regulation, Inc. and (C) in compliance with state securities or Blue Sky laws (including, without limitation, fees and disbursements of counsel for the Holders in connection with Blue Sky qualifications of the Registrable Securities and determination of the eligibility of the Registrable Securities for investment under the laws of such jurisdictions as the Holders of a majority of Registrable Securities may designate)), (ii) printing expenses (including, without limitation, expenses of printing certificates for Registrable Securities and of printing prospectuses if the printing of prospectuses is requested by the holders of a majority of the Registrable Securities included in the Registration Statement), (iii) messenger, telephone and delivery expenses, (iv) fees and disbursements of counsel for the Company and Special Counsel for the Holders, in the case of the Special Counsel, to a maximum amount of $7,500, (v) Securities Act liability insurance, if the Company so desires such insurance, and (vi) fees and expenses of all other Persons retained by the Company in connection with the consummation of the transactions contemplated by this Agreement, including, without limitation, the Company's independent public accountants (including the expenses of any comfort letters or costs associated with the delivery by independent public accountants of a comfort letter or comfort letters). In addition, the Company shall be responsible for all of its internal expenses incurred in connection with the consummation of the transactions contemplated by this Agreement (including, without limitation, all salaries and expenses of its officers and employees performing legal or accounting duties), the expense of any annual audit, the fees and expenses incurred in connection with the listing of the Registrable Securities on any securities exchange as required hereunder.

          5.      Indemnification.

                  (a) Indemnification by the Company. The Company shall, notwithstanding any termination of this Agreement, indemnify and hold harmless each Holder, the officers, directors, agents, brokers (including brokers who offer and sell Registrable Securities as principal as a result of a pledge or any failure to perform under a margin call of Common Stock), investment advisors and employees of each of them, each Person who controls any such Holder (within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange
Act) and the officers, directors, agents and employees of each such controlling Person, to the fullest extent permitted by applicable law, from and against any and all losses, claims, damages, liabilities, costs (including, without limitation, costs of preparation and attorneys' fees) and expenses (collectively, "Losses"), as incurred, arising out of or based upon any untrue or alleged untrue statement of a material fact contained in the Registration
Statement, any Prospectus or any form of prospectus or in any amendment or supplement thereto or in any preliminary prospectus, or arising out of or based upon any omission or alleged omission of a material fact required to be stated therein or necessary to make the statements therein (in the case of any Prospectus or form of prospectus or supplement thereto), in the light of the circumstances under which they were made, not misleading, except to the extent, but only to the extent, that such untrue statements or omissions arise out of or are based upon information regarding the Holders or such other Indemnified Party furnished in writing to the Company by a Holder expressly for use therein, which information was reasonably relied on by the Company for use therein or to the extent that such information relates to a Holder or such Holder's proposed method of distribution of Registrable Securities and was reviewed and expressly approved in writing by a Holder expressly for use in the Registration Statement, such Prospectus or such form of Prospectus or in any amendment or supplement thereto. The Company shall notify the Holders promptly of the institution, threat or assertion of any Proceeding of which the Company is aware in connection with the transactions contemplated by this Agreement.

                  (b) Indemnification by Holders. Each Holder shall, severally and not jointly, indemnify and hold harmless the Company, its directors, officers, agents and employees, each Person who controls the Company (within the meaning of Section 15 of the Securities Act and Section 20 of the Exchange Act), and the directors, officers, agents or employees of such controlling Persons, to the fullest extent permitted by applicable law, from and against all Losses, as incurred, arising out of or based upon any untrue or alleged untrue statement of a material fact contained in the Registration Statement, any Prospectus, or any form of prospectus, or in any amendment or supplement thereto or in any preliminary prospectus, or arising out of or based upon any omission or alleged omission of a material fact required to be stated therein or necessary to make the statements therein (in the case of any Prospectus or form of prospectus or supplement thereto), in the light of the circumstances under which they were made, not misleading, to the extent, but only to the extent, that such untrue statement or omission is contained in any information so furnished in writing by such Holder or other Indemnified Party to the Company expressly for use therein and that such information was reasonably relied upon by the Company for use therein, or to the extent that such information relates to such Holder or such Holder's proposed method of distribution of Registrable Securities and was reviewed and expressly approved in writing by such Holder expressly for use in the Registration Statement, such Prospectus or such form of Prospectus or any amendment or supplement thereto. Notwithstanding anything to the contrary contained herein, the Holders shall be liable under this Section 5(b) for only that amount as does not exceed the net proceeds to such Holder as a result of the sale of Registrable Securities pursuant to such Registration Statement.

                  (c) Conduct of Indemnification Proceedings. If any Proceeding shall be brought or asserted against any Person entitled to indemnity hereunder (an "Indemnified Party"), such Indemnified Party promptly shall notify the Person from whom indemnity is sought (the "Indemnifying Party) in writing, and the Indemnifying Party shall be entitled to assume the defense thereof, including the employment of counsel reasonably satisfactory to the Indemnified Party and the payment of all fees and expenses incurred in connection with defense thereof; provided, that the failure of any Indemnified Party to give such notice shall not relieve the Indemnifying Party of its obligations or liabilities pursuant to this Agreement, except (and only) to the extent that it shall be finally determined by a court of competent jurisdiction (which determination is not subject to appeal or further review) that such failure shall have proximately and materially adversely prejudiced the Indemnifying Party.

                  An Indemnified Party shall have the right to employ separate counsel in any such Proceeding and to participate in the defense thereof, but the fees and expenses of such counsel shall be at the expense of such Indemnified Party or Parties unless: (1) the Indemnifying Party has agreed in writing to pay such fees and expenses; or (2) the Indemnifying Party shall have failed promptly to assume the defense of such Proceeding and to employ counsel reasonably satisfactory to such Indemnified Party in any such Proceeding; or (3) the named parties to any such Proceeding (including any impleaded parties) include both such Indemnified Party and the Indemnifying Party, and such parties shall have been advised by counsel that a conflict of interest is likely to exist if the same counsel were to represent such Indemnified Party and the Indemnifying Party (in which case, if such Indemnified Party notifies the Indemnifying Party in writing that it elects to employ separate counsel at the expense of the Indemnifying Party, the Indemnifying Party shall not have the right to assume the defense thereof and such counsel shall be at the expense of the Indemnifying Party). The Indemnifying Party shall not be liable for any settlement of any such Proceeding effected without its written consent, which consent shall not be unreasonably withheld or delayed. No Indemnifying Party shall, without the prior written consent of the Indemnified Party, effect any settlement of any pending or threatened Proceeding in respect of which any Indemnified Party is a party and indemnity has been sought hereunder, unless such settlement includes an unconditional release of such Indemnified Party from all liability on claims that are the subject matter of such Proceeding.

                  All fees and expenses of the Indemnified Party (including reasonable fees and expenses to the extent incurred in connection with investigating or preparing to defend such Proceeding in a manner not inconsistent with this Section) shall be paid to the Indemnified Party, as incurred, within ten (10) Business Days of written notice thereof to the Indemnifying Party (regardless of whether it is ultimately determined that an Indemnified Party is not entitled to indemnification hereunder; provided, that the Indemnified Party shall reimburse all such fees and expenses to the extent it is finally judicially determined that such Indemnified Party is not entitled to indemnification hereunder).

                  (d) Contribution. If a claim for indemnification under Section 5(a) or 5(b) is due but unavailable to an Indemnified Party because of a failure or refusal of a governmental authority to enforce such indemnification in accordance with its terms (by reason of public policy or otherwise), then each Indemnifying Party, in lieu of indemnifying such Indemnified Party, shall contribute to the amount paid or payable by such Indemnified Party as a result of such Losses, in such proportion as is appropriate to reflect the relative fault of the Indemnifying Party and Indemnified Party in connection with the actions, statements or omissions that resulted in such Losses as well as any other relevant equitable considerations. The relative fault of such Indemnifying Party and Indemnified Party shall be determined by reference to, among other things, whether any action in question, including any untrue or alleged untrue statement of a material fact or omission or alleged omission of a material fact, has been taken or made by, or relates to information supplied by, such Indemnifying, Party or Indemnified Party, and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such action, statement or omission. The amount paid or payable by a party as a result of any Losses shall be deemed to include, subject to the limitations set forth in Section 5(c), any reasonable attorneys' or other reasonable fees or expenses incurred by such party in connection with any Proceeding to the extent such party would have been indemnified for such fees or expenses if the indemnification provided for in this Section was available to such party in accordance with its terms.

                  The parties hereto agree that it would not be just and equitable if contribution pursuant to this Section 5(d) were determined by pro rata allocation or by any other method of allocation that does not take into account the equitable considerations referred to in the immediately preceding paragraph. No Person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any Person who was not guilty of such fraudulent misrepresentation.

                  The indemnity and contribution agreements contained in this Section are in addition to any liability that the Indemnifying Parties may have to the Indemnified Parties pursuant to the law.

          6.      Rule 144.

                  As long as any Holder owns Shares, Conversion Shares, Warrants or Warrant Shares, the Company covenants to timely file (or obtain extensions in respect thereof and file within the applicable grace period) all reports required to be filed by the Company after the date hereof pursuant to Section 13(a) or 15(d) of the Exchange Act. As long as any Holder owns Shares, Conversion Shares, Warrants or Warrant Shares, if the Company is not required to file reports pursuant to Section 13(a) or 15(d) of the Exchange Act, it will prepare and furnish to the Holders and make publicly available in accordance with Rule 144(c) promulgated under the Securities Act annual and quarterly financial statements, together with a discussion and analysis of such financial statements in form and substance substantially similar to those that would otherwise be required to be included in reports required by Section 13(a) or 15(d) of the Exchange Act, as well as any other information required thereby, in the time period that such filings would have been required to have been made under the Exchange Act. The Company further covenants that it will take such further action as any Holder may reasonably request, all to the extent required from time to time to enable such Person to sell Conversion Shares and Warrant Shares without registration under the Securities Act within the limitation of the exemptions provided by Rule 144 promulgated under the Securities Act, including providing any legal opinions relating to such sale pursuant to Rule
144. Upon the request of any Holder, the Company shall deliver to such Holder a written certification of a duly authorized officer as to whether it has complied with such requirements.

          7.      Miscellaneous.

                  (a) Remedies. In the event of a breach by the Company or by a Holder, of any of their obligations under this Agreement, such Holder or the Company, as the case may be, in addition to being entitled to exercise all rights granted by law and under this Agreement, including recovery of damages, will be entitled to specific performance of its rights under this Agreement. The Company and each Holder agree that monetary damages would not provide adequate compensation for any losses incurred by reason of a breach by it of any of the provisions of this Agreement and hereby further agrees that, in the event of any action for specific performance in respect of such breach, it shall waive the defense that a remedy at law would be adequate.

                  (b) No Inconsistent Agreements. Neither the Company nor any of its subsidiaries has, as of the date hereof entered into and currently in effect, nor shall the Company or any of its subsidiaries, on or after the date of this Agreement, enter into any agreement with respect to its securities that is inconsistent with the rights granted to the Holders in this Agreement or otherwise conflicts with the provisions hereof. Except as disclosed in Schedule 2.1(c) of the Purchase Agreement, neither the Company nor any of its subsidiaries has previously entered into any agreement currently in effect granting any registration rights with respect to any of its securities to any Person. Without limiting the generality of the foregoing, without the written consent of the Holders of a majority of the then outstanding Registrable Securities, the Company shall not grant to any Person the right to request the Company to register any securities of the Company under the Securities Act unless the rights so granted are subject in all respects to the prior rights in full of the Holders set forth herein, and are not otherwise in conflict with the provisions of this Agreement.

                  (c) No Piggyback on Registrations. Neither the Company nor any of its security holders (other than the Holders in such capacity pursuant hereto or as disclosed in Schedule 2.1(c) of the Purchase Agreement or Schedule II attached hereto) may include securities of the Company in the Registration Statement, and the Company shall not after the date hereof enter into any agreement providing such right to any of its securityholders, unless the right so granted is subject in all respects to the prior rights in full of the Holders set forth herein, and is not otherwise in conflict with the provisions of this Agreement.

                  (d) Piggy-Back Registrations. If at any time when there is not an effective Registration Statement covering (i) Conversion Shares or (ii) Warrant Shares, the Company shall determine to prepare and file with the Commission a registration statement relating to an offering for its own account or the account of others under the Securities Act of any of its equity securities, other than on Form S-4 or Form S-8 (each as promulgated under the Securities Act) or their then equivalents relating to equity securities to be issued solely in connection with any acquisition of any entity or business or equity securities issuable in connection with stock option or other employee benefit plans, the Company shall send to each holder of Registrable Securities written notice of such determination and, if within thirty (30) days after receipt of such notice, or within such shorter period of time as may be specified by the Company in such written notice as may be necessary for the Company to comply with its obligations with respect to the timing of the filing of such registration statement, any such holder shall so request in writing, (which request shall specify the Registrable Securities intended to be disposed of by the Purchasers), the Company will cause the registration under the Securities Act of all Registrable Securities which the Company has been so requested to register by the holder, to the extent requisite to permit the disposition of the Registrable Securities so to be registered, provided that if at any time after giving written notice of its intention to register any securities and prior to the effective date of the registration statement filed in connection with such registration, the Company shall determine for any reason not to register or to delay registration of such securities, the Company may, at its election, give written notice of such determination to such holder and, thereupon, (i) in the case of a determination not to register, shall be relieved of its obligation to register any Registrable Securities in connection with such registration (but not from its obligation to pay expenses in accordance with
Section 4 hereof), and (ii) in the case of a determination to delay registering, shall be permitted to delay registering any Registrable Securities being registered pursuant to this Section 7(d) for the same period as the delay in registering such other securities. The Company shall include in such registration statement all or any part of such Registrable Securities such holder requests to be registered; provided, however, that the Company shall not be required to register any Registrable Securities pursuant to this Section 7(d) that are eligible for sale pursuant to Rule 144(k) of the Securities Act. In the case of an underwritten public offering, if the managing underwriter(s) or underwriter(s) should reasonably object to the inclusion of the Registrable
Securities in such registration statement, then if the Company after consultation with the managing underwriter should reasonably determine that the inclusion of such Registrable Securities would materially adversely affect the offering contemplated in such registration statement, and based on such determination recommends inclusion in such registration statement of fewer or none of the Registrable Securities of the Holders, then (x) the number of Registrable Securities of the Holders included in such registration statement shall be reduced pro-rata among such Holders (based upon the number of Registrable Securities requested to be included in the registration), if the Company after consultation with the underwriter(s) recommends the inclusion of fewer Registrable Securities, or (y) none of the Registrable Securities of the Holders shall be included in such registration statement, if the Company after consultation with the underwriter(s) recommends the inclusion of none of such Registrable Securities; provided, however, that if Securities are being offered for the account of other persons or entities as well as the Company, such reduction shall not represent a greater fraction of the number of Registrable securities intended to be offered by the Holders than the fraction of similar reductions imposed on such other persons or entities (other than the Company).

                  (e) Failure to File Registration Statement and Other Events. The Company and the Purchasers agree that the Holders will suffer damages if the Registration Statement is not filed on or prior to the Filing Date and not declared effective by the Commission on or prior to the Effectiveness Date and maintained in the manner contemplated herein during the Effectiveness Time or if certain other events occur. The Company and the Holders further agree that it would not be feasible to ascertain the extent of such damages with precision. Accordingly, if, except as set forth in Section 3(n), (A) the Registration Statement is not filed on or prior to the Filing Date, or (B) the Registration Statement is not declared effective by the Commission on or prior to October 15, 2004 (or in the event an additional Registration Statement is filed because the actual number of shares of Common Stock into which the Preferred Stock is convertible and the Warrants are exercisable exceeds the number of shares of Common Stock initially registered is not filed and declared effective with the time periods set forth in Section 2), or (C) the Company fails to file with the Commission a request for acceleration in accordance with Rule 461 promulgated under the Securities Act within five (5) Business Days of the date that the Company is notified (orally or in writing, whichever is earlier) by the Commission that a Registration Statement will not be "reviewed," or is not subject to further review, or (D) the Registration Statement is filed with and declared effective by the Commission but thereafter ceases to be effective as to all Registrable Securities at any time prior to the expiration of the Effectiveness Period, without being succeeded by a subsequent Registration Statement filed with and declared effective by the Commission in accordance with
Section 2 hereof or (E) the Company has breached Section 3(n), or (F) trading in the Common Stock shall be suspended or if the Common Stock is delisted from the American Stock Exchange for any reason for more than three Business Days in the aggregate (any such failure or breach being referred to as an "Event," and for purposes of clauses (A) and (B) the date on which such Event occurs, or for purposes of clause (C) the date on which such five Business Day period is exceeded, or for purposes of clause (D) after more than twenty Business Days, or for purposes of clause (F) the date on which such three Business Day period is exceeded, being referred to as "Event Date"), the Company shall pay an amount as liquidated damages to each Holder equal to 1.0% for the first calendar month or portion thereof and 0.5% for each calendar month thereafter or portion thereof of the Holder's initial investment in the Preferred Stock from the Event Date, less any amount of Preferred Stock that has been converted by such Holder, until the applicable Event is cured. Notwithstanding anything to the contrary in this paragraph (e), if (I) any of the Events described in clauses (A), (B) or (C) shall have occurred, (II) on or prior to the applicable Event Date, the Company shall have exercised its rights under Section 3(n) hereof and (III) the postponement or suspension permitted pursuant to such Section 3(n) shall remain effective as of such applicable Event Date, then the applicable Event Date shall be deemed instead to occur on the second Business Day following the termination of such postponement or suspension. Notwithstanding anything contained herein to the contrary, in no event shall the liquidated damages amount exceed eighteen percent (18%) of the Holder's initial investment in the Preferred Stock.

                  (f) Amendments and Waivers. The provisions of this Agreement, including the provisions of this sentence, may not be amended, modified or supplemented, and waivers or consents to departures from the provisions hereof may not be given, unless the same shall be in writing and signed by the Company and the Holders of three-fourths (3/4) of the Registrable Securities outstanding.

                  (g) Notices. Any notice, demand, request, waiver or other communication required or permitted to be given hereunder shall be in writing and shall be effective (a) upon hand delivery by telex (with correct answer back received), telecopy or facsimile at the address or number designated below (if delivered on a business day during normal business hours where such notice is to be received), or the first business day following such delivery (if delivered other than on a business day during normal business hours where such notice is to be received) or (b) on the second business day following the date of mailing by express courier service, fully prepaid, addressed to such address, or upon actual receipt of such mailing, whichever shall first occur. The addresses for such communications shall be with respect to each Holder at its address set forth under its name on Schedule I attached hereto, or with respect to the Company, addressed to:

                                    AXM Pharma, Inc.
                                    3960 Howard Hughes Parkway
                                    Suite 500
                                    Las Vegas, Nevada 89109
                                    Attention: Chet Howard, CFO
                                    Tel. No.: (702) 990-3659
                                    Fax No.:  (702) 990-3501

With a copy, which shall
 not constitute notice to:          Law Offices of Louis E. Taubman, P.C.
                                    225 Broadway, Suite 1200
                                    New York, New York  10007
                                    Attention:  Louis E. Taubman, Esq.
                                    Tel No.:  (212) 732-7184
                                    Fax No.:  (212) 202-6380

or to such other address or addresses or facsimile number or numbers as any such party may most recently have designated in writing to the other parties hereto by such notice.

                  (h) Successors and Assigns. This Agreement shall be binding upon and inure to the benefit of the parties and their successors and permitted assigns and shall inure to the benefit of each Holder and its successors and assigns. The Company may not assign this Agreement or any of its rights or obligations hereunder without the prior written consent of each Holder. Each Purchaser may assign its rights hereunder in the manner and to the Persons as permitted under the Purchase Agreement.

                  (i) Assignment of Registration Rights. The rights of each Holder hereunder, including the right to have the Company register for resale Registrable Securities in accordance with the terms of this Agreement, shall be automatically assignable by each Holder to any Affiliate of such Holder or any other Holder or Affiliate of any other Holder of all or a portion of the Preferred Stock or the Registrable Securities if: (i) the Holder agrees in writing with the transferee or assignee to assign such rights, and a copy of such agreement is furnished to the Company within a reasonable time after such assignment, (ii) the Company is, within a reasonable time after such transfer or assignment, furnished with written notice of (a) the name and address of such transferee or assignee, and (b) the securities with respect to which such registration rights are being transferred or assigned, (iii) following such transfer or assignment the further disposition of such securities by the transferee or assignees is restricted under the Securities Act and applicable state securities laws, (iv) at or before the time the Company receives the written notice contemplated by clause (ii) of this Section, the transferee or assignee agrees in writing with the Company to be bound by all of the provisions of this Agreement, and (v) such transfer shall have been made in accordance with the applicable requirements of the Purchase Agreement. In addition, each Holder shall have the right to assign its rights hereunder to any other Person with the prior written consent of the Company, which consent shall not be unreasonably withheld provided that such assignment shall be in accordance with applicable securities laws. The rights to assignment shall apply to the Holders (and to subsequent) successors and assigns.

                  (j) Counterparts. This Agreement may be executed in any number of counterparts, each of which when so executed shall be deemed to be an original  and, all of which taken  together  shall  constitute  one and the same
Agreement. In the event that any signature is delivered by facsimile transmission, such signature shall create a valid binding obligation of the party executing (or on whose behalf such signature is executed) the same with the same force and effect as if such facsimile signature were the original thereof.

                  (k) Governing Law. This Agreement shall be governed by and construed in accordance with the internal laws of the State of New York, without giving effect to any of the conflicts of law principles which would result in the application of the substantive law of another jurisdiction. This Agreement shall not interpreted or construed with any presumption against the party causing this Agreement to be drafted.

                  (l) Cumulative Remedies. The remedies provided herein are cumulative and not exclusive of any remedies provided by law.

                  (m)  Severability.   If  any  term,  provision,   covenant  or
restriction of this Agreement is held to be invalid, illegal, void or unenforceable in any respect, the remainder of the terms, provisions, covenants and restrictions set forth herein shall remain in full force and effect and shall in no way be affected, impaired or invalidated, and the parties hereto shall use their reasonable efforts to find and employ an alternative means to achieve the same or substantially the same result as that contemplated by such term, provision, covenant or restriction. It is hereby stipulated and declared to be the intention of the parties that they would have executed the remaining terms, provisions, covenants and restrictions without including any of such that may be hereafter declared invalid, illegal, void or unenforceable.

                  (n) Headings. The headings herein are for convenience only, do not constitute a part of this Agreement and shall not be deemed to limit or affect any of the provisions hereof.

                  (o) Shares Held by the Company and its Affiliates. Whenever the consent or approval of Holders of a specified percentage of Registrable Securities is required hereunder, Registrable Securities held by the Company or its Affiliates (other than any Holder or transferees or successors or assigns thereof if such Holder is deemed to be an Affiliate solely by reason of its holdings of such Registrable Securities) shall not be counted in determining whether such consent or approval was given by the Holders of such required percentage.

                  (p) Independent Nature of Purchasers. The Company acknowledges that the obligations of each Purchaser under the Transaction Documents are several and not joint with the obligations of any other Purchaser, and no Purchaser shall be responsible in any way for the performance of the obligations of any other Purchaser under the Transaction Documents. The Company acknowledges that the decision of each Purchaser to purchase securities pursuant to the Purchase Agreement has been made by such Purchaser independently of any other purchase and independently of any information, materials, statements or opinions as to the business, affairs, operations, assets, properties, liabilities, results of operations, condition (financial or otherwise) or prospects of the Company or of its Subsidiaries which may have made or given by any other Purchaser or by any agent or employee of any other Purchaser, and no Purchaser or any of its agents or employees shall have any liability to any Purchaser (or any other person) relating to or arising from any such information, materials, statements or opinions. The Company acknowledges that nothing contained herein, or in any Transaction Document, and no action taken by any Purchaser pursuant hereto or thereto (including, but not limited to, the (i) inclusion of a Purchaser in the Registration Statement and (ii) review by, and consent to, such Registration Statement by a Purchaser) shall be deemed to constitute the Purchasers as a partnership, an association, a joint venture or any other kind of entity, or create a presumption that the Purchasers are in any way acting in concert or as a group with respect to such obligations or the transactions contemplated by the Transaction Documents. The Company acknowledges that each Purchaser shall be entitled to independently protect and enforce its rights, including without limitation, the rights arising out of this Agreement or out of the other Transaction Documents, and it shall not be necessary for any other Purchaser to be joined as an additional party in any proceeding for such purpose. The Company acknowledges that for reasons of administrative convenience only, the Transaction Documents have been prepared by counsel for one of the Purchasers and such counsel does not represent all of the Purchasers but only such Purchaser and the other Purchasers have retained their own individual counsel with respect to the transactions contemplated hereby. The Company acknowledges that it has elected to provide all Purchasers with the same terms and Transaction Documents for the convenience of the Company and not because it was required or requested to do so by the Purchasers. The Company acknowledges that such procedure with respect to the Transaction Documents in no way creates a presumption that the Purchasers are in any way acting in concert or as a group with respect to the Transaction Documents or the transactions contemplated hereby or thereby.


                  [REMAINDER OF PAGE INTENTIONALLY LEFT BLANK]

         IN WITNESS WHEREOF, the parties hereto have caused this Registration Rights Agreement to be duly executed by their respective authorized persons as of the date first indicated above.

                                      AXM PHARMA, INC.


                                      By:_____________________________________
                                         Name:
                                         Title:


                                      PURCHASER:


                                      By:_____________________________________
                                         Name:
                                         Title:

                                   Schedule I
                                   ----------
                                   Purchasers
                                   ----------


Excalibaur Limited Partnership
33 Prince Arthur Avenue
Toronto, ON M5R 1B2

SRG Capital, LLC
120 Broadway, 40th Floor
New York, New York 10271

Greenwich Growth Fund Limited
14 Par-La-Wille Road
PO  Box HM
2257, Hamilton, Bermuda HM08

Whalehaven Fund Limited
14 Par-La-Wille Road
PO Box HM 2257
Hamilton, Bermuda HM08

Cranshire Capital LP

Iroquois Capital, LP

Omicron Master Trust
810 Seventh Avenue 39th Floor
New York, New York 10019

Stonestreet

Enable Growth Partners
One Sansome, Suite 2900
San Francisco, CA 94105

Crescent International LTD
c/o Greenlight (Switzerland) SA
84 Av. Louis-Casai, CH 1216 Cointrin
Geneva, Switzerland

Richard Mollinsky

                                   Schedule II
        Securities Permitted to be Included on the Registration Statement

1. Shares of Common Stock underlying warrants issued to the placement agent in connection with the offering.

2. Shares of Common Stock underlying the Shares of Series B Preferred Stock and Warrants held by Banyan Mac 24, Ltd., Banyan Asia Limited, Terra Capital Partners, as placement agent of the Series B Preferred Stock and Warrants and their heirs and assigns.

3.   Aston Organization 300,000 shares of Common Stock

4. XCL Partners, Inc. 120,000 shares of Common Stock Common Stock underlying 200,000 warrants


5.   Madden Consulting, Inc. 300,000 shares of Common Stock

6. Great Eastern Securities, Inc. 100,000 shares of Common Stock Common Stock underlying 50,000 warrants

7.   Gryphon Master Fund, L.P. Common Stock underlying 100,000 warrants

8.   SF Capital Partners, Ltd. Common Stock underlying 100,000 warrants

9. Banyan Asia Ltd. and Mac 24 Limited Common Stock underlying 100,000 warrants (total between the two)

                                                                    EXHIBIT 4.15


              CERTIFICATE OF DESIGNATION OF THE RELATIVE RIGHTS AND
                                  PREFERENCES
                                     OF THE
                      SERIES C CONVERTIBLE PREFERRED STOCK
                                       OF
                                AXM PHARMA, INC.

         The undersigned, the Chief Executive Officer of AXM Pharma, Inc., a Nevada corporation (the "Company"), in accordance with the provisions of the Nevada Revised Statutes, does hereby certify that, pursuant to the authority conferred upon the Board of Directors by the Articles of Incorporation of the Company, the following resolution creating a series of Series C Convertible Preferred Stock, was duly adopted on June 24, 2004:

         RESOLVED, that pursuant to the authority expressly granted to and vested in the Board of Directors of the Company by provisions of the Articles of Incorporation of the Company (the "Articles of Incorporation"), there hereby is created out of the shares of Preferred Stock, par value $.001 per share, of the Company authorized in Article IV of the Articles of Incorporation (the "Preferred Stock"), a series of Preferred Stock of the Company, to be named "Series C Convertible Preferred Stock," consisting of One Hundred and Fifty
(150) shares, which series shall have the following designations, powers, preferences and relative and other special rights and the following qualifications, limitations and restrictions:

         1. Designation and Rank. The designation of such series of the Preferred Stock shall be the Series C Convertible Preferred Stock, par value $.001 per share (the "Series C Preferred Stock"). The maximum number of shares of Series C Preferred Stock shall be One Hundred and Fifty (150) shares. The Series C Preferred Stock shall rank senior to the common stock, par value $.001 per share (the "Common Stock"), and to all other classes and series of equity securities of the Company which by their terms do not rank senior to the Series C Preferred Stock ("Junior Stock"). The Series C Preferred Stock shall be subordinate to and rank junior to all indebtedness of the Company now or hereafter outstanding.

         2.  Dividends.

         (a) Payment of Dividends. Subject to Section 5(c)(ii) hereof, the holders of record of shares of Series C Preferred Stock shall be entitled to receive, out of any assets at the time legally available therefor and when and as declared by the Board of Directors, dividends at the rate of six percent (6%) of the stated Liquidation Preference Amount (as defined in Section 4 hereof) per share per annum commencing on the date of issuance (the "Issuance Date") of the Series C Preferred Stock (the "Dividend Payment"), and no more, payable semi-annually at the option of the Company in cash or shares of Common Stock. If the Company elects to pay any dividend in shares of Common Stock, the number of shares of Common Stock to be issued to the holder shall be an amount equal to the quotient of (i) the Dividend Payment divided by (ii) the average of the volume weighted average prices of the Common Stock for the five (5) trading days prior to the date such dividend payment is due. If the Company elects to pay any dividend in Common Stock, the Company will give the holders of record of shares of the Series C Preferred Stock ten (10) trading days notice prior to the date of the applicable Dividend Payment. In the case of shares of Series C Preferred Stock outstanding for less than a full year, dividends shall be pro rated based on the portion of each year during which such shares are outstanding. Dividends on the Series C Preferred Stock shall be cumulative, shall accrue and be payable semi-annually. Dividends on the Series C Preferred Stock are prior and in preference to any declaration or payment of any distribution (as defined below) on any outstanding shares of Junior Stock. Such dividends shall accrue on each share of Series C Preferred Stock from day to day whether or not earned or declared so that if such dividends with respect to any previous dividend period at the rate provided for herein have not been paid on, or declared and set apart for, all shares of Series C Preferred Stock at the time outstanding, the deficiency shall be fully paid on, or declared and set apart for, such shares on a pro rata basis with all other equity securities of the Company ranking on a parity with the Series C Preferred Stock as to the payment of dividends before any distribution shall be paid on, or declared and set apart for Junior Stock.

         (b) So long as any shares of Series C Preferred Stock are outstanding, the Company shall not declare, pay or set apart for payment any dividend or make any distribution on any Junior Stock (other than dividends or distributions payable in additional shares of Junior Stock), unless at the time of such dividend or distribution the Company shall have paid all accrued and unpaid dividends on the outstanding shares of Series C Preferred Stock.

         (c) In the event of a dissolution, liquidation or winding up of the Company pursuant to Section 4, all accrued and unpaid dividends on the Series C Preferred Stock shall be payable on the date of payment of the preferential amount to the holders of Series C Preferred Stock. In the event of (i) a mandatory redemption pursuant to Section 9 or (ii) a redemption upon the occurrence of a Major Transaction (as defined in Section 8(b)), all accrued and unpaid dividends on the Series C Preferred Stock shall be payable on the date of such redemption. In the event of a voluntary conversion pursuant to Section 5(a), all accrued and unpaid dividends on the Series C Preferred Stock being converted shall be payable on the day immediately preceding the Voluntary Conversion Date (as defined in Section 5(b)(i)).

         (d) For purposes hereof, unless the context otherwise requires, "distribution" shall mean the transfer of cash or property without consideration, whether by way of dividend or otherwise, payable other than in shares of Common Stock or other equity securities of the Company, or the purchase or redemption of shares of the Company (other than redemptions set forth in Section 8 below or repurchases of Common Stock held by employees or consultants of the Company upon termination of their employment or services pursuant to agreements providing for such repurchase or upon the cashless exercise of options held by employees or consultants) for cash or property.

         3.  Voting Rights.

         (a) Class Voting Rights. The Series C Preferred Stock shall have the following class voting rights (in addition to the voting rights set forth in

Section 3(b) hereof). So long as any shares of the Series C Preferred Stock remain outstanding, the Company shall not, without the affirmative vote or consent of the holders of at least three-fourths (3/4) of the shares of the Series C Preferred Stock outstanding at the time, given in person or by proxy, either in writing or at a meeting, in which the holders of the Series C Preferred Stock vote separately as a class: (i) authorize, create, issue or increase the authorized or issued amount of any class or series of stock, including but not limited to the issuance of any more shares of previously authorized Common Stock or Preferred Stock, ranking pari passu or senior to the Series C Preferred Stock, with respect to the distribution of assets on liquidation, dissolution or winding up; (ii) amend, alter or repeal the provisions of the Series C Preferred Stock, whether by merger, consolidation or otherwise, so as to adversely affect any right, preference, privilege or voting power of the Series C Preferred Stock; provided, however, that any creation and issuance of another series of Junior Stock shall not be deemed to adversely affect such rights, preferences, privileges or voting powers; (iii) repurchase, redeem or pay dividends on, shares of Common Stock or any other shares of the Company's Junior Stock (other than de minimus repurchases from employees of the Company in certain circumstances); (iv) amend the Articles of Incorporation or By-Laws of the Company so as to affect materially and adversely any right, preference, privilege or voting power of the Series C Preferred Stock; provided, however, that any creation and issuance of another series of Junior Stock shall not be deemed to adversely affect such rights, preferences, privileges or voting powers; (v) effect any distribution with respect to Junior Stock; (vi) reclassify the Company's outstanding securities; (vii) voluntarily file for bankruptcy, liquidate the Company's assets or make an assignment for the benefit of the Company's creditors; or (viii) change the nature of the Company's business; provided, however, that the Company shall be permitted to take the actions prohibited by subparagraphs (v) through (viii) if the Board has received an opinion from reputable outside counsel that the failure to take such actions could reasonably result in a claim against the Board for breach of its fiduciary duties to the Company or its shareholders.

         (b) General Voting Rights. The holder of each share of Series C Preferred Stock shall be entitled to the number of votes equal to the number of shares of Common Stock into which such share of Series C Preferred Stock could be converted for purposes of determining the shares entitled to vote at any regular, annual or special meeting of shareholders of the Company, and shall have voting rights and powers equal to the voting rights and powers of the Common Stock (except as otherwise expressly provided herein or as required by law, voting together with the Common Stock as a single class) and shall be entitled to notice of any shareholders' meeting in accordance with the bylaws of the Company. Fractional votes shall not, however, be permitted and any fractional voting rights resulting from the above formula (after aggregating all shares into which shares of Series C Preferred Stock held by each holder could be converted) shall be rounded to the nearest whole number (with one-half being rounded upward).

         4. Liquidation Preference.

         (a) In the event of the liquidation, dissolution or winding up of the affairs of the Company, whether voluntary or involuntary, the holders of shares of the Series C Preferred Stock then outstanding shall be entitled to receive, out of the assets of the Company available for distribution to its stockholders, an amount equal to $100,000 per share (the "Liquidation Preference Amount") of the Series C Preferred Stock plus any accrued and unpaid dividends before any payment shall be made or any assets distributed to the holders of the Common Stock or any other Junior Stock; provided, however, that for purposes of this
Section 4 the now outstanding shares of Series A and B Preferred Stock shall be deemed to be senior to the Series C Preferred Stock. If the assets of the Company are not sufficient to pay in full the Liquidation Preference Amount plus any accrued and unpaid dividends payable to the holders of outstanding shares of the Series C Preferred Stock and any series of preferred stock or any other class of stock on a parity, as to rights on liquidation, dissolution or winding up, with the Series C Preferred Stock, then all of said assets will be distributed among the holders of the Series C Preferred Stock and the other classes of stock on a parity with the Series C Preferred Stock, if any, ratably in accordance with the respective amounts that would be payable on such shares if all amounts payable thereon were paid in full. The liquidation payment with respect to each outstanding fractional share of Series C Preferred Stock shall be equal to a ratably proportionate amount of the liquidation payment with respect to each outstanding share of Series C Preferred Stock. All payments for which this Section 4(a) provides shall be in cash, property (valued at its fair market value as determined by an independent appraiser reasonably acceptable to the holders of a majority of the Series C Preferred Stock) or a combination thereof; provided, however, that no cash shall be paid to holders of Junior Stock unless each holder of the outstanding shares of Series C Preferred Stock has been paid in cash the full Liquidation Preference Amount plus any accrued and unpaid dividends to which such holder is entitled as provided herein and that no distribution shall be paid to the holders of Series C stock until such time as the holders of Series A and B Preferred Stock have been paid any liquidation preference with respect to the terms of such stock currently in effect. After payment of the full Liquidation Preference Amount plus any accrued and unpaid dividends to which each holder is entitled, such holders of shares of Series C Preferred Stock will not be entitled to any further participation as such in any distribution of the assets of the Company.

         (b) A consolidation or merger of the Company with or into any other corporation or corporations, or a sale of all or substantially all of the assets of the Company, or the effectuation by the Company of a transaction or series of related transactions in which more than 50% of the voting shares of the Company is disposed of or conveyed, shall not be deemed to be a liquidation, dissolution, or winding up within the meaning of this Section 4. In the event of the merger or consolidation of the Company with or into another corporation, the Series C Preferred Stock shall maintain its relative powers, designations and preferences provided for herein and no merger inconsistent therewith shall result.

         (c) Written notice of any voluntary or involuntary liquidation, dissolution or winding up of the affairs of the Company, stating a payment date and the place where the distributable amounts shall be payable, shall be given by mail, postage prepaid, no less than forty-five (45) days prior to the payment date stated therein, to the holders of record of the Series C Preferred Stock at their respective addresses as the same shall appear on the books of the Company.

         5. Conversion. The holder of Series C Preferred Stock shall have the following conversion rights (the "Conversion Rights"):

         (a) Right to Convert. At any time on or after the Issuance Date, the holder of any such shares of Series C Preferred Stock may, at such holder's option, subject to the limitations set forth in Section 7 herein, elect to convert (a "Voluntary Conversion") all or any portion of the shares of Series C Preferred Stock held by such person into a number of fully paid and nonassessable shares of Common Stock equal to the quotient of (i) the Liquidation Preference Amount of the shares of Series C Preferred Stock being converted divided by (ii) the Conversion Price (as defined in Section 5(d) below) then in effect as of the date of the delivery by such holder of its notice of election to convert. In the event of a notice of redemption of any shares of Series C Preferred Stock pursuant to Section 8 hereof, the Conversion Rights of the shares designated for redemption shall terminate at the close of business on the last full day preceding the date fixed for redemption, unless the redemption price is not paid on such redemption date, in which case the Conversion Rights for such shares shall continue until such price is paid in full. In the event of a liquidation, dissolution or winding up of the Company, the Conversion Rights shall terminate at the close of business on the last full day preceding the date fixed for the payment of any such amounts distributable on such event to the holders of Series C Preferred Stock. In the event of such a redemption or liquidation, dissolution or winding up, the Company shall provide to each holder of shares of Series C Preferred Stock notice of such redemption or liquidation, dissolution or winding up, which notice shall (i) be sent at least fifteen (15) days prior to the termination of the Conversion Rights and
(ii) state the amount per share of Series C Preferred Stock that will be paid or distributed on such redemption or liquidation, dissolution or winding up, as the case may be.

         (b) Mechanics of Voluntary Conversion. The Voluntary Conversion of Series C Preferred Stock shall be conducted in the following manner:

                  (i) Holder's Delivery Requirements. To convert Series C Preferred Stock into full shares of Common Stock on any date (the "Voluntary Conversion Date"), the holder thereof shall (A) transmit by facsimile (or otherwise deliver), for receipt on or prior to 5:00 p.m., New York time on such date, a copy of a fully executed notice of conversion in the form attached hereto as Exhibit I (the "Conversion Notice"), to the Company, and (B) surrender to a common carrier for delivery to the Company as soon as practicable following such Voluntary Conversion Date but in no event later than three (3) business days after such date the original certificates representing the shares of Series C Preferred Stock being converted (or an indemnification undertaking with respect to such shares in the case of their loss, theft or destruction) (the "Preferred Stock Certificates") and the originally executed Conversion Notice.

                  (ii)Company's Response. Upon receipt by the Company of a facsimile copy of a Conversion Notice, the Company shall immediately send, via facsimile, a confirmation of receipt of such Conversion Notice to such holder. Upon receipt by the Company of a copy of the fully executed Conversion Notice, the Company or its designated transfer agent (the "Transfer Agent"), as applicable, shall, within three (3) business days following the date of receipt by the Company of the fully executed Conversion Notice (so long as the applicable Preferred Stock Certificates and original Conversion Notice are received by the Company on or before such third business day), issue and deliver to the Depository Trust Company ("DTC") account on the Holder's behalf via the Deposit Withdrawal Agent Commission System ("DWAC") as specified in the Conversion Notice, registered in the name of the holder or its designee, for the number of shares of Common Stock to which the holder shall be entitled. If the number of shares of Preferred Stock represented by the Preferred Stock Certificate(s) submitted for conversion is greater than the number of shares of Series C Preferred Stock being converted, then the Company shall, as soon as practicable and in no event later than three (3) business days after receipt of the Preferred Stock Certificate(s) and at the Company's expense, issue and deliver to the holder a new Preferred Stock Certificate representing the number of shares of Series C Preferred Stock not converted.

                  (iii) Dispute Resolution. In the case of a dispute as to the arithmetic calculation of the number of shares of Common Stock to be issued upon conversion, the Company shall cause its Transfer Agent to promptly issue to the holder the number of shares of Common Stock that is not disputed and shall submit the arithmetic calculations to the holder via facsimile as soon as possible, but in no event later than two (2) business days after receipt of such holder's Conversion Notice. If such holder and the Company are unable to agree upon the arithmetic calculation of the number of shares of Common Stock to be issued upon such conversion within one (1) business day of such disputed arithmetic calculation being submitted to the holder, then the Company shall within one (1) business day submit via facsimile the disputed arithmetic calculation of the number of shares of Common Stock to be issued upon such conversion to the Company's independent, outside accountant. The Company shall cause the accountant to perform the calculations and notify the Company and the holder of the results no later than three (3) business days from the time it receives the disputed calculations. Such accountant's calculation shall be binding upon all parties absent manifest error. The reasonable expenses of such accountant in making such determination shall be paid by the Company in the event the holder's calculation was correct, or by the holder in the event the Company's calculation was correct, or equally by the Company and the holder in the event that neither the Company's or the holder's calculation was correct. The period of time in which the Company is required to effect conversions or redemptions under this Certificate of Designation shall be tolled with respect to the subject conversion or redemption pending resolution of any dispute by the Company made in good faith and in accordance with this Section 5(b)(iii).

                  (iv)Record Holder. The person or persons entitled to receive the shares of Common Stock issuable upon a conversion of the Series C Preferred Stock shall be treated for all purposes as the record holder or holders of such shares of Common Stock on the Conversion Date.

                  (v) Company's Failure to Timely Convert. If within three (3) business days of the Company's receipt of an executed copy of the Conversion Notice (so long as the applicable Preferred Stock Certificates and original Conversion Notice are received by the Company on or before such third business day) (the "Share Delivery Period") the Transfer Agent shall fail to issue and deliver to a holder the number of shares of Common Stock to which such holder is entitled upon such holder's conversion of the Series C Preferred Stock or to issue a new Preferred Stock Certificate representing the number of shares of Series C Preferred Stock to which such holder is entitled pursuant to Section 5(b)(ii) (a "Conversion Failure"), in addition to all other available remedies which such holder may pursue hereunder and under the Securities Purchase Agreement (the "Purchase Agreement") among the Company and the initial holders of the Series C Preferred Stock (including indemnification pursuant to Section 6 thereof), the Company shall pay additional damages to such holder on each business day after such third (3rd) business day that such conversion is not timely effected in an amount equal 0.5% of the product of (A) the sum of the number of shares of Common Stock not issued to the holder on a timely basis pursuant to Section 5(b)(ii) and to which such holder is entitled and, in the event the Company has failed to deliver a Preferred Stock Certificate to the holder on a timely basis pursuant to Section 5(b)(ii), the number of shares of Common Stock issuable upon conversion of the shares of Series C Preferred Stock represented by such Preferred Stock Certificate, as of the last possible date which the Company could have issued such Preferred Stock Certificate to such holder without violating Section 5(b)(ii) and (B) the Closing Bid Price (as defined in
         Section 5(c)(iii) below) of the Common Stock on the last possible date which the Company could have issued such Common Stock and such Preferred Stock Certificate, as the case may be, to such holder without violating Section 5(b)(ii). If the Company fails to pay the additional damages set forth in this Section 5(b)(v) within five (5) business days of the date incurred, then such payment shall bear interest at the rate of 2.0% per month (pro rated for partial months) until such payments are made.

         (c)  Mandatory Conversion.

                  (i) Each share of Series C Preferred Stock outstanding on the Mandatory Conversion Date shall, automatically and without any action on the part of the holder thereof, convert into a number of fully paid and nonassessable shares of Common Stock equal to the quotient of (i) the Liquidation Preference Amount of the shares of Series C Preferred Stock outstanding on the Mandatory Conversion Date divided by (ii) the Conversion Price in effect on the Mandatory Conversion Date.

                  (ii) As used herein, "Mandatory Conversion Date" shall be the date that is three (3) years following the Issuance Date; provided, that, that on the Mandatory Conversion Date, the Registration Statement is effective and has been effective, without lapse or suspension of any kind, for a period sixty (60) consecutive calendar days, or the shares of Common Stock into which the Series C Preferred Stock can be converted may be offered for sale to the public pursuant to Rule 144(k) ("Rule 144(k)") under the Securities Act of 1933, as amended. The

         Mandatory   Conversion   Date  and  the   Voluntary   Conversion   Date
         collectively are referred to in this Certificate of Designation as the "Conversion Date."

                  (iii) The term "Closing Bid Price" shall mean, for any security as of any date, the last closing bid price of such security on the American Stock Exchange for such security as reported by Bloomberg, or, if no closing bid price is reported for such security by Bloomberg, the last closing trade price of such security as reported by Bloomberg, or, if no last closing trade price is reported for such security by Bloomberg, the average of the bid prices of any market makers for such security as reported in the "pink sheets" by the National Quotation Bureau, Inc. If the Closing Bid Price cannot be calculated for such security on such date on any of the foregoing bases, the Closing Bid Price of such security on such date shall be the fair market value as mutually determined by the Company and the holders of a majority of the outstanding shares of Series C Preferred Stock.

                  (iv)On the Mandatory  Conversion Date, the outstanding  shares of Series C Preferred Stock shall be converted automatically without any further action by the holders of such shares and whether or not the certificates representing such shares are surrendered to the Company or its Transfer Agent; provided, however, that the Company shall not be obligated to issue the shares of Common Stock issuable upon conversion of any shares of Series C Preferred Stock unless certificates evidencing such shares of Series C Preferred Stock are either delivered to the Company or the holder notifies the Company that such certificates have been lost, stolen, or destroyed, and executes an agreement satisfactory to the Company to indemnify the Company from any loss incurred by it in connection therewith. Upon the occurrence of the automatic conversion of the Series C Preferred Stock pursuant to this
         Section 5, the holders of the Series C Preferred Stock shall surrender the certificates representing the Series C Preferred Stock for which the Mandatory Conversion Date has occurred to the Company and the Company shall cause its Transfer Agent to deliver the shares of Common Stock issuable upon such conversion (in the same manner set forth in Section 5(b)(ii)) to the holder within three (3) business days of the holder's delivery of the applicable Preferred Stock Certificates.

         (d)  Conversion Price.

                  (i) The term "Conversion Price" shall mean $4.25 per share, subject to adjustment under Section 5(e) hereof; provided, however that the Conversion Price may only be adjusted to an amount greater than $4.25 per share to the extent that it is adjusted pursuant to Section 5(e)(i).

                  (ii) Notwithstanding the foregoing to the contrary, if during any period (a "Black-out Period"), a holder of Series C Preferred Stock is unable to trade any Common Stock issued or issuable upon conversion of the Series C Preferred Stock immediately due to the postponement of filing or delay or suspension of effectiveness of a registration statement or because the Company has otherwise informed such holder of Series C Preferred Stock that an existing prospectus cannot be used at that time in the sale or transfer of such Common Stock (provided that such postponement, delay, suspension or fact that the prospectus cannot be used is not due to factors solely within the control of the holder of Series C Preferred Stock or due to the Company exercising its rights under Section 3(n) of the Registration Rights Agreement (as defined in the Purchase Agreement)), such holder of Series C Preferred Stock shall have the option but not the obligation on any Conversion Date occurring within ten (10) trading days following the expiration of the Black-out Period of using the Conversion Price applicable on such Conversion Date or any Conversion Price selected by such holder of Series C Preferred Stock that would have been applicable had such Conversion Date been at any earlier time during the Black-out Period or within the ten (10) trading days thereafter.

         (e)  Adjustments of Conversion Price.

                  (i) Adjustments for Stock Splits and Combinations. If the Company shall at any time or from time to time after the Issuance Date, effect a stock split of the outstanding Common Stock, the Conversion Price shall be proportionately decreased. If the Company shall at any time or from time to time after the Issuance Date, combine the outstanding shares of Common Stock, the Conversion Price shall be proportionately increased. Any adjustments under this Section 5(e)(i) shall be effective at the close of business on the date the stock split or combination becomes effective.

                  (ii)Adjustments for Certain Dividends and Distributions. If the Company shall at any time or from time to time after the Issuance Date, make or issue or set a record date for the determination of holders of Common Stock entitled to receive a dividend or other distribution payable in shares of Common Stock, then, and in each event, the Conversion Price shall be decreased as of the time of such issuance or, in the event such record date shall have been fixed, as of the close of business on such record date, by multiplying the Conversion Price then in effect by a fraction:

                           (1) the  numerator of which shall be the total number
of shares of Common Stock issued and outstanding immediately prior to the time of such issuance or the close of business on such record date; and

                           (2) the  denominator  of  which  shall  be the  total
number of shares of Common Stock issued and outstanding immediately prior to the time of such issuance or the close of business on such record date plus the number of shares of Common Stock issuable in payment of such dividend or distribution.

                  (iii) Adjustment for Other Dividends and Distributions. If the Company shall at any time or from time to time after the Issuance Date, make or issue or set a record date for the determination of holders of Common Stock entitled to receive a dividend or other distribution payable in securities of the Company other than shares of Common Stock, then, and in each event, an appropriate revision to the applicable Conversion Price shall be made and provision shall be made (by adjustments of the Conversion Price or otherwise) so that the holders of Series C Preferred Stock shall receive upon conversions thereof, in addition to the number of shares of Common Stock receivable thereon, the number of securities of the Company which they would have received had their Series C Preferred Stock been converted into Common Stock on the date of such event and had thereafter, during the period from the date of such event to and including the Conversion Date, retained such securities (together with any distributions payable thereon during such period), giving application to all adjustments called for during such period under this Section 5(e)(iii) with respect to the rights of the holders of the Series C Preferred Stock; provided, however, that if such record date shall have been fixed and such dividend is not fully paid or if such distribution is not fully made on the date fixed therefor, the Conversion Price shall be adjusted pursuant to this paragraph as of the time of actual payment of such dividends or distributions; and provided further, however, that no such adjustment shall be made if the holders of Series C Preferred Stock simultaneously receive (i) a dividend or other distribution of shares of Common Stock in a number equal to the number of shares of Common Stock as they would have received if all outstanding shares of Series C Preferred Stock had been converted into Common Stock on the date of such event or (ii) a dividend or other distribution of shares of Series C Preferred Stock which are convertible, as of the date of such event, into such number of shares of Common Stock as is equal to the number of additional shares of Common Stock being issued with respect to each share of Common Stock in such dividend or distribution.

                  (iv) Adjustments for Reclassification, Exchange or Substitution. If the Common Stock issuable upon conversion of the Series C Preferred Stock at any time or from time to time after the Issuance Date shall be changed to the same or different number of shares of any class or classes of stock, whether by reclassification, exchange, substitution or otherwise (other than by way of a stock split or combination of shares or stock dividends provided for in Sections 5(e)(i), (ii) and (iii), or a reorganization, merger, consolidation, or sale of assets provided for in Section 5(e)(v)), then, and in each event, an appropriate revision to the Conversion Price shall be made and provisions shall be made (by adjustments of the Conversion Price or otherwise) so that the holder of each share of Series C Preferred Stock shall have the right thereafter to convert such share of Series C Preferred Stock into the kind and amount of shares of stock and other securities receivable upon reclassification, exchange, substitution or other change, by holders of the number of shares of Common Stock into which such share of Series C Preferred Stock might have been converted immediately prior to such reclassification, exchange, substitution or other change, all subject to further adjustment as provided herein.

                  (v) Adjustments for Reorganization, Merger, Consolidation or Sales of Assets. If at any time or from time to time after the Issuance Date there shall be a capital reorganization of the Company (other than by way of a stock split or combination of shares or stock dividends or distributions provided for in Section 5(e)(i), (ii) and (iii), or a reclassification, exchange or substitution of shares provided for in
         Section 5(e)(iv)), or a merger or consolidation of the Company with or into another corporation where the holders of outstanding voting securities prior to such merger or consolidation do not own over 50% of the outstanding voting securities of the merged or consolidated entity, immediately after such merger or consolidation, or the sale of all or substantially all of the Company's properties or assets to any other person (an "Organic Change"), then as a part of such Organic Change an appropriate revision to the Conversion Price shall be made if necessary so that the holder of each share of Series C Preferred Stock shall have the right thereafter to convert such share of Series C Preferred Stock into the kind and amount of shares of stock and other securities or property of the Company or any successor corporation resulting from Organic Change. In any such case, appropriate adjustment shall be made in the application of the provisions of this Section 5(e)(v) with respect to the rights of the holders of the Series C Preferred Stock after the Organic Change to the end that the provisions of this Section 5(e)(v) (including any adjustment in the Conversion Price then in effect and the number of shares of stock or other securities deliverable upon conversion of the Series C Preferred Stock) shall be applied after that event in as nearly an equivalent manner as may be practicable.

                  (vi) Adjustments for Issuance of Additional Shares of Common Stock.

                  (A) In the event the Company, shall, at any time, from time to time, issue or sell any additional shares of Common Stock (otherwise than as provided in the foregoing subsections (i) through (v) of this Section 5(e) or pursuant to Common Stock Equivalents (hereafter defined) granted or issued prior to the Issuance Date) (the "Additional Shares of Common Stock"), at a price per share less than the Conversion Price, or without consideration, the Conversion Price then in effect upon each such issuance shall be adjusted to that price (rounded to the nearest cent) determined by multiplying the Conversion Price by a fraction:

                  (1) the numerator of which shall be equal to the sum of (A) the number of shares of Common Stock outstanding immediately prior to the issuance of such Additional Shares of Common Stock plus (B) the number of shares of Common Stock (rounded to the nearest whole share) which the aggregate consideration for the total number of such Additional Shares of Common Stock so issued would purchase at a price per share equal to the then Conversion Price, and

                  (2) the denominator of which shall be equal to the number of shares of Common Stock outstanding immediately after the issuance of such Additional Shares of Common Stock.

No adjustment of the number of shares of Common Stock shall be made under paragraph (A) of Section 5(e)(vi) upon the issuance of any Additional Shares of Common Stock which are issued pursuant to the exercise of any warrants or other subscription or purchase rights or pursuant to the exercise of any conversion or exchange rights in any Common Stock Equivalents (as defined below), if any such adjustment shall previously have been made upon the issuance of such warrants or other rights or upon the issuance of such Common Stock Equivalents (or upon the issuance of any warrant or other rights therefore) pursuant to Section 5(e)(vii).

                  (vii) Issuance of Common Stock Equivalents. If the Company, at any time after the Issuance Date, shall issue any securities convertible into or exchangeable for, directly or indirectly, Common Stock ("Convertible Securities"), other than the Series C Preferred

         Stock, or any rights or warrants or options to purchase any such Common Stock or Convertible Securities, shall be issued or sold (collectively, the "Common Stock Equivalents") and the aggregate of the price per share for which Additional Shares of Common Stock may be issuable thereafter pursuant to such Common Stock Equivalent, plus the consideration received by the Company for issuance of such Common Stock Equivalent divided by the number of shares of Common Stock issuable pursuant to such Common Stock Equivalent (the "Aggregate Per Common Share Price") shall be less than the Conversion Price, or if, after any such issuance of Common Stock Equivalents, the price per share for which Additional Shares of Common Stock may be issuable thereafter is amended or adjusted, and such price as so amended or adjusted shall make the Aggregate Per Common Share Price be less than Conversion Price in effect at the time of such amendment or adjustment, then the Conversion Price then in effect shall be adjusted pursuant to Section
         (5)(e)(vi) above assuming that all Additional Shares of Common Stock have been issued pursuant to the Convertible Securities or Common Stock Equivalents for a purchase price equal to the Aggregate Per Common Share Price. No adjustment of the Conversion Price shall be made under this subsection (vii) upon the issuance of any Convertible Security which is issued pursuant to the exercise of any warrants or other subscription or purchase rights therefore, if any adjustment shall previously have been made to the exercise price of such warrants then in effect upon the issuance of such warrants or other rights pursuant to this subsection (vii). No adjustment shall be made to the Conversion Price upon the issuance of Common Stock pursuant to the exercise, conversion or exchange of any Convertible Security or Common Stock Equivalent where an adjustment to the Conversion Price was made as a result of the issuance or purchase of any Convertible Security or Common Stock Equivalent.

                  (viii) Consideration for Stock. In case any shares of Common Stock or Convertible Securities other than the Series C Preferred Stock, or any rights or warrants or options to purchase any such Common Stock or Convertible Securities, shall be issued or sold:

                           (1) in connection with any merger or consolidation in
which the Company is the surviving corporation (other than any consolidation or merger in which the previously outstanding shares of Common Stock of the Company shall be changed to or exchanged for the stock or other securities of another corporation), the amount of consideration therefore shall be, deemed to be the fair value, as determined reasonably and in good faith by the Board of Directors of the Company, of such portion of the assets and business of the nonsurviving corporation as such Board may determine to be attributable to such shares of Common Stock, Convertible Securities, rights or warrants or options, as the case may be; or

                           (2) in the  event of any  consolidation  or merger of
the Company in which the Company is not the surviving corporation or in which the previously outstanding shares of Common Stock of the Company shall be changed into or exchanged for the stock or other securities of another corporation, or in the event of any sale of all or substantially all of the assets of the Company for stock or other securities of any corporation, the Company shall be deemed to have issued a number of shares of its Common Stock for stock or securities or other property of the other corporation computed on the basis of the actual exchange ratio on which the transaction was predicated, and for a consideration equal to the fair market value on the date of such transaction of all such stock or securities or other property of the other corporation. If any such calculation results in adjustment of the applicable Conversion Price, or the number of shares of Common Stock issuable upon conversion of the Series C Preferred Stock, the determination of the applicable Conversion Price or the number of shares of Common Stock issuable upon conversion of the Series C Preferred Stock immediately prior to such merger, consolidation or sale, shall be made after giving effect to such adjustment of the number of shares of Common Stock issuable upon conversion of the Series C Preferred Stock. In the event any consideration received by the Company for any securities consists of property other than cash, the fair market value thereof at the time of issuance or as otherwise applicable shall be as determined in good faith by the Board of Directors of the Company. In the event Common Stock is issued with other shares or securities or other assets of the Company for consideration which covers both, the consideration computed as provided in this Section (5)(e)(viii) shall be allocated among such securities and assets as determined in good faith by the Board of Directors of the Company.

                  (ix)Record Date. In case the Company shall take record of the holders of its Common Stock or any other Preferred Stock for the purpose of entitling them to subscribe for or purchase Common Stock or Convertible Securities, then the date of the issue or sale of the shares of Common Stock shall be deemed to be such record date.

                  (x) Certain Issues Excepted. Anything herein to the contrary notwithstanding, the Company shall not be required to make any adjustment to the Conversion Price upon (i) the Company's issuance of any Additional Shares of Common Stock (other than for cash) and warrants therefore in connection with a merger, acquisition or consolidation, (ii) the Company's issuance of Additional Shares of Common Stock pursuant to a bona fide firm underwritten public offering of the Company's securities, (iii) the Company's issuance of Additional Shares of Common Stock or warrants therefore in connection with strategic alliances or other partnering arrangements so long as such issuances are not for the purpose of raising capital, (iv) the Company's issuance of Common Stock or the issuance or grants of options to purchase Common Stock pursuant to the Company's stock option plans and employee stock purchase plans as they now exist, (v) any issuances of warrants issued pursuant to the Purchase Agreement, (vi) securities issued pursuant to the conversion or exercise of convertible or exercisable securities issued or outstanding on or prior to the date hereof or issued pursuant to the Purchase Agreement, (vii) any warrants issued to the placement agent for the transactions contemplated by the Purchase Agreement, and (viii) the payment of any dividends on the Series C Preferred Stock.

                  (f) No Impairment. The Company shall not, by amendment of its Articles of Incorporation or through any reorganization, transfer of assets, consolidation, merger, dissolution, issue or sale of securities or any other voluntary action, avoid or seek to avoid the observance or performance of any of the terms to be observed or performed hereunder by the Company, but will at all times in good faith, assist in the carrying out of all the provisions of this

Section 5 and in the taking of all such action as may be necessary or appropriate in order to protect the Conversion Rights of the holders of the Series C Preferred Stock against impairment. In the event a holder shall elect to convert any shares of Series C Preferred Stock as provided herein, the Company cannot refuse conversion based on any claim that such holder or any one associated or affiliated with such holder has been engaged in any violation of law, unless, an injunction from a court, on notice, restraining and/or adjoining conversion of all or of said shares of Series C Preferred Stock shall have been issued and the Company posts a surety bond for the benefit of such holder in an amount equal to 130% of the Liquidation Preference Amount of the Series C Preferred Stock such holder has elected to convert, which bond shall remain in effect until the completion of arbitration/litigation of the dispute and the proceeds of which shall be payable to such holder in the event it obtains judgment.

                  (g) Certificates as to Adjustments. Upon occurrence of each adjustment or readjustment of the Conversion Price or number of shares of Common Stock issuable upon conversion of the Series C Preferred Stock pursuant to this
Section 5, the Company at its expense shall promptly compute such adjustment or readjustment in accordance with the terms hereof and furnish to each holder of such Series C Preferred Stock a certificate setting forth such adjustment and readjustment, showing in detail the facts upon which such adjustment or readjustment is based. The Company shall, upon written request of the holder of such affected Series C Preferred Stock, at any time, furnish or cause to be furnished to such holder a like certificate setting forth such adjustments and readjustments, the Conversion Price in effect at the time, and the number of shares of Common Stock and the amount, if any, of other securities or property which at the time would be received upon the conversion of a share of such Series C Preferred Stock. Notwithstanding the foregoing, the Company shall not be obligated to deliver a certificate unless such certificate would reflect an increase or decrease of at least one percent of such adjusted amount.

                  (h) Issue Taxes. The Company shall pay any and all issue and other taxes, excluding federal, state or local income taxes, that may be payable in respect of any issue or delivery of shares of Common Stock on conversion of shares of Series C Preferred Stock pursuant thereto; provided, however, that the Company shall not be obligated to pay any transfer taxes resulting from any transfer requested by any holder in connection with any such conversion.

                  (i) Notices. All notices and other communications hereunder shall be in writing and shall be deemed given if delivered personally or by facsimile or three (3) business days following being mailed by certified or registered mail, postage prepaid, return-receipt requested, addressed to the holder of record at its address appearing on the books of the Company. The Company will give written notice to each holder of Series C Preferred Stock at least twenty (20) days prior to the date on which the Company closes its books or sets a record date (I) with respect to any dividend or distribution upon the Common Stock, (II) with respect to any pro rata subscription offer to holders of Common Stock or (III) for determining rights to vote with respect to any Organic Change, dissolution, liquidation or winding-up and in no event shall such notice be provided to such holder prior to such information being made known to the public. The Company will also give written notice to each holder of Series C Preferred Stock at least twenty (20) days prior to the date on which any Organic Change, dissolution, liquidation or winding-up will take place; provided, however, no such notice shall be required to be provided to such holder prior to such information being made known to the public.

                  (j) Fractional Shares. No fractional shares of Common Stock shall be issued upon conversion of the Series C Preferred Stock. In lieu of any fractional shares to which the holder would otherwise be entitled, the Company shall pay cash equal to the product of such fraction multiplied by the average of the Closing Bid Prices of the Common Stock for the five (5) consecutive trading immediately preceding the Voluntary Conversion Date or any Mandatory Conversion Date, as applicable.

                  (k) Reservation of Common Stock. The Company shall, so long as any shares of Series C Preferred Stock are outstanding, reserve and keep available out of its authorized and unissued Common Stock, solely for the purpose of effecting the conversion of the Series C Preferred Stock, such number of shares of Common Stock as shall from time to time be sufficient to effect the conversion of all of the Series C Preferred Stock then outstanding; provided that the number of shares of Common Stock so reserved shall at no time be less than the number of shares of Common Stock for which the shares of Series C Preferred Stock are at any time convertible. The initial number of shares of Common Stock reserved for conversions of the Series C Preferred Stock and each increase in the number of shares so reserved shall be allocated pro rata among the holders of the Series C Preferred Stock based on the number of shares of Series C Preferred Stock held by each holder of record at the time of issuance of the Series C Preferred Stock or increase in the number of reserved shares, as the case may be. In the event a holder shall sell or otherwise transfer any of such holder's shares of Series C Preferred Stock, each transferee shall be allocated a pro rata portion of the number of reserved shares of Common Stock reserved for such transferor. Any shares of Common Stock reserved and which remain allocated to any person or entity which does not hold any shares of Series C Preferred Stock shall be allocated to the remaining holders of Series C Preferred Stock, pro rata based on the number of shares of Series C Preferred Stock then held by such holder.

                  (l) Regulatory Compliance. If any shares of Common Stock to be reserved for the purpose of conversion of Series C Preferred Stock require registration or listing with or approval of any governmental authority, stock exchange or other regulatory body under any federal or state law or regulation or otherwise before such shares may be validly issued or delivered upon conversion, the Company shall, at its sole cost and expense, in good faith and as expeditiously as possible, endeavor to secure such registration, listing or approval, as the case may be.

         6. No Preemptive Rights. Except as provided in Section 5 hereof and in the Purchase Agreement, no holder of the Series C Preferred Stock shall be entitled to rights to subscribe for, purchase or receive any part of any new or additional shares of any class, whether now or hereinafter authorized, or of bonds or debentures, or other evidences of indebtedness convertible into or exchangeable for shares of any class, but all such new or additional shares of any class, or any bond, debentures or other evidences of indebtedness convertible into or exchangeable for shares, may be issued and disposed of by the Board of Directors on such terms and for such consideration (to the extent permitted by law), and to such person or persons as the Board of Directors in their absolute discretion may deem advisable.

         7. Conversion Restrictions.

         (a) Notwithstanding anything to the contrary set forth in Section 5 of this Certificate of Designation, at no time may a holder of shares of Series C Preferred Stock convert shares of the Series C Preferred Stock if the number of shares of Common Stock to be issued pursuant to such conversion would exceed, when aggregated with all other shares of Common Stock owned by such holder at such time, the number of shares of Common Stock which would result in such holder beneficially owning (as determined in accordance with Section 13(d) of the Securities Exchange Act of 1934, as amended, and the rules thereunder) in excess of 4.9% of the then issued and outstanding shares of Common Stock outstanding at such time; provided, however, that upon a holder of Series C Preferred Stock providing the Company with sixty-one (61) days notice (pursuant to Section 5(i) hereof) (the "Waiver Notice") that such holder would like to waive Section 7(a) of this Certificate of Designation with regard to any or all shares of Common Stock issuable upon conversion of Series C Preferred Stock, this Section 7(a) shall be of no force or effect with regard to those shares of Series C Preferred Stock referenced in the Waiver Notice; provided, further, that this provision shall be of no further force or effect during the sixty-one
(61) days immediately preceding any Mandatory Conversion Date.

         (b) Notwithstanding anything to the contrary set forth in Section 5 of this Certificate of Designation, at no time may a holder of shares of Series C Preferred Stock convert shares of the Series C Preferred Stock if the number of shares of Common Stock to be issued pursuant to such conversion would exceed, when aggregated with all other shares of Common Stock owned by such holder at such time, would result in such holder beneficially owning (as determined in accordance with Section 13(d) of the Securities Exchange Act of 1934, as amended, and the rules thereunder) in excess of 9.9% of the then issued and outstanding shares of Common Stock outstanding at such time; provided, however, that upon a holder of Series C Preferred Stock providing the Company with a Waiver Notice that such holder would like to waive Section 7(b) of this Certificate of Designation with regard to any or all shares of Common Stock issuable upon conversion of Series C Preferred Stock, this Section 7(b) shall be of no force or effect with regard to those shares of Series C Preferred Stock referenced in the Waiver Notice.

         8. Redemption.

         (a) Redemption Option Upon Major Transaction. In addition to all other rights of the holders of Series C Preferred Stock contained herein, simultaneous with the occurrence of a Major Transaction (as defined below), each holder of Series C Preferred Stock shall have the right, at such holder's option, to require the Company to redeem all or a portion of such holder's shares of Series C Preferred Stock at a price per share of Series C Preferred Stock equal to 100% of the Liquidation Preference Amount, plus any accrued but unpaid dividends and liquidated damages (the "Major Transaction Redemption Price"); provided that the Company shall have the sole option to pay the Major Transaction Redemption Price in cash or shares of Common Stock.

                  (b) "Major Transaction". A "Major Transaction" shall be deemed to have occurred at such time as any of the following events:

                           (i)  the  consolidation,  merger  or  other  business
combination of the Company with or into another Person (other than (A) pursuant to a migratory merger effected solely for the purpose of changing the jurisdiction of incorporation of the Company or (B) a consolidation, merger or other business combination in which holders of the Company's voting power immediately prior to the transaction continue after the transaction to hold, directly or indirectly, the voting power of the surviving entity or entities necessary to elect a majority of the members of the board of directors (or their equivalent if other than a corporation) of such entity or entities).

                           (ii)the  sale or  transfer  of more  than  50% of the
Company's assets other than inventory in the ordinary course of business in one or a related series of transactions; or

                           (iii) closing of a purchase, tender or exchange offer
made to the holders of more than 50% of the outstanding shares of Common Stock in which more than 50% of the outstanding shares of Common Stock were tendered and accepted.

         (c) Mechanics of Redemption at Option of Buyer Upon Major Transaction. No sooner than fifteen (15) days nor later than ten (10) days prior to the consummation of a Major Transaction, but not prior to the public announcement of such Major Transaction, the Company shall deliver written notice thereof via facsimile and overnight courier ("Notice of Major Transaction") to each holder of Series C Preferred Stock. At any time after receipt of a Notice of Major Transaction (or, in the event a Notice of Major Transaction is not delivered at least ten (10) days prior to a Major Transaction, at any time within ten (10) days prior to a Major Transaction), any holder of Series C Preferred Stock then outstanding may require the Company to redeem, effective immediately prior to the consummation of such Major Transaction, all of the holder's Series C Preferred Stock then outstanding by delivering written notice thereof via facsimile and overnight courier ("Notice of Redemption at Option of Buyer Upon Major Transaction") to the Company, which Notice of Redemption at Option of Buyer Upon Major Transaction shall indicate (i) the number of shares of Series C Preferred Stock that such holder is electing to redeem and (ii) the applicable Major Transaction Redemption Price, as calculated pursuant to Section 8(a) above.

         (d)  Payment  of  Redemption  Price.  Upon the  Company's  receipt of a
Notice(s) of Redemption at Option of Buyer Upon Major Transaction from any holder of Series C Preferred Stock, the Company shall immediately notify each holder of Series C Preferred Stock by facsimile of the Company's receipt of such

Notice(s) of Redemption at Option of Buyer Upon of Buyer Upon Major Transaction and each holder which has sent such a notice shall promptly submit to the Company such holder's Preferred Stock Certificates which such holder has elected to have redeemed. The Company shall have the sole option to pay the Redemption Price in cash or shares of Common Stock in accordance with Section 8(a) and
Section 9 of this Certificate of Designation. The Company shall deliver the applicable Major Transaction Redemption Price immediately prior to the consummation of the Major Transaction; provided that a holder's Preferred Stock Certificates shall have been so delivered to the Company; provided further that if the Company is unable to redeem all of the Series C Preferred Stock to be redeemed, the Company shall redeem an amount from each holder of Series C Preferred Stock being redeemed equal to such holder's pro-rata amount (based on the number of shares of Series C Preferred Stock held by such holder relative to the number of shares of Series C Preferred Stock outstanding) of all Series C Preferred Stock being redeemed. If the Company shall fail to redeem all of the Series C Preferred Stock submitted for redemption (other than pursuant to a dispute as to the arithmetic calculation of the Redemption Price), in addition to any remedy such holder of Series C Preferred Stock may have under this Certificate of Designation and the Purchase Agreement, the applicable Redemption Price payable in respect of such unredeemed Series C Preferred Stock shall bear interest at the rate of 1.0% per month (prorated for partial months) until paid in full. Until the Company pays such unpaid applicable Redemption Price in full to a holder of shares of Series C Preferred Stock submitted for redemption, such holder shall have the option (the "Void Optional Redemption Option") to, in lieu of redemption, require the Company to promptly return to such holder(s) all of the shares of Series C Preferred Stock that were submitted for redemption by such holder(s) under this Section 8 and for which the applicable Redemption Price has not been paid, by sending written notice thereof to the Company via facsimile (the "Void Optional Redemption Notice"). Upon the Company's receipt of such Void Optional Redemption Notice(s) and prior to payment of the full applicable Redemption Price to such holder, (i) the Notice(s) of Redemption at Option of Buyer Upon Major Transaction shall be null and void with respect to those shares of Series C Preferred Stock submitted for redemption and for which the applicable Redemption Price has not been paid and (ii) the Company shall immediately return any Series C Preferred Stock submitted to the Company by each holder for redemption under this Section 8(d) and for which the applicable Redemption Price has not been paid. A holder's delivery of a Void Optional Redemption Notice and exercise of its rights following such notice shall not effect the Company's obligations to make any payments which have accrued prior to the date of such notice other than interest payments.

         (e) Demand Registration Rights. If the Redemption Price upon the occurrence of a Major Transaction is paid in shares of Common Stock and such shares have not been previously registered on a registration statement under the Securities Act, a holder of Series C Preferred Stock may make a written request for registration under the Securities Act pursuant to this Section 8(e) of all of its shares of Common Stock issued upon such Major Transaction. The Company shall use its reasonable best efforts to cause to be filed and declared effective as soon as reasonably practicable (but in no event later than the ninetieth (90th) day after such holder's request is made) a registration statement under the Securities Act, providing for the sale of all of the shares of Common Stock issued upon such Major Transaction by such holder. The Company agrees to use its reasonable best efforts to keep any such registration statement continuously effective for resale of the Common Stock for so long as such holder shall request, but in no event later than the date that the shares of Common Stock issued upon such Major Transaction may be offered for resale to the public pursuant to Rule 144(k).

         9. Inability to Fully Convert.

         (a) Holder's Option if Company Cannot Fully Convert. If, upon the Company's receipt of a Conversion Notice or on a Mandatory Conversion Date, the Company cannot issue shares of Common Stock registered for resale under the Registration Statement for any reason (other than a limitation based upon the Conversion Restrictions contained in Section 7 abbove), including, without limitation, because the Company (w) does not have a sufficient number of shares of Common Stock authorized and available, (x) is otherwise prohibited by applicable law or by the rules or regulations of any stock exchange, interdealer quotation system or other self-regulatory organization with jurisdiction over the Company or its securities from issuing all of the Common Stock which is to be issued to a holder of Series C Preferred Stock pursuant to a Conversion Notice or (y) fails to have a sufficient number of shares of Common Stock registered for resale under the Registration Statement, then the Company shall issue as many shares of Common Stock as it is able to issue in accordance with such holder's Conversion Notice and pursuant to Section 5(b)(ii) above and, with respect to the unconverted Series C Preferred Stock, the holder, solely at such holder's option, can elect, within five (5) business days after receipt of notice from the Company thereof to:

                  (i) require the Company to redeem from such holder those Series C Preferred Stock for which the Company is unable to issue Common Stock in accordance with such holder's Conversion Notice ("Mandatory Redemption") at a price per share equal to the Major Transaction Redemption Price as of such Conversion Date (the "Mandatory Redemption Price"); provided that the Company shall have the sole option to pay the Mandatory Redemption Price in cash or shares of Common Stock;

                  (ii)if the Company's inability to fully convert Series C Preferred Stock is pursuant to Section 9(a)(y) above, require the Company to issue restricted shares of Common Stock in accordance with such holder's Conversion Notice and pursuant to Section 5(b)(ii) above;

                  (iii) void its Conversion Notice and retain or have returned, as the case may be, the shares of Series C Preferred Stock that were to be converted pursuant to such holder's Conversion Notice (provided that a holder's voiding its Conversion Notice shall not effect the Company's obligations to make any payments which have accrued prior to the date of such notice).

         (b) Mechanics of Fulfilling Holder's Election. The Company shall immediately send via facsimile to a holder of Series C Preferred Stock, upon receipt of a facsimile copy of a Conversion Notice from such holder which cannot be fully satisfied as described in Section 9(a) above, a notice of the Company's inability to fully satisfy such holder's Conversion Notice (the "Inability to Fully Convert Notice"). Such Inability to Fully Convert Notice shall indicate
(i) the reason why the Company is unable to fully satisfy such holder's Conversion Notice, (ii) the number of Series C Preferred Stock which cannot be converted and (iii) the applicable Mandatory Redemption Price. Such holder shall notify the Company of its election pursuant to Section 9(a) above by delivering written notice via facsimile to the Company ("Notice in Response to Inability to Convert").

         (c) Payment of Redemption Price. If such holder shall elect to have its shares redeemed pursuant to Section 9(a)(i) above, the Company shall pay the Mandatory Redemption Price to such holder within thirty (30) days of the Company's receipt of the holder's Notice in Response to Inability to Convert, provided that prior to the Company's receipt of the holder's Notice in Response to Inability to Convert the Company has not delivered a notice to such holder stating, to the satisfaction of the holder, that the event or condition resulting in the Mandatory Redemption has been cured and all Conversion Shares issuable to such holder can and will be delivered to the holder in accordance with the terms of Section 8(d). If the Company shall fail to pay the applicable Mandatory Redemption Price to such holder on a timely basis as described in this
Section 9(c) (other than pursuant to a dispute as to the determination of the arithmetic calculation of the Redemption Price), in addition to any remedy such holder of Series C Preferred Stock may have under this Certificate of Designation and the Purchase Agreement, such unpaid amount shall bear interest at the rate of 1.0% per month (prorated for partial months) until paid in full. Until the full Mandatory Redemption Price is paid in full to such holder, such holder may (i) void the Mandatory Redemption with respect to those Series C Preferred Stock for which the full Mandatory Redemption Price has not been paid and (ii) receive back such Series C Preferred Stock.

         (d) Pro-rata Conversion and Redemption. In the event the Company receives a Conversion Notice from more than one holder of Series C Preferred Stock on the same day and the Company can convert and redeem some, but not all, of the Series C Preferred Stock pursuant to this Section 9, the Company shall convert and redeem from each holder of Series C Preferred Stock electing to have Series C Preferred Stock converted and redeemed at such time an amount equal to such holder's pro-rata amount (based on the number shares of Series C Preferred Stock held by such holder relative to the number shares of Series C Preferred Stock outstanding) of all shares of Series C Preferred Stock being converted and redeemed at such time.

         10. Vote to Change the Terms of or Issue Preferred Stock. The affirmative vote at a meeting duly called for such purpose or the written consent without a meeting, of the holders of three-fourths (3/4) of the then outstanding shares of Series C Preferred Stock, shall be required (a) for any change to this Certificate of Designation or the Articles of Incorporation which would amend, alter, change or repeal any of the powers, designations, preferences and rights of the Series C Preferred Stock or (b) for the issuance of shares of Series C Preferred Stock other than pursuant to the Purchase Agreement.

         11. Lost or Stolen Certificates. Upon receipt by the Company of evidence satisfactory to the Company of the loss, theft, destruction or mutilation of any Preferred Stock Certificates representing the shares of Series C Preferred Stock, and, in the case of loss, theft or destruction, of any indemnification undertaking by the holder to the Company and, in the case of mutilation, upon surrender and cancellation of the Preferred Stock Certificate(s), the Company shall execute and deliver new preferred stock certificate(s) of like tenor and date; provided, however, the Company shall not be obligated to re-issue Preferred Stock Certificates if the holder contemporaneously requests the Company to convert such shares of Series C Preferred Stock into Common Stock.

         12. Remedies, Characterizations, Other Obligations, Breaches and Injunctive Relief. The remedies provided in this Certificate of Designation shall be cumulative and in addition to all other remedies available under this Certificate of Designation, at law or in equity (including a decree of specific performance and/or other injunctive relief), no remedy contained herein shall be deemed a waiver of compliance with the provisions giving rise to such remedy and nothing herein shall limit a holder's right to pursue actual damages for any failure by the Company to comply with the terms of this Certificate of Designation. Amounts set forth or provided for herein with respect to payments, conversion and the like (and the computation thereof) shall be the amounts to be received by the holder thereof and shall not, except as expressly provided herein, be subject to any other obligation of the Company (or the performance thereof). The Company acknowledges that a breach by it of its obligations hereunder will cause irreparable harm to the holders of the Series C Preferred Stock and that the remedy at law for any such breach may be inadequate. The Company therefore agrees that, in the event of any such breach or threatened breach, the holders of the Series C Preferred Stock shall be entitled, in addition to all other available remedies, to an injunction restraining any breach, without the necessity of showing economic loss and without any bond or other security being required.

         13. Specific Shall Not Limit General; Construction. No specific provision contained in this Certificate of Designation shall limit or modify any more general provision contained herein. This Certificate of Designation shall be deemed to be jointly drafted by the Company and all initial purchasers of the Series C Preferred Stock and shall not be construed against any person as the drafter hereof.

         14. Failure or Indulgence Not Waiver. No failure or delay on the part of a holder of Series C Preferred Stock in the exercise of any power, right or privilege hereunder shall operate as a waiver thereof, nor shall any single or partial exercise of any such power, right or privilege preclude other or further exercise thereof or of any other right, power or privilege.

         IN WITNESS WHEREOF, the undersigned has executed and subscribed this Certificate and does affirm the foregoing as true this 24th day of June, 2004.


                                        AXM PHARMA, INC.


                                        By: _________________________________

                                        Name:
                                        Title:

                                                                       EXHIBIT I
                                AXM PHARMA, INC.

                                CONVERSION NOTICE

Reference is made to the Certificate of Designation of the Relative Rights and Preferences of the Series C Preferred Stock of AXM Pharma, Inc. (the "Certificate of Designation"). In accordance with and pursuant to the Certificate of Designation, the undersigned hereby elects to convert the number of shares of Series C Preferred Stock, par value $.001 per share (the "Preferred Shares"), of AXM Pharma, Inc., a Nevada corporation (the "Company"), indicated below into shares of Common Stock, par value $.001 per share (the "Common Stock"), of the Company, by tendering the stock certificate(s) representing the share(s) of Preferred Shares specified below as of the date specified below.

         Date of Conversion:   ____________________________


         Number of Preferred Shares to be converted:  __________________

         Stock certificate no(s). of Preferred Shares to be converted: _________


         The Common Stock have been sold pursuant to the Registration  Statement
(as defined in the Purchase Agreement):   YES ____          NO____

Please confirm the following information:

         Conversion Price:              ______________________________


         Number of shares of Common Stock
         to be issued:                  ______________________________

         Number  of  shares  of  Common  Stock   beneficially  owned  or  deemed
beneficially    owned   by   the    Holder   on   the   Date   of    Conversion:
_________________________

Please issue the Common Stock into which the Preferred Shares are being converted and, if applicable, any check drawn on an account of the Company in the following name and to the following address:

         Issue to:                      ______________________________

                                        ______________________________

         Facsimile Number:              ______________________________

         Authorization:                 ______________________________

                                        By:  _________________________

                                        Title:  ______________________


         Dated:

                                                                    EXHIBIT 10.1

                              Employment Agreement


            AGREEMENT dated as of the 1st day of August, 2003 between Axiom Pharmaceutical, Inc., a Delaware corporation having its principal executive offices at 8324 Delgany Avenue Playa del Rey, California 90293 (the "Company"), and Peter W. Cunningham (the "Employee").

      WITNESSETH:

      WHEREAS, the Company and the Employee wish to enter into an Employment Agreement in its entirety;

      NOW, THEREFORE, the Company and the Employee hereby agree that, effective as of August 1, 2003, the Employment Agreement is stated in its entirety to read as follows:

      1. Employment.

The Company agrees to employ the Employee, and the Employee agrees to remain in the employ of the Company, during the term of this Agreement and on the other terms and conditions hereafter set forth.

      2. Term.

The term of this Agreement shall commence on August 1, 2003 (the "Commencement Date") and shall terminate at the close of business on the first anniversary of the Commencement Date unless sooner terminated in accordance with the terms of this Agreement. Notwithstanding the foregoing, this agreement shall automatically renew for additional one year terms on the second and third anniversaries of the Commencement date, unless either party provides written notice not less than 60 days prior to the renewal date that it does not intend to renew the term of the Agreement. In the case of any such notice of non-renewal, this Agreement shall expire on the day prior to the anniversary of the Commencement Date.

      3. Positions and Responsibilities; Place of Performance.

            (a) Throughout the term of this Agreement, the Employee agrees to remain in the employ of the Company, and the Company agrees to employ the Employee, as the Chief Operating Officer of the Company, reporting to the President, Chief Executive Officer and Board of Directors of the Company. As the Chief Operating Officer of the Company, the Employee shall be a senior officer of the Company and its subsidiaries, shall have effective participation in supervision, control and policy-making authority over, and responsibility for, the strategic direction and general leadership and management of the business and affairs of the Company and its subsidiaries, subject only to the authority of the President, CEO and Board, and shall have all of the powers, authority, duties and responsibilities usually incident to the position and role of Chief Operating Officer in public companies that are comparable in size, character and performance to the Company. The Company agrees to use its best efforts to secure the employee's election as a member of the Board during the term of this Agreement, and the Employee agrees to serve as such without additional compensation beyond that provided in this Agreement, or for additional compensation as may be proposed by the Board.

            (b) In connection with his employment by the Company, the Employee shall be based at Orange County, California or at any other Company location, as may be determined to be appropriate for the performance of Employee's duties, and Employee agrees to travel, to the extent reasonably necessary to perform

Employee's duties and obligations under this Agreement, to Company facilities and other destinations elsewhere. It is envisioned that the Chief Operating Officer shall spend a significant portion of his time in China, managing the Company's operations there

During the term of this agreement the employee shall serve the company and shall devote such time attention as may be reasonably required to perform the responsibilities

            (c) During the term of this Agreement, the Employee shall serve the Company as his primary responsibility and shall devote his business time, attention, skill and efforts to the faithful performance of his duties hereunder; provided that the Employee may engage in commercial consulting services in the healthcare industries, with the provision that if perceived or potential conflicts arise, the Employee will notify the company in writing, and the Employee and the Company will determine an effective way forward, so as to not interfere with the with the objects, operations and benefits of the Company.

           (d)It is envisioned that the commercial consulting activities of the Employee may contribute relationships that will be beneficial to the Company. Further, the Employee may serve as a member of the board of directors of other companies (and retain remuneration for such service) if such activities and service do not materially interfere with the performance of his duties and responsibilities hereunder.

      4. Compensation.

For all services rendered by the Employee in any capacity during the term of this Agreement, and for his undertakings with respect to confidential information, non-solicitation and disparaging remarks set forth in sections 6 and 7 below, the Employee shall be entitled to the following:

            (a) a salary, payable in installments not less frequent than monthly, at the annual rate of one hundred twenty thousand dollars (US$120,000 (in the lawful currency of the United States of America)), with such increases in such rate, if any, as the Compensation Committee of the Board may approve from time to time during the term of this Agreement. It is envisioned that the increases will be based on achievement of targets agreed with the Board; (the annual salary rate as increased from time to time during the term of this Agreement being hereafter referred to as the "Base Salary", and the objective is to bring the base salary in line with industry standards);

            (b) participation in the Company's annual executive incentive or bonus plan as in effect from time to time, with the opportunity to receive an award in accordance with the terms and conditions of such plan, for each fiscal year of the Company that commences or terminates during the term of this Agreement, of up to 50% of the Base Salary earned during such year (or such higher percentage as the Board or a committee of the Board may allow from time to time during the term of this Agreement, the objective is to bring compensation in line with industry standards), it being understood that any award for the fiscal year of the Company in which the term of this Agreement terminates pursuant to the terms hereof shall be prorated based on the portion of such fiscal year that coincides with the term of this Agreement and shall be made at the same time as awards (if any) are made to other participants with respect to such fiscal year. This award will be given solely at the discretion of the Board working in consultation with the compensation committee.

            (c) participation in the Company's stock incentive plan / stock grant plan as from time to time in effect, subject to the terms and conditions of such plan. The Company shall provide a stock grant for the Employee of 250,000 shares deliverable in six equal installments, the first installment of 41,667 shares of stock will be delivered on August 1, 2003, the second installment of 41,667 shares of the stock will be delivered on February 1, 2004, third installment of 41,667 shares of the stock will be delivered on August 1, 2004, the forth installment of 41,667 shares of the stock will be delivered on February 1, 2005, the fifth installment of 41,667 shares of the stock will be delivered on August 1, 2005, the sixth installment of 41,667 shares of the stock will be delivered on February 1, 2006 The shares should become fully registered and unrestricted as soon as practical. Stock incentives / grants / warrants shall be awarded in accordance with the Company's stock incentive / grant / warrant plans applicable to senior officers in the Company.

            (d) for business use in China of an automobile and housing / furnished accommodation at Company expense will be provided. Such accommodation and transportation shall be reasonable and in line with industry standards for companies similarly situated to the Company, with respect to foreign employees in China.

            (e) participation in all Company health plan, or reimbursement of health insurance expenses paid by the Employee. Participation in all Company welfare, savings and other employee benefit and fringe benefit plans (including vacation pay plans or policies and life and disability insurance plans) in which other senior officers of the Company participate during the term of this Agreement, subject in all events to the terms and conditions of such plans as in effect from time to time. Nothing in this paragraph (e) shall preclude the Company from amending or terminating any such plan at any time. The plans covered by this paragraph (e) shall not include the annual incentive or stock incentive plans, which are covered by paragraphs (b) and (c) above.

      5. Termination of Employment.

            (a) Termination by the Company without Good Cause. (i) If the Employee's employment with the Company is terminated by the Company without Good Cause the employee will be paid three month of his base salary, bonus accrued to that time, unrestricted stock deliverable as of the date of termination, all expenses due, retirement benefits and other compensation and benefits earned up to that time
            (b) Termination by the Company for Good Cause or by the Employee without Good Reason. If, during the term of this Agreement, the Employee's employment by the Company is terminated by the Company for Good Cause or by the Employee without Good Reason, the Employee shall not be entitled to receive any compensation under section 4 above accruing after the date of such termination or any payment under paragraph 5(a) above, but he shall be entitled to receive deliverable as of such date, expenses and relocation to Los Angeles, California, USA. . However, the Company's obligations under sections 8, 9 and 10 shall not be affected by such termination of employment. The provisions of this paragraph 6(b) shall be in addition to, and not in lieu of, any other rights and remedies the Company may have at law or in equity or under any other provision of this Agreement in respect of such termination of employment. However, if during the term of this Agreement the Employee's employment is terminated by the Employee without Good Reason and the Employee gives the Company at least 120 days' advance notice of such termination, then the Employee shall not have any obligation or liability to the Company under this Agreement in respect of such termination of employment, but his obligations under Section 6 and 7 hereof shall not be affected by such termination of employment.
            (c) Good Cause Defined. For purposes of this Agreement, the Company shall have "Good Cause" to terminate the Employee's employment during the term of this Agreement only if:
                  (i) the Employee fails to substantially perform his duties hereunder for any reason or fails to devote substantially all of his business time to the affairs of the Company;
                  (ii) the Employee commits an act of dishonesty resulting or intended to result directly or indirectly in gain or personal enrichment at the expense of the Company;
                  (iii) the Employee is grossly negligent or engages in willful misconduct or insubordination in the performance of his duties hereunder; or
                  (iv) the Employee  materially  breaches his obligations  under section 6 or paragraph 7(a) below, relating to confidential information and non-solicitation.

Any foregoing provision of this paragraph 5(c) to the contrary notwithstanding, the Company shall not have "Good Cause" to terminate the Employee's employment during the term of his employment after a Change in Control or Potential Change in Control (as such terms are defined in section 11 below) unless (A) the Employee's act or omission is willful and has a material adverse effect upon the

Company, (B) the Board of Directors gives the Employee (I) written notice warning of its intention to terminate the Employee for Good Cause if the specified act or omission alleged to constitute Good Cause is not discontinued and, if curable, cured, and (II) a reasonable opportunity after receipt of such written notice, but in no event less than eight weeks, to discontinue and, if curable, cure the conduct alleged to constitute Good Cause, and (C) the Employee fails to discontinue and, if curable, cure the act or omission in question; provided that clauses (B) and (C) of this sentence shall not apply with respect to misconduct on the part of the Employee that constitutes a felony in the jurisdiction in which the Employee engages in such misconduct, and, provided further, that this sentence shall not apply to conduct involving moral turpitude. For all purposes of this Agreement, no act, or failure to act, on the Employee's part shall be deemed "willful" unless done, or omitted to be done, by him intentionally and in bad faith (i.e., without reasonable belief that his action or omission was in furtherance of the interests of the Company or a subsidiary of the Company).
           (d) Good Reason Defined. For purposes of this Agreement, the Employee shall have "Good Reason" to terminate his employment during the term of this Agreement only if:

            (i) the Company fails to pay or provide any amount or benefit that the Company is obligated to pay or provide under section 4 above or section 8, 9 or 10 below and the failure is not remedied within 30 days after the Company receives written notice from the Employee of such failure; or
            (ii) the Company assigns the Employee duties, responsibilities or reporting relationships not contemplated by section 3 above without his consent, or limits his duties or responsibilities or power or authority contemplated by section 3 above in any respect materially detrimental to him, and in either case the situation is not remedied within 30 days after the Company receives written notice from the Employee of the situation; or
            (iii) a Change in Control occurs and as a result thereof either (A) equity securities of the Company cease to be publicly-traded, or (B) the Employee is not elected or designated to serve as the sole Chief Operating Officer of the surviving company; or
            (vi) a Change in Control or Potential  Change in Control  occurs and
(A) the dollar value of the stock optioned to the Employee annually thereafter is less than the average annual dollar value of the stock that was optioned to the Employee during the one year prior to the Change in Control or Potential Change in Control, or (B) the material terms of such options (including without limitation vesting schedules) are less favorable to the Employee than the material terms of the options that were granted to the Employee during the one year prior to the Change in Control or Potential Change in Control, and in either case (A) or (B) the situation is not remedied within 30 days after the Company receives written notice from the Employee of the situation.
In no event shall the Employee's continued employment after any of the foregoing constitute his consent to the act or omission in question, or a waiver of his right to terminate his employment for Good Reason hereunder on account of such act or omission.

      6. Confidential Information.

The Employee agrees not to disclose, either while in the Company's employ or at any time thereafter, to any person not employed by the Company, or not engaged to render services to the Company, except with the prior written consent of an authorized officer of the Company or as necessary or appropriate for the performance of his duties hereunder,  any confidential  information  obtained by him while in the employ of the Company, including, without limitation, information relating to any of the inventions, processes, formulae, plans, devices, compilations of information, research, methods of distribution, suppliers, customers, client relationships, marketing strategies or trade secrets of the Company or any subsidiary thereof; provided, however, that this provision shall not preclude the Employee from use or disclosure of information known generally to the public or of information not generally considered confidential by persons regularly engaged in the business conducted by the Company or any subsidiary thereof, or from disclosure required by law or court order. The Employee also agrees that upon leaving the Company's employ he will not take with him, without the prior written consent of an authorized officer of the Company, and he will surrender to the Company, any record, list, drawing, blueprint, specification or other document or property of the Company or any subsidiary thereof, together with any copy or reproduction thereof, mechanical or otherwise, which is of a confidential nature relating to the Company or any subsidiary thereof, or without limitation, relating to its or their methods of distribution, suppliers, customers, client relationships, marketing strategies or any description of any formulae or secret processes, or which was obtained by him or entrusted to him during the course of his employment with the Company.

      7. Restrictive Covenants

            (a) Non-Solicitation. Employee covenants and agrees that, during his employment by the Company and during the one year period immediately following the termination of his employment with the Company for any reason (including, without limitation, a termination of employment by the Company without cause and a voluntary termination of employment by the Employee with Good Reason), he will not solicit or attempt to persuade any employee of the Company, its subsidiaries or affiliates (except the Employee's personal secretary or administrative assistant), or any other person who performs services for the Company, its subsidiaries or affiliates at the time the Employee's employment terminates or at any time within one year thereafter, to terminate or reduce or refrain from engaging in his or her employment or other service relationship with the Company, its subsidiaries or affiliates; provided, however, that responding to inquiries from any such employees or other persons that are not initiated by the Employee, and subsequently hiring such employees or other persons following the termination of their employment with the Company, its subsidiaries and affiliates shall be permitted.

            (b) Specific Enforcement. Employee recognizes and agrees that, by reason of his knowledge, experience, skill and abilities, his services are extraordinary and unique, that the breach or attempted breach of any of the restrictions set forth above in this section 7 will result in immediate and irreparable injury for which the Company will not have an adequate remedy at law, and that the Company shall be entitled to a decree of specific performance of those restrictions and to a temporary and permanent injunction enjoining the breach thereof, and to seek any and all other remedies to which the Company may be entitled, including, without limitation, monetary damages, without posting bond or furnishing security of any kind.

            (c) Restrictions Reasonable. Employee specifically and expressly represents and warrants that (i) he has reviewed and agreed to the restrictive covenants contained in this section 7 and their contemplated operation after receiving the advice of counsel of his choosing; (ii) he believes, after receiving such advice, that the restrictive covenants and their contemplated operation are fair and reasonable; (iii) he will not seek or attempt to seek to have the restrictive covenants declared invalid, and, after receiving the advice of counsel, expressly waives any right to do so; and (iv) if the full breadth of any restrictive covenant and/or its contemplated operation shall be held in any fashion to be too broad, such covenant or its contemplated operation, as the case may be, shall be interpreted in a manner as broadly in favor of the beneficiary of such covenant as is legally permissible. Employee recognizes and agrees that the restrictions on his activities contained in this section 7 are required for the reasonable protection of the Company and its investments; and that the restriction on his activities set forth in paragraph 7(a) will not deprive the Employee of the ability to earn a livelihood.

            (d) Non-Disparagement. Employee covenants and agrees that, during the one year period immediately following the termination of his employment with the Company for any reason (including, without limitation, a termination of employment by the Company without cause and a voluntary termination of employment by the Employee with Good Reason), he will not make disparaging remarks about the Company, its subsidiaries or affiliates or any of their officers, directors or employees, unless required by law or reasonably necessary to assert or defend his position in a bona fide dispute arising out of or relating to this Agreement or the breach thereof.

            (e) Effect on Termination Payments. The Employee recognizes and agrees that the Company shall not be obligated to make any payments provided for in paragraph 5(a) above if the Employee violates the provisions of section 6 or paragraph 7(a) or 7(d) above during the one year period immediately following the termination for any reason of his employment with the Company. In addition, the Employee recognizes and agrees that, if the Employee violates such provisions, the Company may recoup any payments the Company may have theretofore made pursuant to paragraph 5(a) above and any payments the Company may thereafter make under paragraph 5(a). The foregoing provisions of this paragraph 7(e) shall be in addition to and not by way of limitation of any other rights and remedies the Company may have in respect of the violation in question.

      8. Indemnification

To the fullest extent permitted by applicable law, the Company shall indemnify, defend and hold harmless the Employee from and against any and all claims, demands, actions, causes of action, liabilities, losses, judgments, fines, costs and expenses (including reasonable attorneys' fees and settlement expenses) arising from or relating to his service or status as an officer, director, employee, agent or representative of the Company or any subsidiary of the Company or in any other capacity in which the Employee serves or has served at the request of, or for the benefit of, the Company or its subsidiaries. The Company's obligations under this section 8 shall be in addition to, and not in derogation of, any other rights the Employee may have against the Company to indemnification or advancement of expenses, whether by statute, contract or otherwise. Director's insurance shall be provided by the company and Errors and Omissions insurance shall be provided by the company.

      9. Certain Additional Payments by the Company, Excise Tax and or Additional Income Tax or Other

            (a) Anything in this Agreement (other than the second sentence of this paragraph 9(a)) to the contrary notwithstanding, in the event it shall be determined that any payment or distribution by the Company to or for the benefit of the Employee (whether paid or payable or distributed or distributable pursuant to the terms of this Agreement or otherwise, but determined without regard to any additional payments required under this section 9) (a "Payment"), would be subject to the excise tax imposed by Section 4999 of the United States Internal Revenue Code (the "Code") or any other such tax in any jurisdiction, including additional income tax, and interest or penalties are incurred by the Employee with respect to such excise tax (such excise tax, together with any such interest and penalties, are hereinafter collectively referred to as the "Excise Tax"), or any other such tax in any jurisdiction, then the Employee shall be entitled to receive an additional payment (an "Gross-Up Payment") in an amount such that after payment by the Employee of all taxes and any benefits that result from the deductibility by the Employee of such taxes (including, in each case, any interest or penalties imposed with respect to such taxes), including, without limitation, any income taxes (and any interest and penalties imposed with respect thereto) and Excise Tax, Additional Income Tax, or any other such tax imposed upon the Gross-Up Payment, the Employee retains an amount of the Gross-Up Payment equal to the Excise Tax or Additional Income Tas imposed upon the Payments. However, if it shall be determined that none of the Payments would be subject to the Excise Tax if the total Payments were reduced in the aggregate by $50,000 or less, then in that event the total Payments shall be reduced by the smallest amount (in no event to exceed $50,000 in the aggregate) necessary to ensure that none of the Payments will be subject to the Excise Tax. The decision as to which Payments shall be so reduced shall be made by the Employee.

            (b) Subject to the provisions of paragraph 9(a) above and 9(c)below, all determinations required to be made under this section 9, including whether and when a Gross-Up Payment is required and the amount of such Gross-Up Payment and the assumptions to be utilized in arriving at such determination, and whether Payments are to be reduced pursuant to the second sentence of paragraph

9(a) above, shall be made by Deloitte & Touche or such other certified public accounting firm as may be designated by the Employee (the "Accounting Firm") which shall provide detailed supporting calculations both to the Company and the Employee within 15 business days of the receipt of notice from the Employee that there has been a Payment, or such earlier time as is requested by the Company. In the event that the Accounting Firm is serving as accountant or auditor for the individual, entity or group effecting the "change in ownership or effective control" or "change in the ownership of a substantial portion of assets" (within the meaning of Code section 280G(b)(2)(A)) that gives rise to the Excise Tax, or Additional Income Tax, the Employee shall appoint another nationally recognized accounting firm to make the determinations required hereunder (which accounting firm shall then be referred to as the Accounting Firm hereunder). All fees and expenses of the Accounting Firm shall be borne solely by the Company. Any Gross-Up Payment, as determined pursuant to this section 9, shall be paid by the Company to the Employee within five days of the receipt of the Accounting Firm's determination. Any determination by the Accounting Firm shall be binding upon the Company and the Employee. As a result of the uncertainty in the application of Section 4999 of the Code at the time of the initial determination by the Accounting Firm hereunder, it is possible that Gross-Up Payments which will not have been made by the Company should have been made (an "Underpayment"), consistent with the calculations required to be made hereunder. In the event that the Company exhausts its remedies pursuant to paragraph 9(c) and the Employee thereafter is required to make a payment of any Excise Tax, or Additional Income Tax, the Accounting Firm shall determine the amount of the Underpayment that has occurred and any such Underpayment, along with any penalty and interest imposed with respect to such Underpayment, shall be promptly paid by the Company to or for the benefit of the Employee.

            (c) The Employee shall notify the Company in writing of any claim by the Internal Revenue Service that, if successful, would require either the payment by the Company of the Gross-Up Payment or the reduction of Payments pursuant to the second sentence of paragraph 9(a) above. Such notification shall be given as soon as practicable but no later than ten business days after the Employee is informed in writing of such claim and shall apprise the Company of the nature of such claim and the date on which such claim is requested to be paid. The Employee shall not pay such claim prior to the expiration of the 30-day period following the date on which it gives such notice to the Company (or such shorter period ending on the date that any payment of taxes with respect to such claim is due). If the Company notifies the Employee in writing prior to the expiration of such period that it desires to contest such claim, the Employee shall:

                  (i) give the Company any information reasonably requested by the Company relating to such claim,
                  (ii) take such action in connection with contesting such claim as the Company shall reasonably request in writing from time to time, including, without limitation, accepting legal representation with respect to such claim by an attorney reasonably selected by the Company,
                  (iii) cooperate with the Company in good faith in order effectively to contest such claim, and
                  (iv) permit the Company to participate in any proceedings relating to such claim; provided, however, that the Company shall bear and pay directly all costs and expenses (including additional interest and penalties) incurred in connection with such contest and shall indemnify and hold the Employee harmless, on an after-tax basis, for any Excise Tax or income tax (including interest and penalties with respect thereto) imposed as a result of such representation and payment of costs and expenses. Without limitation on the foregoing provisions of this paragraph 9(c), the Company shall control all proceedings taken in connection with such contest and, at its sole option, may pursue or forgo any and all administrative appeals, proceedings, hearings and conferences with the taxing authority in respect of such claim and may, at its sole option, either direct the Employee to pay the tax claimed and sue for a refund or contest the claim in any permissible manner, and the Employee agrees to prosecute such contest to a determination before any administrative tribunal, in a court of initial jurisdiction and in one or more appellate courts, as the Company shall determine, provided, however, that if the Company directs the Employee to pay such claim and sue for a refund, the Company shall advance the amount of such payment to the Employee, on an interest-free basis and shall indemnify and hold the Employee harmless, on an after-tax basis, from any Excise Tax or income tax (including interest or penalties with respect thereto) imposed with respect to such advance; and further provided that any extension of the statute of limitations relating to payment of taxes for the taxable year of the Employee with respect to which such contested amount is claimed to be due is limited solely to such contested amount. Furthermore, the Company's control of the contest shall be limited to issues with respect to which a Gross-Up Payment would be payable hereunder and the Employee shall be entitled to settle or contest, as the case may be, any other issue raised by the Internal Revenue Service or any other taxing authority.

            (d) If, after the receipt by the Employee of an amount advanced by the Company pursuant to paragraph 9(a) or 9(c), the Employee becomes entitled to receive any refund with respect to such claim, the Employee shall (subject to the Company's complying with the requirements of paragraph 9(c)) promptly pay to the Company the amount of such refund (together with any interest paid or credited thereon after taxes applicable thereto). If, after the receipt by the Employee of an amount advanced by the Company pursuant to paragraph 9(c), a determination is made that the Employee shall not be entitled to any refund with respect to such claim and the Company does not notify the Employee in writing of its intent to contest such denial of refund prior to the expiration of 30 days after such determination, then such advance shall be forgiven and shall not be required to be repaid and the amount of such advance shall offset, to the extent thereof, the amount of Gross-Up Payment required to be paid.

      10. Certain Enforcement Matters

            (a) If, after a Change in Control or Potential Change in Control, a dispute arises (i) with respect to this Agreement or the breach thereof, or (ii) with respect to the Employee's or the Company's rights or obligations under this Agreement, including but not limited to any such dispute between the Employee and the Company, the Company shall pay or reimburse the Employee for all reasonable costs and expenses (including court costs, arbitrators' fees and reasonable attorneys' fees and disbursements) the Employee incurs in connection with such dispute, including without limitation costs and expenses he incurs to obtain payment or otherwise enforce his rights under this Agreement, or to obtain payment of costs and expenses due under this paragraph 10(a). In addition, the Company shall pay the Employee such additional amount (a "Gross Up") as will be sufficient, after the Employee pays his tax liability with respect to the Gross Up from the Gross Up, to pay all of his federal, state and local tax liability with respect to any costs and expenses that are paid by the Company pursuant to this paragraph 10(a). The Company shall promptly pay or reimburse the Employee for all such costs and expenses as he incurs them, upon presentation of reasonable documentation of such costs and expenses, and shall promptly pay the related Gross Up as and when it pays or reimburses costs and expenses. The Employee shall not be obligated to repay any such costs, expenses or Gross Up unless it is finally determined by the trier of fact in a non-appealable judicial or arbitral decision or ruling (as applicable) that the Employee's principal positions with respect to the principal matter(s) in dispute were unreasonable and pursued in bad faith.
            (b) Any payments to which the Employee may be entitled under this Agreement, including, without limitation, under section 5, 8, 9 or 10 hereof, shall be made forthwith on the applicable date(s) for payment specified in this Agreement. If for any reason the amount of any payment due to the Employee cannot be finally determined on that date, such amount shall be estimated on a good faith basis by the Company and the estimated amount shall be paid no later than within 10 days after such date. As soon as practicable thereafter, the final determination of the amount due shall be made and any adjustment requiring a payment to or from the Employee shall be made as promptly as practicable.
            (c) Any controversy or claim arising, after a Change in Control or Potential Change in Control, out of or related to this Agreement or the breach thereof, shall be settled by binding arbitration in the City of Los Angeles, in accordance with the employment dispute arbitration rules of the American Arbitration Association then in effect, and the arbitrator's decision shall be binding and final and judgment upon the award rendered may be entered in any court having jurisdiction thereof, except that the Employee may elect to have any such controversy or claim settled by judicial determination in lieu of arbitration by bringing a court action, if he is the plaintiff or, if he is not the plaintiff, demanding such judicial determination within the time to answer any complaint in any arbitration action that may be commenced.


      11. Change in Control

          (a) The term "Change in Control" as used in this Agreement means a change of control of a nature that would be required to be reported in response to Item 6(e) of Schedule 14A of Regulation 14A promulgated under the Securities Exchange Act of 1934, as amended (the "Exchange Act"), whether or not the Company is then subject to such reporting requirement; provided that, whether or not any of the following events would constitute a change of control of such a nature, a Change in Control shall be deemed to occur for purposes of this Agreement if and when any of the following events occur:

                  (i) any "person" (as such term is used in Sections 13(d) and 14(d)(2) of the Exchange Act), other than--
                     (A) the Company,
                     (B) a Subsidiary,
                     (C) a trustee or other fiduciary holding securities under an employee benefit plan of the Company or a Subsidiary, or
                     (D) an underwriter engaged in a distribution of Company stock to the public with the Company's written consent, becomes the beneficial owner (as defined in Rule 13d-3 under the Exchange Act), directly or indirectly, of Voting Securities that meet two tests: (I) they represent more than thirty percent (30%) (this seems low to me, how about 40%) of the combined voting power of the then outstanding Voting Securities, and (II) they also represent more than the percentage of the combined voting power of the then outstanding Voting Securities beneficially owned, directly or indirectly, at that time by Douglas MacLellan and his associates (as defined in Rule 12b-2 under the Exchange Act) (this definition is not very broad and would not include Madame Wang, That or TriPoint). However, the second test stated in clause (II) above shall not apply if the "person" in question is Douglas MacLellan and/or his associates (as defined in Rule 12b-2 under the Exchange Act). In addition, if the "person" in question is an institutional investor whose investment in Voting Securities is purely passive when such person becomes the beneficial owner of Voting Securities that meet the tests set forth in clause (I) and, if applicable, (II) above, then such event (i.e., such person's becoming the beneficial owner of such Voting Securities) shall not be deemed to constitute a Change in Control under this subparagraph 11(a)(i) for so long as (and only for so long as) such person's investment in Voting Securities remains purely passive;

                  (ii) the stockholders of the Company approve a merger, consolidation, recapitalization or reorganization of the Company or a Subsidiary, reverse split of any class of Voting Securities, or an acquisition of securities or assets by the Company or a Subsidiary, or consummation of any such transaction if stockholder approval is not obtained, other than (A) any such transaction in which the holders of outstanding Voting Securities immediately prior to the transaction receive, with respect to such Voting
Securities (or, in the case of a transaction in which the Company is the surviving corporation or a transaction involving a Subsidiary, retain), voting securities of the surviving or transferee entity representing more than fifty percent (50%) of the total voting power outstanding immediately after such transaction, with the voting power of each such continuing holder relative to other such continuing holders not substantially altered in the transaction, or
(B) any such transaction which would result in a Related Party beneficially owning more than 50 percent of the voting securities of the surviving entity outstanding immediately after such transaction;

                 (iii) the stockholders of the Company approve a plan of complete liquidation of the Company or an agreement for the sale or disposition by the Company of all or substantially all of the Company's assets other than any such transaction which would result in a Related Party owning or acquiring more than 50 percent of the assets owned by the Company immediately prior to the transaction; or

                  (iv) the persons who were members of the Board of Directors of the Company immediately before a tender or exchange offer for shares of Common Stock by any person other than the Company or a Related Party, or before a merger or consolidation of the Company or a Subsidiary, or contested election of the Board of Directors of the Company, or before any combination of such transactions, cease to constitute a majority of the Board of Directors of the Company as a result of such transaction or transactions.

            (b) For purposes of paragraph 11(a) above:

                  (i) the term "Related Party" shall mean (A) a Subsidiary, (B) an employee or group of employees of the Company or any Subsidiary, (C) a trustee or other fiduciary holding securities under an employee benefit plan of the Company or any Subsidiary, or (D) a corporation or other form of business entity owned directly or indirectly by the stockholders of the Company in substantially the same proportion as their ownership of Voting Securities;

                  (ii) the term "Subsidiary means a corporation or other form of business association of which shares (or other ownership interests) having more than 50% of the voting power are, or in the future become, owned or controlled, directly or indirectly, by the Company; and

                  (iii) the term "Voting Securities" shall mean any securities of the Company which carry the right to vote generally in the election of directors.
            (c) For purposes of this Agreement, a "Potential Change in Control" means that (i) the Company enters into an agreement, the consummation of which would result in the occurrence of a Change of Control; or (ii) the Board adopts a resolution to the effect that, for purposes of this Agreement, a potential change in control of the Company has occurred.

      12. Severability; Survival

           (a) In the event that any provision of this Agreement shall be determined to be invalid or unenforceable for any reason, the remaining provisions of this Agreement not so invalid or unenforceable shall be unaffected thereby and shall remain in full force and effect to the fullest extent permitted by law; and

           (b) Any provision of this Agreement which may for any reason be invalid or unenforceable in any jurisdiction shall remain in effect and be enforceable in any jurisdiction in which such provision shall be valid and enforceable.

           (c) The provisions of sections 6, 7, 8, 9 and 10 of this Agreement, and any other provision of this Agreement which is intended to apply, operate or have effect after the expiration or termination of the term of this Agreement, or at a time when the term of this Agreement may have expired or terminated, shall survive the expiration or termination of the term of this Agreement for any reason.

      13. General Provisions

           (a) No right or interest to or in any payments to be made under this Agreement shall be subject to anticipation, alienation, sale, encumbrance, pledge, charge or hypothecation or to execution, attachment, levy or similar process, or assignment by operation of law. All payments to be made by the Company hereunder shall be subject to the withholding of such amounts as the

Company may determine it is required to withhold under the laws or regulations of any governmental authority, whether foreign, federal, state or local.

           (b) The Employee has the right to assign payments at his sole discretion in part or in full to his personal retirement account, as the company has not established a retirement or pension plan. The tax benefits or liabilities of these assigned payments if any will accrue to the Employee.

           (c) To the extent that the Employee acquires a right to receive payments from the Company under this Agreement, such right shall be no greater than the right of an unsecured general creditor of the Company. All payments to be made hereunder shall be paid from the general funds of the Company and no special or separate fund shall be established to assure payment of any amount hereunder.

           (d) This Agreement shall be governed by and construed and enforced in accordance with the laws of the State of California, without giving effect to the principles of conflicts of laws of that State.

           (e) This Agreement shall be binding upon and inure to the benefit of the Company, its successors and assigns, and the Employee, his heirs, devisees, distributees and legal representatives.

           (f) Any notice or other communication to the Company pursuant to any provision of this Agreement shall be given in writing and will be deemed to have been delivered:
                  (i) when delivered in person to the Corporate Secretary or General Counsel of the Company; or

                  (ii) one week after it is deposited in the United States certified or registered mail, postage prepaid, addressed to the Corporate Secretary of the Company at 8324 Delgany Avenue Playa del Rey, California 90293 or at such other address of which the Company may from time to time give the Employee written notice in accordance with paragraph 13(g) below.

           (g) Any notice or other communication to the Employee pursuant to any provision of the Agreement shall be given in writing and will be deemed to have been delivered:

                  (i) when delivered to the Employee in person, or

                  (ii) one week after it is deposited in the United States certified or registered mail, postage prepaid, addressed to the Employee at his address as it appears on the records of the Company or at such other address of which the Employee may from time to time give the Company written notice in accordance with paragraph 13(e) above.

            (h) No provision of this Agreement may be amended, modified or waived unless such amendment, modification or waiver shall be agreed to in a writing signed by the Employee and an authorized officer of the Company.

            (i) This instrument contains the entire agreement of the parties relating to the subject matter of this Agreement and supersedes and replaces all prior agreements and understandings with respect to such subject matter, and the parties have made no agreements, representations or warranties relating to the subject matter of this Agreement which are not set forth herein.

      IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date first above written.

                           AXIOM PHARMACEUTICALS, INC.


                           By:  /s/ That Ngo
                                -------------
                                    That Ngo,
                                    President


                                /s/ Peter Cunningham
                                --------------------
                                    Employee

                                                                    EXHIBIT 10.2

                              EMPLOYMENT AGREEMENT

This employment agreement (the "Agreement") is made and entered into as of September 18, 2003 by and between Axiom Pharmaceuticals, Inc., a Nevada corporation (the "Company") and Lan Hao (the "Employee").

                                    Recitals

A. The Company desires to employ the Employee from the date set forth above (the "Effective Date") until expiration of the term of this Agreement, and Employee is willing to be employed by the Company during that period, on the terms and subject to the conditions set forth in this Agreement.

In consideration of the mutual covenants and promises of the parties, the Company and the Employee covenant and agree as follows:

1.    DUTIES

During the term of this Agreement, Employee will be employed by the Company to serve as the Chief Financial Officer of the company. The Employee will devote such amount of his/her business time to the conduct of the business of the Company as may be reasonably required to effectively discharge Employee's duties under this Agreement and, subject to the supervision and direction of the Company's Chief Executive and the Board of Directors (the "Board"), shall be principally responsible for the management of the Company's financial and accounting operations. Unless the parties agree otherwise in writing, during the term of this Agreement, Employee will perform the services contemplated by this Agreement at the Company's corporate headquarters located in Newport Beach, California; provided, however, that Company may, from time to time, require Employee to travel temporarily to other locations on the Company's business. Notwithstanding the foregoing, nothing in this Agreement is to be construed as prohibiting Employee from continuing to serve as a director of other entities whether or not for profit, so long as his service as such does not substantially prevent or prohibit Employee from effectively discharging his duties hereunder and such positions are disclosed to the Board.

2.    TERM OF EMPLOYMENT

2.1   Definitions

For purposes of this Agreement the following terms have the following meanings:

(a) "Termination for Cause" means termination by Company of Employee's employment (i) by reason of Employee's willful dishonesty towards, fraud upon, or deliberate injury or attempted injury to, the Company, (ii) by reason of Employee's material breach of this Agreement or (iii) by reason of Employee's gross negligence or intentional misconduct with respect to the performance of Employee's duties under this Agreement; provided, however, that no such termination will be deemed to be a Termination for Cause unless the Company has provided Employee with written notice of what it reasonably believes are the grounds for any Termination for Cause and Employee fails to take appropriate remedial actions during the thirty day period following receipt of such written notice.

(b) "Termination Other than For Cause" means termination by the Company of Employee's employment by the Company for reasons other than those which constitute Termination for Cause.

(c) "Voluntary Termination" means termination by the Employee of the Employee's employment with the Company, excluding termination by reason of Employee's death or disability as described in Sections 2.5 and 2.6.

2.2   Basic Term

(a) The term of employment of Employee by the Company will commence on the Effective Date and will extend through the period ending on September 18, 2004, (the "Termination Date"). Company and Employee may extend the term of this Agreement by mutual written agreement.

(b) Notwithstanding the foregoing paragraph 2.2(a), during the first 120 days of the term of this Agreement the Company shall have the right to terminate the Employee for any reason or no reason at all and such termination shall be treated as a Voluntary Termination other than for Good Cause, as set forth in paragraph 2.7(a).

2.3   Termination for Cause

Termination for Cause may be effected by the Board of Directors at any time during the term of this Agreement and may be effected by written notification to Employee; provided, however, that no Termination for Cause will be effective unless Employee has been provided with the prior written notice and opportunity for remedial action described in Section 2.1. Upon Termination for Cause, Employee is to be immediately paid all accrued salary, incentive compensation to the extent earned, vested deferred compensation (other than pension plan or profit sharing plan benefits, which will be paid in accordance with the applicable plan), and accrued vacation pay, all to the date of termination, but Employee will not be paid any severance compensation.

2.4   Termination Other Than for Cause

Notwithstanding anything else in this Agreement, the Board of Directors may effect a Termination Other Than for Cause at any time upon giving notice to Employee of such Termination Other Than for Cause. Upon any Termination Other Than for Cause, Employee will immediately be paid all accrued salary, all incentive compensation to the extent earned, severance compensation as provided in Section 4, vested deferred compensation (other than pension plan or profit sharing plan benefits, which will be paid in accordance with the applicable plan), and accrued vacation pay, all to the date of termination.

2.5   Termination Due to Disability

In the event that, during the term of this Agreement, Employee should, in the reasonable judgment of the Board, fail to perform Employee's duties under this Agreement because of illness or physical or mental incapacity ("Disability"), and such Disability continues for a period of more than six (6) consecutive months, Company will have the right to terminate Employee's employment under this Agreement by written notification to Employee and payment to Employee of all accrued salary and incentive compensation to the extent earned, severance compensation as provided in Section 4, vested deferred compensation (other than pension plan or profit sharing plan benefits, which will be paid in accordance with the applicable plan), and all accrued vacation pay, all to the date of termination. Any determination by the Board with respect to Employee's Disability must be based on a determination of competent medical authority or authorities, a copy of which determination must be delivered to the Employee at the time it is delivered to the Board. In the event the Employee disagrees with the determination described in the previous sentence, Employee will have the right to submit to the Board a determination by a competent medical authority or authorities of Employee's own choosing to the effect that the aforesaid determination is incorrect and that Employee is capable of performing Employee's duties under this Agreement. If, upon receipt of such determination, the Board wishes to continue to seek to terminate this Agreement under the provisions of this section, the parties will submit the issue of Employee's Disability to arbitration in accordance with the provisions of this Agreement.

2.6   Death

In the event of Employee's death during the term of this Agreement, Employee's employment is to be deemed to have terminated as of the last day of the month during which Employee's death occurred, and Company will pay to Employee's estate accrued salary, incentive compensation to the extent earned, vested deferred compensation (other than pension plan or profit sharing plan benefits, which will be paid in accordance with the applicable plan), and accrued vacation pay, all to the date of termination.

2.7   Voluntary Termination

(a) In the event of a Voluntary Termination, other than for "Good Reason," as defined below, the Company will immediately pay to Employee all accrued salary, all incentive compensation to the extent earned, vested deferred compensation (other than pension plan or profit sharing plan benefits, which will be paid in accordance with the applicable plan), and accrued vacation pay, all to the date of termination, but Employee will not be paid any severance compensation.

(b) The Employee may voluntarily terminate his/her employment hereunder at any time with or without Good Reason. For purposes of this Agreement, "Good Reason" shall mean, so long as the Employee has not been guilty of conduct set forth in
Section 2.1(a), a failure by the Company to comply with any material provision of this Agreement that has not been cured within thirty (30) days after written notice of such noncompliance has been given by the Employee to the Company or
(b) the assignment to the Employee by the Company of duties inconsistent with the Employee's position, duties or responsibilities as in effect immediately prior to the Effective Date, including, but not limited to, any material reduction in such position, duties, or responsibilities or material change in his/her title or (c) a relocation by the Company of the Employee's office to a location outside a 60 mile radius of Newport Beach, California, in each case of clauses (b) or (c), without the consent of the Employee. The Employee's election to terminate his/her employment with Good Reason shall be considered in material respects to be a Termination for Other Than Cause. Upon a voluntary Termination for Good Reason, Employee will be paid immediately for all accrued salary, all incentive compensation to the extent earned, severance compensation as provided in Section 4, vested deferred compensation (other than pension plan or profit sharing plan benefits, which will be paid in accordance with the applicable plan) and accrued vacation pay, all to the date of termination.

3. SALARY, BENEFITS AND OTHER COMPENSATION

3.1   Base Salary

As payment for the services to be rendered by Employee as provided in Section 1 and subject to the terms and conditions of Section 2, Company agrees to pay to Employee a "Base Salary," payable in equal monthly installments. The Base Salary payable to Employee under this Section will initially be $120,000 per annum.

The payment of Base Salary hereunder shall not in any way limit or reduce any other obligation of the Company hereunder, and no other compensation, benefit or payment hereunder shall in any way limit or reduce the obligation of the Company to pay the Employee's Base Salary hereunder. The Board, at any time and from time to time, may increase (but not reduce) the Base Salary payable under this Agreement, and increase in the Base Salary shall become effective at the time indicated by the Board without the need for an amendment to this Agreement.

3.2   Incentive Bonus Plans

During the term of his employment under this Agreement, the Employee will be eligible to participate in all bonus and incentive plans established by the Board.

3.3   Benefit Plans

During the term of Employee's employment under this Agreement, the Employee is to be eligible to participate in all employee benefit plans to the extent maintained by the Company, including (without limitation) any life, disability, health, accident and other insurance programs, paid vacations, and similar plans or programs, subject in each case to the generally applicable terms and conditions of the plan or program in question and to the determinations of any committee administering such plan or program. On termination of the Employee for any reason, the Employee will retain all of Employee's rights to benefits that have vested under such plan, but the Employee's rights to participate in those plans will cease on the Employee's termination unless the termination is a Termination Other Than for Cause, in which case Employee's rights of participation will continue for a period of six months following Employee's termination.

3.4   Withholding of Taxes

The Employee understands that the services to be rendered by Employee under this Agreement will cause the Employee to recognize taxable income, which is considered under the Internal Revenue Code of 1986, as amended, and applicable regulations thereunder as compensation income subject to the withholding of income tax (and Social Security or other employment taxes). The Employee hereby consents to the withholding of such taxes as are required by the Company.

3.5   Vacation

During the term of this Agreement, Employee will be entitled to three weeks paid vacation time per year. To the extent that Employee does not use the full three weeks of vacation time in any given year, Employee may accrue and carry forward such unused time up to a maximum accrual of six weeks.

3.6   Expenses

During the term of this Agreement, Company will reimburse Employee for Employee's reasonable out-of-pocket expenses incurred in connection with Company's business, including travel expenses, food, and lodging while away from home, subject to such policies as Company may from time to time reasonably establish for its employees.

4.    SEVERANCE COMPENSATION

4.1 Termination Other Than for Cause or Voluntary Termination; Payment in Lieu of Notice

In the event Employee's employment is terminated in a Termination Other Than for Cause or a Voluntary Termination other than for Good Reason, Employee will be paid as severance pay Employee's Base Salary, as defined in Section 3.1, for the period commencing on the date that Employee's employment is terminated and ending on the later of the end of Employee's term of employment or the date which is three months from the date of termination.

4.2   Termination for Disability

In the event Employee's employment is terminated because of Employee's disability pursuant to Section 2.5, Employee will be paid as severance pay Employee's Base Salary, as defined in Section 3.1, for the period commencing on the date that Employee's employment is terminated and ending on the date which is three months thereafter.

4.3      Change in Control

In the event that Employee's employment is terminated because of a change in control (as defined herein) of the Company prior to the Termination Date, Employee will be paid as severance pay Employee's Base Salary, as defined in
Section 3.1, for the period commencing on the date that Employee's employment is terminated and ending on the date which is three months thereafter. For purposes of this Agreement, a "change in control" shall be defined as the sale of more than fifty (50%) of the Company's outstanding capital stock, other than in connection with an underwritten public offering of the Company's securities or a merger (or similar transaction) in which the Company is not the surviving entity or following which the Company's shareholders immediately prior to such transaction no longer control a majority of the Company's voting stock.

4.4   Other Termination

In the event of a Voluntary Termination, Termination for Cause or Death, Employee or Employee's estate will not be entitled to any severance pay.

5.    MISCELLANEOUS

5.1   Waiver

The waiver of any breach of any provision of this Agreement will not operate or be construed as a waiver of any subsequent breach of the same or other provision of this Agreement.

5.2   Entire Agreement; Modification

Except as otherwise provided in the Agreement and in the Option Agreement, this Agreement represents the entire understanding among the parties with respect to the subject matter of this Agreement, and this Agreement supersedes any and all prior understandings, agreements, plans, and negotiations, whether written or oral, with respect to the subject matter hereof, including without limitation, any understandings, agreements, or obligations respecting any past or future compensation, bonuses, reimbursements, or other payments to Employee from Company. All modifications to the Agreement must be in writing and signed by the party against whom enforcement of such modification is sought.

5.3   Notice

All notices and other communications under this Agreement must be in writing and must be given by personal delivery, telecopier or telegram, or first class mail, certified or registered with return receipt requested, and will be deemed to have been duly given upon receipt if personally delivered, three (3) days after mailing, if mailed, or twenty-four (24) hours after transmission, if delivered by telecopies or telegram, to the respective persons named below:


If to Company:             Axiom Pharmaceuticals, Inc.
                           4695 Macarthur Court, 11th Floor
                           Newport Beach, CA 92660
                           Telecopier: (310) 301-7748
                           Telephone:  (310) 301-7728

                           Attn:   President


If to Employee:            Lan Hao
                           3 Laurelwood Drive
                           Irvine, CA 92620
                           Telecopier: (714) 508-5934
                           Telephone:  (714) 508-5934



Any party may change such party's address for notices by notice duly given pursuant to this Section.

5.4   Headings

The Section headings of this Agreement are intended for reference and may not by themselves determine the construction or interpretation of this Agreement.

5.5   Governing Law

This Agreement is to be governed by and construed in accordance with the laws of the State of California applicable to contracts entered into and wholly to be performed within the State of California by California residents. Any controversy or claim arising out of or relating to this Agreement, or breach of this Agreement (except any controversy or claim with respect to Section 5 or 6), is to be settled by arbitration in Newport Beach, California in accordance with the Commercial Arbitration Rules of the American Arbitration Association, and judgment on the award rendered by the arbitrators may be entered in any court having jurisdiction. There must be three arbitrators, one to be chosen directly by each party at will, and the third arbitrator to be selected by the two arbitrators so chosen. Each party will pay the fees of the arbitrator he or she selects and his or her own attorneys, and the expenses of his or her witnesses and all other expenses connected with presenting his or her case. Other costs of the arbitration, including the cost of any record or transcripts of the arbitration, administrative fees, the fee of the third arbitrator, and all other fees and costs, will be borne equally by the parties.

5.6   Survival of Company's Obligations

This Agreement will be binding on, and inure to the benefit of, the executors, administrators, heirs, successors, and assigns of the parties; provided, however, that except as expressly provided in this Agreement, this Agreement may not be assigned either by Company or by Employee.

5.7   Counterparts

This Agreement may be executed in one or more counterparts, all of which taken together will constitute one and the same Agreement.

5.8   Enforcement

If any portion of this Agreement is determined to be invalid or unenforceable, that portion of this Agreement will be adjusted, rather than voided, to achieve the intent of the parties under this Agreement.

5.9   Indemnification

The Company agrees that it will indemnify and hold the Employee harmless to the fullest extent permitted by applicable law from and against any loss, cost, expense or liability resulting from or by reason of the fact of the Employee's employment hereunder, whether as an officer, employee, agent, fiduciary, director or other official of the Company, except to the extent of any expenses, costs, judgments, fines or settlement amounts which result from conduct which is determined by a court of competent jurisdiction to be knowingly fraudulent or deliberately dishonest or to constitute some other type of willful misconduct.

IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the day and year first above written.


         AXIOM PHARMACEUTICALS, INC.


         By  /s/ Peter Cunningham
             ------------------------
                 Peter Cunningham,
                 President


         EMPLOYEE



             /s/ Lan Hao
             ------------------------
                 Lan Hao

                                                                    EXHIBIT 10.3

                         AGREEMENT FOR PROCESSING (OEM)

                              (English Translation)

PARTY A: SHENYANG TIANWEI WERKE PHARMACEUTICAL CO., LTD.

PARTY B: QIQIHAER NO. 2 PHARMACEUTICAL FACTORY

Whereas Party A needs to build a new factory in light of GMP Standard because of the City government's policy regarding the Tiexi District Reconstruction and the establishment of joint venture with American party. Under the principle of mutual benefit, Party A and Party B through friendly consultation agree that Party A will entrust Party B to manufacture the pharmaceutical products whose license are owned by Party A. Both parties hereby enter into the following agreements:

I.        Party A shall provide the raw & supplementary materials, and package.

II. Party A shall notify Party B the specific products for manufacture based on its own sale plan each month.

III. Party B shall provide Party A with certified products in both quality and quantity in time according to Party A's requirement.

IV. Party B shall not sell or market the products appointed to process by Party A.

V.        The detailed prices are listed as below:
      1. Cephalothin: one bottle contains 15 granules. The price per bottle is RMB0.30, and the price may rise by RMB0.10 seasonally.
      2. Weifukang Cream: the price per tube is RMB1.65, and the price may rise by RMB0.10 seasonally.
      3. Asarone: one box contains 18 tablets. The price per box is RMB1.20, and the price may rise by RMB0.10--RMB0.60 seasonally.
      4. Norfloxacin: the price per bottle is RMB0.95.
      5. Rifampicin: one bottle contains 100 granules. The price per bottle is not more than RMB1.80.
      6. Other specific products: the price may be discussed seasonally.

VI. If any change occurs to any party, the other party shall be notified within one month.

VII. Payment: the payment shall be made upon delivery.

VIII. All other matters shall be negotiated by both parties.

IX. The valid term of this Agreement is two years effective from the date of signature by both parties.

PARTY A: SHENYANG TIANWEI WERKE PHARMACEUTICAL CO., LTD.

                Sept. 19, 2002

PARTY B: QIQIHAER NO. 2 PHARMACEUTICAL FACTORY

                Sept. 19, 2002

                                                                   EXHIBIT 10.4

                   Agreement on Agency for Sale (Distribution)

                              (English Translation)

PARTY A: SHENYANG TIANWEI PHARMACEUTICAL FACTORY

PARTY B: LIAONING WEIKANG MEDICINE CO., LTD.

In light of the principles of amicable consultation, mutual benefit, and joint development, Party A and Party B enter into the following agreement.

I. Both Party A and Party B agree to establish the stable and fixed sale relationship.

II. Party B shall be the sole agency reseller in the territory of Shenyang for all pharmaceutical products manufactured by Party A.

III. The pharmaceutical products manufactured by Party A cannot be sold to other clients in the territory of Shenyang.

IV. The price of Party A for supply cannot be higher than other equivalent suppliers' price.

V.       Party A agrees to prepare some products in stock for Party B.

VI. Party A shall provide Party A with the marketing information for the products.

VII. The payment shall be made in cash; both parties agree to adopt the triptich as the invoice for settlement, and the time of settlement shall based on the batch of the products or month by month.

VIII.    Other matter unresolved herein shall be negotiated by both parties.

IX.      This agreement is made in two copies with one copy for each party.

X. The valid term of this agreement shall be five years, effective from the date of this agreement to March 30, 2004.


Party A: Shenyang Tianwei                 PARTY B: LIAONING WEIKANG MEDICINE
          Pharmaceutical Factory                    CO., LTD.
          /s                                        /s

                                                                  MARCH 29, 1999

                                                                    EXHIBIT 10.5


                              CONSULTING AGREEMENT

This Agreement is made as of August 25, 2003, by and between Axiom Pharmaceuticals, Inc. ("Company"), a China Pharmaceutical company with its principal offices at No. F.3004 Sankei Torch Bldg, 262A Shifu Road, Shenyang City, Lianing Province, Peoples Republic of China and US Representative Offices at 8324 Delgany Avenue, Playa del Rey, California, 90293 and Tripoint Capital Advisors, LLC ("Consultant"), a Maryland limited liability company, with its principal offices at 15245 Shady Grove Road, Suite 400, Rockville, Maryland 20850.

                                   Witnesseth

WHEREAS, the Company requires expertise in the area of business development to support it's business and growth and desires to engage Consultant to provide such business development services and specifically to assist the Company with structuring of capital transactions; business development; corporate development; and

WHEREAS, Consultant, through its principals, agents and employees, has certain expertise in the evaluation of potential business opportunities and the implementation of various projects of the nature and type contemplated by the Company in its future expansion and development which Consultant has agreed to provide to the Company;

NOW, THEREFORE, in consideration of the premise and the mutual promises and covenants contained herein and subject specifically to the conditions hereof, and intending to be legally bound thereby, the parties agree as follows:

1.    Appointment of Consultant

The Company hereby appoints Consultant, and Consultant agrees to represent the Company, as a non-exclusive consultant to assist the Company in its business and corporate development, in structuring its capital transactions and to assist in the contemplated marketing and development of the Company in the United States. Consultant shall have the right during the term of this agreement to represent to the public that it is a consultant to the Company.

2.    Consultant's Rights and Duties

Consultant shall use its best efforts to assist the Company in its business and corporate development, including but not limited to:


      (ii) Assist in the development and implementation of the Company's business plan.

      (iii) Work with the Company's Auditors in order to assist the Company to comply with US accounting standards ("GAAP")

      (iv)  Assist the Company in creating a corporate image.

      (v) Assist the Company in maintaining proper US corporate compliance and governance.

      (vi)  Review any private placements.



3.  Company Obligations

(a) The Company will be required to sign separate retention agreements with outside professionals. Fees specified under this Agreement include all legal work relating to SEC filings (excluding any litigation) through the entire period of the engagement provided the Company employs counsel recommended by Consultant. Such counsel may require that the Company sign a separate retainer agreement.

(b) The Company's officers, attorneys and accountants will have to be ready to answer questions from the SEC, NASDAQ and/or other regulatory agencies, markets or exchanges. For NASDAQ applications, expect several rounds of comments. If the Company desires an American Stock Exchange Listing, the Company will need to follow a similar application process.

(c) The Company will need to have audited financial statements for at least the last two fiscal years prepared in accordance with US GAAP. In addition, the Company will need to prepare and present quarterly information that has been reviewed by an independent auditor for the previous two years and on a "go-forward basis".

4.    Company Information

In connection with Consultant's performance of its duties hereunder, the Company shall (i) provide Consultant, on a timely basis, all information reasonably requested by Consultant, and (ii) make its officers and professionals available to Consultant and such third parties as Consultant shall designate at reasonable times and upon reasonable notice.

5.    Confidential Information

Consultant acknowledges that, in the course of performing its duties hereunder, it may obtain information relating to the Company, which the Company has marked as confidential ("Confidential Information"). Consultant shall hold at all times, both during the term of this agreement and at all times thereafter, such Confidential Information in the strictest confidence, and shall not use such
Confidential Information for any purpose, other than as may be reasonably necessary for the performance of its duties pursuant to this agreement, without the Company's prior written consent. Consultant shall not disclose any Confidential Information to any person or entity, other than to Consultant's employees or consultants as may be reasonably necessary for purposes of performing its duties hereunder, without the Company's prior written consent. The foregoing notwithstanding, the term "Confidential Information" shall not include information which (i) becomes generally available to the public, other than as a result of a breach hereof, (ii) was available on a non-confidential basis prior to its disclosure to Consultant by the Company, or (iii) becomes available to Consultant on a non-confidential basis from a source other than the Company, provided that such source is not bound by a confidentiality agreement with respect to such information. The foregoing notwithstanding, Consultant may disclose Confidential Information to the extent required by law or regulation, including but not limited to court orders, subpoenas, civil investigative demands and interrogatories.

6.    Compensation

As compensation for Consultant's services, the Company shall pay Consultant $10,000 upon the execution of this agreement and thereafter $10,000 per month, payable on the 1st day of each month. In addition, the Company shall pay the Consultant's nominee for the Board of Directors a monthly of $2500.00 and any other expense reimbursement or fee, which is consistent with any other outside members of the Board.

7.    Expense Reimbursement

The  Company  shall  reimburse   Consultant   periodically  for  its  reasonable
out-of-pocket  expenses  (excluding   compensation  to  Consultant's  employees)
arising from Consultant's performance hereunder.

8.    Indemnification

The Company agrees to indemnify and hold harmless Consultant (including each of its directors, officers, employees, partners and agents) with respect to any liability (and actions in respect thereof) incurred by Consultant by virtue of its retention hereunder and shall reimburse Consultant for any legal or other expenses reasonably incurred in connection with investigating or defending any such liability or action, provided that the Company shall have the right to control the defense of any claim giving rise to such liability and no such claim shall be settled without the consent of the Company. The foregoing provisions shall survive termination of this Agreement and any investigation with respect thereto by any party hereto.

Furthermore, the Company understands and agrees that its financial statements, any filings which the Company makes with the SEC, NASD, state regulators or any market or exchange and the contents thereof are ultimately the responsibility of the Company and its officers and directors. Consultant can assist and advise you in the preparation of such filings but the Company must approve and is responsible for the contents of all filings.

9.    Other Engagements

The Company acknowledges that Consultant is and will be acting as a consultant to other business enterprises seeking business development, investment banking and/or other services normally provided by Consultant and agrees that Consultant's provision of services to such enterprises shall not constitute a breach hereof or of any duty owed to the Company by virtue of this agreement.

10.   Term

This agreement is effective upon execution by the Company as provided below and shall continue in effect for 12 months or until terminated by either party pursuant to Section 11.

11.   Termination

Either party may terminate this agreement at any time and for any reason, with or without cause, upon the giving 30 days written notice of termination to the other party; provided, however, that Consultant shall be entitled to full compensation, as set forth in Section 6, up to the date of termination, regardless of the reason for the termination and shall be paid all expenses incurred in connection with its acting as a consultant to the Company pursuant to Section 7.

12.   General Provisions

(a) This agreement shall be governed by and under the laws of the State of Maryland without giving effect to conflicts of law principles. If any provision hereof is found invalid or unenforceable, that part shall be amended to achieve as nearly as possible the same effect as the original provision and the remainder of this agreement shall remain in full force and effect.

(b) Any dispute arising under or in any way related to this agreement shall be submitted to binding arbitration by the American Arbitration Association in accordance with the Association's commercial rules then in effect. The arbitration shall be conducted in Rockville, Maryland. The arbitration shall be binding on the parties and the arbitration award may be confirmed by any court of competent jurisdiction.

(c) This agreement constitutes the entire agreement and final understanding of the parties with respect to the subject matter hereof and supersedes and terminates all prior and/or contemporaneous understandings and/or discussions between the parties, whether written or verbal, express or implied, relating in any way to the subject matter hereof. This agreement may not be altered, amended, modified or otherwise changed in any way except by a written agreement, signed by both parties.

(d) Any notice or other communication pursuant hereto shall be given to a party at its address first set forth above by (i) personal delivery, (ii) commercial overnight courier with written verification of receipt, or (iii) registered or certified mail. If so mailed or delivered, a notice shall be deemed given on the earlier of the date of actual receipt or three (3) days after the date of authorized delivery.

(e) This agreement may be executed in counterparts, each one of which shall constitute an original and all of which taken together shall constitute one document. The Company shall confirm that the foregoing is in accordance with its understanding by signing and returning to Consultant the enclosed copy of this agreement, which shall become a binding agreement upon Consultant's receipt.


         IN WITNESS WHEREOF, the parties hereto have caused this agreement to be duly executed as of the date first written above.

TRIPOINT CAPITAL ADVISORS, LLC


By:  /s/ Mark Elenowitz
     --------------------------
         Mark Elenowitz

Axiom Pharmaceuticals, Inc.


By: /s/  That Ngo
    ---------------------------
         That Ngo
         President, CEO

                                                                    EXHIBIT 10.6

                              CONSULTING AGREEMENT

                                    RECITALS
This Consulting Agreement (hereinafter referred to as "Agreement" or "Consulting Agreement") is made on the 1st day of May 2003, between Axiom Pharmaceuticals, Inc., whose address is 8324 Delgany Avenue, Playa del Rey, CA 90293,
(hereinafter referred to as "Axiom" or "Company") and Amaroq Capital LLC, of 2 Wolf Road, Bourne, MA 02532 (hereinafter referred to as "Consultant") with reference to the following facts:

      I. Axiom has asked to retain Consultant to provide various services to Axiom as agreed to by both parties and outlined in Article 3.

      II.The Consultant has advised Axiom of its willingness, ability and desire to provide such services as outlined in Article 3 and on the terms and conditions as set forth in this Agreement.

NOW, therefore, in consideration of the foregoing recitals and the terms, conditions and covenants contained herein, it is hereby agreed as follows:

ART. 1        APPOINTMENT
Axiom hereby appoints Consultant and Consultant hereby agrees to hold themselves available to render, and to render at the request of Axiom and to render non-exclusive, independent advisory and consulting services, set forth in "I" and "II" above, to the best of its ability, in compliance with all applicable laws, Axiom's Articles of Incorporation and By-Laws and the terms and conditions set forth herein. Consultant further agrees to render such services conscientiously and to devote its best reasonable efforts and abilities thereto. Consultant further agrees to observe all policies and guidelines that have been promulgated by Axiom's Board of Directors or its Officers.

ART. 2        TERMS AND TERMINATION
The term of this Agreement shall be six (6) months and commence on 1 May 2003 and up to 1 November 2003, thereafter, this Agreement shall automatically terminate. Neither party has the right to terminate this Agreement anytime prior to its conclusion unless by mutual agreement and in writing.

ART. 3        SCOPE OF CONSULTANCY
The Consultant will perform such financial and operational consulting for and on behalf of Axiom in relation to Axiom's on-going business and financial development. The Consultant will be available, by mutual agreement, on an as-needed basis, to provide consulting services to Axiom, including, without limitation:

      3.1 Undertake the development of a business plan for Axiom. Such business plan will include an Annual Operating Plan and a Strategic Plan for the Company.

      3.2 Carry out such merchant banking activities as may be required and mutually agreed. Such activities may include identifying and approaching financial partners, valuations, and financial and business modeling.

      3.3   Commence  certain  business  development  activities,   as  mutually
            agreed,   which  may  include  lease   financing  and  other  vendor
            negotiations.

      3.4 Undertake and assist Axiom with corporate development program development and implementation. Such activities may include work in various disciplines including partnering, licensing, joint ventures and other such strategic planning and development activities.

ART. 4        REMUNERATION

Consultant will be remunerated for such services rendered under Art. 3 as follows:

      4.1 $5,000.00, payable 30 days from the effective date of this Agreement. Payment shall be made via wire transfer or check. Consultant is entitled to a 5% late fee should monies due fail to be paid as of the effective payment date.

      4.2 40,000 restricted shares of Axiom Pharmaceutical (OTB BB AXIM) with piggy-back registration rights at next registration.

ART. 5        EXPENSES
In addition to the fees paid under the previous Article, Consultant shall be reimbursed for all reasonable expenses incurred by Consultant during the term of this Agreement including but not limited to fax, telephone, transportation, translation, and incidental travel expenses. All non-incidental travel expenses (over US$300) shall be arranged and prepaid by Axiom including airfare and suitable hotel accommodation. The Consultant shall submit itemized reimbursement requests supported by sufficient documentation of the expenditures and explanation of their purposes. All expenses must be reimbursed by Axiom to Consultant, not later than ten (10) business days, subsequent to Consultants expense reimbursement request.

ART. 6        INDEPENDENT CONTRACTOR
It is expressly agreed that Consultant is acting as an independent contractor in performing the services hereunder. Axiom shall carry no worker's compensation insurance or any health or accident insurance to cover Consultant or any of Consultant's employees. Axiom shall not pay any contribution to social security, unemployment insurance, state and federal income taxes.

ART. 7        CONFLICT OF INTEREST
Should there occur any conflict of interest, Consultant will advise Axiom thereof immediately and both Axiom and Consultant will then determine the appropriate approach to be followed.

ART. 8        LIABILITY
Axiom will indemnify and hold Consultant harmless from and against any and all liabilities incurred, brought or threatened to be brought or entered or enforced or conducted against Axiom or any of its Connected Persons which arise out of matters or transactions contemplated by or consequent upon Consultant or its engagement under the terms of this Agreement, except to the extent that those liabilities arise out of the willful default or gross negligence of Consultant, or, as the case may be, such connected persons. The Consultant shall not bind or commit Axiom to any third party agreements or arrangements or obligations without the explicit written consent of Axiom. The Consultant, if party to any Axiom agreement shall have the written signature of two (2) Officers or Directors at Axiom upon any such occasion or event or a written wavier from two(2) Officers or Directors at Axiom thereof.

ART. 9        CONFIDENTIALITY
Consultant shall not disclose or appropriate to his own use, or to the use of any third party, at any time during or subsequent to the term of this Agreement, any secret or confidential information of Axiom or any of Axiom's affiliates or subsidiaries of which Consultant becomes aware during such period. Upon termination of this Agreement, Consultant shall promptly deliver to Axiom all manuals, letters, notes, data and all other materials of a secret or confidential nature that are under the control of the Consultant.


ART. 10        NO ASSIGNMENT

This Agreement is between Axiom and Consultant and neither Axiom nor Consultant may sell, assign, transfer or hypothecate any rights or interests created under this Agreement or delegate any of their duties without the prior written consent of the other. Any such assignment or delegation of either party without such consent shall be void.

ART. 11       SEVERABILITY
If any provision of this Agreement is held to be unenforceable, invalid or illegal by any court of competent jurisdiction, or arbitration, such unenforceable, invalid or illegal provision shall not effect the remainder of this Agreement.

ART. 12       ENTIRE AGREEMENT
This Agreement represents the entire agreement between the parties. It may not be changed orally, but only in writing, signed by the party against whom enforcement of any waiver, charge, modification, extension or discharge is sought.

ART. 13       APPLICABLE LAWS
The validity of this Agreement and the interpretation and performance of all of its terms shall be governed by the laws of Barnstable County, the Commonwealth of Massachusetts, USA. The prevailing party in any legal action brought by one party against the other arising out of this Agreement shall be entitled, in addition to other rights and remedies it may have, to reimbursement for its expenses, including court costs and reasonable attorney's fees.


AGREED TO AND ACKNOWLEDGED:

"CONSULTANT"

/s/ Joseph T. Cunningham                         Date:  5/1/03
    ------------------------------                      ------
    Joseph T. Cunningham
    President, Amaroq Capital LLC




AXIOM PHARMACEUTICALS, INC.

/s/ Douglas Maclellan                            Date:  5/1/03
    ------------------------------                      ------
    Douglas Maclellan

                                                                    EXHIBIT 10.7



                          Corporate Consulting Services


This AGREEMENT shall be effective on this 27th day of June 2003 and is made between Woodbridge Management, Ltd ("Consultant") and Axiom Pharmaceuticals, Inc., a Nevada Corporation having offices at No. F.3004 Sankei Torch Bldg, 262A Shifu Road, Shenyang City, Liaoning Province ("Client").

1.0      PREMISES

         WHEREAS,   the  Consultant  has  expertise  in  the  area  of  business development, corporate strategy, joint ventures, mergers and acquisitions; and

         WHEREAS, having reviewed the Consultant's background and experience, the Client has made a determination as to the competency of Consultant to assist the Company with such matters;

         NOW  THEREFORE,  in  consideration  of  the  premises,   covenants  and
conditions contained in this AGREEMENT, and intending to be legally bound, the parties mutually agree as follows:

2.0      AUTHORITY AND RESPONSIBILITY OF CONSULTANT

2.1 Woodbridge will be the consultant of record and will perform the services listed in Section 2.2 below. No other individual will be substituted without the express written permission of the Client.

2.2      The Consultant will use his best efforts to assist with the following:

      a) Aiding in Client's corporate strategy and business planning, and arranging meetings when appropriate;

      b) Attending key meetings for Client for the purpose of business development;

      c) Providing assistance with regard to structuring of proposed mergers and acquisitions by Client;

      d) Liaising with Client's accountants and legal advisors when necessary to assist with Client's business development;

      e) All other services which the Consultant sees fit to render under this AGREEMENT; and

      f) Consultant shall not be responsible for any fundraising on behalf of Client, unless otherwise agreed to in writing by Consultant.

3.0      AUTHORITY AND DUTIES OF CLIENT.

3.1 Client shall provide Consultant with all necessary information about the company and will provide a representative to act as a liaison to the Consultant.

4.0      LEVEL OF EFFORT; TERM OF AGREEMENT

4.1      The term of this AGREEMENT is one year.

4.2 This AGREEMENT may be terminated by either party with 30 days written notice.

4.3 The Consultant will use his best efforts throughout the term of the AGREEMENT.

5.0      FEES AND TERMS OF SALE

5.1 At the time of the signing of this AGREEMENT, the Consultant shall receive 80,000 restricted shares of Common Stock of Axiom Pharmaceuticals, Inc.

5.2 In addition, the Consultant shall receive reimbursement for all reasonable out-of-pocket expenses incurred as a result of performing the services described in Section 2.

6.0      PROPRIETARY INFORMATION

6.1 The Consultant agrees to safeguard confidential information of Client and will not disclose or permit the use or disclosure of any such information, except as authorized in advance by Client in writing. The Consultant further agrees to surrender all confidential data to Client either on request, cancellation, or termination of this AGREEMENT and will not retain copies, notes, or memoranda of such data. The obligations specified in this section shall be deemed to survive the termination of this AGREEMENT.

7.0      RELATIONSHIP OF PARTIES

7.1 This AGREEMENT does not create an employer-employee or agent-servant relationship between the parties. At all times under this AGREEMENT the Consultant shall be considered an independent contractor.

7.2 Consultant shall not be responsible for any obligation or liability incurred or assumed by the Client or its employees, affiliates, representatives, agents, or subcontractors and the Client hereby indemnifies and holds Consultant harmless from any claim arising from the acts or omissions of such persons.


8.0      MODIFICATIONS; ENTIRE AGREEMENT

8.1 This writing contains the entire AGREEMENT of the parties. No representations were made or relied upon by any party other than those expressly set forth herein. No agent, employee, or representative of a party is empowered to alter or modify any of the terms in this AGREEMENT unless such modification is done in writing and signed by the signatories below, or other authorized representatives designated, in writing, by the respective parties.

9.0      SEVERABILITY

9.1 Any provision of this AGREEMENT that is invalid, illegal or unenforceable in any jurisdiction shall, as to that jurisdiction, be ineffective to the extent of such invalidity, illegality, or unenforceability, without affecting in any way the remaining provisions hereof in such jurisdiction or rendering that or any other provision of this AGREEMENT invalid, illegal, or unenforceable in any other jurisdiction.

10.0     WAIVERS

10.1 Any waiver by a party to any term or condition of this AGREEMENT by the other party shall not affect or impair the waiving party's right with respect to any subsequent act or omission of the same type, nor shall it be deemed to waive any other right under this AGREEMENT; nor shall any delay or omission of a party to exercise any right arising under this AGREEMENT affect or impair such party's rights as to the same or any future delay or omission; nor shall the failure of a party to this AGREEMENT to require or exact full and complete compliance with any one or more of the provisions of this AGREEMENT be construed as in any manner changing such provision or provisions.

11.0     AUTHORITY TO ACT

11.1 The parties hereto warrant and represent that they have the full power and authority to enter into this AGREEMENT and to consummate the transactions contemplated hereby and have been duly authorized to execute this AGREEMENT.

12.0     NOTICES

12.1 All notices, purchase orders, and other communications contemplated under this AGREEMENT shall be in writing and shall be either personally delivered, or transmitted by certified mail, facsimile transmission, wire, or other device reasonably calculated to effect delivery of documents within five (5) business days. Unless otherwise agreed to by all the parties, such notices, orders, and communications shall be sent, as appropriate, to the parties at the addresses noted below:

If to Consultant:

Woodbridge Management, Ltd.
Linda Veri - President
192 Blue Hill Road South
P.O. Box N-7101 Nassau, Bahamas

709-B West Rusk #580
Rockwall, Texas 75087

If to the Client:

Axiom Pharmaceuticals, Inc.
8324 Delgany Avenue
Playa Del Rey, CA 90293


13.0     CONROLLING LAW AND DISPUTE RESOLUTION

13.1 This AGREEMENT shall be interpreted, controlled, and enforced in accordance with the substantive laws of the State of New York.

13.2 Each party shall bear its own expenses in any litigation conducted under this section.

13.2 Any controversy or claim arising out of or relating to this AGREEMENT, or breach of this AGREEMENT is to be settled by arbitration in New York, NY in accordance with the Commercial Arbitration Rules of the American Arbitration Association, and judgment on the award rendered by the arbitrators may be entered in any court having jurisdiction. There must be three arbitrators, one to be chosen directly by each party at will and the third arbitrator to be selected by the two arbitrators so chosen. Each party will pay the fees of the arbitrator he or she selects and his or her own attorneys, and the expenses of his or her witnesses and all other expenses connected with presenting his or her case. Other costs of the arbitration, including the cost of any record or transcripts of the arbitration, administrative fees, the fee of the third arbitrator, and all other fees and costs, will be borne equally by the parties.

14.0     TERMINATION

14.1 This AGREEMENT shall be deemed terminated upon the occurrence of any one or more of the following events:

         (a) A party commits a breach of one or more material terms and conditions of this AGREEMENT and the nonbreaching party elects to terminate this AGREEMENT;

         (b) In the Opinion of the Client, the Consultant fails to put forth a satisfactory level of effort in performing the duties described in Section 2.0;

         (c) A party becomes insolvent, or subject to a petition in bankruptcy, or is placed under the control of a receiver, liquidator, or committee of creditors; or

         (d) Upon mutual consent of the parties.

14.2 Termination of this Agreement for any reason shall not effect the compensation to be paid to consultant pursuant to Section 5.

IN WITNESS WHEREFORE, the parties hereto have duly executed this Contract for Consulting Services.

Consultant



BY:       /s/ Charlie Smith
          ------------------------------
Printed Name: Charlie Smith
Title:        President
Date:         6/27/03

Axiom Pharmaceuticals, Inc.

BY:       /s/ Douglas MacLellan
          ------------------------------
Printed Name: Douglas MacLellan
Title:
Date:         6/27/03

                                                                    EXHIBIT 10.8

                              CONSULTING AGREEMENT


         This is an agreement dated and effective this 3rd day of April, 2003 by and between Madden Consulting, Inc (hereinafter referred to as The Company), and Axiom Pharmaceuticals, Inc. (OTCBB: AXIM), whose address is 8324 Delgany Avenue, Playa del Rey, CA 90293 (hereinafter referred to as The Client).


                                    RECITALS

         I. The Client desires to obtain consulting services from The Company as more particularly described herein ("Scope of Services and Manner of Performance").
         II. The Company is in the business of providing such consulting services and has agreed to provide the services on the services on the terms and conditions set forth in this agreement.
         Now, therefore, in consideration of the faithful performance of the obligations set forth herein and other good and valuable consideration the receipt and sufficiency of which are hereby acknowledged, The Company and The Client hereby agree as follows.


                                      TERMS

1. Scope of Services. The Company will perform financial consulting for and on behalf of The Client in relation to interactions with broker-dealers, shareholders and members of the public and will consult with and advise The Client on matters pertaining to corporate exposure/investor awareness, business modeling and development and the release of press materials, and can perform services including:
         A. Telephone marketing/advertising campaigns
         B. Internet marketing/advertising campaigns
         C. Road-show presentations
         D. Investor conference calls
         E. Media submissions

2. Manner of performance. It is intended that The Company will provide research on AXIM and distribute company materials to institutions, portfolio managers, broker-dealers, financial advisors and other persons whom The Company determines in its sole discretion, are capable of disseminating such information to the general public. The Company will also advice The Client concerning marketing and promotional matters relating to its business. The Company will act upon The Client's behalf in the investment community, with existing shareholders, and the public. It is expressly agreed and acknowledged that The Company will not be expected to provide investment advice or recommendations regarding AXIM to anyone. The Company will focus on contacting with information concerning AXIM. Additionally, The Company shall be available for advice and counsel to the officers and directors of AXIM at such reasonable and convenient times and places as may be mutually agreed upon. Except as aforesaid, the time, place and manner of performance of the services hereunder, including the amount of time allocated by The Company, shall be determined athe sole discretion of The Company.

3. Status of Consultant. The Company shall act as an independent Consultant and not as an agent or employee of The Client and The Company shall make no representation as an agent or employee of The Client. The Company shall furnish insurance and be responsible for all taxes as an independent Consultant. The Company shall have no authority to bind The Client or incur other obligations on behalf of the client. Likewise, The Client shall have no authority to bind on incur obligations on behalf of The Company.

4. Disclosure of Material Events. The Client agrees to promptly disclose to The Company those events/discoveries which are known and/or anticipated that may or conceivably may have an impact on the stock, business operations, future business, or public perception of AXIM, as this has material impact on the ability and effectiveness of The Company and service rendered. It shall be understood that excluded from this disclosure shall be information deemed to be non-public or "inside" information.

The Company that The Client considers to be secret, proprietary or non-public and so notifies The Company. The Company agrees to hold said information in confidence. Proprietary information shall be used by The Company only in connection with services rendered under this Agreement. Proprietary information shall not be deemed to include information that a) is in or becomes in the public domain without violation of this Agreement by The Client, or b) is rightfully received from a third entity having no obligation to The Client and without violation of this Agreement. In reciprocal, The Client agrees to hold confidential all trade secrets of and methods employed by The Company in fulfillment of services rendered.

6. Indemnification. The Client agrees to indemnify and hold harmless The Company against any losses, claims, damages, liabilities and/or expenses (including any legal or other expenses reasonably incurred in investigating or defending any action or claim in respect thereof) to which The Company may become subject, because of the actions of The Client or its agents. Likewise, The Company agrees to indemnify and hold harmless The Client against any losses, claims, damages, liabilities and/or expenses (including any legal or other expenses reasonably incurred in investigating or defending any action or claim in respect thereof) to which The Client may become subject, because of the actions of The Company or its agents. The Company is willing and capable of providing services on a "Best Efforts" basis. Payment by The Client to The Company is irrevocable and

7. Conflict of Interest. The Company shall be free to perform services for other persons. The Company will notify The Client of its performance of consulting services for any other Client that could conflict with its obligations under this agreement.

8. Term. Refer to Schedule A.

9. Payment. Refer to Schedule B.

10. Payment Instructions. Refer to Schedule C.

11. Severability. This agreement may be dissolved at any time at the express consent of both parties. In the event any part of this agreement shall be held to be invalid by any competent court or arbitration panel, this agreement shall be interpreted as if only that part is invalid and that the parties to this agreement will continue to execute the rest of this agreement to the best of their abilities unless both parties mutually consent to the dissolution of this agreement.

         This agreement shall be interpreted in accordance with the laws of the State of Washington. This agreement and attached schedules constitutes the entire contract of the parties with respect to the matters addressed herein and no modifications of this agreement shall be enforceable unless in writing signed by both The Company and The Client. This agreement is not assignable by either party without the consent of the other.
         In witness whereof The Company and The Client have caused this agreement to be executed on the date indicated in Schedule A.








                                   SCHEDULE A

Term of Commitment

The Company shall perform consulting services for The Client for 6 months, which shall begin upon execution, by all parties, of this agreement.

                                   SCHEDULE B

Payment

$10,000.000 USD- and 150,000 restricted shares of Axiom  Pharmaceutical  (OTCBB:
AXIM) with piggy-back registration rights at next registration.









                                   SCHEDULE C

Payment shall be made via wire or check sent to:

Madden Consulting, Inc.
37323 17 Ave S
Federal Way, WA 98003


         Wire instructions:  Omitted in Filing








Axiom Pharmaceutical, Inc.

Authorized person   /S/ Douglas MacLellan  Title VICE CHARMAN  Date 4-20-2003
                  -----------------------  ------------------       ---------
I hereby certify that I agree to the terms of the contact above and am authorized to enter into a binding contract.




Madden Consulting, Inc.

Authorized person   /s/ Tom Madden        Title                 Date
                  -----------------------        --------------      --------
I hereby certify that I agree to the terms of the contract above and am authorized to enter into a binding contract.

                                                                   EXHIBIT 10.9

GREAT EASTERN SECURITIES, INC.
------------------------------
2 Seaview Blvd.
Port Washington, NY 11050
1-866-258-5200
Tel: 516-484-5111
Fax: 516-484-5335
www.getrader.com



December 18, 2003



Mr. Peter Cunningham
President and CEO
Axm Pharma, Inc.
4695 Macarthur Court, 11th Floor
Newport Beach, California 92660

Dear Mr. Cunningham:

          This will confirm the arrangements, terms and conditions pursuant to which Great Eastern Securities Corporation ("Advisor") has been retained to serve as an investment banker to Axm Pharma, Inc.(the "Company") for a twelve
(12) month period, with a mutual extension clause for an additional twelve (12) months, commencing on the date hereof, subject to the termination provisions set forth in Paragraph 2 hereof. For good and valuable consideration, the sufficiency of which is hereby acknowledged, the undersigned hereby agree to the following terms and conditions:

         1. Duties of Advisor. Advisor shall, as more fully set forth below in this Paragraph 1, assist the Company in broker relations and distribution channels for the Company's stock, Advisor agrees to:

                  (a)      assist  the  Company  in  its   presentation  to  the
                           brokerage community and the introduction to security firms and brokers;

                  (b) assist the Company in identifying analysts in the brokerage community to initiate coverage on the Company;

                  (c) sponsor the Company to at least two small cap or investment conferences;

                  (d) coordinate a comprehensive Investor Relations campaign including featured profiles by several reputable groups, Internet advertising, lead generation, print advertising, among other activities;

                  (e) be available on request, on appropriate notice, to meet with the Company's Management and/or Board of Directors for quarterly management meetings; and

                  (f)      market intelligence


          The services described in Paragraph 1 may be rendered by Advisor without any direct supervision by the Company and at such time and place in such manner (whether by conference, telephone, letter or otherwise) as Advisor may reasonably determine.

         2. Term. The term of Advisor's engagement hereunder shall be for twelve (12) months and may be extended for an additional twelve (12) months upon mutual written consent, commencing on the date hereof (the "Term"). Notwithstanding the foregoing, however, this Agreement can be terminated by either party upon 45 days written notice.

          3.      Compensation and Expense Reimbursement.

                  (a)      $10,000.00   non-refundable   retainer  payable  upon
                           execution of this Agreement;

                  (b) 50,000 Warrants, expiring 5 years from the date of this Agreement, with piggy-back registration rights exercisable at 120% of the closing bid price on the date of execution of this Agreement; and

                   (c) 100,000 Restricted Shares that will vest in equal installments of 25,000 shares quarterly from the date of this Agreement

                           Company will be responsible for any expenses incurred in connection with this Agreement, i.e. road shows, travel, marketing materials to name a few and shall promptly reimburse Advisor for all reasonable out-of-pocket expenses incurred in connection with its engagement hereunder. All expenses incurred by Advisor on behalf of Company over $500 shall be borne by the Company only after it has authorized such expenses in writing.

         4. No Agency Authority. The Advisor shall not have and shall not hold itself out as having any authority to act as agent for the Company or bind it in any way.

          5.      Company's Responsibilities, Representations and Warranties.

                  In connection with Advisor's engagement, the Company will furnish Advisor with any information concerning the Company that Advisor deems reasonable and appropriate and will provide Advisor with access to the Company's officers, directors, accountants, counsel and other advisors. The Company represents and warrants to Advisor that all such information concerning the Company, does not and will not contain any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein not misleading in light of the circumstances under which such statements are made. The Company represents and warrants to Advisor that any financial projections or forecasts provided to Advisor are "forward looking statements" as that term is used in Section 21E of the Securities Exchange Commission Act of 1934 and represent the best currently available estimates by the management of the Company of the future financial performance by the Company (or its business) and are based upon reasonable assumptions. The Company acknowledges and agrees that Advisor will be using and relying upon such information supplied by the Company and its officers, agents and others and upon any other publicly available information concerning the Company without any independent investigation or verification thereof or independent appraisal by Advisor of the Company or its business or assets; and

         6. Available Time. Advisor shall make available such time as it, in its reasonable discretion, shall deem appropriate for the performance of its obligations under this Agreement.

         7. Relationship. Nothing herein shall constitute Advisor as an employee or agent of the Company, except to such extent as might hereinafter be agreed upon in writing for a particular purpose. Except as might hereinafter be expressly agreed, Advisor shall not have the authority to obligate or commit the Company in any manner whatsoever.

         8. Confidentiality Relating to this Agreement. Neither the Company nor Advisor shall disclose (except to its partners, accountants and attorneys), without specific consent from the other party, any information relating to this Agreement or any Transactions contemplated hereby, including without limitation, the existence of this Agreement.

         9. Assignment. This Agreement shall not be assignable by any party except to successors to all or substantially all of the business of either party for any reason whatsoever without the prior written consent of the other party, which consent may not be unreasonably withheld by the party whose consent is required.

         10. Amendment. This Agreement may not be amended or modified except in writing signed by both parties.

         11. Governing Law. This Agreement shall be deemed to have been made and delivered in New York, and this Agreement shall be governed as to validity, interpretation, construction, effect, and in all other respects by the internal laws of the State of New York.

          Advisor is delighted to accept this engagement and looks forward to working with you on this assignment. Please confirm that the foregoing correctly sets forth our agreement by signing this enclosed duplicate of this letter in the space provided and returning it, whereupon this letter shall constitute a binding agreement as of the date first above written.





                                            Very truly yours,

                                            GREAT EASTERN SECURITIES, INC.




                                            By: /s/ Jeffrey S. Ramson
                                                ---------------------
                                                    Jeffrey S. Ramson
                                                    CEO




AGREED AND ACCEPTED AS OF
THE DATE FIRST ABOVE WRITTEN:

AXM PHARMA, INC.




By: /s/ Peter Cunningham
    --------------------
    Peter Cunningham
    President and CEO

                                                                   EXHIBIT 10.10

                               ASTON ORGANIZATION
                    417 ORCHID AVE. CORONA DEL MAR, CA 92625
                        PH 800-715-9999 FAX 815-328-0698

February 2, 2004

Mr. Peter Cunningham
President and CEO
Axm Pharma, Inc.
4695 Macarthur Court, 11th Floor
Newport Beach, California 92660

Dear Mr. Cunningham:

         This will confirm the arrangements, terms and conditions pursuant to which Aston Organization ("Advisor") has been retained to serve as a consultant to Axm Pharma, Inc. (the "Company") for a twelve (12) month period, with a mutual extension clause for an additional twelve (12) months, commencing on the date hereof, subject to the term-ination provisions set forth in Paragraph 2 hereof. For good and valuable consideration, the sufficiency of which is hereby acknowledged, the undersigned, hereby agree to the following terms and conditions:

         1. Duties of Advisor. Advisor shall, as more fully set forth below in this Paragraph 1, assist the Company in broker relations. Advisor agrees to:

                  (a)      assist  the  Company  in  its   presentation  to  the
                           brokerage community and seek to introduce the Company to security firms and brokers;

                  (b) assist the Company in identifying analysts in the brokerage community to initiate coverage on the Company;

                  (c) coordinate a comprehensive Investor Relations campaign including featured profiles by several reputable groups lead generation, among other activities; and

                  (d) be available on request, on appropriate notice, to meet with the Company's Management and/or Board of Directors for quarterly management meetings.


         The services described in Paragraph 1 may be rendered by Advisor without any direct supervision by the Company and at such time and place in such manner (whether by conference, telephone, letter or otherwise) as Advisor may reasonably determine.

         2. Term. The term of Advisor's engagement hereunder shall be for twelve (12) months and may be extended for an additional twelve (12) months upon mutual written consent, commencing on the date hereof (the "Term"). Notwithstanding the foregoing, however, this Agreement can be terminated by either party upon 30 days written notice. The Company shall only deliver shares to Advisor that have vested.

         3.       Compensation and Expense Reimbursement.

                  200,000 Shares of AXM Pharma, Inc. restricted common stock with piggy-back registration rights at next registration, which rights shall inure to the benefit of Aston and its assignees or transferees issued to "Aston Organization" and delivered to Aston Organization. 20,000 shares shall vest and be issued immediately, The remaining 180,000 shares shall be issued immediately but shall vest in Aston Organization, or its designated assignees, ratably (15,000 shares per month) over the twelve (12) month period commencing thirty (30) days after the Effective Date and be delivered to Aston Organization promptly following the date on which they vest.

         4. No Agency Authority. The Advisor shall not have and shall not hold itself out as having any authority to act as agent for the Company or bind it in any way.

         5. All expenses incurred by Advisor on behalf of the Company shall be borne by Company after it has authorized such expenses in writing

         6. Responsibilities, Representations and Warranties.

                  (a) Company's Responsibilities, Representations and Warranties. In connection with Advisor's engagement, the Company will furnish Advisor with any information concerning the Company that Advisor deems reasonable and appropriate and will provide Advisor with access to the Company's officers, directors, accountants, counsel and other advisors. The Company represents and warrants to Advisor that all such information concerning the Company, does not and will not contain any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein not misleading in light of the circumstances under which such statements are made. The Company represents and warrants to Advisor that any financial projections or forecasts provided to Advisor are "forward looking statements" as that term is used in Section 21E of the Securities Exchange Commission Act of 1934 and represent the best currently available estimates by the management of the Company of the future financial performance by the Company (or its business) and are based upon reasonable assumption. The Company acknowledges and agrees that Advisor will be using and relying upon such information supplied by the Company and its officers, agent and others and upon any other publicly available information concerning the Company without any independent investigation or verification thereof or independent appraisal by Advisor of the Company or its business or assets.

                  (b) Advisor's Responsibilities, Representations and Warranties. Advisor agrees that it will only communicate regarding the Company to licensed brokerage professionals and will not engage in any solicitation of the public with regard to the Company or its securities. Notwithstanding the foregoing, Advisor may provide approved information regarding the Company (i) in response to unsolicited inquiries by the Company's shareholders; (ii) to valid trade and industry publications, newspapers and periodicals; and (iii) otherwise engage in communications which are normal and customary for an investor relations firm and which do not involve solicitation of investors in connection with its role as an investor relations firm for the Company.
                           Advisor further agrees that it will only disclose information specifically provided to it by the Company for dissemination and will keep confidential any information marked as such by the Company. Advisor agrees that it will not make any undisclosed payments to brokers or others and will generally act within the letter and the spirit of U.S. securities laws, rules and regulations at all times.

                           Advisor shall provide a detailed written report regarding its activities to the Company on a quarterly basis. Such written report shall contain a written affirmation from the Advisor that it is in compliance with the terms of this Agreement on the date of such report.

         6. Available Time. Advisor shall make available such time as it, in its reasonable discretion, shall deem appropriate for the performance of its obligations under this Agreement.

         7. Relationship. Nothing herein shall constitute Advisor as an employee or agent of the Company, except to such extent as might hereinafter be agreed upon in writing for a particular purpose. Except as might hereinafter be expressly agreed, Advisor shall not have the authority to obligate or commit the Company in any manner whatsoever.

         8. Confidentiality Relating to this Agreement. Neither the Company nor Advisor shall disclose,except to its partners, accountants and attorneys or as required by applicable law, rule or regulation (including but not limited to periodic and other reports required by the Securities Exchange Act of 1934, as amended and the Securities Act of 1933, as amended, without specific consent from the other party, any information relating to the Agreement or any Transactions contemplated hereby, including without limitation, the existence of this Agreement.

         9. Assignment. This Agreement shall not be assignable by any party except to successors to all or substantially all of the business of either party for any reason whatsoever without the prior written consent of the other party, which consent may not be unreasonably withheld by the party whose consent is required.

         10. Amendment. This Agreement may not be amended or modified except in writing signed by both parties.

         11. Governing Law. This Agreement shall be deemed to have been made and delivered in California State and this Agreement shall be governed as to validity, interpretation, construction, effect, and in all other respects by the internal laws of the State of California.

         Advisor is delighted to accept this engagement and looks forward to working with you on this assignment. Please confirm that the foregoing correctly sets forth our agreement by signing this enclosed duplicate of this letter in the space provided and returning it, whereupon this letter shall constitute a binding agreement as of the date first above written.

                                                     Very Truly Yours,

                                                     Aston Organization


                                                     By: /s/ Thomas C. Ronk
                                                         ------------------
                                                             Thomas C Ronk
                                                             President

AGREED AND ACCEPTED AS OF
THE DATE FIRST ABOVE WRITTEN:

AXM PHARMA, INC.
----------------


By: /s/ Peter Cunningham
    --------------------
        Peter Cunningham
        President and CEO

                                                                    EXHIBIT 23.1


                              MALONE & BAILEY, PLLC
                          Certified Public Accountants
                2925 Briar Park, Suite 930, Houston, Texas 77042
        713-266-0530 Fax: 713-266-1815 - E-mail: carlos@malone-bailey.com




                     CONSENT OF CERTIFIED PUBLIC ACCOUNTANTS

We consent to the use of our report dated March 11, 2004 (except for Note 11, which is as of March 24 2004), on the consolidated financial statements of AXM Pharma, Inc. as of December 31, 2003, and the related statements of operations, stockholders' equity, and cash flows for each of the two years then ended, and the inclusion of our name under the heading "Experts" in the Form SB-2 Registration Statement filed with the Securities and Exchange Commission.



"Malone & Bailey, PLLC"


/s/  Malone & Bailey, PLLC
--------------------------
     Malone & Bailey, PLLC
Houston, Texas


June 30, 2004

                                                                    EXHIBIT 99.1

                                AXM PHARMA, INC.

                                LOCK-UP AGREEMENT

                               September 12, 2003



Board of Directors
AXM Pharma, Inc.
4695 Macarthur Court, 11th Floor
Newport Beach, CA 92660

Ladies and Gentlemen:

         The undersigned is the beneficial owner of common shares of beneficial interest, $.001 par value per share ("Common Shares"), of AXM Pharma, Inc. (the "Company"). The undersigned understands that the Company proposes to issue 1,750,000 shares (the "Shares") of the Company's Series A Preferred Stock, $.001 par value per share (the "Preferred Stock"), and 1,750,000 Common Stock Purchase Warrants, placed by TN Capital Equities (the "Placement Agent") to certain purchasers (the "Purchasers") pursuant to that certain Placement Agency Agreement dated July 8, 2003, and in accordance with the terms of that certain Securities Purchase Agreement, dated as of September 12, 2003 (the "Purchase Agreement"). Capitalized terms used in this letter agreement but not otherwise defined herein shall have the meanings ascribed to such terms in the Purchase Agreement.

         In order to induce the Company, the Placement Agent and the Purchasers to proceed with the issuance of the Shares, the undersigned hereby agrees, for the benefit of the Company, the Placement Agent and the Purchasers, that should the issuance of the Shares be effected, not to sell, in each calendar month during the one-year period beginning on the Closing Date, more than 1/12 of the aggregate number of Common Shares owned by the undersigned on the date hereof or hereafter acquired by the undersigned, during the one-year period beginning on the Closing Date; provided, however, that the number of such Common Shares that can be sold shall be cumulative and shall begin to accumulate on the day following the Closing Date; and, provided further that the number of such Common Shares that may be sold in any calendar month shall increase to 1/6 of such aggregate number of Common Shares in the event that the average daily trading volume in the Company's Common Stock is equal to or greater than 200,000 shares per day in the previous 20 trading days.

         Furthermore, the undersigned hereby agrees and consents to the entry of stop transfer instructions with the Company's transfer agent against the transfer of the Common Shares held by the undersigned except in compliance with this agreement.

                                          Very truly yours,


                                          --------------------------------
                                          Name:
                                                --------------------------
                                          Address:
                                                   -----------------------

                                                   -----------------------

Accepted as of the date
first set forth above:


AXM PHARMA, INC.



By:
     ------------------------------
 Name:
Title:










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